Registration No. 33-89510
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------


                         POST EFFECTIVE AMENDMENT NO. 12

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            The Equitable Life Assurance Society of the United States
             (Exact name of registrant as specified in its charter)
        ---------------------------------------------------------

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
    ------------------------------------------------------------------------


                                 ROBIN WAGNER
                            VICE PRESIDENT AND COUNSEL


           The Equitable Life Assurance Society of the United States
              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
       ------------------------------------------------------------------



                  Please send copies of all communications to:

                            PETER E. PANARITES, ESQ.
                                 Foley & Lardner
                               Washington Harbour
                            3000 K Street, Northwest
                             Washington, D.C. 20007

EQUI-VEST(R)
Employer-Sponsored Retirement Programs



PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R)?

EQUI-VEST(R) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and our guaranteed interest option or in our fixed maturity options ("investment options"). Each of these contracts may not currently be available in all states.


--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond              o EQ/High Yield
o EQ/Alliance Intermediate Government    o EQ/J.P. Morgan Core Bond
  Securities                             o EQ/Money Market
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
 Domestic stocks
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care            o EQ/Calvert Socially Responsible
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian Research
  Equity                                 o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/Janus Large Cap Growth
o AXA Premier VIP Technology             o EQ/Lazard Small Cap Value
o EQ/Aggressive Stock                    o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/MFS Emerging Growth Companies
o EQ/Alliance Premier Growth             o EQ/MFS Investors Trust
o EQ/Alliance Small Cap Growth           o EQ/Putnam Growth & Income Value
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Bernstein Diversified Value         o EQ/Small Company Index
--------------------------------------------------------------------------------
 International stocks
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity   o EQ/Emerging Markets Equity
o EQ/Alliance International              o EQ/Putnam International Equity
o EQ/Capital Guardian International
--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o EQ/Balanced
--------------------------------------------------------------------------------



You allocate amounts to the variable investment options, under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of either Class IA or IB/B shares of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date. Fixed maturity options may not be available in your state. Check with your financial professional regarding availability.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


TYPES OF CONTRACTS. We offer different "series" of contracts for use as:

Employer funded traditional Individual retirement annuities ("IRAs"):
o A simplified employee pension plan ("SEP") sponsored by an employer.
o SEPs funded by salary reduction arrangements ("SARSEPs") for plans established by employers before January 1, 1997. Although we still issue these contracts to employees whose employer's plans enrolled on this basis, plans of this type are no longer available under EQUI-VEST(R) to new employer groups without existing plans.
o SIMPLE IRAs funded by employee salary reduction and employer contributions.

Other employer-sponsored contracts:
o Trusteed contracts to fund defined contribution "HR-10" or "Keogh" plans of employers who are sole proprietorships, partnerships, or business trusts, or plans of corporations including non-profit organizations and states or local governmental entities.
o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity (basic "TSA") for public schools and nonprofit entities under Internal Revenue Code Section 501(c)(3).
o A TSA annuity issued to participants of TSA plans generally sponsored by universities ("University TSA") that prohibits loans and has restrictions not included in a basic TSA.

o To fund Internal Revenue Code Section 457 employee deferred compensation ("EDC") plans of state and municipal governments and tax-exempt organizations.

o Annuitant-Owned contracts to fund defined contribution HR-10 or Keogh plans.

Minimum contribution amounts of $20 may be made under the contract.


The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X00473

Contents of this prospectus
--------------------------------------------------------------------


EQUI-VEST(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       6
How to reach us                                                              7
EQUI-VEST(R) employer-sponsored retirement programs
     at a glance -- key features                                             9

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------

Example: EQUI-VEST(R) series 300                                            13
Example: EQUI-VEST(R) series 100 and 200 contracts                          15

Condensed financial information                                             16

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        17
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19
Selecting your investment method                                            24
ERISA considerations for employers                                          25
Allocating your contributions                                               25
Your right to cancel within a certain number of days                        25

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the guaranteed interest option                     26
Your contract's value in the fixed maturity options                         26

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Automatic transfer options                                                  27
Investment simplifier                                                       27
Rebalancing your account value                                              28


----------------
"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     29
--------------------------------------------------------------------------------
Withdrawing your account value                                              29
How withdrawals are taken from your account value                           30
Loans under TSA, governmental EDC and Corporate
     Trusteed contracts                                                     30
Termination                                                                 30
Texas ORP participants                                                      30
When to expect payments                                                     30
Your annuity payout options                                                 31

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     33
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         33
Charges under the contracts                                                 33
For all contract series                                                     37
Charges that the Trusts deduct                                              37
Group or sponsored arrangements                                             37
Other distribution arrangements                                             38

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 39
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     39
How death benefit payment is made                                           39
Beneficiary continuation option                                             39

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          41
--------------------------------------------------------------------------------
Tax information and ERISA matters                                           41
Buying a contract to fund a retirement arrangement                          41
Special rules for tax-favored retirement programs                           41
Additional "Saver's Credit" for salary reduction contributions to
     certain plans or a traditional IRA or Roth IRA                         41
Qualified plans                                                             42
Tax-sheltered annuity arrangements (TSAs)                                   42
Distributions from Qualified Plans and TSAs                                 43
Simplified Employee Pensions (SEPs)                                         45
SIMPLE IRAs (Savings Incentive Match Plan)                                  46
Public and tax-exempt organization employee
     deferred compensation plans (EDC Plans)                                46
Loans from governmental EDC plans                                           48
Traditional Individual Retirement Annuities
     (Traditional IRAs)                                                     48
ERISA matters                                                               54
Certain rules applicable to plans designed
     to comply with Section 404(c) of ERISA                                 55
Federal and state income tax withholding and
     information reporting                                                  55
Federal income tax withholding on periodic annuity payments                 55
Federal income tax withholding on non-periodic annuity
     payments (withdrawals)                                                 55
Mandatory withholding from TSA, governmental EDC
     and qualified plan distributions                                       55
Impact of taxes to Equitable Life                                           56

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         57
--------------------------------------------------------------------------------
About our Separate Account A                                                57
About the Trusts                                                            57
About our fixed maturity options                                            57
About the general account                                                   58
About other methods of payment                                              58
Dates and prices at which contract events occur                             59
About your voting rights                                                    59
About legal proceedings                                                     60
About our independent accountants                                           60
Financial statements                                                        60
Transfers of ownership, collateral assignments,
     loans, and borrowing                                                   60
Funding changes                                                             60
Distribution of the contracts                                               60

--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   61
--------------------------------------------------------------------------------
Communicating performance data                                              64

--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS
    BY REFERENCE                                                            65
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I -- Condensed financial information                                       A-1
II -- Market value adjustment example                                      B-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
    TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.


                                   Page                                     Page
   account value                     26    IRA                             cover
   annuitant                         25    investment options                 19
   annuity payout options            31    market timing                      27
   Annuitant-Owned HR-10          cover    nonelective contribution           46
   beneficiary                       39    portfolio                       cover
   business day                      59    processing office                   7
   cash value                        26    Required Beginning Date            54
   contract date                     10    SAI                             cover
   contract date anniversary         10    SEC                             cover
   contract year                     10    Salary reduction contributions     41
   contributions                     17    SARSEP                          cover
   disruptive transfer activity      27    SEP                             cover
   DOL                               42    SIMPLE IRA                      cover
   EDC                            cover    TOPS                                7
   EQAccess                           7    Trusteed contracts              cover
   ERISA                             25    TSA                             cover
   elective deferral contributions   42    Trusts                          cover
   fixed maturity amount             23    unit                               26
   fixed maturity option             23    unit investment trust              57
   guaranteed interest option        23    variable investment options        19


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


--------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value
--------------------------------------------------------------------------------



4 Index of key words and phrases

In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss four series of contracts. Once you have purchased a contract you can identify the EQUI-VEST(R) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:


     ---------------------------------------------------------------------------------------------------------------
     TSA, SEP, SARSEP, EDC, Annuitant-Owned HR-10 and Trusteed contracts.   series 100
                                                                            This series is no longer available for
                                                                            new purchasers except in NY and NJ
                                                                            (TSA, EDC and Trusteed), and for TSA in
                                                                            Oregon.
     ---------------------------------------------------------------------------------------------------------------
     TSA, EDC, Annuitant-Owned HR-10, Trusteed, SEP and SARSEP contracts.   series 200
                                                                            This series is available for new
                                                                            purchasers of TSA, EDC and Annuitant-
                                                                            Owned HR-10 contracts in all states
                                                                            except in NY, NJ, and for TSA, in
                                                                            Oregon. Also available for SEP and
                                                                            SARSEP contracts in MD, OR and WA.
     ---------------------------------------------------------------------------------------------------------------
     SEP and SARSEP contracts in all states except in MD, OR and WA.        series 300
     ---------------------------------------------------------------------------------------------------------------
     SIMPLE IRA contracts in all approved states.                           series 400
     ---------------------------------------------------------------------------------------------------------------


                                               Index of key words and phrases  5

Who is Equitable Life?

--------------------------------------------------------------------------------
We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



6  Who is Equitable Life?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, NJ 07188-0463

--------------------------------------------------------------------------------
 FOR TSA, GOVERNMENTAL EDC AND CORPORATE TRUSTEED
 LOAN REPAYMENTS
 SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
Loan Repayment
EQUI-VEST(R) Lockbox
P.O. Box 13496
Newark, NJ 07188-0496

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard
3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
200 Plaza Drive
2nd Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;


o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option;

o elect the investment simplifier (not available through EQAccess);


o change your TOPS personal identification number ("PIN") (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll-free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http:// www.AXAonline.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or wilful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).



                                                       Who is Equitable Life?  7

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.

--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) election of the automatic investment program (not applicable to all contracts);

(2) election of the investment simplifier;


(3) election of the automatic deposit service;


(4) election of the rebalancing program;


(5) election of required minimum distribution automatic withdrawal option;

(6) election of beneficiary continuation option (TSA contracts only);

(7) transfer/rollover of assets to another carrier;

(8) request for a loan (ERISA and non-ERISA TSA, governmental EDC (subject to state availability) and Corporate Trusteed contracts);

(9) tax withholding election; and

(10) contract surrender and withdrawal requests.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers among investment options; and

(4) change of ownership (when applicable).


TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) investment simplifier;

(3) rebalancing program;

(4) systematic withdrawals; and

(5) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. For TSA, SEP, and SIMPLE IRA contracts we need the annuitant's signature and in some cases the Plan Administrator's signature if the Plan requires it.


8  Who is Equitable Life?

EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Professional           EQUI-VEST(R)'s variable investment options invest in different portfolios managed by professional investment
investment             advisers.
management
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed             o Principal and interest guarantees
interest option        o Interest rates set periodically
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity         o 10 (7 in Oregon) fixed maturity options with maturities ranging from approximately 1 to 10
options                  years (1 to 7 in Oregon).
                       o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                       -------------------------------------------------------------------------------------------------------------
                       If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
                       -------------------------------------------------------------------------------------------------------------
                       Only available for contracts in states where approved.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages         o On earnings inside                   No tax until you make withdrawals from your contract or receive
                         the contract                         annuity payments.
                       o On transfers inside                  No tax on transfers among investment options.
                         the contract
                       -------------------------------------------------------------------------------------------------------------
                       Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), or to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this prospectus.)
------------------------------------------------------------------------------------------------------------------------------------
Minimum contribution   o $20 each contribution
amounts                o A maximum contribution limitation of $1.5 million generally applies.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Contract surrender
                       Withdrawals are subject to the terms of the plan and may be limited. You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
------------------------------------------------------------------------------------------------------------------------------------
Payout options         o Fixed annuity payout options
                       o Variable annuity payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Dollar cost averaging by automatic transfers
                       -- Interest sweep option
                       -- Fixed dollar option
                       o Automatic investment program (not applicable to all contracts)
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o No charge on transfers among investment options
                       o Waiver of withdrawal charge under certain circumstances
                       o Minimum death benefit
------------------------------------------------------------------------------------------------------------------------------------


                             EQUI-VEST(R) employer-sponsored retirement programs
                                                   at a glance -- key features 9

------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at annual rates determined by contract series:
                         series 100 -- 1.34%; two options at 1.49%.
                         series 200 -- 1.34%; two options at 1.40%, currently (maximum of 1.49%).
                         series 300 and 400: 1.35% (maximum of 2.00% for series 400).

                       o Annual administrative charge*:
                         series 100 and 200: $30 or 2% of the account value plus any amounts previously withdrawn during the contract year, if less.
                         series 300 and 400: $30 ($65 maximum) during the first two contract years or 2% of the account value plus any amounts previously withdrawn during the contract year, if less; $30 thereafter.
                         * For individuals who own multiple contracts with combined account values over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this prospectus.

                       o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract)
                         or exchange (if your contract is exchanged for a contract issued by another insurance company):
                         series 100 and 200: none
                         series 300 and 400: $25 current per occurrence ($65 maximum).

                       o No sales charge deducted at the time you make contributions.

                       o Withdrawal charge:
                         -- series 300, 400, and Trusteed contracts under series 100 and 200: We deduct a charge equal to 6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years.

                         All SEP, SARSEP, TSA, EDC and Annuitant-owned HR-10 contracts under series 100 and 200: 6% of amount withdrawn, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

                         There is no charge in any contract year in which the amount withdrawn does not exceed 10% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this prospectus.

                       -------------------------------------------------------------------------------------------------------------
                        The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       -------------------------------------------------------------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to a Variable Immediate Annuity payout option.

                       o Annual expenses of the Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually, other expenses, and for Class IB/B shares 12b-1 fees of 0.25% annually.
------------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY, OR MAY BE IMPOSED BY EMPLOYERS UNDER THEIR PLANS. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different than those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features

Fee table


--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions, or amounts with-
drawn, depending on the contract and series (deducted if you surrender your
contract or make certain withdrawals)(1)                                        6.00%

Charge if you elect a Variable Immediate Annuity payout option                  $350

Charge for third-party transfer or exchange                                     Series 100 and 200: none
                                                                                Series 300 and 400: $65 maximum for each occurrence;
                                                                                currently $25 for each occurrence.

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.



------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
                                             EQ/Alliance Common Stock           All Other
                                              EQ/Money Market Options    Variable Investment Options
                                          ----------------------------  -----------------------------
                                          series 100     series 200     series 100     series 200     series 300     series 400
                                          -------------  -------------  -------------  -------------  -------------  -------------
Maximum mortality and expense risk(2)     0.65%          1.24%          0.50%          1.09%          1.10%          1.75%
                                                         (currently                                                  (currently
                                                         1.15%)                                                      1.10%)
Maximum other expenses(3)                 0.84%          0.25%          0.84%           0.25%         0.25%          0.25%
                                                                                                      (currently     (currently
                                                                                                      0.24%)(5)      0.24%)(5)
                                          -------------  -------------  -------------  -------------  -------------  -------------
Maximum total Separate Account Annual     1.49%          1.49%          1.34%          1.34%          1.35%          2.00%
expenses(4)                               =============  =============  =============  =============  =============  =============
                                                         (currently                                   (currently     (currently
                                                         1.40%)                                       1.34%)         1.34%)
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Annual administrative charge(6)
  For Series 300 and 400:                                                                  $65 maximum ($30 current)

                                                                                           The lesser of $30 or 2% of your account
                                                                                           value, plus any prior withdrawal during
  For Series 100 and 200:                                                                  the contract year.
------------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the invest- ment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


                                                                    Fee table 11

------------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted              Lowest        Highest
from portfolio assets including management fees, 12b-1 fees, service fees, and/or           ------        -------
other expenses)(7)                                                                          0.32%         3.77%

Notes:

(1) Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see "Withdrawal charges" in "Charges and expenses" later in this prospectus.
(2) A portion of this charge is for providing the death benefit.
(3) For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contract.

(4) For series 100 and 200 contracts, the total Separate Account A annual expenses and total annual expenses of the Trusts' fees when added together are not permitted to exceed 1.75% for the EQ/Aggressive Stock, EQ/Balanced, EQ/Alliance Common Stock and EQ/Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment options plus the Trust's annual expenses for 2002 would have been 1.89% for the EQ/Money Market option; 2.00% for the EQ/Alliance Common Stock option; 2.01% for the EQ/Aggressive Stock option; and 1.99% for the EQ/Balanced option.

(5) For all variable investment options other than EQ/Money Market, EQ/Alliance Common Stock and EQ/Aggressive Stock.
(6) For series 300 and 400 contracts, during the first two contract years, this charge, if it applies, is equal to the lesser of $30 or 2% of your account value plus any amount previously withdrawn during the contract year. Thereafter, the charge is $30 for each contract year. Some series 100 and 200 contracts are exempt from this charge.

(7) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commis sions each EQ Advisors Trust portfolio and each AXA VIP Trust Portfolio pays is used to reduce the portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:



   -----------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   portfolio assets including management               Lowest        Highest
   fees, 12b-1 fees, service fees, and/or other        ------        -------
   expenses) after expense cap                         0.32%         1.85%
   -----------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   portfolio assets including management
   fees, 12b-1 fees, service fees, and/or other
   expenses) after expense cap and after a             0.32%         1.82%
   portion of the brokerage commissions that
   the portfolio pays is used to reduce the
   portfolio's expenses.
   -----------------------------------------------------------------------------


12 Fee table

EXAMPLE: EQUI-VEST(R) SERIES 300

This example is intended to help you compare the cost of investing in each type of Series 300 contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.


The example below shows the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.84 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:



          1 year       3 years        5 years        10 years
Lowest    $  739.56    $1,157.90      $1,571.86      $2,108.17
Highest   $1,082.02    $2,158.84      $3,226.11      $5,336.61



If you annuitize at the end of the applicable time period:



          1 year       3 years      5 years        10 years
Lowest    $ 532.41     $  914.80    $1,321.86      $2,458.17
Highest   $ 894.41     $1,976.00    $3,048.00      $5,686.61



If you do not surrender your contract at the end of the applicable time period:




          1 year       3 years      5 years      10 years
Lowest    $ 182.41     $  564.80    $  971.86    $2,108.17
Highest   $ 544.41     $1,626.00    $2,698.00    $5,336.61


                                                                    Fee table 13

EXAMPLE: EQUI-VEST(R) SERIES 400

This example is intended to help you compare the cost of investing in each type of Series 400 contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.


The example below shows the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.84 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:



          1 year       3 years        5 years        10 years
Lowest    $  804.08    $1,352.17      $1,917.15      $2,806.95
Highest   $1,146.54    $2,339.19      $3,505.14      $5,824.86



If you annuitize at the end of the applicable time period:



          1 year       3 years        5 years        10 years
Lowest    $ 600.62     $1,120.75      $1,667.15      $3,156.95
Highest   $ 962.62     $2,167.23      $3,344.87      $6,174.86



If you do not surrender your contract at the end of the applicable time period:




          1 year       3 years      5 years        10 years
Lowest    $ 250.62     $  770.75    $1,317.15      $2,806.95
Highest   $ 612.62     $1,817.23    $2,994.87      $5,824.86






14 Fee table

EXAMPLES: EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS

This example is intended to help you compare the cost of investing in each type of Series 100 and 200 contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.84 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.


The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal or surrender of amounts from a fixed maturity option.


This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


FOR SEP, SARSEP, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS:

If you surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $  800.48    $1,220.81      $1,598.17      $2,466.53
Highest   $1,140.76    $2,215.26      $3,221.76      $5,587.35

FOR TSA AND UNIVERSITY TSA CONTRACTS:*

If you surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $  738.57    $1,154.89      $1,598.17      $2,466.53
Highest   $1,081.02    $2,156.04      $3,221.76      $5,587.35

FOR ALL SERIES 200 TRUSTEED CONTRACTS:

If you surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $  738.57    $1,154.89      $1,566.47      $2,097.05
Highest   $1,081.02    $2,156.04      $3,221.76      $5,328.83

FOR ALL SERIES 100 AND 200 CONTRACTS:

If you annuitize at the end of the applicable time period:

          1 year       3 years      5 years        10 years
Lowest    $ 531.36     $  911.61    $1,316.47      $2,447.05
Highest   $ 893.36     $1,973.04    $3,043.36      $5,678.83

If you do not surrender your contract at the end of the applicable time period:


          1 year       3 years      5 years      10 years
Lowest    $ 181.36     $  561.61    $  966.47    $2,097.05
Highest   $ 543.36     $1,623.04    $2,693.36    $5,328.83

* This surrender charge schedule applies to EDC contracts issued in certain states.

                                                                    Fee table 15

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2002.



16 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------
HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $20 for each type and series of contract purchased. If the total annual contributions to a TSA will be at least $200 annually, we may accept contributions of less than $20. The minimum contribution amount under our automatic investment program is $20 ($50 for series 300). We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract.



------------------------------------------------------------------------------------------------------------------------------------
 Contract type    Source of contributions                                Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
SEP              o Employer.                                             o Annual employer contributions up to the lesser of $40,000
                 o Eligible rollover distributions from other              or 25% of employee compensation.
                   traditional IRAs, 403(b) plans, qualified plans and   o Limits on contributions after age 70 1/2.
                   governmental EDC plans.
------------------------------------------------------------------------------------------------------------------------------------
SARSEP           o Employer remitted employee salary reduction and/or    o Annual employer contributions up to the lesser of $40,000
                   non-elective employer contributions (pre 1997 plans     or 25% of employee compensation.
                   only).                                                o Maximum salary reduction contribution is $12,000 for
                 o Additional "catch-up" contributions.                    2003.
                 o Eligible rollover distributions from other            o If plan permits, an individual at least age 50 at any
                   traditional IRAs, 403(b) plans, qualified plans and     time during 2003 can make up to $2,000 additional salary
                   governmental EDC plans.                                 reduction "catch-up" contributions.
                                                                         o Limits on contributions after age 70 1/2.
------------------------------------------------------------------------------------------------------------------------------------
SIMPLE IRA       o Employee salary reduction; employer match.            o Salary reduction contributions up to $8,000 for 2003;
                 o Additional "catch-up" contributions.                    employer matching contributions up to 3% of employee
                 o Rollover distributions or direct transfer               compensation.
                   distributions from other SIMPLE IRAs.                 o If plan permits, an individual at least age 50 at any
                                                                           time during 2003 can make up to $1,000 additional salary
                                                                           reduction "catch-up" contributions.
                                                                         o Limits on contributions after age 70 1/2.
------------------------------------------------------------------------------------------------------------------------------------
Unincorporated   o Employer, including for self employed.                o For 2003, maximum amount of employer and employee
and Corporate    o Salary reduction 401(k) if plan permits.                contributions is generally the lesser of $40,000 or 100%
Trusteed         o Additional "catch-up" contributions.                    of compensation, with maximum salary reduction
                 o Eligible rollover distributions from other qualified    contribution of $12,000.
                   plans, 403(b) plans, governmental EDC plans and       o If employer's plan permits, an individual at least age 50
                   traditional IRAs, if permitted by the plan.             at any time during 2003 can make up to $2,000 additional
                                                                           salary reduction "catch-up" contributions.
------------------------------------------------------------------------------------------------------------------------------------
TSA and          o Employer remitted employee salary reduction and/or    o For 2003 maximum amount of employer and employee
University TSA     various types of employer contributions.                contributions is generally the lesser of $40,000 or 100%
                 o Additional "catch-up" contributions.                    of compensation, with maximum salary reduction
                 o Direct transfers from another contract or arrangement   contribution of $12,000.
                   under Section 403(b) of the Internal Revenue Code,    o If employer's plan permits, an individual at least age 50
                   complying with IRS Revenue Ruling 90-24.                at any time during 2003 can make up to $2,000 additional
                 o Eligible rollover distributions from other 403(b)       salary reduction "catch-up" contributions.
                   plans, qualified plans, governmental EDC plans and    o Rollover or direct transfer contributions after age
                   traditional IRAs, if permitted by the plan.             70 1/2 must be net of required minimum distributions.
                                                                         o Different sources of contributions and earnings may be
                                                                           subject to withdrawal restrictions.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
 Contract type    Source of contributions                                Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
EDC              o Employer remitted employee salary reduction and/or    o Contributions subject to plan limits. Maximum
                   employer contributions.                                 contribution for 2003 is lesser of $12,000 or 100% of
                 o For governmental EDC plans only, additional "age 50     includible compensation.
                   catch-up" contributions.                              o If plan permits, an individual may make catch-up
                 o For governmental EDC plans only and only if plan        contributions for 3 years of service preceding plan
                   permits, eligible rollover distributions from other     retirement age, 2003 maximum is $24,000.
                   governmental EDC plans, 403(b) plans, qualified       o If governmental EDC plan permits, an individual at least
                   plans and traditional IRAs.                             age 50 at any time during 2003 can make up to $2,000
                                                                           additional salary reduction "catch-up" contributions.
                                                                           must be coordinated with the "catch-up"
                                                                           contributions for 3 years of service preceding plan
                                                                           retirement age.
------------------------------------------------------------------------------------------------------------------------------------


IRA FUNDING. The contracts we issue to fund SEP, SARSEP and SIMPLE IRA programs are individual retirement annuities, or "IRAs." Internal Revenue Service ("IRS") rules for traditional IRA also generally apply to those programs.

                               ----------------
See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.




18 Contract features and benefits

CONTRIBUTIONS TO SARSEP, CORPORATE TRUSTEED AND CERTAIN HR-10 CONTRACTS

We no longer offer the EQUI-VEST(R) contracts under SARSEP, Corporate Trusteed and Annuitant-Owned HR-10 plans, except as noted below:

o If you established a SARSEP before 1997, you may continue to make contributions for existing and new employees under salary reduction arrangements. We will issue a contract to each participating employee for whom a contract has not previously been issued.

o If you are an incorporated employer and already have a retirement plan funded by the EQUI-VEST(R) contracts, we will enroll new employees under your contract and accept contributions for existing employees.


o If you established an HR-10 plan where EQUI-VEST(R) contracts are owned by the annuitant, rather than by a trustee, we will offer Annuitant-Owned HR-10 contracts to new employees and continue to accept contributions for all participating employees.

o If your retirement plan is qualified under section 401(a) of the Internal Revenue Code and is sponsored by a state or local governmental entity.


OWNER AND ANNUITANT REQUIREMENTS

For the following employer-funded programs, the employee must be the owner and the annuitant on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA and Annuitant HR-10.

The trustee under Trusteed HR-10 corporate retirement and governmental plans is the owner of the contract. In each case, the employee is the annuitant. We do not act as trustee for these plans. Only Trusteed contracts may be sold in Puerto Rico and the tax aspects that apply to such contracts may differ from those described in this prospectus.

Under EDC contracts, the employer or a trust must be the owner and the employee is the annuitant.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars and made payable to "Equitable Life." We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may be made by our automatic investment program. The method of payment is discussed in detail in "About other methods of payment" in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear we will try to obtain that information. If we are unable to obtain all the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


Your investment options, subject to any employer plan limitations, are the variable investment options, the guaranteed interest option, and the fixed maturity options available under the investment method you select (see "Selecting your investment method," later in this prospectus).


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------

You can choose from among the variable investment options, the guaranteed interest option and fixed maturity options, subject to certain restrictions.
--------------------------------------------------------------------------------



                                              Contract features and benefits  19

Portfolios of the Trusts

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as an EQUI-VEST(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name               Objective                                         Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and      o BlackRock Advisors, Inc.
                              capital appreciation, consistent with a           o Pacific Investment Management Company LLC
                              prudent level of risk
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital                 o A I M Capital Management, Inc.
                                                                                o Dresdner RCM Global Investors LLC
                                                                                o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital                 o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY                                                             Bernstein Investment Research and Management Unit
                                                                                o Bank of Ireland Asset Management (U.S.) Limited
                                                                                o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                 o Alliance Capital Management L.P., through its
 CORE EQUITY                                                                      Bernstein Investment Research and Management Unit
                                                                                o Janus Capital Management LLC
                                                                                o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                 o Alliance Capital Management L.P.
 GROWTH                                                                         o Dresdner RCM Global Investors LLC
                                                                                o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                 o Alliance Capital Management L.P.
 VALUE                                                                          o MFS Investment Management
                                                                                o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                 o Alliance Capital Management L.P.
 CAP GROWTH                                                                     o Provident Investment Counsel, Inc.
                                                                                o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                 o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                      o Wellington Management Company, LLP
                                                                                o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital                 o Alliance Capital Management L.P.
                                                                                o Dresdner RCM Global Investors LLC
                                                                                o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------




20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name               Objective                                         Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK           Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
                                                                                o MFS Investment Management
                                                                                o Marsico Capital Management, LLC
                                                                                o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK      Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND        Seeks to provide a high total return.             o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE      Seeks to achieve high current income consistent   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES        with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL     Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH    To achieve long-term growth of capital.           o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND      Seeks to achieve high current income consistent   o Alliance Capital Management L.P.
                              with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP         Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY        Seeks to achieve long-term growth of capital.     o Alliance Capital Management L.P.
                              Current income is incidental to the
                              Portfolio's objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                   Seeks to achieve a high return through            o Alliance Capital Management L.P.
                              both appreciation of capital and current          o Capital Guardian Trust Company
                              income.                                           o Mercury Advisors
                                                                                o Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED      Seeks capital appreciation.                       o Alliance Capital Management L.P.,
 VALUE                                                                            through its Bernstein Investment Research
                                                                                  and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY           Seeks long-term capital appreciation.             o Calvert Asset Management Company Inc.
 RESPONSIBLE                                                                      and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           To achieve long-term growth of capital.           o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           To achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.      To achieve long-term growth of capital.           o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY    Seeks long-term capital appreciation.             o Morgan Stanley Investment Management,
                                                                                  Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX           Seeks a total return before expenses              o Alliance Capital Management L.P.
                              that approximates the total return
                              performance of the S&P 500 Index,
                              including reinvestment of dividends, at
                              a risk level consistent with that of the
                              S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name               Objective                                         Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA            Seeks long-term capital growth.                   o Evergreen Investment Management Company,
                                                                                  LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                 Seeks long-term growth of capital.                o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE     Seeks long-term capital appreciation.             o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD                 Seeks to achieve a high total return through      o Alliance Capital Management L.P.
                              a combination of current income and capital       o Pacific Investment Management Company LLC (PIMCO)
                              appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND      Seeks to provide a high total return              o J.P. Morgan Investment Management Inc.
                              consistent with moderate risk of capital
                              and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH     Seeks long-term growth of capital.                o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE     Seeks capital appreciation.                       o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS              Seeks long-term growth of capital.                o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE        Seeks capital appreciation and secondarily,       o Mercury Advisors
 EQUITY                       income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH        Seeks to provide long-term capital growth.        o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST        Seeks long-term growth of capital with            o MFS Investment Management
                              secondary objective to seek reasonable
                              current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET               Seeks to obtain a high level of current           o Alliance Capital Management L.P.
                              income, preserve its assets and maintain
                              liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH &            Seeks capital growth. Current income is a         o Putnam Investment Management, LLC
 INCOME VALUE                 secondary objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL       Seeks capital appreciation.                       o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER             Seeks long-term growth of capital and any         o Putnam Investment Management, LLC
                              increased income that results from this
                              growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible         o Alliance Capital Management L.P.
                              (before the deduction of Portfolio expenses)
                              the total return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


22 Contract features and benefits

GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information," later in this prospectus.


We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. An exception to this approach applies to Corporate Trusteed contracts and EDC contracts issued to government employees in New York whose EQUI-VEST(R) funding arrangements became effective on and after July 1, 1989. Generally, we assign an interest rate to the total amounts invested in Corporate Trusteed and EDC contracts issued to government employees in New York regardless of when allocations were made to the guaranteed interest option.

The minimum yearly guaranteed interest rate is 3% for the year 2003. The yearly guaranteed interest rate we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. The rate is 4% for EQUI-VEST(R) Corporate Trusteed contracts and Keogh Trusteed contracts. Current interest rates will never be less than the yearly guaranteed rate.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years (one to seven in Oregon) in states where they are approved. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland. Your financial professional can provide your state's approval status. For contracts issued in New York, see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.


On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2004 through 2013. Not all of these fixed maturity options will be available for annuitants ages 76 and older. See "Allocating your contributions." As fixed maturity options expire, we expect to add maturity years so that generally 10 (7 in Oregon) fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o the rate to maturity is 3%; or

o the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or


(b) subject to plan restrictions, withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next (or another investment option if we are required to do so by any state regulation). As of February 14, 2003, the next available maturity date was June 15, 2008 (see "About our fixed maturity options" in "More Information" later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

                                              Contract features and benefits  23

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.


SELECTING YOUR INVESTMENT METHOD

You must choose one of the following two methods for selecting your investment options:

o Maximum investment options choice. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o Maximum transfer flexibility. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

o Temporary removal of transfer restrictions that apply to the investment methods. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions that apply to your investment method, amounts that are in any investment options that are not available under your investment method can remain in these options, but you will not be permitted to allocate new contributions or make additional transfers (including through our rebalancing program) into these options.


--------------------------------------------------------------------------------
                              Investment Options
--------------------------------------------------------------------------------
                                       A
--------------------------------------------------------------------------------
o Guaranteed Interest Option
--------------------------------------------------------------------------------
  Domestic stocks                        International stocks
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care            o AXA Premier VIP International Equity
o AXA Premier VIP Large Cap Core         o EQ/Alliance International
  Equity                                 o EQ/Capital Guardian International
o AXA Premier VIP Large Cap Growth       o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Value        o EQ/Putnam International Equity
o AXA Premier VIP Small/Mid Cap
  Growth
o AXA Premier VIP Small/Mid Cap Value
o AXA Premier VIP Technology
o EQ/Aggressive Stock
o EQ/Alliance Common Stock
o EQ/Alliance Growth and Income
o EQ/Alliance Premier Growth
o EQ/Alliance Small Cap Growth
o EQ/Alliance Technology
o EQ/Bernstein Diversified Value
o EQ/Calvert Socially Responsible
o EQ/Capital Guardian Research
o EQ/Capital Guardian U.S. Equity
o EQ/Equity 500 Index
o EQ/Evergreen Omega
o EQ/FI Mid Cap
o EQ/FI Small/Mid Cap
o EQ/Janus Large Cap Growth
o EQ/Lazard Small Cap Value
o EQ/Marsico Focus
o EQ/Mercury Basic Value Equity
o EQ/MFS Emerging Growth Companies
o EQ/MFS Investors Trust
o EQ/Putnam Growth & Income Value
o EQ/Putnam Voyager
o EQ/Small Company Index
--------------------------------------------------------------------------------
  Balanced/hybrid
--------------------------------------------------------------------------------
o EQ/Balanced
--------------------------------------------------------------------------------
                                       B
--------------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond              o EQ/High Yield
o EQ/Alliance Intermediate Government    o EQ/J.P. Morgan Core Bond
  Securities                             o EQ/Money Market
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
 Fixed maturity options
--------------------------------------------------------------------------------
 The fixed maturity options are only available in all states where approved.
 Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
--------------------------------------------------------------------------------



24  Contract features and benefits

Please note that under Trusteed contracts your employer or the plan trustee will select the investment options available to the participant. Under all other contracts, you may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced earlier in this prospectus is selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the maximum investment options choice investment method.


--------------------------------------------------------------------------------
A participant is an individual who participates in an employer's plan funded by an EQUI-VEST(R) contract. The participant is also the annuitant who is the measuring life for determining annuity benefits.
--------------------------------------------------------------------------------

ERISA CONSIDERATIONS FOR EMPLOYERS


If you are an employer and your plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA")
Section 404(c), you or your plan trustee must make sure that the investment options chosen for your plan constitute a broad range of investment choices as required by the Department of Labor's ("DOL") regulation under ERISA Section 404(c). See "Tax information" later in this prospectus.


ALLOCATING YOUR CONTRIBUTIONS


Once you have made your investment method choice, you may allocate your contributions to one or more or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become a part of your account value. We discuss account value in "Determining your contract's value" later in this prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.


For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, or interest or market value adjustment). For contracts issued to fund SEPs, SARSEPs or SIMPLE IRAs that are returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.



                                              Contract features and benefits  25

2. Determining your contract's value


--------------------------------------------------------------------------------
YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; (iii) the market adjusted amounts you have in the fixed maturity options; and (iv) if you have taken a loan under a TSA, governmental EDC or Corporate Trusteed contract, amounts held in your loan reserve account. These amounts are subject to certain fees and charges discussed in "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge, and (iii) under a TSA, governmental EDC or Corporate Trusteed contract, any outstanding loan plus accrued interest.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are: (i) increased to reflect additional contributions; (ii) decreased to reflect a withdrawal (plus applicable withdrawal charges); (iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option; or (iv) decreased to reflect a transfer of your loan amount to the loan reserve account (if loans are permitted under your contract).


In addition, the annual administrative charge or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------
TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.


o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less.

o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.


o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
  (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.


o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

Subject to the terms of your contract, upon advance notice we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options.


You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

Under Trusteed and EDC contracts, you or the trustee or employer owner, whichever applies, can direct us to transfer among the investment options.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the EQUI-VEST(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kind of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both.


FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.


In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value."


                            Transferring your money among investment options  27

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar option and interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:


o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------


You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or the fixed maturity options.


If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.


28  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------
WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.


METHOD OF WITHDRAWAL


--------------------------------------------------------------------------------
                     Partial                             Minimum
      Contract      withdrawal       Systematic       distribution
--------------------------------------------------------------------------------
SEP/SARSEP             yes               yes               yes
--------------------------------------------------------------------------------
SIMPLE IRA             yes               yes               yes
--------------------------------------------------------------------------------
Corporate and
 KEOGH Trusteed        yes(3)            no                yes(3)
--------------------------------------------------------------------------------
TSA                    yes(1)(3)         yes(2)(3)         yes(2)
--------------------------------------------------------------------------------
University TSA         yes(1)(3)         yes(1)(3)         yes
--------------------------------------------------------------------------------
EDC                    yes(3)            yes(2,3)          yes(2,3)
--------------------------------------------------------------------------------
Annuitant-Owned
 HR-10                 yes(3)            yes(3)            yes
--------------------------------------------------------------------------------



(1) Only if the contract is not subject to withdrawal restriction.
(2) Only if there are no outstanding loans.
(3) Requires or may require Plan Administrator's approval. See "Tax information" later in this Prospectus.


PARTIAL WITHDRAWALS AND TERMINATIONS


Subject to the terms of the Plan, your contract and any restrictions in federal income tax rules, you may take partial withdrawals from your account value or terminate your contract at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your contract and pay you its cash value.

Partial withdrawals, or payments of remaining account value in excess of the 10% free withdrawal amount, may be subject to a withdrawal charge. (See "10% free withdrawal amount" in "Charges and expenses" later in this prospectus.)


SYSTEMATIC WITHDRAWALS


If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.


You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.


If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:


(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.


You may elect systematic withdrawals under TSA and governmental EDC contracts if:


o your plan or program permits it;


o the contract is not subject to withdrawal restrictions; and


o the contract does not have a loan outstanding.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS


(SEPs, SARSEPs, SIMPLE IRAs, TSAs, EDCs, and Annuitant-owned HR-10 contracts - See "Tax information" later in this prospectus)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this prospectus for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.



                                                        Accessing your money  29

For non-governmental EDC contracts, this election may not be revoked. For TSA and governmental EDC contracts, you may not elect the minimum distribution option if you have an outstanding loan under a contract.


If you purchase your EQUI-VEST(R) TSA via a direct transfer of funds from another 403(b) arrangement and you tell us at the time of your purchase the amount of your December 31, 1986 account balance (if any) you may postpone beginning lifetime required minimum distributions on these pre-1987 funds. This rule also applies if you purchased your EQUI-VEST(R) TSA before December 31, 1986. Lifetime required minimum distributions on the pre-1987 account balance may be postponed to age 75 rather than having to start following the later of your reaching age 70-1/2 or retiring.


Distributions from a qualified plan, including our prototype plans through which Annuitant-Owned HR-10 contracts are issued, are subject to the provisions of the plan document.

--------------------------------------------------------------------------------
For contracts subject to minimum distribution requirements, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s). A market value adjustment will apply if withdrawals are taken from the fixed maturity options.


AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a TSA, SEP, SARSEP or SIMPLE IRA contract you may use our automatic deposit service.


Under this service we will automatically deposit the required minimum distribution payment from your TSA, SEP, SARSEP or SIMPLE IRA contract directly into an existing EQUI-VEST(R) NQ or ROTH IRA or an existing EQUI-VEST(R) Express NQ or ROTH IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.


LOANS UNDER TSA, GOVERNMENTAL EDC AND CORPORATE TRUSTEED CONTRACTS

You may borrow against your account value only under a TSA, governmental EDC or Corporate Trusteed contract. An employer's retirement plan may, however, contain restrictions. Loans under governmental EDC contracts may not be available in all states. Also, ERISA rules apply to loans under Corporate Trusteed contracts, and may apply under TSA contracts. Loans are not available under University TSA contracts or under any TSA or governmental EDC contract when the required minimum distribution withdrawal option has been elected.

Before we make a loan, you must properly complete and sign a loan request form. You should read the terms and conditions of the form carefully and consult with a tax adviser before taking out a loan. In the case of certain Corporate Trusteed and certain TSA contracts subject to ERISA, the written consent of your spouse will be required to obtain a loan and the Plan Administrator needs to sign the loan form. Please see the loan provisions stated in the contract and the loan request form for more details.

We permit only one loan to be outstanding at any time. When you take a loan we will transfer certain amounts to a loan reserve account.

A loan will not be treated as a taxable distribution unless:

o it exceeds limits of federal income tax rules; or

o interest and principal are not paid when due; or

o in some instances, service with the employer terminates.

Loans under TSA, governmental EDC and Corporate Trusteed contracts are discussed further in "Tax information" later in this prospectus. The tax consequences of failure to repay a loan when due are substantial.

TERMINATION

We may terminate your contract and pay you the account value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.

We will deduct the amount of any outstanding loan balance and any withdrawal charge that applies to the loan balance from the account value when we terminate your contract.

TEXAS ORP PARTICIPANTS

For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur:

o turning age 70-1/2; or

o death; or

o retirement; or

o termination of employment in all Texas public institutions of higher education.

To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We may change these provisions without your consent, but only to the extent necessary to maintain compliance with any law that applies.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the


30  Accessing your money
transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon contract termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the different forms of annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.

ANNUITY PAYOUT OPTIONS


--------------------------------------------------------------------------------
Fixed annuity payout options       o Life annuity*
                                   o Life annuity with period certain*
                                   o Life annuity with refund certain*
                                   o Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout  o Life annuity (not available in New York)
 options                           o Life annuity with period certain*
--------------------------------------------------------------------------------

* not available for governmental EDC Plans in New York

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.


o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. The guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity. This is the only form of annuity for annuitants in governmental EDC plans in New York. Life annuity payout options are not available for governmental EDC plans in New York.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. Generally, unless the annuitant elects otherwise with the written consent of the spouse, this will be the form of annuity payment provided for married annuitants under qualified plans and certain TSAs. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options and whether the actual rate of investment return is higher or lower than an assumed base rate.


We may offer other payout options not outlined here. Your financial professional can provide details.


                                                        Accessing your money  31

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.


Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers among the variable investment options if a variable annuity is selected.


The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;


(2) the type of annuity chosen, and whether it is fixed or variable;


(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4) in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


32  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------
CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risk charge

o A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year an annual administrative charge, if applicable

o Charge for third-party transfer or exchange (for series 300 and 400 only)

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of the net assets in each variable investment options as follows:



--------------------------------------------------------------------------------
              EQ/Alliance Common        All Other
                Stock, EQ/Money    Variable Investment
                Market Options           Options
--------------------------------------------------------------------------------
              series     series     series     series   series 300
               100        200        100        200      and 400
--------------------------------------------------------------------------------
 current      0.65%      1.15%      0.50%      1.09%      1.10%
 maximum      0.65%      1.24%      0.50%      1.09%      1.75%
--------------------------------------------------------------------------------


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES


We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of: (i) 0.84% of the net assets in each variable investment option. Under series 100 contracts, 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative charge described below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts; (ii) under series 200 contracts, the charge for expenses and financial accounting is 0.25% of the net assets in each variable investment option; and (iii) under series 300 and 400 contracts, 0.25% of the net assets in each variable investment option. Currently, the charge we deduct for variable investment options other than the EQ/Money Market, EQ/Alliance Common Stock and EQ/Aggressive Stock options is 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options.

MAXIMUM TOTAL CHARGES: Under series 100 and 200 contracts for the EQ/Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options, the combined amount of the Separate Account A charges to these variable investment options and Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.

Total Separate Account A annual expenses (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of: (i) 2.00% for series 400; (ii) 1.35% for series 300 contracts; and (iii) 1.49% for series 100 and 200 contracts for the EQ/Alliance



                                                        Charges and expenses  33

Common Stock, and EQ/Money Market options; and (iv) for series 100 and 200 contracts an annual rate of 1.34% for all the other options except for those in
(iii).

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option or the annuitant dies during the contract year.

Under series 300 and 400 contracts, during the first two contract years the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We also may waive the administrative charge for contracts having an account value of a specified amount on the last business day of each contract year -- currently $20,000 for SEP, SARSEP, and SIMPLE IRA contracts. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200 contracts, the charge is equal to $30 or if less, 2% of the current account value plus any amount previously withdrawn during that contract year.

For SEP, SARSEP, Unincorporated Trusteed and Annuitant-Owned HR-10 contracts, if at the end of any contract year your account value is at least $10,000, we will waive the annual administrative charge.

For TSA, University TSA, EDC and Corporate Trusteed contracts the annual administrative charge is waived if the account value is at least $25,000 at the end of the contract year.


The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.

CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

Under series 300 and 400 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and (except for series 300 contracts issued in Florida) a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

WITHDRAWAL CHARGE


A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you surrender your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.


We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options with the earliest maturity date(s) first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.


We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.

WITHDRAWAL CHARGE FOR SERIES 300 AND 400 CONTRACTS

The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of terminations, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, or (ii) the free withdrawal amount plus 94% of the remaining account value.


For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge.


The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

o the annuitant dies and a death benefit is payable to the beneficiary.

34  Charges and expenses

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity payout option or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) the annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) we receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) the annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or
      (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:
      - its main function is to provide skilled, intermediate, or custodial nursing care;
      - it provides continuous room and board to three or more persons;
      - it is supervised by a registered nurse or licensed practical nurse;
      - it keeps daily medical records of each patient;
      - it controls and records all medications dispensed; and
      - its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted or if the condition began within the 12 month period following remittance.

Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


For SEP, SARSEP and SIMPLE IRA contracts the withdrawal charge also does not apply:


o after six contract years if the annuitant is at least age 591/2; or


o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

WITHDRAWAL CHARGE FOR SERIES 100 AND 200 CONTRACTS


For Trusteed, EDC (subject to state availability) and TSA contracts, no withdrawal charge will be applied during any contract year in which the amount withdrawn is less than or equal to 10% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year. This 10% portion is called the free withdrawal amount. For EDC (in certain states), SEP and SARSEP contracts, the free withdrawal amount is available only after three contract years have been completed or the annuitant has reached age 591/2.

FOR TRUSTEED CONTRACTS. The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of terminations, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed and after deducting the amount of any loan balance and accrued interest or (ii) the free withdrawal amount plus 94% of the remaining account value. For series 200 contracts issued for annuitants age 60 or older on the contract date this percentage will be 95% in the fifth contract year.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. See "Tax information" later in this prospectus.


The withdrawal charge does not apply in the circumstances described below.

For Trusteed contracts the withdrawal charge does not apply if:

o The annuitant dies and a death benefit is made available to the beneficiary.

o We receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.

o The contract owner has completed at least five contract years and the annuitant has reached age 591/2.

o We receive a request for the refund of an excess contribution within one month of the date the contribution is made.

o In addition, for Corporate Trusteed contracts, the withdrawal charge does not apply if the annuitant has reached age 591/2 and has retired or employment has been terminated, no matter how many contract years have been completed.


FOR SEP, SARSEP, TSA, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS. The withdrawal charge equals a percentage of the amount withdrawn and any TSA and governmental EDC defaulted loans. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:


--------------------------------------------------------------------------------
  Contract Year(s)                                   Charge
--------------------------------------------------------------------------------
    1 through 5                                        6%*
--------------------------------------------------------------------------------
    6 through 8                                        5
--------------------------------------------------------------------------------
         9                                             4
--------------------------------------------------------------------------------
        10                                             3
--------------------------------------------------------------------------------
        11                                             2
--------------------------------------------------------------------------------
        12                                             1
--------------------------------------------------------------------------------
   13 and later                                        0
--------------------------------------------------------------------------------

* This percentage may be reduced at older ages for certain contract series. Your financial professional can provide further details about the contract series you own.

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.


                                                        Charges and expenses  35

The withdrawal charge does not apply in the circumstances described below.

No withdrawal charge applies under SEP, SARSEP, TSA, EDC or Annuitant-Owned HR-10 contracts if:

o after five contract years and the annuitant is at least age 591/2; or

o you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o the annuitant dies and the death benefit is made available to the beneficiary; or


o after five contract years if the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 591/2 and allows no prepayment; or


o after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years, and allows no prepayment; or

o the amount withdrawn is applied to the election of a life contingent annuity payout option. (This form of payment is not available for annuitants in governmental EDC Plans in New York); or

o the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of the annuitant's life expectancy, that allows no prepayment. (This provision is available only for annuitants in governmental EDC plans in New York.)


No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:

o the annuitant has completed at least five contract years, has reached age 55 and has separated from service.


No withdrawal charge applies under a SEP contract funding SARSEP arrangements if:

o the amount withdrawn is a distribution of deferrals disallowed (plus or minus any gain or loss) by reason of the employer's failure to meet the Internal Revenue Code's requirement that 50% of eligible employees elect SARSEP within the plan year and the request for withdrawal is made by the April
  15th of the calendar year following the calendar year in which you were notified of such disallowance; or


o the amount withdrawn is an "excess contribution" (as such term is defined in Section 408(k)(6)(C)(iii) of the Internal Revenue Code), plus or minus any gain or loss and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which the excess contributions were made; or

o the amount withdrawn is an "excess deferral" (as such term is defined in Section 402(g)(2) of the Internal Revenue Code), plus or minus any gain or loss and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which such excess deferrals were made.


The tax consequences of withdrawals are discussed under "Tax information."

NY EDC PLANS. As a result of regulations which apply to EDC plans of government employers in New York ("NY EDC plans"), EQUI-VEST(R) contracts funding NY EDC plans contain special provisions that apply to all NY EDC plans whose EQUI-VEST(R) funding arrangements became effective or were renewed on or after July 1, 1989.

These provisions permit the automatic termination of all contracts issued in connection with a NY EDC plan five years after the effective date (or any renewal date) of its EQUI-VEST(R) funding arrangement without the deduction of any contingent withdrawal charges. If agreed to by the employer or plan trustee and us, the period may be shorter than five years. A decision to permit the automatic termination of all contracts would result in the transfer of each contract's account value to a successor funding vehicle designated by the employer.


The employer sponsoring a NY EDC plan or plan trustee can renew the EQUI-VEST(R) funding arrangement in a written notice to us which includes a certification of compliance with procedures under the applicable regulations. We are not responsible for the validity of any certification by the employer. A written notice to transfer must be received by our processing office and accepted by us not later than seven days before the date on which a transfer is to occur. If an employer fails to notify us in writing as to a transfer of the NY EDC arrangement or as to its intention not to renew, we will continue the arrangement and associated contracts will not be automatically terminated.

No further investment experience, whether positive or negative, will be credited under a NY EDC plan contract once the contract terminates. As with other tax-favored retirement programs in which the funding is affected by actions of a sponsoring employer, we are not required to provide annuitants with information relating to an employer's decision to exercise any termination right.


FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.

--------------------------------------------------------------------------------
    Declining scale                             Alternative scale
--------------------------------------------------------------------------------
  Year of investment                             Year of transfer
       in fixed                                    within fixed
   maturity option*                              maturity option*
--------------------------------------------------------------------------------
 Within year 1     6%                         Within year 1     5%
--------------------------------------------------------------------------------
       2           6%                               2           4%
--------------------------------------------------------------------------------
       3           5%                               3           3%
--------------------------------------------------------------------------------
       4           4%                               4           2%
--------------------------------------------------------------------------------
       5           3%                               5           1%
--------------------------------------------------------------------------------
       6           2%                          After year 5     0%
--------------------------------------------------------------------------------
  After year 6     0%                     Not to exceed 1% times the number
                                          of years remaining in the fixed
                                          maturity option, rounded to the
                                          higher number of years. In other
                                          words, if 4.3 years remain, it
                                          would be a 5% charge.
--------------------------------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.


36  Charges and expenses

In the following example we compare the withdrawal charge that would apply to a withdrawal from a series 400 contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made the series 400 withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.


For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to or transfer amounts to or from, the fixed maturity options.


FOR ALL CONTRACT SERIES

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 1%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to the Variable Immediate Annuity payout option.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o Investment advisory fees ranging from 0.25% to 1.20%.

o 12b-1 fees of 0.25% for Class IB/B shares.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the attached prospectuses for each Trust.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.


We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these


                                                        Charges and expenses  37
rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.


38  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------
YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Generally, the owner must be the beneficiary under tax exempt employer EDC plan contracts and the trustee must be the beneficiary under most Trusteed contracts.


DEATH BENEFIT


Your contract provides a death benefit. The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges and any taxes that apply (and less any outstanding loan balances plus accrued interest in the case of a TSA, governmental EDC or Corporate Trusteed contract).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are the owner and annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:


SUCCESSOR OWNER AND ANNUITANT FOR SEP, SARSEP AND SIMPLE IRAS (MAY NOT BE AVAILABLE IN ALL STATES). If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death, to continue the contract as the owner/ annuitant and no death benefit is payable until the surviving spouse's death. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/ annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, for series 300 and 400 withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 and 200 contracts, withdrawal charges will no longer apply and additional contributions may no longer be made.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and applicable federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.


Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.

BENEFICIARY CONTINUATION OPTION (FOR TSAS ONLY)

Beneficiary continuation option ("BCO") may not be available in your state. Check with your financial professional or our processing office regarding availability in your state.


Upon your death under a TSA contract, your beneficiary may generally elect to keep the TSA contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. If you die before your Required Beginning Date for required minimum distributions as discussed in "Tax Information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If the beneficiary chooses this option, the beneficiary may take with-



                                                    Payment of death benefit  39
drawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.


o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.


o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.


o Any death benefit provision (including the minimum death benefit provision) will no longer be in effect, and any charge for the benefit will stop.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum.

The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.



40  Payment of death benefit

7.  Tax information

--------------------------------------------------------------------------------
TAX INFORMATION AND ERISA MATTERS

OVERVIEW

This section of the prospectus discusses the current federal income tax rules that generally apply to annuity contracts which may be used to fund certain employer-sponsored retirement plans.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the plans or contracts. Moreover, the tax aspects that apply to a particular person's plan or contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Rights or values under plans or contracts or payments under the contracts, for example, amounts due to beneficiaries, may be subject to Federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Code
Section 403(b) Arrangements: a 403(b) TSA annuity contract such as an EQUI-VEST(R) TSA or a 403(b)(7) custodial account. Similarly, an employer-sponsored individual retirement arrangement such as a SEP IRA, SARSEP IRA or SIMPLE IRA can be purchased in annuity or custodial account form. An EDC plan may be funded by specified annuity contracts, custodial accounts or trustee arrangements. Annuity contracts can also be purchased in connection with employer plans qualified under Code section 401 ("qualified plans"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R)'s guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and fixed maturity options and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.


SPECIAL RULES FOR TAX-FAVORED
RETIREMENT PROGRAMS

Employer-sponsored retirement plans can use annuity contracts to fund the plan unless the plan specifically prohibits annuity contracts as a funding vehicle.

Federal income tax rules prescribe how a retirement plan qualifies for tax-favored status and set requirements for plan features, including:

o participation and coverage;

o nondiscrimination;

o vesting and funding;

o limits on contributions, distributions, and benefits;

o withholding;

o reporting and disclosure; and

o penalties.

--------------------------------------------------------------------------------
State income tax rules covering contributions to and distributions from employer-sponsored retirement programs may differ from federal income tax rules. It is the responsibility of the employer, plan trustee and plan administrator to satisfy federal income tax, state income tax and other state rules and ERISA rules.
--------------------------------------------------------------------------------

ADDITIONAL "SAVER'S CREDIT" FOR SALARY REDUCTION CONTRIBUTIONS TO CERTAIN PLANS OR A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for salary reduction contributions you make to a 401(k) plan, 403(b) TSA, governmental EDC plan, SIMPLE IRA, or SARSEP IRA, as well as contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your salary reduction contribution is already excluded from tax or your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted



                                                             Tax information  41
gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make contribution.

DEEMED IRAS UNDER CERTAIN EMPLOYER PLANS

For plan years beginning after December 31, 2002, a qualified plan, TSA or governmental EDC plan may allow employees to make voluntary employee contributions to a separate individual retirement account or individual retirement annuity or Roth individual retirement account or Roth individual retirement annuity under the plan. There is currently very little guidance on the mechanics of this provision.


QUALIFIED PLANS

GENERAL; CONTRIBUTIONS

Any type of employer -- corporation, partnership, self-employed individual, governmental entity, non-profit organization -- is eligible to establish a qualified retirement plan under Section 401(a) of the Internal Revenue Code for participating employees. Because there are numerous technical federal income tax and Department of Labor "DOL" or "ERISA" rules covering establishment and operation of a qualified plan, we do not cover them in this prospectus. We also do not cover specific state law or other rules which may govern plans. Employers should consult their tax advisers for information. It is the employer's responsibility to figure out whether it is eligible to establish a plan, what kinds of plan it may establish, and whether an annuity contract may be used as a funding vehicle.

There are limits on employer and employee contributions to qualified plans. Violation of contribution limits can result in plan disqualification and penalties. The annual limits on contributions do not apply to rollover contributions or trustee-to-trustee transfer contributions which may be permitted under the plan.

The annual limit on contributions on behalf of an employee to all of the defined contribution plans of an employer for plan years beginning after December 31, 2001 is the lesser of $40,000 or 100% of compensation or earned income. This amount may be further adjusted for cost of living changes in future years. When figuring out the contribution limit you have to:

o include reallocated forfeitures and voluntary nondeductible employee contributions;

o include compensation from the employer in the form of elective deferrals and excludible contributions under Code Section 457 EDC plans and "cafeteria" plans. These are plans giving employees a choice between cash and deferred benefits or specified excludible health and welfare benefits; and

o disregard compensation or earned income of more than a specified amount. This amount is currently $200,000. This amount may be further adjusted for cost of living changes in future years.

"Salary reduction" or "elective deferral" contributions made under a 401(k) plan or other cash or deferred arrangement are limited to $12,000 for 2003. This amount is scheduled to increase until the limits reach $15,000 for 2006, and may be further adjusted for cost of living changes in future years. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under TSAs. If the plan permits, an individual who is at least age 50 at any time during 2003 can make up to $2,000 additional salary reduction contributions for 2003.

Except for governmental plans that do not elect to be subject to ERISA, qualified plans must not discriminate in favor of highly compensated employees. Special "top heavy" rules apply to plans where more than 60% of the contributions or benefits are allocated to defined highly compensated employees known as "key employees." Plan administrators must test compliance with both nondiscrimination and top heavy rules. 401(k) plans can adopt a "SIMPLE 401(k)" feature which enables the plan to meet nondiscrimination requirements without testing. The SIMPLE 401(k) feature requires the 401(k) plan to meet specified contribution, vesting, and exclusive plan requirements, similar to those discussed in this section of the prospectus under "SIMPLE IRAs."

TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)

GENERAL; SPECIAL EMPLOYER RULES

An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees may make contributions to purchase a 403(b) funding vehicle for the benefit of the employee. These contributions, if properly made, will not be currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the 403(b) funding vehicle until he/she takes distributions. Generally, there are two types of funding vehicles available to fund 403(b) arrangements: an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.

CONTRIBUTIONS TO TSAS

There are three ways you can make contributions to this EQUI-VEST(R) TSA contract:

o annual contributions made through the employer's payroll; or

o a rollover from another eligible retirement plan; or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.


42  Tax information

ANNUAL CONTRIBUTIONS. Annual contributions to TSAs made through the employer's payroll are limited. (Tax-free transfers from another 403(b) arrangement or tax-deferred rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to the TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or contributions treated as after-tax employee contributions. The permissible annual contribution to the participant's TSA is calculated the same way as contributions to a 401(k) plan, beginning with plan years beginning after December 31, 2001:


o The annual limit on employer and employee contributions to defined contribution plans is the lesser of $40,000 or 100% of compensation,

o The annual limit on all salary reduction or elective deferral contributions under all employer plans you participate in is generally limited to $12,000 for 2003. The salary reduction limit is scheduled to increase by $1,000 annually until the limits reach $15,000 in 2006. This limit may be further adjusted for cost of living changes in future years.

Special provisions may allow certain participants with at least 15 years of service to "catch-up" contributions to compensate for smaller contributions made in previous years. In addition, if the plan permits, an individual who is at least age 50 at any time during 2003 can make up to $2,000 additional salary reduction contributions for 2003.


Any excess deferral contributions which are not withdrawn by April 15th after the year of the deferral may cause the contract to fail TSA rules.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. Eligible rollover distributions from 403(b) plans, 401(a) qualified plans, governmental EDC plans and traditional IRAs may be rolled over into other such plans. Therefore, you may make rollover contributions to your EQUI-VEST(R) TSA contract from these sources: qualified plans, governmental EDC plans, other TSAs and 403(b) arrangements and traditional IRAs.


Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA, qualified plan, or governmental EDC plan as a result of your:

o termination of employment with the employer who provided the plan funds; or

o reaching age 59-1/2 even if you are still employed; or

o disability (special federal income tax definition).

You can roll over pre-tax funds from your traditional IRA to your TSA at any time.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM CERTAIN ELIGIBLE RETIREMENT
PLANS. Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental EDC plan) may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. After-tax contributions in a traditional IRA cannot be rolled over from the traditional IRA into a qualified plan or TSA.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

DIRECT TRANSFERS. A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:


o you give us acceptable written documentation as to the source of the funds, and

o the EQUI-VEST(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an EQUI-VEST(R) TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.


SPECIAL RULE FOR ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS AFTER AGE 70-1/2. Any rollover or direct transfer contribution to an EQUI-VEST(R) TSA must be net of the required minimum distribution for the tax year if:


o you are or will be at least age 70-1/2 in the current calendar year, and


o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the EQUI-VEST(R) TSA.


This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or other eligible retirement plan; or

o direct rollover from another TSA or other eligible retirement plan; or

o direct transfer under Revenue Ruling 90-24 from another TSA.

DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS

GENERAL

Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal.


WITHDRAWAL RESTRICTIONS. You may not be able to withdraw or take payment from all or part of your TSA or 401(k) qualified plan unless you reach age 59-1/2, die, become disabled (special federal income tax definition), sever employment with the employer which provided the funds for the TSA contract or qualified plan, or suffer financial hard-



                                                             Tax information  43
ship. Hardship withdrawals are limited to the amount of your salary reduction contributions without earnings.

These restrictions do not apply to your account balance attributable to salary reduction contributions to the TSA contract and earnings on December 31, 1988 or to your account balance attributable to employer contributions. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts directly transferred to your EQUI-VEST(R) TSA contract from another TSA in a Revenue Ruling 90-24 transfer.


TAX TREATMENT OF DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS.
Amounts held under qualified plans and TSAs are generally not subject to federal income tax until benefits are distributed.


Distributions include withdrawals and annuity payments. Death benefits paid to a beneficiary are also taxable distributions. Amounts distributed from qualified plans and TSAs are includable in gross income as ordinary income, not capital gain. (Under limited circumstances specified in federal income tax rules, qualified plan participants, not TSA participants, are eligible for capital gains or income averaging treatment on distributions.) Distributions from qualified plans and TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, qualified plan and TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your qualified plan or TSA contract, which will be recovered tax-free. Unless we have been provided acceptable documentation for the amounts of any after-tax contributions to your TSA or qualified plan contract, we assume that all amounts distributed from your TSA or qualified plan contract are pre-tax, and we withhold tax and report accordingly.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a qualified plan or TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, the nontaxable portion of each payment is calculated by dividing your investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The balance of each payment is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a qualified plan or TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a qualified plan or TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

LOANS FROM QUALIFIED PLANS AND TSAS. The following discussion also applies to loans under governmental EDC plans. See "Public and tax-exempt organization employee deferred compensation plans (EDC Plans)" later in this prospectus.

If the plan permits, loans are available from a qualified plan or TSA plan. Loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Finally, unpaid loans may become taxable when the individual severs from employment with the employer which provided the funds for the contract. In addition, the 10% early distribution penalty tax may apply.

We report the entire unpaid balance of the loan (including unpaid interest) as includable in income in the year of the default. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST(R) contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS. If withdrawal restrictions discussed earlier do not apply, you may roll over any "eligible rollover distribution" from a qualified plan or TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or a rollover you do yourself within 60 days after you receive the distribution. To the extent rolled over, it remains tax-deferred.


You may roll over a distribution from a qualified plan or TSA to any of the following: a qualified plan, a governmental EDC plan, a traditional IRA or a TSA. A spousal beneficiary may also roll over death benefits to any of these.


44  Tax information

The recipient plan must agree to take the distribution. If you are rolling over from a qualified plan or TSA to a governmental EDC plan, the recipient governmental EDC plan must agree to separately account for the rolled-over funds.


The taxable portion of most distributions will be eligible for rollover. However, federal income tax rules exclude certain distributions from rollover treatment including (1) periodic payments for life or for a period of 10 years or more, (2) hardship withdrawals and (3) any required minimum distributions under federal income tax rules.


Any after-tax contributions you have made to a qualified plan or TSA only may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. You may roll over any after-tax contributions you have made to a qualified plan or TSA to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions from a qualified plan or TSA which are rolled into a traditional IRA cannot be rolled back into a qualified plan or TSA. After-tax contributions may not be rolled into a governmental EDC plan.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover. You should discuss with your tax advisor the rules which may apply to the rolled over funds. For example, distributions from a governmental EDC plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 59-1/2 distributions, which applies to other types of retirement plans. If you roll over funds from an eligible retirement plan which is not a governmental EDC plan (qualified plan, TSA or traditional IRA) into a governmental EDC plan, and you later take a distribution from the recipient government EDC plan, those amounts generally remain subject to the penalty.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

DISTRIBUTION REQUIREMENTS

Qualified plans and TSAs are subject to required minimum distribution rules. See "Required minimum distributions" later in this prospectus.

SPOUSAL CONSENT RULES

If ERISA rules apply to your qualified plan or TSA you will need to get spousal consent for loans, withdrawals or other distributions if you are married when you request a withdrawal type transaction under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the employer's plan and the contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a qualified plan or TSA before you reach age 591/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o if you are separated from service, any form of payout after you are age 55; or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

SIMPLIFIED EMPLOYEE PENSIONS (SEPS)

An employer can establish a SEP plan for its employees and can make contributions to a contract for each eligible employee. A SEP IRA contract is a form of traditional IRA contract, owned by the employee-annuitant and most of the rules which apply to traditional IRAs apply. See "Traditional Individual Retirement Annuities (Traditional IRAs)" later in this prospectus. A major difference is the amount of permissible contributions. Rules similar to those discussed above under "Qualified Plans -- General; Contributions" apply. In 2003 an employer can annually contribute an amount for an employee up to the lesser of $40,000 or 25% of compensation. This amount may be further adjusted for cost of living change in future years. In figuring out compensation you exclude the employer's contribution to the SEP. Under our current practice, regular traditional IRA contributions by the employee may not be made under a SEP IRA contract and are put into a separate traditional IRA contract.

Salary reduction SEP (SARSEP) plans may no longer be established for years beginning after December 31, 1996. However, employers who had established SARSEP plans prior to 1997 can continue to make contributions on behalf of participating employees for 1997 and later years. Please consult your tax advisor.


SEP plans are available under EQUI-VEST(R) Series 300 in all states except OR, WA and MD. EQUI-VEST(R) SEP Series 200 are available in WA, OR and MD.



                                                             Tax information  45

SIMPLE IRAS (SAVINGS INCENTIVE MATCH PLAN)

An eligible employer may establish a "SIMPLE IRA" plan to make contributions to special individual retirement accounts or individual retirement annuities for its employees ("SIMPLE IRAs"). The IRS has issued various forms which may be used by employers to set up a SIMPLE IRA plan. Currently, we are accepting only those SIMPLE IRA plans using IRS Form 5304-SIMPLE. Use of Form 5304-SIMPLE requires that the employer permit the employee to select a SIMPLE IRA provider.

The employer cannot maintain any other qualified plan, SEP plan or TSA arrangement if it makes contributions under a SIMPLE IRA plan. (Eligible employers may maintain EDC plans.)

Any type of employer -- corporation, partnership, self-employed person, government or tax-exempt entity -- is eligible to establish a SIMPLE IRA plan if it meets the requirements about number of employees and compensation of those employees.

It is the responsibility of the employer to determine whether it is eligible to establish a SIMPLE IRA plan and whether such plan is appropriate.

The employer must have no more than 100 employees who earned at least $5,000 in compensation from the employer in the prior calendar year.


An employer establishing a SIMPLE IRA plan should consult its tax adviser concerning the various technical rules applicable to establishing and maintaining SIMPLE IRA plans. For example, the definition of employee's "compensation" may vary depending on whether it is used in the context of employer eligibility, employee participation and employee or employer contributions.


Participation must be open to all employees who received at least $5,000 in compensation from the employer in any two preceding years (they do not have to be consecutive years) and who are reasonably expected to receive at least $5,000 in compensation during the year. (Certain collective bargaining unit and alien employees may be excluded.)


The only kinds of contributions which may be made to a SIMPLE IRA are (i) contributions under a salary reduction agreement entered into between the employer and the participating employee and (ii) required employer contributions (employer matching contributions or employer nonelective contributions). (Direct transfer and rollover contributions from other SIMPLE IRAs, but not traditional IRAs or Roth IRAs, may also be made.) Salary reduction contributions can be any percentage of compensation (or a specific dollar amount, if the employer's plan permits) but are limited to $8,000 in 2003. This salary reduction limit is scheduled to increase by $1,000 annually until the limits reach $10,000 in 2005. This limit may be further adjusted for cost of living charges in future years.

If the plan permits, an individual at least age 50 at any time during 2003 can make up to $1,000 additional salary reduction contributions for 2003.


Generally, the employer is required to make matching contributions on behalf of each eligible employee in an amount equal to the salary reduction contributions, up to 3% of the employee's compensation. In certain circumstances, an employer may elect to make required employer contributions on an alternate basis. Employer matching contributions to a SIMPLE IRA for self-employed individuals are treated the same as matching contributions for employees. (They are not subject to the elective deferral limits.)

TAX TREATMENT OF SIMPLE IRAS

Unless specifically otherwise mentioned, for example, regarding differences in permissible contributions and potential penalty tax on distributions, the rules which apply to traditional IRAs also apply to SIMPLE IRAs. See "Traditional Individual Retirement Annuities (Traditional IRAs)" later in this prospectus.

Amounts contributed to SIMPLE IRAs are not currently taxable to employees. Only the employer can deduct SIMPLE IRA contributions, not the employee. An employee eligible to participate in a SIMPLE IRA is treated as an active participant in an employer plan and thus may not be able to deduct (fully) regular contributions to his/her own traditional IRA.

As with traditional IRAs in general, contributions and earnings accumulate tax deferred until withdrawn and are then fully taxable. There are no withdrawal restrictions applicable to SIMPLE IRAs. However, because of the level of employer involvement, SIMPLE IRA plans are subject to ERISA. See the rules under "ERISA Matters" below.


Amounts withdrawn from a SIMPLE IRA can always be rolled over to another SIMPLE IRA. No rollovers from a SIMPLE IRA to a non-SIMPLE IRA are permitted for individuals under age 59-1/2 who have not participated in the employer's SIMPLE IRA plan for two full years. Also, for such individuals, any amounts withdrawn from a SIMPLE IRA are not only fully taxable but are also subject to a 25% (not 10%) additional federal income tax penalty. (The exceptions for death, disability, etc. apply.)

SIMPLE IRA plans are available under EQUI-VEST(R) Series 400 in states where approved.


PUBLIC AND TAX-EXEMPT ORGANIZATION EMPLOYEE DEFERRED COMPENSATION PLANS (EDC PLANS)


SPECIAL EMPLOYER AND OWNERSHIP RULES. Employers eligible to maintain EDC plans under Section 457(b) of the Code are governmental entities such as states, municipalities and state agencies (governmental employer) or tax-exempt entities (tax-exempt employer). Participation in an EDC plan of a tax-exempt employer is limited to a select group of management or highly compensated employees because of ERISA rules that do not apply to governmental employer plans.


The rules that apply to tax-exempt employer EDC plans and governmental employer EDC plans may differ.

An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer's contributions to purchase the EDC contracts or any earnings until they actually receive funds from a governmental EDC plan. The participants of a tax-exempt EDC plan may have to include in income the employer


46  Tax information
contributions and any earnings when they are entitled to receive funds from the EDC plan. The EDC plan funds are subject to the claims of the employer's general creditors in an EDC plan maintained by a tax-exempt employer. In an EDC plan maintained by a governmental employer, the plan's assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.

CONTRIBUTION LIMITS. For both governmental and tax-exempt employer EDC plans, the maximum contribution for 2003 is the lesser of $12,000 or 100% of includible compensation.


Special rules may permit "catch-up" contributions during the three years preceding normal retirement age under the EDC plan. If the plan provides for catch-up contributions for any of the 3 years of service preceding the plan retirement age, the maximum contribution for an individual eligible to make such catch-up contributions is twice the otherwise applicable dollar limit, or $24,000 for 2003.


For governmental EDC plans only, if the plan permits, an individual at least age 50 at any time during 2003 may be able to make up to $2,000 additional salary reduction contributions. An individual must coordinate this "age 50" catch-up with the other "last 3 years of service" catch up.

GOVERNMENTAL EMPLOYER EDC PLANS -- ROLLOVER CONTRIBUTIONS. Eligible rollover distributions from 403(b) plans (TSAs), 401(a) qualified plans, other governmental EDC plans and traditional IRAs may be rolled over into other such plans. The recipient plan must agree to take the distribution. If the source of the eligible rollover distribution is not a governmental EDC plan and the recipient plan is a governmental EDC plan, the recipient governmental EDC plan must agree to separately account for the rolled-over funds.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

WITHDRAWAL LIMITS. In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 70-1/2, severs from employment with the employer or is faced with an unforeseeable emergency.
Income or gains on contributions under an EDC plan are subject to federal income tax when amounts are distributed (governmental EDC plan) or made available (tax-exempt EDC plan) to the employee or beneficiary. Small amounts (up to $5000) may be taken out by the employee or forced out by the plan under certain circumstances, even though the employee may still be working and amounts would not otherwise be made available.

DISTRIBUTION REQUIREMENTS. EDC plans are subject to minimum distribution rules similar to those that apply to qualified plans. See "Required minimum distributions" later in this prospectus. That is, distributions from EDC plans generally must start no later than April 1st of the calendar year following the calendar year in which the employee attains age 70-1/2 or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator's responsibility to see that minimum distributions from an EDC plan are made.


If the EDC plan provides, a deceased employee's beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and the payments will be taxed as they are received.

TAX TREATMENT OF DISTRIBUTIONS -- TAX-EXEMPT EMPLOYER EDC PLANS.
 Distributions to a tax-exempt EDC plan participant are characterized as "wages" for income tax reporting and withholding purposes. No election out of withholding is possible. See "Federal and state income tax withholding and information reporting" later in this prospectus. Withholding on wages is the employer's responsibility. Distributions from an EDC plan are not subject to FICA tax, if FICA tax was withheld by the employer when wages were deferred.

Distributions from a tax-exempt EDC plan may not be rolled over to any other eligible retirement plan.


TAX TREATMENT OF DISTRIBUTIONS -- GOVERNMENTAL EMPLOYER EDC PLANS. The taxation of distributions from a governmental EDC plan is generally the same as the tax treatment of distributions from qualified plans and TSAs discussed earlier in this prospectus. That is, amounts are generally not subject to tax until actually distributed and amounts may be subject to 20% federal income tax withholding. See "Federal and State income tax withholding and information reporting" later in this prospectus. However, distributions from a governmental EDC plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 59-1/2 distributions.


TAX-DEFERRED ROLLOVERS -- GOVERNMENTAL EMPLOYER EDC PLANS. A participant in a governmental EDC plan may be able to roll over an eligible rollover distribution from the plan to a traditional IRA, qualified plan or TSA, as well as to another governmental EDC plan. The recipient plan must agree to take the distribution.


If you roll over funds from a governmental EDC plan into a different type of eligible retirement plan (qualified plan, TSA, or traditional IRA), any subsequent distributions may be subject to the 10% federal income tax penalty noted above. Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.



                                                             Tax information  47

LOANS FROM GOVERNMENTAL EDC PLANS. Same as for qualified plans and TSAs. (See "Loans from qualified plans and TSAs" under "Distributions from qualified plans and TSAs" earlier in this prospectus.)



TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

This part of the prospectus contains the information that the IRS requires you to have before you purchase an IRA and covers some of the special tax rules that apply to IRAs.


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, funded on an after-tax basis. Roth IRAs are not available under this prospectus and are not discussed here.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, including IRAs funded by or through your employer, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code.

We are applying for an opinion letter from the IRS to approve the EQUI-VEST(R) SIMPLE IRA contracts, as amended to reflect recent tax law changes, for use as a SIMPLE IRA. We have not applied for a formal opinion letter for certain EQUI-VEST(R) SEP and SARSEP contracts which had been previously approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST(R) SEP, SARSEP and SIMPLE IRA contracts.

CANCELLATION

You can cancel an EQUI-VEST(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. If you cancel a contract, we may have to withhold tax and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

CONTRIBUTIONS

As SEP, SARSEP-IRA and SIMPLE IRA contracts are employer-funded traditional IRAs, the employee does not make regular contributions to the contract other than through the employer. However, an employee can make rollover or transfer contributions to SEP-IRA, SARSEP-IRA and in limited circumstances, to SIMPLE-IRA contracts. We reserve the right to approve the circumstances under which we will take rollover contributions to EQUI-VEST(R) SEP, SARSEP-IRA and SIMPLE IRA contracts.

RECHARACTERIZATION

Employer-funded amounts that have been contributed as traditional IRA funds may, in some circumstances, subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have employer-funded amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

ROLLOVERS AND TRANSFER CONTRIBUTIONS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;

o governmental EDC plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another. Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:


o Do it yourself

  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan


48  Tax information
  will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover

  You tell the trustee or custodian of the eligible retirement plan to send the eligible rollover distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

  All distributions from a TSA, qualified plan or governmental EDC plan are eligible rollover distributions, unless the distribution is:

o a "required minimum distribution" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o a hardship withdrawal; or

o a corrective distribution which fits specified technical tax rules; or


o a loan that is treated as a distribution; or


o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental EDC plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental EDC plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are examples of excess contributions to IRAs:

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution before the due date (including extensions) for filing your federal income tax return for the year. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS

You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS

Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. The conversion of amounts from a SEP IRA, SARSEP IRA or SIMPLE IRA (after two plan participant years) to a Roth IRA is taxable. Generally, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.


                                                             Tax information  49

In addition, a distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan. (See "Rollovers from eligible retirement plans other than traditional IRAs" above.)


The following are eligible to receive rollovers of distributions from a traditional IRA; a qualified plan, a TSA or a governmental EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans under very limited circumstances.

REQUIRED MINIMUM DISTRIBUTIONS


Traditional IRAs are subject to required minimum distribution rules described in "Required minimum distributions" later in this prospectus.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option under series 300 and 400 contracts. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The 3% guaranteed interest rate is in the contract.

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored.


50  Tax information

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

                                   TABLE I
                             ACCOUNT VALUES AND
                                 CASH VALUES

                (assuming $1,000 contributions made annually
                   at the beginning of the contract year)

-------------------------------------  -----------------------------------------
          3% Minimum Guarantee                   3% Minimum Guarantee
-------------------------------------  -----------------------------------------
  Contract      Account      Cash        Contract     Account           Cash
  Year End       Value       Value       Year End      Value            Value
-------------------------------------  -----------------------------------------
      1     $ 1,009.40    $   954.89        26      $ 38,956.96      $ 38,596.96
-------------------------------------  -----------------------------------------
      2     $ 2,039.68    $ 1,929.54        27      $ 41,155.67      $ 40,795.67
-------------------------------------  -----------------------------------------
      3     $ 3,100.87    $ 2,933.43        28      $ 43,420.34      $ 43,060.34
-------------------------------------  -----------------------------------------
      4     $ 4,193.90    $ 3,967.43        29      $ 45,752.95      $ 45,392.95
-------------------------------------  -----------------------------------------
      5     $ 5,319.72    $ 5,032.45        30      $ 48,155.53      $ 47,795.53
-------------------------------------  -----------------------------------------
      6     $ 6,479.31    $ 6,129.42        31      $ 50,630.20      $ 50,270.20
-------------------------------------  -----------------------------------------
      7     $ 7,673.69    $ 7,313.69        32      $ 53,179.11      $ 52,819.11
-------------------------------------  -----------------------------------------
      8     $ 8,903.90    $ 8,543.90        33      $ 55,804.48      $ 55,444.48
-------------------------------------  -----------------------------------------
      9     $10,171.01    $ 9,811.01        34      $ 58,508.61      $ 58,148.61
-------------------------------------  -----------------------------------------
      10    $11,476.14    $11,116.14        35      $ 61,293.87      $ 60,933.87
-------------------------------------  -----------------------------------------
      11    $12,820.43    $12,460.43        36      $ 64,162.69      $ 63,802.69
-------------------------------------  -----------------------------------------
      12    $14,205.04    $13,845.04        37      $ 67,117.57      $ 66,757.57
-------------------------------------  -----------------------------------------
      13    $15,631.19    $15,271.19        38      $ 70,161.10      $ 69,801.10
-------------------------------------  -----------------------------------------
      14    $17,100.13    $16,740.13        39      $ 73,295.93      $ 72,935.93
-------------------------------------  -----------------------------------------
      15    $18,613.13    $18,253.13        40      $ 76,524.81      $ 76,164.81
-------------------------------------  -----------------------------------------
      16    $20,201.53    $19,841.53        41      $ 79,850.55      $ 79,490.55
-------------------------------------  -----------------------------------------
      17    $21,837.57    $21,477.57        42      $ 83,276.07      $ 82,916.07
-------------------------------------  -----------------------------------------
      18    $23,522.70    $23,162.70        43      $ 86,804.35      $ 86,444.35
-------------------------------------  -----------------------------------------
      19    $25,258.38    $24,898.38        44      $ 90,438.48      $ 90,078.48
-------------------------------------  -----------------------------------------
      20    $27,046.13    $26,686.13        45      $ 94,181.64      $ 93,821.64
-------------------------------------  -----------------------------------------
      21    $28,887.52    $28,527.52        46      $ 98,037.08      $ 97,677.08
-------------------------------------  -----------------------------------------
      22    $30,784.14    $30,424.14        47      $102,008.20      $101,648.20
-------------------------------------  -----------------------------------------
      23    $32,737.67    $32,377.67        48      $106,098.44      $105,738.44
-------------------------------------  -----------------------------------------
      24    $34,749.80    $34,389.80        49      $110,311.40      $109,951.40
-------------------------------------  -----------------------------------------
      25    $36,822.29    $36,462.29        50      $114,650.74      $114,290.74
-------------------------------------  -----------------------------------------


                                                             Tax information  51

                                   TABLE II
                             ACCOUNT VALUES AND
                                 CASH VALUES

                 (assuming a single contribution of $1,000 and
                            no further contribution)

-------------------------------------  -----------------------------------------
          3% Minimum Guarantee                   3% Minimum Guarantee
-------------------------------------  -----------------------------------------
  Contract      Account      Cash        Contract     Account           Cash
  Year End       Value       Value       Year End      Value            Value
-------------------------------------  -----------------------------------------
      1     $1,009.40     $  954.89         26       $1,038.40        $1,038.40
-------------------------------------  -----------------------------------------
      2     $1,018.89     $  963.87         27       $1,039.55        $1,039.55
-------------------------------------  -----------------------------------------
      3     $1,019.46     $  964.40         28       $1,040.73        $1,040.73
-------------------------------------  -----------------------------------------
      4     $1,020.04     $  964.96         29       $1,041.96        $1,041.96
-------------------------------------  -----------------------------------------
      5     $1,020.64     $  965.53         30       $1,043.22        $1,043.22
-------------------------------------  -----------------------------------------
      6     $1,021.26     $  966.11         31       $1,044.51        $1,044.51
-------------------------------------  -----------------------------------------
      7     $1,021.90     $1,021.90         32       $1,045.85        $1,045.85
-------------------------------------  -----------------------------------------
      8     $1,022.55     $1,022.55         33       $1,047.22        $1,047.22
-------------------------------------  -----------------------------------------
      9     $1,023.23     $1,023.23         34       $1,048.64        $1,048.64
-------------------------------------  -----------------------------------------
      10    $1,023.93     $1,023.93         35       $1,050.10        $1,050.10
-------------------------------------  -----------------------------------------
      11    $1,024.65     $1,024.65         36       $1,051.60        $1,051.60
-------------------------------------  -----------------------------------------
      12    $1,025.38     $1,025.38         37       $1,053.15        $1,053.15
-------------------------------------  -----------------------------------------
      13    $1,026.15     $1,026.15         38       $1,054.74        $1,054.74
-------------------------------------  -----------------------------------------
      14    $1,026.93     $1,026.93         39       $1,056.39        $1,056.39
-------------------------------------  -----------------------------------------
      15    $1,027.74     $1,027.74         40       $1,058.08        $1,058.08
-------------------------------------  -----------------------------------------
      16    $1,028.57     $1,028.57         41       $1,059.82        $1,059.82
-------------------------------------  -----------------------------------------
      17    $1,029.43     $1,029.43         42       $1,061.61        $1,061.61
-------------------------------------  -----------------------------------------
      18    $1,030.31     $1,030.31         43       $1,063.46        $1,063.46
-------------------------------------  -----------------------------------------
      19    $1,031.22     $1,031.22         44       $1,065.37        $1,065.37
-------------------------------------  -----------------------------------------
      20    $1,032.16     $1,032.16         45       $1,067.33        $1,067.33
-------------------------------------  -----------------------------------------
      21    $1,033.12     $1,033.12         46       $1,069.35        $1,069.35
-------------------------------------  -----------------------------------------
      22    $1,034.11     $1,034.11         47       $1,071.43        $1,071.43
-------------------------------------  -----------------------------------------
      23    $1,035.14     $1,035.14         48       $1,073.57        $1,073.57
-------------------------------------  -----------------------------------------
      24    $1,036.19     $1,036.19         49       $1,075.78        $1,075.78
-------------------------------------  -----------------------------------------
      25    $1,037.28     $1,037.28         50       $1,078.05        $1,078.05
-------------------------------------  -----------------------------------------

52  Tax information

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS

If you are a participant in a qualified retirement plan, an EDC plan (both employer types), or own a TSA or traditional IRA, including SEP, SARSEP or SIMPLE IRA, the required minimum distribution rules force you to start calculating and taking annual distributions from these tax-favored retirement plans and arrangements by a specified date. The beginning date depends on the type of plan or arrangement, and your age and retirement status. The distribution requirements are designed to use up your interest in the plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried back to other years.


Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations apply beginning in January 2003. The 2002 final Regulations include Temporary Regulations applicable to annuity contracts used to fund plans. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have been suspended for 2003. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your plan administrator and tax adviser concerning applicability of these complex rules to your situation.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS -- WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION

You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

Generally, qualified plan, TSA and EDC plan participants must also take the first required minimum distribution for the calendar year in which the participant turns age 70-1/2. However, qualified plan, TSA and EDC plan participants may be able to delay the start of required minimum distributions for all or part of the account balance until after age 70-1/2, as follows:

o For qualified plan, TSA and EDC plan participants who have not retired from service with the employer who provided the funds for this qualified plan, TSA, or EDC contract by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1st following the calendar year of retirement. Note that this rule does not apply to qualified plan participants who are 5% owners.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70-1/2.

The first required minimum distribution is for the calendar year in which you turn age 70-1/2, or the year you retire, if you are eligible for the delayed start rule. You have the choice to take this first required minimum distribution during the calendar year you turn 70-1/2 or retire or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2 or retire if you are eligible for the delayed start rule. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an "account-based" method, you divide the value of your qualified plan, TSA, EDC, or traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table to give you the required minimum distribution amount for that particular plan or arrangement for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may be able to later apply your funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.


DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?


No, if you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.


WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE?

We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you have any kind of traditional IRA (SEP, SARSEP or SIMPLE IRA) we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


                                                             Tax information  53

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR?


The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA or TSA that you maintain, using the method that you picked for that particular IRA or TSA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA (or TSA) required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs (or TSAs) that you own.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR?


Your plan or arrangement could be disqualified, and you could have to pay tax on the entire value. Even if your plan or arrangement is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age
70 1/2 is approaching. If this is an IRA or TSA and you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA or TSA that you own. Note that in the case of a qualified plan or EDC the distribution must be taken annually.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary, depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's or the participant's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required for a year before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Qualified plans under Section 401 of the Internal Revenue Code are generally subject to ERISA. Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

In addition, certain loan rules apply only to loans under ERISA plans:

o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for ensuring that any loan meets applicable DOL requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not Equitable Life, to properly administer any loan made to plan participants.

o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with EQUI-VEST(R) processing and all other terms and conditions of the loan.

o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.


54  Tax information

o Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.

CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.


Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor and the plan sponsor may choose not to comply with Section 404(c).


The EQUI-VEST(R) Trusteed, HR-10 Annuitant-Owned, SIMPLE IRA and TSA contracts provide the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. Equitable Life and its financial professionals shall not be responsible if a plan fails to meet the requirements of Section 404(c).

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


o We are generally required to withhold on conversion rollovers of traditional IRAs in SEP, SARSEP or SIMPLE IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), and any distribution from a qualified plan or TSA which is not an eligible rollover distribution we generally withhold at a flat 10% rate.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA, GOVERNMENTAL EDC AND QUALIFIED PLAN
DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans, governmental EDC plans, and TSAs are subject to mandatory 20% withholding. The plan admin-


                                                             Tax information  55
istrator is responsible for withholding from qualified plan and governmental
EDC plan distributions. An eligible rollover distribution from one of these eligible retirement plans can be rolled over to another one of these eligible retirement plans or a traditional IRA. All distributions from a TSA, governmental EDC plan or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are "required minimum distributions" after age 70-1/2 or retirement; or

o hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions which fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


56  Tax information

8. More information

--------------------------------------------------------------------------------
ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.


Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

Each subaccount (variable investment option) within Separate Account A invests solely in Class IA or Class IB/B shares, respectively, issued by the corresponding portfolios of either Trust.


We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan relating to its Class IB/B shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.


The rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
  Fixed Maturity Options
     With June 15th
    Maturity Date of       Rate to Maturity as of       Price Per $100 of
      Maturity Year          February 14, 2003            Maturity Value
--------------------------------------------------------------------------------
         2003                     3.00%**                   $ 99.02
         2004                     3.00%**                   $ 96.13
         2005                     3.00%**                   $ 93.33
         2006                     3.00%**                   $ 90.61
         2007                     3.00%**                   $ 87.98
         2008                     3.35%                     $ 83.87
         2009                     3.70%                     $ 79.43
         2010*                    4.00%                     $ 74.99
         2011*                    4.25%                     $ 70.68
         2012*                    4.45%                     $ 66.59
--------------------------------------------------------------------------------



*  Not available in Oregon.
** Since these rates to maturity were 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


                                                            More information  57

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II later in this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be require to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interest under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR CERTAIN SEP AND KEOGH PLAN CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into your contracts on a monthly basis. AIP is available for Single Life SEP and Keogh Units provided that the single life is the employer who provided the funds.



58  More information

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option but not the fixed maturity options. Our minimum contribution amount requirement is $20 (or $50 for Series 300 contracts). You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.


You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

WIRE TRANSFERS. Employers may also send contributions by wire transfer from a bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees; or

o the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


                                                            More information  59

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002 incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP independent accountants given on the authority of such firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING


Generally, the owner may not assign a contract for any purpose. However, a trustee owner of a Trusteed contract can transfer ownership to the annuitant. We will not be bound by this assignment for transfer of ownership unless it is in writing and we have received it at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign a contract as security for a loan or other obligation. Loans from account value, however, are permitted under TSA (but not University TSA), governmental EDC (subject to state availability) and Corporate Trusteed contracts only, unless restricted by the employer.


FUNDING CHANGES

The employer or trustee can change the funding vehicle for an EDC or Trusteed contract. You can change the funding vehicle for a TSA, SEP or SIMPLE IRA contract.

DISTRIBUTION OF THE CONTRACTS

AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, N.Y. 10104.

The contracts are sold by financial professionals who are registered representatives of AXA Advisors, and its affiliates who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.


60  More information

9. Investment performance

--------------------------------------------------------------------------------
The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract including the withdrawal charge and annual administrative charge, if applicable, but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, or the annuity administrative fee, if applicable. The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated charge for the purpose of the table of $0.684 per $1,000.

The results shown under "Length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "Length of portfolio period" include some periods when a variable investment option investing in the portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options been available. Since charges under the contracts vary, we have assumed, for each charge, the highest that might apply.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


                                                      Investment performance  61

                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:



------------------------------------------------------------------------------------------------------------------------------------
                                                  Length of option period                   Length of portfolio period
                                         -------------------------------------------------------------------------------------------
                                                                                                                           Since
                                                                 Since option                                             portfolio
Variable investment options              1 Year     5 Years       inception+*   3 Years       5 Years      10 Years     inception+**
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                    --          --            --            --            --           --           1.27%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                  --          --            --            --            --           --         (26.49)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity         --          --            --            --            --           --         (27.40)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity        --          --            --            --            --           --         (29.04)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth             --          --            --            --            --           --         (37.60)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value              --          --            --            --            --           --         (26.39)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth         --          --            --            --            --           --         (43.47)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value          --          --            --            --            --           --         (31.77)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                   --          --            --            --            --           --         (48.84)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                  (35.12)%    (14.28)%        6.69%       (26.86)%      (14.28)%      (0.50)%         6.69%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***             (39.53)%     (6.28)%       10.45%       (24.02)%       (6.28)%       6.39%          9.01%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***        (27.59)%      1.57%         7.95%        (8.77)%        1.57%          --           7.65%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government
 Securities ***                            1.94%       4.38%         4.83%         5.62%         4.38%        4.69%          5.37%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International ***            (16.58)%     (6.75)%       (3.45)%       (22.93)%      (6.75)%         --          (2.59)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth               (37.54)%        --        (22.66)%       (29.21)%          --           --         (20.64)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***               1.03%       4.39%         4.84%          6.13%         4.39%          --           4.64%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth             (36.48)%     (5.93)%       (2.98)%       (15.18)%       (5.93)%         --          (1.07)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                   (47.06)%        --        (38.13)%           --            --           --         (36.33)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced ***                          (19.17)%      0.91%         7.18%         (8.81)%        0.91%        4.90%          7.18%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value           (20.28)%        --         (7.57)%        (7.86)%          --           --          (0.98)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible          (32.91)%        --        (15.44)%       (19.11)%          --           --         (15.44)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International        (21.65)%        --        (13.25)%       (22.41)%          --           --         (10.19)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research             (31.15)%        --         (8.21)%       (11.43)%          --           --          (7.84)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity          (30.16)%        --         (9.71)%       (11.70)%          --           --          (8.95)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity               (12.64)%     (8.04)%      (11.71)%       (22.92)%       (8.04)%         --         (11.71)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                  (28.72)%     (3.51)%        7.60%        (18.61)%       (3.51)%         --           7.25%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                       (30.51)%        --        (18.07)%       (21.75)%          --           --         (14.98)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                            (25.03)%        --        (17.89)%           --            --           --         (17.89)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                (21.31)%     (5.80)%       (3.29)%        (5.65)%       (5.80)%         --          (2.08)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield ***                         (9.48)%     (6.58)%        1.96%         (6.95)%       (6.58)%       3.91%          5.34%
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                     --          --            --           6.59%           --           --           4.84%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                (36.72)%        --        (33.73)%           --            --           --         (33.73)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                (20.47)%        --          2.43%          3.20%           --           --           0.08%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                         (18.21)%        --        (12.16)%           --            --           --          (4.93)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity            (23.24)%      3.06%         4.29%         (3.86)%        3.06%          --           5.57%
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies         (40.67)%     (6.58)%       (3.86)%       (34.41)%       (6.58)%         --          (2.30)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                   (27.53)%        --        (13.66)%       (16.74)%          --           --         (11.17)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market ***                       (5.35)%      1.90%         5.07%          0.63%         1.90%        2.85%          5.07%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value          (25.61)%     (4.82)%       (2.59)%       (10.47)%       (4.82)%         --          (1.65)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity           (23.22)%     (0.58)%      (10.36)%       (20.85)%       (0.58)%         --           0.90%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                        (32.81)%    ( 6.78)%      (19.37)%       (27.28)%       (6.78)%         --          (2.39)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                       --          --            --         (11.48)%          --           --          (4.26)%
------------------------------------------------------------------------------------------------------------------------------------


   + Unannualized (including Since Inception values if time since inception is less than one year).

   * The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Growth and Income, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, and EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA


62 Investment performance

     Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14,
     2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

 ** The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Growth and Income (10/1/93); EQ/High Yield (1/2/87); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance International (4/3/95); EQ/Money Market (7/13/81); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research, and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Health Care, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

 *** The inception dates for the footnoted portfolios are for portfolios of The
     Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.



                                                       Investment performance 63

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios, and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's                                 Investment Management Weekly
Morningstar's Variable Annuity           Money Management Letter
     Sourcebook                          Investment Dealers Digest
Business Week                            National Underwriter
Forbes                                   Pension & Investments
Fortune                                  USA Today
Institutional Investor                   Investor's Business Daily
Money                                    The New York Times
Kiplinger's Personal Finance             The Wall Street Journal
Financial Planning                       The Los Angeles Times
Investment Adviser                       The Chicago Tribune
--------------------------------------------------------------------------------


From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge or any withdrawal charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o the "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life insurance and annuity contracts; and

o the "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

YIELD INFORMATION


Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the annual administrative charge, withdrawal charge, and any charges for state premium and other applicable taxes. For more information, see "EQ/Money Market option yield information" and "Other yield information" in the SAI.


64  Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's annual report on Form 10-K for the year ended December 31, 2002, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  65

                      (This page intentionally left blank)

Appendix I: Condensed financial information

--------------------------------------------------------------------------------
The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same asset based charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered, if less than ten years ago.


SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2002

------------------------------------------------------------------------------------------------------------------------------------
                                                                     For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                          1994      1995      1996      1997      1998      1999      2000      2001      2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $106.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --       264
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 78.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --       101
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 78.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --        82
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core
 Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 76.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --        91
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 67.87
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --       138
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 79.08
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --       127
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap
 Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 62.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --       211
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 73.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --       214
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 56.63
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --        53
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $95.45   $123.95   $149.41   $163.33   $161.59   $189.44   $162.34   $120.13   $ 84.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      664     1,310     2,468     3,226     3,342     2,980     2,607     2,242     1,841
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $97.03   $126.78   $155.42   $198.12   $252.88   $312.31   $264.88   $233.80   $154.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      948     1,989     3,457     4,765     5,808     6,502     6,233     5,579     4,418
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $98.86   $121.02   $143.37   $179.30   $213.81   $250.31   $269.09   $262.05   $204.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      210       498       975     1,800     2,475     3,095     3,352     3,789     3,455
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information  A-1

SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2002 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                     For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                          1994      1995      1996      1997      1998      1999      2000      2001      2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
 Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 98.19   $109.80   $112.40   $118.98   $126.48   $124.96   $134.60   $143.62   $154.25
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       32        89       146       202       314       360       309       587       915
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --   $104.15   $112.83   $107.92   $117.72   $160.04   $121.54   $ 92.48   $ 82.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --       141       763       968       971       926     1,028       945     5,013
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --   $116.36   $ 93.70   $ 70.28   $ 47.74
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --       887     2,596     2,788     2,376
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 93.87   $108.38   $112.65   $121.30   $130.07   $125.76   $138.33   $147.79   $157.39
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       53       135       196       283       557       622       566       899       950
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --   $125.55   $118.57   $149.64   $168.29   $144.40   $ 99.61
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --       488     1,101       976     1,895     1,988     1,955
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --   $ 66.10   $ 49.27   $ 28.78
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --     1,313     1,757     1,713
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 91.64   $108.26   $119.26   $135.29   $157.63   $183.18   $178.32   $172.66   $149.01
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      289       386       548       655       752       854       846     1,334     2,689
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --   $ 94.39   $ 80.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --     1,544     1,981
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --   $107.58   $103.06   $ 86.73   $ 62.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --         4        15        33        57
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 67.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --        61
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --   $106.78   $111.59   $107.86   $ 80.17
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --         8        44        95     1,211
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --   $101.64   $103.88   $100.43   $ 75.63
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        13        34        96       375
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --   $ 79.41   $ 57.18   $110.43   $ 65.32   $ 61.12   $ 56.74
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --       109       217       590       926       850       895
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $100.95   $135.94   $164.12   $214.66   $271.24   $322.15   $287.40   $249.66   $191.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       47       592     1,486     2,686     3,805     4,579     4,346     4,083     3,648
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --   $106.57   $ 92.84   $ 76.01   $ 56.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --         5        18        33        55
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --   $ 99.98   $ 85.41   $ 68.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        86       420       738
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2002 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                     For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                          1994      1995      1996      1997      1998      1999      2000      2001      2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --   $118.06   $104.82   $105.28   $109.21   $112.05   $ 94.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --       577       859       721       628     1,238     1,835
------------------------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 95.88   $113.44   $137.53   $160.74   $150.42   $143.43   $129.28   $128.74   $123.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       99       209       444       831     1,164       998       800       770       696
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 80.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --        25
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $107.03
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --       207
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --   $ 83.95   $ 63.80   $ 43.86
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --       165       464       581
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $112.38
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --       239
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --   $105.89   $ 92.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --       337
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --   $115.97   $127.67   $149.82   $165.28   $172.07   $141.48
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --       145       444       617       634     1,044     1,282
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --   $121.34   $161.04   $275.93   $220.97   $143.76   $ 93.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --       256     1,090     2,427     3,720     3,422     2,890
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --   $104.48   $102.37   $ 84.85   $ 66.13
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        18        68        87       118
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $102.61   $107.04   $111.21   $115.66   $120.19   $124.47   $130.47   $133.66   $133.83
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       63        81       165       146       262       360       297       395       342
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --   $115.17   $128.20   $124.76   $131.45   $120.85   $ 96.50
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --       250       581       648       521       532       484
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 75.52
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --       928
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 53.85
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --        19
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                --        --        --        --        --        --        --        --   $ 81.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --        --        --        --        --        --        --        --        72
------------------------------------------------------------------------------------------------------------------------------------



                                 Appendix I: Condensed financial information A-3

SERIES 100 AND 200 CONTRACTS\

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2002

------------------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                1992    1993    1994    1995    1996    1997    1998    1999    2000    2001    2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $106.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --     264
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 78.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --     101
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 78.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --      82
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core
 Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 76.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --      91
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 67.87
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --     138
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 79.08
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --     127
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap
 Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 62.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --     211
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap
 Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 73.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --     214
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 56.63
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --      53
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                 $ 48.30 $ 55.68 $ 52.88 $ 68.73 $ 82.91 $ 90.75 $ 89.92 $105.59 $ 90.70 $ 67.13 $ 47.48
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         17,986  21,496  24,787  25,821  27,945  28,030  25,634  20,946  18,138  16,058  13,832
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                 $104.63 $128.81 $124.32 $162.42 $199.05 $253.68 $323.75 $399.74 $339.28 $299.82 $197.84
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         11,841  13,917  15,749  16,292  16,933  17,386  17,231  16,705  15,685  14,197  11,899
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      -- $ 98.86 $121.02 $143.37 $179.30 $213.81 $250.31 $269.09 $262.05 $204.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --     210     498     975   1,800   2,475   3,095   3,352   3,789   3,455
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate
 Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      -- $ 98.19 $109.80 $112.40 $118.98 $126.48 $124.96 $134.60 $143.62 $154.25
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      32      89     146     202     314     360     309     587     915
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      -- $104.15 $112.83 $107.92 $117.72 $160.04 $121.54 $ 92.48 $ 82.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --     141     763     968     971     926   1,028     945   5,013
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      -- $116.36 $ 93.70 $ 70.28 $ 47.74
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --     887   2,596   2,788   2,376
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      -- $ 93.87 $108.38 $112.65 $121.30 $130.07 $125.76 $138.33 $147.79 $157.39
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      53     135     196     283     557     622     566     899     950
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      -- $125.55 $118.57 $149.64 $168.29 $144.40 $ 99.61
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --     488   1,101     976   1,895   1,988   1,955
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      -- $ 66.10 $ 49.27 $ 28.78
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --   1,313   1,757   1,713
------------------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2002 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                1992    1993    1994    1995    1996    1997    1998    1999    2000    2001    2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
------------------------------------------------------------------------------------------------------------------------------------
  Unit Value                                 $ 26.04 $ 28.85 $ 26.18 $ 30.92 $ 34.06 $ 38.66 $ 45.07 $ 52.39 $ 51.10 $ 49.61 $ 42.91
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         25,975  31,259  32,664  30,212  28,319  26,036  24,361  22,434  20,413  19,822  23,382
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit Value                                      --      --      --      --      --      --      --      --      -- $ 94.39 $ 80.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --   1,544   1,981
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      -- $107.58 $103.06 $ 86.73 $ 62.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --       4      15      33      57
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 67.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --      61
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      -- $106.78 $111.59 $107.86 $ 80.17
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --       8      44      95   1,211
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      -- $101.64 $103.88 $100.43 $ 75.63
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      13      34      96     375
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      -- $ 79.41 $ 57.18 $110.43 $ 65.32 $ 61.12 $ 56.74
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --     109     217     590     926     850     895
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      -- $100.95 $135.94 $164.12 $214.66 $271.24 $322.15 $287.40 $249.66 $191.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      47     592   1,486   2,686   3,805   4,579   4,346   4,083   3,648
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      -- $106.57 $ 92.84 $ 76.01 $ 56.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --       5      18      33      55
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      -- $ 99.98 $ 85.41 $ 68.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      86     420     738
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      -- $118.06 $104.82 $105.28 $109.21 $112.05 $ 94.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --     577     859     721     628   1,238   1,835
------------------------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      -- $ 95.88 $113.44 $137.53 $160.74 $150.42 $143.43 $129.28 $128.74 $123.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      99     209     444     831   1,164     998     800     770     696
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 80.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --      25
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $107.03
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --     207
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      -- $ 83.95 $ 63.80 $ 43.86
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --     165     464     590
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $112.38
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --     239
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      -- $105.89 $ 92.40
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --     337
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      -- $115.97 $127.97 $149.82 $165.28 $172.07 $141.48
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --     145     444     617     634   1,044   1,282
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5

SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                1992    1993    1994    1995    1996    1997    1998    1999    2000    2001    2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth
 Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      -- $121.34 $161.04 $275.93 $220.97 $143.76 $ 93.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --     256   1,090   2,427   3,720   3,422   2,890
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      -- $104.48 $102.37 $ 84.85 $ 66.13
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      18      68      87     118
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                 $ 25.01 $ 25.41 $ 26.08 $ 27.22 $ 28.28 $ 29.41 $ 30.55 $ 31.63 $ 33.15 $ 33.96 $ 34.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          1,201   1,065   1,000   1,021   1,013     973   1,261   1,516   1,458   1,796   1,816
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth and Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit Value                                      --      --      --      --      -- $115.17 $128.20 $124.26 $131.45 $120.85 $ 96.50
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --     250     581     648     521     532     484
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 75.52
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --     928
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 53.85
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --      19
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --      --      --      --      --      --      --      --      -- $ 81.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --      --      --      --      --      --      --      --      --      72
------------------------------------------------------------------------------------------------------------------------------------


A-6 Appendix I: Condensed financial information

Appendix II: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 15, 2004 to a fixed maturity option with a maturity date of June 15, 2013 (i.e., nine* years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2008.



--------------------------------------------------------------------------------
                                                          Hypothetical assumed
                                                           rate to maturity on
                                                              June 15, 2008
--------------------------------------------------------------------------------
                                                            5.00%        9.00%
--------------------------------------------------------------------------------
 As of June 15, 2008 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048    $119,487
(2) Fixed maturity amount                                  $131,080    $131,080
(3) Market value adjustment: (1) - (2)                     $ 12,968    $(11,593)
--------------------------------------------------------------------------------
 On June 15, 2008 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with
    withdrawal:
    (3) x [$50,000/(1)]                                    $  4,501    $ (4,851)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499    $ 54,851
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,581    $ 76,229
--------------------------------------------------------------------------------
(7) Maturity value                                         $120,032    $106,915
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,048    $ 69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

*In Oregon, seven is the maximum maturity year.

                                Appendix II: Market value adjustment example B-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------
TABLE OF CONTENTS

                                                                            Page
Unit Values                                                                    2

Calculation of Annuity Payments                                                2
The Reorganization                                                             2
Custodian and Independent Accountants                                          3
EQ/Money Market Option Yield Information                                       3
Other Yield Information                                                        3
Distribution of the Contracts                                                  4
Financial Statements                                                           4


How to Obtain an EQUI-VEST(R) Statement of Additional Information for Separate Account A

Call 1-800-628-6673 or send this request form to:
     EQUI-VEST(R)
     Employer Sponsored Programs
     Processing Office
     The Equitable Life
     P.O. Box 2996
     New York, NY 10116-2996

--------------------------------------------------------------------------------


Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2003
(Employer-Sponsored Retirement Programs)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







888-1297 (5/03)

EQUI-VEST(R)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R)?

EQUI-VEST(R) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). Each of these contracts may not currently be available in all states.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond              o EQ/High Yield
o EQ/Alliance Intermediate Government    o EQ/J.P. Morgan Core Bond
  Securities                             o EQ/Money Market
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
 Domestic stocks
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care            o EQ/Calvert Socially Responsible
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian Research
  Equity                                 o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/Janus Large Cap Growth
o AXA Premier VIP Technology             o EQ/Lazard Small Cap Value
o EQ/Aggressive Stock                    o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/MFS Emerging Growth Companies
o EQ/Alliance Premier Growth             o EQ/MFS Investors Trust
o EQ/Alliance Small Cap Growth           o EQ/Putnam Growth & Income Value
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Bernstein Diversified Value         o EQ/Small Company Index
--------------------------------------------------------------------------------
 International stocks
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity   o EQ/Emerging Markets Equity
o EQ/Alliance International              o EQ/Putnam International Equity
o EQ/Capital Guardian International
--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o EQ/Balanced
--------------------------------------------------------------------------------



You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either Class IA or IB/B shares of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date. Fixed maturity options may currently not be available in your state. Check with your financial professional regarding availability.

TYPES OF CONTRACTS. We offer different "series" of contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.



A minimum contribution of $20 for IRAs or $1,000 for NQ is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                         X00474
                                                                Series 100 & 300

Contents of this prospectus


--------------------------------------------------------------------------------
EQUI-VEST(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
EQUI-VEST(R) at a glance -- key features                                     8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------

Example: EQUI-VEST(R) series 300 contracts                                  11
Example: EQUI-VEST(R) series 100 contracts                                  13
Condensed financial information                                             13




--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           14
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        14
Owner and annuitant requirements                                            16
How you can make your contributions                                         16
What are your investment options under the contract?                        16
Selecting your investment method                                            21
Allocating your contributions                                               22
Your right to cancel within a certain number of days                        22



--------------------------------------------------------------------------------

2. DETERMINING YOUR CONTRACT'S VALUE                                        23

--------------------------------------------------------------------------------
Your account value and cash value                                           23
Your contract's value in the variable investment options                    23
Your contract's value in the guaranteed interest option                     23

Your contract's value in the fixed maturity options                         23




--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
   OPTIONS                                                                  24
--------------------------------------------------------------------------------
Transferring your account value                                             24
Disruptive transfer activity                                                24
Automatic transfer options                                                  24
Investment simplifier                                                       24
Rebalancing your account value                                              25


----------------------
"We," "our" and "us" refer to Equitable Life.


When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.



2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     26
--------------------------------------------------------------------------------
Withdrawing your account value                                              26
How withdrawals are taken from your account value                           26
Surrender of your contract to receive its cash value                        27
Termination                                                                 27
When to expect payments                                                     27
Your annuity payout options                                                 27



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     29
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         29
Charges under the contracts                                                 29
Charges that the Trusts deduct                                              31
Group or sponsored arrangements                                             31
Other distribution arrangements                                             32



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 33
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     33
How death benefit payment is made                                           33
Beneficiary continuation option under Series 100 and
     300 Traditional IRA and Roth IRA contracts                             33



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          35
--------------------------------------------------------------------------------
Overview                                                                    35
Buying a contract to fund a retirement arrangement                          35
Transfers among investment options                                          35
Taxation of nonqualified annuities                                          35
Individual retirement arrangements ("IRAs")                                 36
Roth individual retirement annuities ("Roth IRAs")                          42
Federal and state income tax withholding and
     information reporting                                                  47
Impact of taxes to Equitable Life                                           47



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         48
--------------------------------------------------------------------------------
About Separate Account A                                                    48
About the Trusts                                                            48
About our fixed maturity options                                            48
About the general account                                                   49
About other methods of payment                                              49
Dates and prices at which contract events occur                             50
About your voting rights                                                    50
About legal proceedings                                                     51
About our independent accountants                                           51
Financial statements                                                        51
Transfers of ownership, collateral assignments,
     loans, and borrowing                                                   51
Distribution of the contracts                                               51

--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   52
--------------------------------------------------------------------------------
Communicating performance data                                              55




--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           56
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I -- Condensed financial information                                       A-1

II -- Market value adjustment example                                      B-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.




                                         Page
   account value                           24
   annuitant                               14
   annuity payout options                  28
   beneficiary                             34
   business day                            51
   cash value                              24
   conduit IRA                             41
   contract date                            9
   contract date anniversary                9
   contract year                            9
   contributions                           14
   contributions to Roth IRAs              43
    regular contribution                   43
    rollovers and transfers                44
    conversion contributions               44
   contributions to traditional IRAs       38
    regular contributions                  38

    rollovers and transfers                38

   disruptive transfer activity            25
   EQAccess                                 6
   fixed maturity options                  20
   guaranteed interest option              20

                                         Page
   IRA                                  cover
   IRS                                     36
   investment options                      16
   market adjusted amount                  20
   market timing                           25
   market value adjustment                 20
   maturity value                          20
   NQ                                   cover
   portfolio                            cover
   processing office                        6
   rate to maturity                        20

   Required Beginning Date                 41

   Roth IRA                             cover
   SAI                                  cover
   SEC                                  cover
   TOPS                                     6
   traditional IRA                      cover
   Trusts                               cover
   unit                                    24
   unit investment trust                   49
   variable investment options             16

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



-------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
-------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value
-------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------
We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial Inc. (previously, The Equitable Companies Incorporated). AXA, a
French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY REGULAR MAIL:
------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459


------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY EXPRESS DELIVERY:
------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459


------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
------------------------------------------------------
Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996



------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
------------------------------------------------------
Equitable Life
EQUI-VEST(R)
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094


------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463


------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463



------------------------------------------------------
 REPORTS WE PROVIDE:
------------------------------------------------------
o   written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.


------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o the number of units you have in the variable investment options;

o   rates to maturity for fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option;

o elect the investment simplifier (not available through EQAccess);

o   change your TOPS personal identification number
    ("PIN") (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll-free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http://www.AXAonline.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ


6  Who is Equitable Life?

reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).




--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impared clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you via the TDD.



--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------
You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)  conversion of your traditional IRA contract to a Roth IRA;

(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;


(3)  election of the automatic investment program;

(4)  election of the investment simplifier;


(5)  election of the automatic deposit service;


(6)  election of the rebalancing program;


(7)  election of the required minimum distribution automatic withdrawal option;

(8)  election of beneficiary continuation option;


(9)  election of the principal assurance allocation; and

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers among investment options;

(4)  change of ownership; and

(5)  contract surrender and withdrawal requests.


TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  investment simplifier;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.


                                                       Who is Equitable Life?  7

EQUI-VEST(R) at a glance -- key features



----------------------------------------------------------------------------------------------------------------------------------
Professional investment      EQUI-VEST(R) variable investment options invest in different portfolios managed by professional
management                   investment advisers.
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest option   o Principal and interest guarantees
                             o Interest rates set periodically
----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o 10 (7 in Oregon) fixed maturity options with maturities ranging from approximately 1 to 10
                               (1 to 7 in Oregon) years.
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -----------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------------------------------------------------
Tax advantages               o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                               contract                  payments.
                             o On transfers inside the   No tax on transfers among investment options.
                               contract
                             -----------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in this prospectus.)
----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o NQ:
                               --$1,000 (initial) or $50 (initial for payroll deduction); $50 (additional).
                             o Traditional IRA and Roth IRA:
                               --series 300 - $50 (initial and additional);
                               --series 100 - $20 (initial and additional).

                             A maximum contribution limitation of $1.5 million generally applies.
----------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals
                             o Several withdrawal options on a periodic basis
                             o Contract surrender
                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
----------------------------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options
                             o Variable annuity payout options
----------------------------------------------------------------------------------------------------------------------------------
Additional features          o Dollar-cost averaging by automatic transfers
                               -- Interest sweep option
                               -- Fixed-dollar option
                             o Automatic investment program
                             o Account value rebalancing (quarterly, semiannually, and annually)
                             o No charge on transfers among investment options
                             o Waiver of withdrawal charge under certain circumstances
                             o Minimum death benefit
----------------------------------------------------------------------------------------------------------------------------------


8 EQUI-VEST(R) at a glance -- key features

----------------------------------------------------------------------------------------------------------------------------------
Fees and charges        o    Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at current annual rates determined by contract series.
                             series 100: 1.34%; two options at 1.49%
                             series 300: 1.35%.

                        o    Annual administrative charge:*
                             series 100: $30 or 2% of the account value plus any amounts previously withdrawn during the contract year, if less.
                             series 300: $30 ($65 maximum) or, during the first two contract years, 2% of the account value plus any amounts previously withdrawn during the contract year if less; thereafter, $30.
                             * For individuals who own multiple contracts with combined account values of over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this prospectus.

                        o    Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an
                             IRA contract), or exchange (if your contract is exchanged for a contract issued by another insurance company):
                             series 100: None
                             series 300: $25 current ($65 maximum) per occurrence.

                        o    No sales charge deducted at the time you make contributions.

                        o    Series 300 and NQ contracts under series 100: we deduct a charge equal to 6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years.

                        o    IRAs under series 100: -- 6% of the amount withdrawn, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

                        o    There is no charge in any contract year in which the amount withdrawn does not exceed 10% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will not apply. The circumstances are discussed in "Charges and expenses" later in this prospectus.

                        ---------------------------------------------------------------------------------------------------------
                        The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                        ---------------------------------------------------------------------------------------------------------
                        o    We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                        o    We deduct a $350 annuity administrative fee from amounts applied to a Variable Immediate
                             Annuity payout option.

                        o    Annual expenses of the Trusts portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from
                             0.25% to 1.20% annually, other expenses, and for Class IB/B shares, 12b-1 fees of 0.25%
                             annually.

                        o    Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at annual rates determined by contract series.
----------------------------------------------------------------------------------------------------------------------------------
 Annuitant issue ages   0-83
----------------------------------------------------------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


                                      EQUI-VEST(R) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract.* Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions withdrawn or amounts withdrawn depending on the contract and series (deducted if you surren-
der your contract or make certain withdrawals).(1)                                         6.00%
Charge for third-party transfer or exchange                                                Series 100: None
                                                                                           Series 300: $65 maximum for each
                                                                                           occurrence; currently
                                                                                           $25 for each occurrence.
Charge if you elect a Variable Immediate Annuity payout option                             $350


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets

                                         EQ/Alliance Common Stock
                                          EQ/Money Market Options     All other Variable Investment Options
                                                Series 100               Series 100       Series 300
                                         ----------------------------    ----------       ------------
Maximum mortality and expense risk(2)               0.65%                 0.50%              1.10%
Maximum other expenses(3)                           0.84%                 0.84%              0.25%
                                                    ----                  ----               ----
Maximum total Separate Account A annual
expenses(4)                                         1.49%                 1.34%              1.35%


--------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge:                                                       $65 ($30 current)(5)
--------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the invest-
ment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.
--------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted              Lowest     Highest
from portfolio assets including management fees, 12b-1 fees, service fees, and/or           ------     -------
other expenses)(6)                                                                          0.32%      3.77%



Notes:

* Series 300 contracts are issued in Pennsylvania and Series 100 contracts are issued in Oregon.

(1) Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charge, please see "Withdrawal Charge" in "Charges and expenses," later in this prospectus.

(2)  A portion of this charge is for providing the death benefit.

(3) For the series 300 contracts we currently charge 0.24% for all the variable investment options except the EQ/Aggressive Stock, EQ/Common Stock and the EQ/Money Market options (we reserve the right to increase this charge to 0.25% at our discretion). For series 100 contracts, this charge is for financial accounting and other administrative services relating to the contracts.



10 Fee table

(4) For series 100 contracts, the total Separate Account A annual expenses of the variable investment options and total annual expenses of the Trusts fees when added together are not permitted to exceed an annual rate of 1.75% for the EQ/Aggressive Stock, EQ/Balanced, EQ/Alliance Common Stock, and EQ/Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment options plus the Trust's annual expenses for 2002 would have been 1.89% for the EQ/Money Market option; 2.00% for the EQ/Alliance Common Stock option; 2.01% for the EQ/Aggressive Stock option; and 1.99% for the EQ/Balanced option.

(5) For series 300 contracts, during the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value, plus any amounts previously withdrawn during the contract year. Thereafter, the charge is $30 for each contract year. For series 100 contracts, the charge is equal to the lesser of $30 or 2% of your account value, plus any amounts previously withdrawn during the contract year. Some series 100 contracts are exempt from this charge.

(6) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust portfolio and each AXA VIP Trust portfolio pays is used to reduce the portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:

     ------------------------------------------------------------------
     Total Annual Portfolio Operating Expenses
     for 2002 (expenses that are deducted from       Lowest     Highest
     portfolio assets including management           ------     -------
     fees, 12b-1 fees, service fees, and/or other     0.32%      1.85%
     expenses) after expense cap
     ------------------------------------------------------------------
     Total Annual Portfolio Operating Expenses
     for 2002 (expenses that are deducted from
     portfolio assets including management            0.32%      1.82%
     fees, 12b-1 fees, service fees, and/or other
     expenses) after expense cap and after a
     portion of the brokerage commissions that
     the portfolio pays is used to reduce the
     portfolio's expenses.
     ------------------------------------------------------------------


EXAMPLE: EQUI-VEST(R) SERIES 300 CONTRACTS

This example is intended to help you compare the cost of investing in each type of series 300 contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.84 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete descrip tion of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity Payout Option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a with drawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                    Fee table 11

If you surrender your contract at the end of the applicable time period:

          1 year       3 years      5 years        10 years
Lowest    $   739.56   $ 1,157.90   $ 1,571.86     $ 2,108.17
Highest   $ 1,082.02   $ 2,158.84   $ 3,226.11     $ 5,336.61


If you annuitize at the end of the applicable time period:

          1 year       3 years      5 years        10 years
Lowest    $ 532.41     $   914.80   $ 1,321.86     $ 2,458.17
Highest   $ 894.41     $ 1,976.00   $ 3,048.00     $ 5,686.61


If you do not surrender your contract at the end of the applicable time period:

          1 year       3 years      5 years        10 years
Lowest    $ 182.41     $   564.80   $   971.86     $ 2,108.17
Highest   $ 544.41     $ 1,626.00   $ 2,698.00     $ 5,336.61


12 Fee table

EXAMPLE: EQUI-VEST(R) SERIES 100 CONTRACTS

This example is intended to help you compare the cost of investing in any type of series 100 contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.84 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge and the charge if you elect a Variable Immediate Annuity Payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


FOR IRA (TRADITIONAL IRA AND ROTH IRA CONTRACTS WHERE THE FREE WITHDRAWAL AMOUNT APPLIES AFTER THE THIRD CONTRACT YEAR):

If you surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $   800.48   $ 1,220.81     $ 1,598.17     $ 2,466.53
Highest   $ 1,140.76   $ 2,215.26     $ 3,221.76     $ 5,587.35


FOR NQ CONTRACTS:

If you surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $   738.57   $ 1,154.89     $ 1,566.47     $ 2,097.05
Highest   $ 1,081.02   $ 2,156.04     $ 3,221.76     $ 5,328.83


FOR NQ AND ALL IRA SERIES 100 CONTRACTS:

If you annuitize at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $ 531.36     $   911.61     $ 1,316.47     $ 2,447.05
Highest   $ 893.36     $ 1,973.04     $ 3,043.36     $ 5,678.83


If you do not surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $ 181.36     $   561.61     $   966.47     $ 2,097.05
Highest   $ 543.36     $ 1,623.04     $ 2,693.36     $ 5,328.83


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options available as of December 31, 2002.

                                                                    Fee table 13

1. Contract features and benefits

--------------------------------------------------------------------------------
In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss two series of contracts: series 100 which is available only in Oregon, and series 300 which is available only in Pennsylvania. Once you have purchased a contract, you can identify the EQUI-VEST(R) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number.


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type and series of contract purchased. The minimum contribution amount under our automatic investment program is $20 ($50 for series 300). We discuss the automatic investment program under "About other methods of payment" in "More information" later in this Prospectus. The following table summarizes our rules regarding contributions to your contract. Ages in the table refer to the age of the annuitant.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                         Minimum                   Source of                Limitations on contri-
 Contract type    Annuitant issue ages   contributions             contributions            butions
----------------------------------------------------------------------------------------------------------------------
 NQ              0-83                    o $1,000 (initial), $50   o After-tax money.          Not applicable.
                                           (additional) (both
                                           series)                 o Paid to us by check
                                                                     or transfer of con-
                                                                     tract value in a tax
                                                                     deferred exchange
                                                                     under Section 1035
                                                                     of the Internal Rev-
                                                                     enue Code.

                                                                   o Paid to us by an
                                                                     employer who
                                                                     establishes a pay-
                                                                     roll deduction
                                                                     program.
----------------------------------------------------------------------------------------------------------------------

14 Contract features and benefits

----------------------------------------------------------------------------------------------------------------------------------
                                            Minimum                  Source of                       Limitations on contri-
 Contract type     Annuitant issue ages   contributions              contributions                   butions
----------------------------------------------------------------------------------------------------------------------------------
Traditional IRA   0-83                    o $20 (initial and addi-   o "Regular" traditional IRA     o Regular IRA contributions
                                            tional) (series 100)       contributions either            may not exceed $3,000
                                                                       made by you or paid to          for either 2003 or 2004.
                                          o $50 (initial and addi-     us by an employer who
                                            tional) (series 300)       establishes a payroll         o No regular IRA contribu-
                                                                       deduction program.              tions in the year you turn
                                                                                                       age 70-1/2 and thereafter.
                                                                     o Additional catch-up
                                                                       contributions.                o Rollover and direct trans-
                                                                                                       fer contributions after age
                                                                     o Eligible rollover distribu-     70-1/2 must be net of
                                                                       tions from TSA contracts        required minimum
                                                                       or other 403(b) arrange-        distributions.
                                                                       ments, qualified plans
                                                                       and governmental EDC          o Although we accept
                                                                       plans.                          rollover and direct trans-
                                                                                                       fer contributions under
                                                                     o Rollovers from another          the traditional IRA con-
                                                                       traditional individual          tracts, we intend that
                                                                       retirement arrangement.         these contracts be used
                                                                                                       for ongoing regular
                                                                     o Direct custodian-to-            contributions.
                                                                       custodian transfers from
                                                                       other traditional indi-       o Additional catch-up con-
                                                                       vidual retirement               tributions of up to $500
                                                                       arrangements.                   can be made for the cal-
                                                                                                       endar year 2003 or 2004
                                                                                                       where the owner is at
                                                                                                       least age 50 but under
                                                                                                       age 70-1/2 at any time
                                                                                                       during the calendar year
                                                                                                       for which the contribution
                                                                                                       is made.
----------------------------------------------------------------------------------------------------------------------------------
Roth IRA          0-83                    o $20 (initial and addi-   o Regular after-tax contri-     o Regular Roth IRA contri-
                                            tional) (series 100)       butions either made by          butions may not exceed
                                                                       you or paid to us by an         $3,000 for either 2003 or
                                          o $50 (initial and addi-     employer who estab-             2004.
                                            tional) (series 300)       lishes a payroll deduction
                                                                       program.                      o Contributions are subject
                                                                                                       to income limits and
                                                                     o Additional catch-up             other tax rules. See "Con-
                                                                       contributions.                  tributions to Roth IRAs"
                                                                                                       in "Tax information" later
                                                                     o Rollovers from another          in this prospectus.
                                                                       Roth IRA.
                                                                                                     o Additional catch-up con-
                                                                     o Conversion rollovers            tributions of up to $500
                                                                       from a traditional IRA.         can be made for the cal-
                                                                                                       endar year 2003 or 2004
                                                                     o Direct transfers from           if the owner is at least
                                                                       another Roth IRA.               age 50 at any time during
                                                                                                       the calendar year for
                                                                                                       which the contribution is
                                                                                                       made.
----------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.



                                               Contract features and benefits 15

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. Under both types of IRA contracts, the owner and annuitant must be the same person.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


Additional contributions may also be made by wire transfer or our automatic investment program. The method of payment is discussed in detail under "About other methods of payment" in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.


--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

16  Contract features and benefits

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(R). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and capital   o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk  o Pacific Investment Management Company LLC

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital                      o A I M Capital Management, Inc.
                                                                                     o Dresdner RCM Global Investors LLC
                                                                                     o Wellington Management Company, LLP

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital                      o Alliance Capital Management L.P., through
 INTERNATIONAL EQUITY                                                                  its Bernstein Investment Research and Manage-
                                                                                       ment Unit
                                                                                     o Bank of Ireland Asset Management
                                                                                       (U.S.) Limited
                                                                                     o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                      o Alliance Capital Management L.P., through its
 CORE EQUITY                                                                           Bernstein Investment Research and Manage-
                                                                                       ment Unit
                                                                                     o Janus Capital Management LLC
                                                                                     o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                      o Alliance Capital Management L.P.
 GROWTH                                                                              o Dresdner RCM Global Investors LLC
                                                                                     o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                      o Alliance Capital Management L.P.
 VALUE                                                                               o MFS Investment Management
                                                                                     o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                      o Alliance Capital Management L.P.
 CAP GROWTH                                                                          o Provident Investment Counsel, Inc.
                                                                                     o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                      o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                           o Wellington Management Company, LLP
                                                                                     o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital                      o Alliance Capital Management L.P.
                                                                                     o Dresdner RCM Global Investors LLC
                                                                                     o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Objective                                                     Adviser
----------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK            Seeks to achieve long-term growth of capital.                 o Alliance Capital Management L.P.
                                                                                             o MFS Investment Management
                                                                                             o Marsico Capital Management, LLC
                                                                                             o Provident Investment Counsel, Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK       Seeks to achieve long-term growth of capital.                 o Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND         Seeks to provide a high total return.                         o Alliance Capital Management L.P.
 INCOME
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE       Seeks to achieve high current income consistent with          o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES         relative stability of principal.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL      Seeks to achieve long-term growth of capital.                 o Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH     To achieve long-term growth of capital.                       o Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND       Seeks to achieve high current income consistent with          o Alliance Capital Management L.P.
                               moderate risk to capital.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP          Seeks to achieve long-term growth of capital.                 o Alliance Capital Management L.P.
 GROWTH
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY         Seeks to achieve long-term growth of capital. Current         o Alliance Capital Management L.P.
                               income is incidental to the Portfolio's objective.
----------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                    Seeks to achieve a high return through both appreciation      o Alliance Capital Management L.P.
                               of capital and current income.                                o Capital Guardian Trust Company
                                                                                             o Mercury Advisors
                                                                                             o Jennison Associates LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE Seeks capital appreciation.                                   o Alliance Capital Management L.P.
                                                                                               through its Bernstein Investment
                                                                                               Research and Management Unit
----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY            Seeks long-term capital appreciation.                         o Calvert Asset Management Company Inc.
 RESPONSIBLE                                                                                   and Brown Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            To achieve long-term growth of capital.                       o Capital Guardian Trust Company
 INTERNATIONAL
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            To achieve long-term growth of capital.                       o Capital Guardian Trust Company
 RESEARCH
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       To achieve long-term growth of capital.                       o Capital Guardian Trust Company
 EQUITY
----------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY     Seeks long-term capital appreciation.                         o Morgan Stanley Investment Management,
                                                                                               Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates        o Alliance Capital Management L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
----------------------------------------------------------------------------------------------------------------------------------




18 Contract features and benefits

----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name              Objective                                                  Adviser
----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                         Company, LLC

----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                         o Fidelity Management & Research Company
----------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
----------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a             o Alliance Capital Management L.P.
                            combination of current income and capital                  o Pacific Investment Management Company
                            appreciation.                                                LLC (PIMCO)
----------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent            o J.P. Morgan Investment Management Inc.
                            with moderate risk of capital and maintenance
                            of liquidity.
----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                         o Janus Capital Management LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                                o Lazard Asset Management, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.        o Mercury Advisors
  EQUITY
----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.                 o MFS Investment Management
  COMPANIES
----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary           o MFS Investment Management
                            objective to seek reasonable current income.
----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income,            o Alliance Capital Management L.P.
                            preserve its assets and maintain liability.
----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary        o Putnam Investment Management, LLC
  VALUE                     objective.
----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                                o Putnam Investment Management, LLC
  EQUITY
----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                            income that results from this growth.
----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before          o Alliance Capital Management L.P.
                            the deduction of Portfolio expenses) the total
                            return of the Russell 2000 Index.
----------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


                                               Contract features and benefits 19

GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information" later in this prospectus.


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending upon certain factors including the type and series of your contract and when the allocation is made.

Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


Generally, the minimum yearly guaranteed interest rate is 3% for 2003 (except for Series 100 NQ contracts where the minimum is 4%). The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years (one to seven in Oregon). You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are only available in states where approved. Your financial professional can provide your state's approval status.


--------------------------------------------------------------------------------

Fixed maturity options generally range from one to ten years to maturity.

--------------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2004 through 2013. Not all fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 (7 in Oregon) fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o  the rate to maturity is 3%; or

o  the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next (or another investment option if we are required to do so by any state regulation). As of February 14, 2003, the next available maturity date was June 15, 2008 (see "About our fixed maturity options" in "More information" later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it


20  Contract features and benefits
is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.



SELECTING YOUR INVESTMENT METHOD

You must choose one of the following methods for selecting your investment options:

o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

o TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions that apply to your investment method, amounts that are in any investment options that are not available under your investment method can remain in these options, but you will not be permitted to allocate new contributions or make additional transfers (including through our rebalancing program) into these options.



--------------------------------------------------------------------------------
                                Investment Options
--------------------------------------------------------------------------------
                                        A
--------------------------------------------------------------------------------
o Guaranteed Interest Option
--------------------------------------------------------------------------------
 Domestic stocks                          International stocks
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care           o AXA Premier VIP International Equity
o AXA Premier VIP Large Cap Core        o EQ/Alliance International
  Equity                                o EQ/Capital Guardian International
o AXA Premier VIP Large Cap Growth      o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Value       o EQ/Putnam International Equity
o AXA Premier VIP Small/Mid Cap
  Growth
o AXA Premier VIP Small/Mid Cap Value
o AXA Premier VIP Technology
o EQ/Aggressive Stock
o EQ/Alliance Common Stock
o EQ/Alliance Growth and Income
o EQ/Alliance Premier Growth
o EQ/Alliance Small Cap Growth
o EQ/Alliance Technology
o EQ/Bernstein Diversified Value
o EQ/Calvert Socially Responsible
o EQ/Capital Guardian Research
o EQ/Capital Guardian U.S. Equity
o EQ/Equity 500 Index
o EQ/Evergreen Omega
o EQ/FI Mid Cap
o EQ/FI Small/Mid Cap Value
o EQ/Janus Large Cap Growth
o EQ/Lazard Small Cap Value
o EQ/Marsico Focus
o EQ/Mercury Basic Value Equity
o EQ/MFS Emerging Growth Companies
o EQ/MFS Investors Trust
o EQ/Putnam Growth & Income Value
o EQ/Putnam Voyager
o EQ/Small Company Index
--------------------------------------------------------------------------------
  Balanced/hybrid
--------------------------------------------------------------------------------
o EQ/Balanced
--------------------------------------------------------------------------------
                                        B
--------------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond             o EQ/High Yield
o EQ/Alliance Intermediate Government   o EQ/J.P. Morgan Core Bond
  Securities                            o EQ/Money Market
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
Fixed maturity options
--------------------------------------------------------------------------------
The fixed maturity options are only available in states where approved. Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."



                                              Contract features and benefits  21

ALLOCATING YOUR CONTRIBUTIONS


Once you have made your investment method choice, you may allocate your contributions to one or more, or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become part of your account value. We discuss account value in "Determining your contract's value," later in this prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.


For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contribution but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA, you may cancel your Roth IRA contract and return to a Traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."



22  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE


Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; and (iii) the market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)     increased to reflect additional contributions;

(ii)    decreased to reflect a withdrawal (plus applicable withdrawal charges);
        or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, the annual administrative charge or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


                                           Determining your contract's value  23

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.


o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.


o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
  (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options.


You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the EQUI-VEST(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


AUTOMATIC TRANSFER OPTIONS


INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other but not both.

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the


24 Transferring your money among investment options date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar option and interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier option will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial advisor before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or in the fixed maturity options.

If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.


                            Transferring your money among investment options  25

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE


You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.





--------------------------------------------------------------
                             Method of Withdrawal
--------------------------------------------------------------
                                                    Minimum
 Contract             Lump sum      Systematic   distribution
--------------------------------------------------------------
NQ                     Yes            Yes             No
traditional IRA        Yes            Yes            Yes
Roth IRA               Yes            Yes             No
--------------------------------------------------------------


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.


Lump sum withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge. (See "10% free withdrawal amount" in "Charges and expenses" later in this prospectus.)



SYSTEMATIC WITHDRAWALS
(All contracts)


If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.


You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)  you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.


LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS


(Traditional IRA contracts -- See "Tax information" later in this prospectus)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this prospectus.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.


--------------------------------------------------------------------------------

We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s). A market value adjustment will apply if withdrawals are taken from the fixed maturity options.



AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.


26  Accessing your money

Under this service, we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an EQUI-VEST(R) NQ or Roth IRA or an EQUI-VEST(R) Express (if available in your state) NQ or Roth IRA contract, according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information -- Roth IRAs" later in this prospectus.



DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you live, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.


SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.



TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


ANNUITY PAYOUT OPTIONS



--------------------------------------------------------------------------------
Fixed annuity payout options           o Life annuity
                                       o Life annuity with period certain
                                       o Life annuity with refund certain
                                       o Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout      o Life annuity (not available in
   options                               New York)
                                       o Life annuity with period certain
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.


o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with a period certain is the form of annuity under the



                                                        Accessing your money  27
   contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, to the survivor for life. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options and whether the actual rate of investment return is higher or lower than an assumed base rate.


We also make the variable annuity payout options available to owners of our single premium deferred annuity ("SPDA") contract and certain other combination fixed and variable annuity contracts. We may offer other payout options not outlined here. Your financial professional can provide details.


SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.


Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers among the variable investment options if a variable annuity is selected.


The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;


(2) the type of annuity chosen, and whether it is fixed or variable;


(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4) in certain instances, the sex of the annuitant(s).

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


28  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year an annual administrative charge, if applicable

o Charge for third-party transfer or exchange (series 300 only)

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. For series 300, we may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.


The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

For each series the daily charge is a percentage of net assets that is equivalent to an annual rate of:


o 1.10% (maximum) in each variable investment option under series 300 contracts.

o 0.65% (maximum) under series 100 contracts in the EQ/Money Market and EQ/Alliance Common Stock options.

o 0.50% (maximum) under series 100 contracts for all other variable investment options.



CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts.

The daily charge is equivalent to a maximum annual rate of:

(i) under series 100 contracts, 0.84% of the net assets in each variable investment option. 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative charge described below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts;


(ii) under series 300 contracts, 0.25% of the net assets in each variable investment option. For all variable investment options other than the EQ/Money Market, EQ/Alliance Common Stock and EQ/Aggressive Stock options, we currently deduct 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options.



MAXIMUM TOTAL CHARGES


Under series 100 contracts for the EQ/Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options, the combined amount of the Separate Account A charges to these variable investment options and EQ Advisors Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.

Total Separate Account A annual expenses of the variable investment options (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of (i) 1.35% for series 300 and (ii) 1.49% for series 100 for the EQ/Alliance Common Stock and EQ/Money Market options; and (iii) for series 100, an annual rate of 1.34% for all the other options not listed in
(ii).



ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata por-



                                                        Charges and expenses  29
tion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

Under series 300, during the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We waive the charge if your account value is at least $25,000 for an NQ contract or $20,000 for an IRA contract. We reserve the right to deduct this charge on a quarterly, rather than annual basis.


Under series 100, the charge is equal to $30 or, if less, 2% of the current account value plus any amount previously withdrawn during that contract year. We waive this charge if your account value is at least $10,000.


We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.



CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

Under series 300, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.


WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options with the earliest maturities first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.


o For series 100 NQ contracts and all series 300 contracts

The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years measured from the date of the withdrawal. In the case of surrenders, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the 10% free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus.

o For series 100 Traditional IRA and Roth IRA


The withdrawal charge equals a percentage of the amount withdrawn. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

---------------------------------------------
 Contract Year(s)             Charge
---------------------------------------------
   1 through 5                  6%*
   6 through 8                  5
        9                       4
       10                       3
       11                       2
       12                       1
  13 and later                  0
---------------------------------------------

* This percentage may be reduced at older ages for certain contracts. Your Equitable associate can provide further details about the contract series you own.

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.


We reserve the right to reduce or waive the withdrawal charge including transfers to a Traditional IRA and Roth IRA from another EQUI-VEST(R) contract. Any such charge will not be unfairly discriminatory. The withdrawal charge may be reduced in order to comply with any state law requirement.



WHEN WITHDRAWAL CHARGES DO NOT APPLY

o 10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

o For series 100 contracts

(i)   For NQ contracts, the withdrawal charge does not apply if:


30  Charges and expenses

o  the annuitant dies and a death benefit is payable to the beneficiary; or

o we receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.


(ii)  For a Traditional IRA and Roth IRA:


o The 10% free withdrawal amount described above will be available after the third contract year; or

o  after five contract years and the annuitant is at least age 59-1/2; or

o if you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o the annuitant dies and the death benefit is made available to the beneficiary; or

o after five contract years and the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 59-1/2 and allows no prepayment; or

o after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years and allows no prepayment; or

o if the amount withdrawn is applied to the election of a life contingent annuity payout option.

o  For series 300 contracts

(i)  Death or purchase of annuity. The withdrawal charge does not apply if:

o  the annuitant dies and a death benefit is payable to the beneficiary; or

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

(ii) Disability, terminal illness, or confinement to nursing home. The withdrawal charge also does not apply if:

(a) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(b) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(c) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
    Guam) and meets all of the following:

  -- its main function is to provide skilled, intermediate, or custodial nursing care;

  -- it provides continuous room and board to three or more persons;

  -- it is supervised by a registered nurse or licensed practical nurse;

  -- it keeps daily medical records of each patient;

  -- it controls and records all medications dispensed; and

  -- its primary service is other than to provide housing for residents.

Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


(iii) For Traditional IRA and Roth IRA contracts the withdrawal charge also does not apply:


o after six contract years if the annuitant is at least age 59-1/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o Investment advisory fees ranging from 0.25% to 1.20%.

o 12b-1 fees of 0.25% for Class IB/B shares.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for the Trusts following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group


                                                        Charges and expenses  31
arrangements are not available for Traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.


32  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.



DEATH BENEFIT

The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals, withdrawal charges, and taxes that apply.



EFFECT OF THE ANNUITANT'S DEATH


If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary, the contract can be continued as discussed below under "Successor owner and annuitant". Only a spouse who is the sole primary beneficiary can be a successor owner/ annuitant. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

SUCCESSOR OWNER AND ANNUITANT: TRADITIONAL IRA, NQ AND ROTH IRA CONTRACTS FOR BOTH SERIES. If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death, to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, for series 100 NQ and all series 300, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 IRA contracts, withdrawal charges will no longer apply and additional contributions may no longer be made.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions after the original owner's death, the owner changes for purposes of receiving federal tax law required distributions from your contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor at any time by sending satisfactory notice to our processing office.

Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.


BENEFICIARY CONTINUATION OPTION UNDER SERIES 100 AND 300 TRADITIONAL IRA AND ROTH IRA

Upon your death under a traditional IRA or Roth IRA contract, your beneficiary may generally elect to keep the contract in your name and



                                                    Payment of death benefit  33
receive distributions under the contract instead of receiving the death benefit in a single sum. The beneficiary continuation option may not be available in your state. Check with your financial professional or our processing office regarding availability in your state.

This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater then such account value.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.


o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.


o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o The minimum death benefit provision will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of the beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.



34  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R)'s guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


                                                             Tax information  35

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the EQUI-VEST(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the EQUI-VEST(R) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-free basis. Special forms, agreements between carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified deferred annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the Separate Account A for tax purposes.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and


36  Tax information
individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o "Traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans; and


o Roth IRAs, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS web site (www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

We have not submitted to the IRS requests for opinion letters to approve the respective forms of the Series 100 and 300 EQUI-VEST(R) traditional and Roth IRA contracts for use as traditional and Roth IRA contracts. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.


CANCELLATION

You can cancel any version of the EQUI-VEST(R) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(R) Roth IRA contract issued as a result of a full or partial conversion of an EQUI-VEST(R) traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:


o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for taxable year 2003. This amount stays the same for 2004. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70-1/2 or any taxable year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $500 to your traditional IRA. This amount is the same for both taxable years 2003 and 2004.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $3,000, married individuals filing jointly can contribute up to $6,000 for taxable year 2003 to any combination of traditional IRAs and Roth IRAs. This amount stays the same for 2004. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $3,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $3,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is being made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed above under "Limits on contributions". That is, for each of



                                                             Tax information  37
taxable years 2003 and 2004, your fully deductible contribution can be up to $3,000, or if less, your earned income. (The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions.)


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $40,000 and $50,000 in 2003 and AGI between $45,000 and $55,000 in 2004. In 2005 the deduction will phase out for AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $60,000 and $70,000 in 2003 and AGI between $65,000 and $75,000 in 2004. This range will increase every year until 2007 when the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2003, for example, you determine AGI and subtract $40,000 if you are single, or $60,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



 ($10,000-excess AGI)     times   $3,000 (or earned    Equals   the adjusted
 --------------------       x     income, if less,        =     deductible
  divided by $10,000                 or $3,500,                 contribution
                                   if applicable)               limit


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made, you cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $3,000 per person limit for the applicable tax year (2003 or 2004). The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;


o governmental 457(b) plans, also referred to as "governmental EDC plans";



38  Tax information

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.


There are two ways to do rollovers:

o Do it yourself
  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover
  You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental 457(b) plan are eligible rollover distributions, unless the distribution is:

o "required minimum distributions" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o a hardship withdrawal; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.



ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental 457(b) plan.



ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:


o regular contributions of more than $3,000 for the applicable taxable year, 2003 or 2004, (or $3,500 if you are age 50-70-1/2); or

o regular contributions of more than earned income for the year, if that amount is $3,000 for the applicable taxable year, 2003 or 2004, (or $3,500 if you are age 50-70-1/2); or


o regular contributions to a traditional IRA made after you reach age 70-1/2; or


o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings


                                                             Tax information  39
that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types its accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations apply beginning in January 2003. The 2002 final Regulations include Temporary Regulations applicable to annuity contracts. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have been suspended for 2003. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your tax adviser concerning applicability of these complex rules to your situation.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.
The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the


40  Tax information
delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."



Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. We will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an



                                                             Tax information  41
individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")


This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The EQUI-VEST(R) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.



CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you can contribute to all IRAs (including Roth IRAs) for taxable year 2003. This amount stays the same for 2004. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totalling up to $500 can be made for the taxable year. This amount is the same for both taxable years 2003 and 2004.


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or,


42  Tax information

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as Traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVERS AND DIRECT TRANSFERS


WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

You may make rollover contributions to a Roth IRA from only two sources:

o another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be


                                                             Tax information  43
treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.


Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).


To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract, and annuity payments from your contract. Death benefits are also distributions.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in certain cases to distributions from qualified plans.


The following distributions from Roth IRAs are free of income tax:

o Rollovers from a Roth IRA to another Roth IRA;

o Direct transfers from a Roth IRA to another Roth IRA;

o Qualified distributions from Roth IRA; and

o Return of excess contributions or amounts recharacterized to a traditional
  IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:


o you are age 59-1/2 or older; or


o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).


You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the both qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain--with any custodian or issuer-- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


44  Tax information

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2003 and the conversion contribution is made in 2004, the conversion contribution is treated as contributed prior to the other conversion contributions made in 2004.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.


Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option under series 300 contracts. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The 3% guaranteed interest rate is in the contract.

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.


                                                             Tax information  45

                                    TABLE I
                         ACCOUNT VALUES AND CASH VALUES
                  (assuming $1,000 contributions made annually
                     at the beginning of the contract year)

---------------------------------------------------------
                3% Minimum Guarantee
---------------------------------------------------------
   Contract        Account              Cash
   Year End         Value              Value
---------------------------------------------------------
       1        $   1,009.40        $     954.89
       2        $   2,039.68        $   1,929.54
       3        $   3,100.87        $   2,933.43
       4        $   4,193.90        $   3,967.43
       5        $   5,319.72        $   5,032.45
       6        $   6,479.31        $   6,129.42
       7        $   7,673.69        $   7,313.69
       8        $   8,903.90        $   8,543.90
       9        $  10,171.01        $   9,811.01
       10       $  11,476.14        $  11,116.14
       11       $  12,820.43        $  12,460.43
       12       $  14,205.04        $  13,845.04
       13       $  15,631.19        $  15,271.19
       14       $  17,100.13        $  16,740.13
       15       $  18,613.13        $  18,253.13
       16       $  20,201.53        $  19,841.53
       17       $  21,837.57        $  21,477.57
       18       $  23,522.70        $  23,162.70
       19       $  25,258.38        $  24,898.38
       20       $  27,046.13        $  26,686.13
       21       $  28,887.52        $  28,527.52
       22       $  30,784.14        $  30,424.14
       23       $  32,737.67        $  32,377.67
       24       $  34,749.80        $  34,389.80
       25       $  36,822.29        $  36,462.29
---------------------------------------------------------

---------------------------------------------------------
                3% Minimum Guarantee
---------------------------------------------------------
    Contract       Account              Cash
    Year End        Value              Value
---------------------------------------------------------
       26       $  38,956.96        $  38,596.96
       27       $  41,155.67        $  40,795.67
       28       $  43,420.34        $  43,060.34
       29       $  45,752.95        $  45,392.95
       30       $  48,155.53        $  47,795.53
       31       $  50,630.20        $  50,270.20
       32       $  53,179.11        $  52,819.11
       33       $  55,804.48        $  55,444.48
       34       $  58,508.61        $  58,148.61
       35       $  61,293.87        $  60,933.87
       36       $  64,162.69        $  63,802.69
       37       $  67,117.57        $  66,757.57
       38       $  70,161.10        $  69,801.10
       39       $  73,295.93        $  72,935.93
       40       $  76,524.81        $  76,164.81
       41       $  79,850.55        $  79,490.55
       42       $  83,276.07        $  82,916.07
       43       $  86,804.35        $  86,444.35
       44       $  90,438.48        $  90,078.48
       45       $  94,181.64        $  93,821.64
       46       $  98,037.08        $  97,677.08
       47       $ 102,008.20        $ 101,648.20
       48       $ 106,098.44        $ 105,738.44
       49       $ 110,311.40        $ 109,951.40
       50       $ 114,650.74        $ 114,290.74
---------------------------------------------------------

                                    TABLE II
                         ACCOUNT VALUES AND CASH VALUES
                 (assuming a single contribution of $1,000 and
                            no further contribution)

---------------------------------------------------------
               3% Minimum Guarantee
---------------------------------------------------------
   Contract       Account            Cash
   Year End        Value            Value
---------------------------------------------------------
       1        $ 1,009.40       $   954.89
       2        $ 1,018.89       $   963.87
       3        $ 1,019.46       $   964.40
       4        $ 1,020.04       $   964.96
       5        $ 1,020.64       $   965.53
       6        $ 1,021.26       $   966.11
       7        $ 1,021.90       $ 1,021.90
       8        $ 1,022.55       $ 1,022.55
       9        $ 1,023.23       $ 1,023.23
       10       $ 1,023.93       $ 1,023.93
       11       $ 1,024.65       $ 1,024.65
       12       $ 1,025.38       $ 1,025.38
       13       $ 1,026.15       $ 1,026.15
       14       $ 1,026.93       $ 1,026.93
       15       $ 1,027.74       $ 1,027.74
       16       $ 1,028.57       $ 1,028.57
       17       $ 1,029.43       $ 1,029.43
       18       $ 1,030.31       $ 1,030.31
       19       $ 1,031.22       $ 1,031.22
       20       $ 1,032.16       $ 1,032.16
       21       $ 1,033.12       $ 1,033.12
       22       $ 1,034.11       $ 1,034.11
       23       $ 1,035.14       $ 1,035.14
       24       $ 1,036.19       $ 1,036.19
       25       $ 1,037.28       $ 1,037.28
---------------------------------------------------------

---------------------------------------------------------
               3% Minimum Guarantee
---------------------------------------------------------
   Contract       Account           Cash
   Year End        Value           Value
---------------------------------------------------------
       26       $ 1,038.40       $ 1,038.40
       27       $ 1,039.55       $ 1,039.55
       28       $ 1,040.73       $ 1,040.73
       29       $ 1,041.96       $ 1,041.96
       30       $ 1,043.22       $ 1,043.22
       31       $ 1,044.51       $ 1,044.51
       32       $ 1,045.85       $ 1,045.85
       33       $ 1,047.22       $ 1,047.22
       34       $ 1,048.64       $ 1,048.64
       35       $ 1,050.10       $ 1,050.10
       36       $ 1,051.60       $ 1,051.60
       37       $ 1,053.15       $ 1,053.15
       38       $ 1,054.74       $ 1,054.74
       39       $ 1,056.39       $ 1,056.39
       40       $ 1,058.08       $ 1,058.08
       41       $ 1,059.82       $ 1,059.82
       42       $ 1,061.61       $ 1,061.61
       43       $ 1,063.46       $ 1,063.46
       44       $ 1,065.37       $ 1,065.37
       45       $ 1,067.33       $ 1,067.33
       46       $ 1,069.35       $ 1,069.35
       47       $ 1,071.43       $ 1,071.43
       48       $ 1,073.57       $ 1,073.57
       49       $ 1,075.78       $ 1,075.78
       50       $ 1,078.05       $ 1,078.05
---------------------------------------------------------

46  Tax information

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  47

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

Each subaccount (variable investment option) within Separate Account A invests solely in Class IA/A or Class IB/B shares, respectively, issued by the corresponding portfolios of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trust's shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares and other aspects of its operations, appear in the prospectuses for each Trust, which are attached at the end of this prospectus or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS
RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.


The rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as shown below.



---------------------------------------------------------
   Fixed Maturity
    Options with
     June 15th           Rate to            Price
  Maturity Date of    Maturity as of     Per $100 of
   Maturity Year    February 14, 2003   Maturity Value
---------------------------------------------------------
        2003         3.00%**           $ 99.02
        2004         3.00%**           $ 96.13
        2005         3.00%**           $ 93.33
        2006         3.00%**           $ 90.61
        2007         3.00%**           $ 87.98
        2008         3.35%             $ 83.87
        2009         3.70%             $ 79.43
        2010*        4.00%             $ 74.99
        2011*        4.25%             $ 70.68
        2012*        4.45%             $ 66.59
---------------------------------------------------------


* Not available in Oregon.


** Since these rates to maturity were 3%, no amounts could have been allocated to these options.



HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


48  More information

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be require to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT



AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA AND ROTH IRA CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Traditional IRA and Roth IRA contracts on a monthly basis. For all forms of IRAs, your con-



                                                            More information  49
tributions are subject to the limits and conditions on contributions described in "Tax information" earlier in this prospectus.


AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20 (or $50 for Series 300 contracts). You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, traditional or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.


WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS


o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.


o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.



ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees; or

o the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages


50  More information
because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002, incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING


You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your traditional IRA and Roth IRA contract to another similar arrangement.



DISTRIBUTION OF THE CONTRACTS

AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104.

The contracts are sold by financial professionals who are registered representatives of AXA Advisors, and its affiliates who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.


                                                            More information  51

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract including the withdrawal charge and annual administrative charge but does not reflect the charges designed to approximate certain taxes that may be imposed on us such as premium taxes in your state, or the annuity administrative fee, if applicable. The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated charge for the purpose of the table of $0.684 per $1,000.


The results shown under "Length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "Length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. Since charges under the contracts vary, we have assumed, for each charge, the highest that might apply.


For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH PERFORMANCE ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


52  Investment performance

                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:




                                                               Length of option period
                                                     --------------------------------------------
                                                                                   Since option
             Variable Investment options               1 Year        5 Years       inception+*
-------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --              --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                              --             --              --
-------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                     --             --              --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                    --             --              --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                         --             --              --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                          --             --              --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                     --             --              --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                      --             --              --
-------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                               --             --              --
-------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (35.12)%       (14.28)%          6.69%
-------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (39.53)%       ( 6.28)%         10.45%
-------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                    (27.59)%         1.57%           7.95%
-------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***     1.94%          4.38%           4.83%
-------------------------------------------------------------------------------------------------
EQ/Alliance International ***                        (16.58)%       ( 6.75)%        ( 3.45)%
-------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (37.54)%           --          (22.66)%
-------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                           1.03%          4.39%           4.84%
-------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (36.48)%       ( 5.93)%        ( 2.98)%
-------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               (47.06)%           --          (38.13)%
-------------------------------------------------------------------------------------------------
EQ/Balanced ***                                      (19.17)%         0.91%           7.18%
-------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                       (20.28)%           --          ( 7.57)%
-------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (32.91)%           --          (15.44)%
-------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (21.65)%           --          (13.25)%
-------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (31.15)%           --          ( 8.21)%
-------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (30.16)%           --          ( 9.71)%
-------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (12.64)%       ( 8.04)%        (11.71)%
-------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (28.72)%       ( 3.51)%          7.60%
-------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (30.51)%           --          (18.07)%
-------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        (25.03)%           --          (17.89)%
-------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                            (21.31)%       ( 5.80)%        ( 3.29)%
-------------------------------------------------------------------------------------------------
EQ/High Yield ***                                    ( 9.48)%       ( 6.58)%          1.96%
-------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                                 --             --              --
-------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            (36.72)%           --          (33.73)%
-------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                            (20.47)%           --            2.43%
-------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                     (18.21)%           --          (12.16)%
-------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                        (23.24)%         3.06%           4.29%
-------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (40.67)%       ( 6.58)%        ( 3.86)%
-------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (27.53)%           --          (13.66)%
-------------------------------------------------------------------------------------------------
EQ/Money Market ***                                  ( 5.35)%         1.90%           5.07%
-------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (25.61)%       ( 4.82)%        ( 2.59)%
-------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (23.22)%       ( 0.58)%        (10.36)%
-------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (32.81)%       ( 6.78)%        (19.37)%
-------------------------------------------------------------------------------------------------
EQ/Small Company Index                                   --             --              --
-------------------------------------------------------------------------------------------------

                                                                    Length of portfolio period
                                                     ----------------------------------------------------------
                                                                                                     Since
                                                                                                   portfolio
             Variable Investment options                 3 Years        5 Years       10 Years    inception+**
---------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                --             --            --            1.27%
---------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                              --             --            --          (26.49)%
---------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                     --             --            --          (27.40)%
---------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                    --             --            --          (29.04)%
---------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                         --             --            --          (37.60)%
---------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                          --             --            --          (26.39)%
---------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                     --             --            --          (43.47)%
---------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                      --             --            --          (31.77)%
---------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                               --             --            --          (48.84)%
---------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (26.86)%       (14.28)%       (0.50)%          6.69%
---------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (24.02)%        (6.28)%        6.39%           9.01%
---------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                     (8.77)%         1.57%           --            7.65%
---------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***     5.62%          4.38%         4.69%           5.37%
---------------------------------------------------------------------------------------------------------------
EQ/Alliance International ***                        (22.93)%        (6.75)%          --           (2.59)%
---------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (29.21)%           --            --          (20.64)%
---------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                           6.13%          4.39%           --            4.64%
---------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (15.18)%        (5.93)%          --           (1.07)%
---------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                                   --             --            --          (36.33)%
---------------------------------------------------------------------------------------------------------------
EQ/Balanced ***                                       (8.81)%         0.91%         4.90%           7.18%
---------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                        (7.86)%           --            --           (0.98)%
---------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (19.11)%           --            --          (15.44)%
---------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (22.41)%           --            --          (10.19)%
---------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (11.43)%           --            --           (7.84)%
---------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (11.70)%           --            --           (8.95)%
---------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (22.92)%        (8.04)%          --          (11.71)%
---------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (18.61)%        (3.51)%          --            7.25%
---------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (21.75)%           --            --          (14.98)%
---------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                            --             --            --          (17.89)%
---------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                             (5.65)%        (5.80)%          --           (2.08)%
---------------------------------------------------------------------------------------------------------------
EQ/High Yield ***                                     (6.95)%        (6.58)%        3.91%           5.34%
---------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                               6.59%            --            --            4.84%
---------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                                --             --            --          (33.73)%
---------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                              3.20%            --            --            0.08%
---------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                         --             --            --           (4.93)%
---------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                         (3.86)%         3.06%           --            5.57%
---------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (34.41)%        (6.58)%          --           (2.30)%
---------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (16.74)%           --            --          (11.17)%
---------------------------------------------------------------------------------------------------------------
EQ/Money Market ***                                    0.63%          1.90%         2.85%           5.07%
---------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (10.47)%        (4.82)%          --           (1.65)%
---------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (20.85)%        (0.58)%          --            0.90%
---------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (27.28)%        (6.78)%          --           (2.39)%
---------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                               (11.48)%           --            --           (4.26)%
---------------------------------------------------------------------------------------------------------------



  Unannualized (including Since Inception values if time Since Inception is less than one year).

  * The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Growth and Income, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, and EQ/FI Small/ Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity, and EQ/Putnam Voyager (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth, and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (10/ 22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP
    Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP


                                                       Investment performance 53

    Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

 ** The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced
    (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Growth and Income (10/1/93); EQ/High Yield (1/2/87); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance International (4/3/95); EQ/Money Market (7/13/81); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research, and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth, and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Health Care, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** The inception dates for the footnoted portfolios are for portfolios of The
    Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.



54 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's
Morningstar's Variable Annuity Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser
Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------------------------------------


From time to time we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and or any withdrawal or charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the annual administrative charge, and any charges for state premium and other applicable taxes. For more information, see "EQ/ Money Market option yield information" and "Other yield information" in the SAI.


                                                      Investment performance  55

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2002, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


56  Incorporation of certain documents by reference

Appendix I: Condensed financial information


--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same asset based charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


SERIES 300 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                          --------------------------------------------------------------
                                             1994         1995         1996         1997         1998
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
  Unit value                                   --           --           --           --           --
  Number of units outstanding (000's)          --           --           --           --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
  Unit value                                   --           --           --           --           --
  Number of units outstanding (000's)          --           --           --           --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
  Unit value                                   --           --           --           --           --
  Number of units outstanding (000's)          --           --           --           --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core
 Equity
  Unit value                                   --           --           --           --           --
  Number of units outstanding (000's)          --           --           --           --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                   --           --           --           --           --
  Number of units outstanding (000's)          --           --           --           --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                   --           --           --           --           --
  Number of units outstanding (000's)          --           --           --           --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap
 Growth
  Unit value                                   --           --           --           --           --
  Number of units outstanding (000's)          --           --           --           --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                   --           --           --           --           --
  Number of units outstanding (000's)          --           --           --           --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
  Unit value                                   --           --           --           --           --
  Number of units outstanding (000's)          --           --           --           --           --
--------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                              $ 95.45     $ 123.95     $ 149.41     $ 163.33     $ 161.59
  Number of units outstanding (000's)         664        1,310        2,468        3,226        3,342
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                              $ 97.03     $ 126.78     $ 155.42     $ 198.12     $ 252.88
  Number of units outstanding (000's)         948        1,989        3,457        4,765        5,808
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                              $ 98.86     $ 121.02     $ 143.37     $ 179.30     $ 213.81
  Number of units outstanding (000's)         210          498          975        1,800        2,475
--------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
 Securities
  Unit value                              $ 98.19     $ 109.80     $ 112.40     $ 118.98     $ 126.48
  Number of units outstanding (000's)          32           89          146          202          314
--------------------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                   --     $ 104.15     $ 112.83     $ 107.92     $ 117.72
  Number of units outstanding (000's)          --          141          763          968          971
--------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                          ------------------------------------------------
                                             1999         2000         2001         2002
------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
  Unit value                                    --           --           --     $ 106.73
  Number of units outstanding (000's)           --           --           --          264
------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
  Unit value                                    --           --           --     $  78.98
  Number of units outstanding (000's)           --           --           --          101
------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
  Unit value                                    --           --           --     $  78.07
  Number of units outstanding (000's)           --           --           --           82
------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core
 Equity
  Unit value                                    --           --           --     $  76.43
  Number of units outstanding (000's)           --           --           --           91
------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                    --           --           --     $  67.87
  Number of units outstanding (000's)           --           --           --          138
------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                    --           --           --     $  79.08
  Number of units outstanding (000's)           --           --           --          127
------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap
 Growth
  Unit value                                    --           --           --     $  62.00
  Number of units outstanding (000's)           --           --           --          211
------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                    --           --           --     $  73.70
  Number of units outstanding (000's)           --           --           --          214
------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
  Unit value                                    --           --           --     $  56.63
  Number of units outstanding (000's)           --           --           --           53
------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                              $ 189.44     $ 162.34     $ 120.13     $  84.51
  Number of units outstanding (000's)        2,980        2,607        2,242        1,841
------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                              $ 312.31     $ 264.88     $ 233.80     $ 154.15
  Number of units outstanding (000's)        6,502        6,233        5,579        4,418
------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                              $ 250.31     $ 269.09     $ 262.05     $ 204.07
  Number of units outstanding (000's)        3,095        3,352        3,789        3,455
------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
 Securities
  Unit value                              $ 124.96     $ 134.60     $ 143.62     $ 154.25
  Number of units outstanding (000's)          360          309          587          915
------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                              $ 160.04     $ 121.54     $  92.48     $  82.20
  Number of units outstanding (000's)          926        1,028          945        5,013
------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information  A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



------------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                          ------------------------------------------------
                                            1994         1995         1996         1997
------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
  Unit value                             $  93.87     $ 108.38     $ 112.65     $ 121.30
  Number of units outstanding (000's)          53          135          196          283
------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                   --           --           --     $ 125.55
  Number of units outstanding (000's)          --           --           --          488
------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit value                             $  91.64     $ 108.26     $ 119.26     $ 135.29
  Number of units outstanding (000's)         289          386          548          655
------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                   --           --           --     $  79.41
  Number of units outstanding (000's)          --           --           --          109
------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                             $ 100.95     $ 135.94     $ 164.12     $ 214.66
  Number of units outstanding (000's)          47          592        1,486        2,686
------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                   --           --           --     $ 118.06
  Number of units outstanding (000's)          --           --           --          577
------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                             $  95.88     $ 113.44     $ 137.53     $ 160.74
  Number of units outstanding (000's)          99          209          444          831
------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                          -----------------------------------------------------------
                                             1998         1999        2000         2001       2002
-----------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                    --     $ 116.36    $  93.70    $  70.28    $  47.74
  Number of units outstanding (000's)           --          887       2,596       2,788       2,376
-----------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
  Unit value                              $ 130.07     $ 125.76    $ 138.33    $ 147.79    $ 157.39
  Number of units outstanding (000's)          557          622         566         899         950
-----------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                              $ 118.57     $ 149.64    $ 168.29    $ 144.40    $  99.61
  Number of units outstanding (000's)        1,101          976       1,895       1,988       1,955
-----------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                    --           --    $  66.10    $  49.27    $  28.78
  Number of units outstanding (000's)           --           --       1,313       1,757       1,713
-----------------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit value                              $ 157.63     $ 183.18    $ 178.32    $ 172.66    $ 149.01
  Number of units outstanding (000's)          752          854         846       1,334       2,689
-----------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                    --           --          --    $  94.39    $  80.42
  Number of units outstanding (000's)           --           --          --       1,544       1,981
-----------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                    --     $ 107.58    $ 103.06    $  86.73    $  62.93
  Number of units outstanding (000's)           --            4          15          33          57
-----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                    --           --          --          --    $  67.65
  Number of units outstanding (000's)           --           --          --          --          61
-----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                    --     $ 106.78    $ 111.59    $ 107.86    $  80.17
  Number of units outstanding (000's)           --            8          44          95       1,211
-----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
  Unit value                                    --     $ 101.64    $ 103.88    $ 100.43    $  75.63
  Number of units outstanding (000's)           --           13          34          96         375
-----------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                              $  57.18     $ 110.43    $  65.32    $  61.12    $  56.74
  Number of units outstanding (000's)          217          590         926         850         895
-----------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                              $ 271.24     $ 322.15    $ 287.40    $ 249.66    $ 191.65
  Number of units outstanding (000's)        3,805        4,579       4,346       4,083       3,648
-----------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                    --     $ 106.57    $  92.84    $  76.01    $  56.98
  Number of units outstanding (000's)           --            5          18          33          55
-----------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                    --           --    $  99.98    $  85.41    $  68.70
  Number of units outstanding (000's)           --           --          86         420         738
-----------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                              $ 104.82     $ 105.28    $ 109.21    $ 112.05    $  94.29
  Number of units outstanding (000's)          859          721         628       1,238       1,835
-----------------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                              $ 150.42     $ 143.43    $ 129.28    $ 128.74    $ 123.58
  Number of units outstanding (000's)        1,164          998         800         770         696
-----------------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                    --           --          --          --    $  80.64
  Number of units outstanding (000's)           --           --          --          --          25
-----------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                    --           --          --          --    $ 107.03
  Number of units outstanding (000's)           --           --          --          --         207
-----------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                    --           --    $  83.95    $  63.80    $  43.86
  Number of units outstanding (000's)           --           --         165         464         581
-----------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                          --------------------------------------------------
                                             1994         1995         1996         1997
--------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                    --           --           --           --
  Number of units outstanding (000's)           --           --           --           --
--------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                    --           --           --           --
  Number of units outstanding (000's)           --           --           --           --
--------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                    --           --           --     $ 115.97
  Number of units outstanding (000's)           --           --           --          145
--------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                    --           --           --           --
  Number of units outstanding (000's)           --           --           --           --
--------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                    --           --           --           --
  Number of units outstanding (000's)           --           --           --           --
--------------------------------------------------------------------------------------------
 EQ/Money Market
  Unit value                              $ 102.61     $ 107.04     $ 111.21     $ 115.66
  Number of units outstanding (000's)           63           81          165          146
--------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                                    --           --           --     $ 115.17
  Number of units outstanding (000's)           --           --           --          250
--------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                    --           --           --           --
  Number of units outstanding (000's)           --           --           --           --
--------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
  Unit value                                    --           --           --           --
  Number of units outstanding (000's)           --           --           --           --
--------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                    --           --           --           --
  Number of units outstanding (000's)           --           --           --           --
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                          --------------------------------------------------------------
                                             1998         1999         2000         2001         2002
--------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                    --           --           --           --     $ 112.38
  Number of units outstanding (000's)           --           --           --           --          239
--------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                    --           --           --     $ 105.89     $  92.40
  Number of units outstanding (000's)           --           --           --           --          337
--------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                              $ 127.67     $ 149.82     $ 165.27     $ 172.07     $ 141.48
  Number of units outstanding (000's)          444          617          634        1,044        1,282
--------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                              $ 161.04     $ 275.93     $ 220.97     $ 143.76     $  93.15
  Number of units outstanding (000's)        1,090        2,427        3,720        3,422        2,890
--------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                    --     $ 104.48     $ 102.37     $  84.85     $  66.13
  Number of units outstanding (000's)           --           18           68           87          118
--------------------------------------------------------------------------------------------------------
 EQ/Money Market
  Unit value                              $ 120.19     $ 124.47     $ 130.47     $ 133.66     $ 133.83
  Number of units outstanding (000's)          262          360          297          395          342
--------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                              $ 128.20     $ 124.76     $ 131.45     $ 120.85     $  96.50
  Number of units outstanding (000's)          581          648          521          532          484
--------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                    --           --           --           --     $  75.52
  Number of units outstanding (000's)           --           --           --           --          928
--------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
  Unit value                                    --           --           --           --     $  53.85
  Number of units outstanding (000's)           --           --           --           --           19
--------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                    --           --           --           --     $  81.53
  Number of units outstanding (000's)           --           --           --           --           72
--------------------------------------------------------------------------------------------------------



                                 Appendix I: Condensed financial information A-3

SERIES 100 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



----------------------------------------------------------------------------------------------------
                                                      For the years ending December 31,
                                         -----------------------------------------------------------
                                             1992        1993        1994        1995        1996
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                              $  48.30    $  55.68    $  52.88    $  68.73    $  82.91
  Number of units outstanding (000's)       17,986      21,496      24,787      25,821      27,945
----------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                              $ 104.63    $ 128.81    $ 124.32    $ 162.42    $ 199.05
  Number of units outstanding (000's)       11,841      13,917      15,749      16,292      16,933
----------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                                    --          --    $  98.86    $ 121.02    $ 143.37
  Number of units outstanding (000's)           --          --         210         498         975
----------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
 Securities
  Unit value                                    --          --    $  98.19    $ 109.80    $ 112.40
  Number of units outstanding (000's)           --          --          32          89         146
----------------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                    --          --          --    $ 104.15    $ 112.83
  Number of units outstanding (000's)           --          --          --         141         763
----------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
  Unit value                                    --          --    $  93.87    $ 108.38    $ 112.65
  Number of units outstanding (000's)           --          --          53         135         196
----------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit Value                              $  26.04    $  28.85    $  26.18    $  30.92    $  34.06
  Number of units outstanding (000's)       25,975      31,259      32,664      30,212      28,319
----------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit Value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                    --          --          --          --          --
  Number of units outstanding (000's)           --          --          --          --          --
----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                          -----------------------------------------------------------------------
                                             1997        1998         1999        2000        2001         2002
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
  Unit value                                    --          --           --          --          --     $ 106.73
  Number of units outstanding (000's)           --          --           --          --          --          264
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
  Unit value                                    --          --           --          --          --     $  78.98
  Number of units outstanding (000's)           --          --           --          --          --          101
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
  Unit value                                    --          --           --          --          --     $  78.07
  Number of units outstanding (000's)           --          --           --          --          --           82
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
  Unit value                                    --          --           --          --          --     $  76.43
  Number of units outstanding (000's)           --          --           --          --          --           91
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                    --          --           --          --          --     $  67.87
  Number of units outstanding (000's)           --          --           --          --          --          138
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                    --          --           --          --          --     $  79.08
  Number of units outstanding (000's)           --          --           --          --          --          127
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                    --          --           --          --          --     $  62.00
  Number of units outstanding (000's)           --          --           --          --          --          211
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                    --          --           --          --          --     $  73.70
  Number of units outstanding (000's)           --          --           --          --          --          214
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
  Unit value                                    --          --           --          --          --     $  56.63
  Number of units outstanding (000's)           --          --           --          --          --           53
-----------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                              $  90.75    $  89.92     $ 105.59    $  90.70    $  67.13     $  47.48
  Number of units outstanding (000's)       28,030      25,634       20,946      18,138      16,058       13,832
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                              $ 253.68    $ 323.75     $ 399.74    $ 339.28    $ 299.82     $ 197.84
  Number of units outstanding (000's)       17,386      17,231       16,705      15,685      14,197       11,899
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                              $ 179.30    $ 213.81     $ 250.31    $ 269.09    $ 262.05     $ 204.07
  Number of units outstanding (000's)        1,800       2,475        3,095       3,352       3,789        3,455
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
 Securities
  Unit value                              $ 118.98    $ 126.48     $ 124.96    $ 134.60    $ 143.62     $ 154.25
  Number of units outstanding (000's)          202         314          360         309         587          915
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                              $ 107.92    $ 117.72     $ 160.04    $ 121.54    $  92.48     $  82.20
  Number of units outstanding (000's)          968         971          926       1,028         945        5,013
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                    --          --     $ 116.36    $  93.70    $  70.28     $  47.74
  Number of units outstanding (000's)           --          --          887       2,596       2,788        2,376
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
  Unit value                              $ 121.30    $ 130.07     $ 125.76    $ 138.33    $ 147.79     $ 157.39
  Number of units outstanding (000's)          283         557          622         566         899          950
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                              $ 125.55    $ 118.57     $ 149.64    $ 168.29    $ 144.40     $  99.61
  Number of units outstanding (000's)          488       1,101          976       1,895       1,988        1,955
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                    --          --           --    $  66.10    $  49.27     $  28.78
  Number of units outstanding (000's)           --          --           --       1,313       1,757        1,713
-----------------------------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit Value                              $  38.66    $  45.07     $  52.39    $  51.10    $  49.61     $  42.91
  Number of units outstanding (000's)       26,036      24,361       22,434      20,413      19,822       23,382
-----------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit Value                                    --          --           --          --    $  94.39     $  80.42
  Number of units outstanding (000's)           --          --           --          --       1,544        1,981
-----------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                    --          --     $ 107.58    $ 103.06    $  86.73     $  62.93
  Number of units outstanding (000's)           --          --            4          15          33           57
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                    --          --           --          --          --     $  67.65
  Number of units outstanding (000's)           --          --           --          --          --           61
-----------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



------------------------------------------------------------------------------------------------------
                                                      For the years ending December 31,
                                         -------------------------------------------------------------
                                            1992        1993         1994         1995         1996
------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                   --          --     $ 100.95     $ 135.94     $ 164.12
  Number of units outstanding (000's)          --          --           47          592        1,486
------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                                   --          --     $  95.88     $ 113.44     $ 137.53
  Number of units outstanding (000's)          --          --           99          209          444
------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Money Market
  Unit value                              $ 25.01     $ 25.41     $  26.08     $  27.22     $  28.28
  Number of units outstanding (000's)       1,201       1,065        1,000        1,021        1,013
------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth and Income Value
  Unit Value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                   --          --           --           --           --
  Number of units outstanding (000's)          --          --           --           --           --
------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                            For the years ending December 31,
                                         ------------------------------------------------------------------------
                                            1997        1998         1999         2000         2001        2002
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                   --          --     $ 106.78     $ 111.59     $ 107.86    $  80.17
  Number of units outstanding (000's)          --          --            8           44           95       1,211
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
  Unit value                                   --          --     $ 101.64     $ 103.88     $ 100.43    $  75.63
  Number of units outstanding (000's)          --          --           13           34           96         375
-----------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                             $  79.41    $  57.18     $ 110.43     $  65.32     $  61.12    $  56.74
  Number of units outstanding (000's)         109         217          590          926          850         895
-----------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                             $ 214.66    $ 271.24     $ 322.15     $ 287.40     $ 249.66    $ 191.65
  Number of units outstanding (000's)       2,686       3,805        4,579        4,346        4,083       3,648
-----------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                   --          --     $ 106.57     $  92.84     $  76.01    $  56.98
  Number of units outstanding (000's)          --          --            5           18           33          55
-----------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                   --          --           --     $  99.98     $  85.41    $  68.70
  Number of units outstanding (000's)          --          --           --           86          420         738
-----------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                             $ 118.06    $ 104.82     $ 105.28     $ 109.21     $ 112.05    $  94.29
  Number of units outstanding (000's)         577         859          721          628        1,238       1,835
-----------------------------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                             $ 160.74    $ 150.42     $ 143.43     $ 129.28     $ 128.74    $ 123.58
  Number of units outstanding (000's)         831       1,164          998          800          770         696
-----------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                   --          --           --           --           --    $  80.64
  Number of units outstanding (000's)          --          --           --           --           --          25
-----------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                   --          --           --           --           --    $ 107.03
  Number of units outstanding (000's)          --          --           --           --           --         207
-----------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                   --          --           --     $  83.95     $  63.90    $  43.86
  Number of units outstanding (000's)          --          --           --          165          464         581
-----------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                   --          --           --           --           --    $ 112.38
  Number of units outstanding (000's)          --          --           --           --           --         239
-----------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                   --          --           --           --     $ 105.89    $  92.40
  Number of units outstanding (000's)          --          --           --           --           --         337
-----------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                             $ 115.97    $ 126.67     $ 149.82     $ 165.27     $ 172.07    $ 141.48
  Number of units outstanding (000's)         145         444          617          634        1,044       1,282
-----------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                   --    $ 161.04     $ 275.93     $ 220.97     $ 143.76    $  93.15
  Number of units outstanding (000's)          --       1,090        2,427        3,720        3,422       2,890
-----------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                   --          --     $ 104.48     $ 102.37     $  84.85    $  66.13
  Number of units outstanding (000's)          --          --           18           68           87         118
-----------------------------------------------------------------------------------------------------------------
 EQ/Money Market
  Unit value                             $  29.41    $  30.55     $  31.63     $  33.15     $  33.96    $  34.00
  Number of units outstanding (000's)         973       1,261        1,516        1,458        1,796       1,816
-----------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth and Income Value
  Unit Value                             $ 115.17    $ 128.80     $ 124.26     $ 131.45     $ 120.85    $  96.50
  Number of units outstanding (000's)         250         581          648          521          532         484
-----------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                   --          --           --           --           --    $  75.52
  Number of units outstanding (000's)          --          --           --           --           --         928
-----------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
  Unit value                                   --          --           --           --           --    $  53.85
  Number of units outstanding (000's)          --          --           --           --           --          19
-----------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                   --          --           --           --           --    $  81.53
  Number of units outstanding (000's)          --          --           --           --           --          72
-----------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information  A-5

                      (This page intentionally left blank)

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 15, 2004 to a fixed maturity option with a maturity date of June 15, 2013 (i.e., nine* years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2008.



-----------------------------------------------------------------------------------------------------
                                                                        Hypothetical Assumed
                                                                  Rate to maturity on June 15, 2008
                                                                  -----------------------------------
                                                                         5.00%           9.00%
-----------------------------------------------------------------------------------------------------
 As of June 15, 2008 (before withdrawal)
-----------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                              $144,048        $ 119,487
-----------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                               $131,080        $ 131,080
-----------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                           $ 12,968        $ (11,593)
-----------------------------------------------------------------------------------------------------
 On June 15, 2008 (after withdrawal)
-----------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                                 $  4,501        $  (4,851)
-----------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount [$50,000 - (4)]                  $ 45,499        $  54,851
-----------------------------------------------------------------------------------------------------
(6) Fixed maturity amount (2) - (5)                                     $ 85,581        $  76,229
-----------------------------------------------------------------------------------------------------
(7) Maturity value                                                      $120,032        $ 106,915
-----------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                       $ 94,048        $  69,487
-----------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

*In Oregon, seven is the maximum maturity year.

                                Appendix II: Market value adjustment example B-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page
Unit Value                                                                   2
Calculation of Annuity Payments                                              2
The reorganization                                                           2
Custodian and Independent Accountants                                        3
EQ/Money Market option yield information                                     3
Other Yield Information                                                      3
Distribution of the Contracts                                                4
Financial statements                                                         4



How to Obtain an EQUI-VEST(R) Statement of Additional Information for Separate Account A

Call 1-800-628-6673 or send this request form to:
  EQUI-VEST(R)
  Processing Office
  The Equitable Life
  P.O. Box 2996
  New York, NY 10116-2996

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2003.

(Combination variable and fixed deferred annuity)


--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City            State    Zip




888-1297 (5/03)

EQUI-VEST(R)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus, you will find attached the prospectuses for each Trust, which contain important information about their portfolios.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R)?

EQUI-VEST(R) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
 Fixed income:
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond              o EQ/Alliance Quality Bond
o EQ/Alliance Intermediate Government    o EQ/High Yield
  Securities                             o EQ/J.P. Morgan Core Bond
                                         o EQ/Money Market
--------------------------------------------------------------------------------
 Domestic stocks
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care            o EQ/Calvert Socially Responsible
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian Research
  Equity                                 o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/Janus Large Cap Growth
o AXA Premier VIP Technology             o EQ/Lazard Small Cap Value
o EQ/Aggressive Stock                    o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/MFS Emerging Growth Companies
o EQ/Alliance Premier Growth             o EQ/MFS Investors Trust
o EQ/Alliance Small Cap Growth           o EQ/Putnam Growth & Income Value
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Bernstein Diversified Value         o EQ/Small Company Index
--------------------------------------------------------------------------------
 International stocks
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity   o EQ/Emerging Markets Equity
o EQ/Alliance International              o EQ/Putnam International Equity
o EQ/Capital Guardian International
--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o EQ/Balanced
--------------------------------------------------------------------------------



You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.


o An individual retirement annuity ("IRA"), either traditional IRA, Roth IRA or Inherited IRA beneficiary continuation contract ("Inherited IRA").

A minimum contribution of $50 for IRAs ($5,000 for Inherited IRA) and $1,000 for NQ is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X00472
                                                                      Series 800

Contents of this prospectus
--------------------------------------------------------------------




EQUI-VEST(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4

Who is Equitable Life?                                                       5
How to reach us                                                              6
EQUI-VEST(R) at a glance -- key features                                     8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------

Example                                                                     12

Condensed financial information                                             13



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           14
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        14
Owner and annuitant requirements                                            18
How you can make your contributions                                         18
What are your investment options under the contract?                        18
Selecting your investment method                                            23
Allocating your contributions                                               24
Your right to cancel within a certain number of days                        24

Inherited IRA beneficiary continuation contract                             25




--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the guaranteed interest option                     26
Your contract's value in the fixed maturity options                         26



----------------------
"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
   OPTIONS                                                                  27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Automatic transfer options                                                  27
Investment simplifier                                                       27
Rebalancing your account value                                              28



--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     29
--------------------------------------------------------------------------------
Withdrawing your account value                                              29
How withdrawals are taken from your account value                           29
Surrender of your contract to receive its cash value                        30
Termination                                                                 30
When to expect payments                                                     30
Your annuity payout options                                                 30



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     32
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         32
Charges under the contracts                                                 32
Charges that the Trusts deduct                                              35
Group or sponsored arrangements                                             35
Other distribution arrangements



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 36
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     36
How death benefit payment is made                                           36
Beneficiary continuation option                                             37



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          39
--------------------------------------------------------------------------------
Overview                                                                    39
Buying a contract to fund a retirement arrangement                          39
Transfers among investment options                                          39
Taxation of nonqualified annuities                                          39
Individual retirement arrangements ("IRAs")                                 41
Roth individual retirement annuities ("Roth IRAs")                          47
Federal and state income tax withholding and
     information reporting                                                  53
Impact of taxes to Equitable Life                                           53

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         54
--------------------------------------------------------------------------------
About Separate Account A                                                    54
About the Trusts                                                            54
About our fixed maturity options                                            54
About the general account                                                   55
About other methods of payment                                              55
Dates and prices at which contract events occur                             56
About your voting rights                                                    56
About legal proceedings                                                     57
About our independent accountants                                           57
Financial statements                                                        57
Transfers of ownership, collateral assignments, loans, and
     borrowing                                                              57
Distribution of the contracts                                               57



--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   58
--------------------------------------------------------------------------------
Communicating performance data                                              61




--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           62
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I -- Condensed financial information                                       A-1
II -- Market value adjustment example                                      B-1
III -- Death benefit example                                               C-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.



                                         Page

   account value                           26
   annuitant                               14
   annuity payout options                  30
   beneficiary                             36
   business day                            56
   cash value                              26
   conduit IRA                             45
   contract date                            9
   contract date anniversary                9
   contract year                            9
   contributions                           14
   Contributions to Roth IRAs              47
     regular contribution                  47
     rollovers and direct transfers        47
     conversion contributions              48
     direct transfers                      47
   Contributions to traditional IRAs       41
     regular contribution                  42
     rollovers and transfers               43
   Disruptive transfer activity            27
   EQAccess                                 6
   fixed maturity amount                   22
   fixed maturity options                  22
   guaranteed interest option              22

                                         Page

   IRA                                  cover
   IRS                                     39
   Inherited IRA                        cover
   investment options                      18
   market adjusted amount                  22
   market timing                           27
   market value adjustment                  0
   maturity value                          22
   NQ                                   cover
   portfolio                            cover
   processing office                        6
   ratcheted death benefit                 24
   rate to maturity                        22
   Required Beginning Date                 46
   Roth IRA                             cover
   SAI                                  cover
   SEC                                  cover
   TOPS                                     6
   traditional IRA                      cover
   Trusts                               cover
   unit                                    26
   unit investment trust                   54
   variable investment options             18


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


--------------------------------------------------------------------------------
  Prospectus                    Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459



--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463


--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o   written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of the contract date anniversary.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for the fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option;


o   elect the investment simplifier (not available through EQAccess);

o change your TOPS personal identification number ("PIN") (not available through EQAccess); and


o   change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll-free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http://www.AXAonline.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ


6  Who is Equitable Life?

reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing." (See "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus.)


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-628-6673) to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.



--------------------------------------------------------------------------------
 TOLL FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------
You may reach us toll-free by calling 1(800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of your traditional IRA to a Roth IRA contract;

(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;

(3)  election of the automatic investment program;

(4)  election of the investment simplifier;


(5)  election of the automatic deposit service;


(6)  election of the rebalancing program;


(7)  election of required minimum distribution automatic withdrawal option;


(8)  election of beneficiary continuation option;

(9)  election of the principal assurance allocation; and

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers among investment options;

(4)  change of ownership; and

(5)  contract surrender and withdrawal requests.


TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  investment simplifier;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

EQUI-VEST(R) at a glance -- key features



------------------------------------------------------------------------------------------------------------------------------------
Professional investment    EQUI-VEST(R) variable investment options invest in different portfolios managed by professional
management                 investment advisers.

------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest        o Principal and interest guarantees
option
                           o Interest rates set periodically

------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options     o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
                           o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                           ---------------------------------------------------------------------------------------------------------
                           If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages             o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                             contract                  payments.

                           o On transfers inside the   No tax on transfers among investment options.
                             contract
                           ---------------------------------------------------------------------------------------------------------
                           If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                           Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information"
                           later in this prospectus.)
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts       o NQ:
                             -- $1,000 (initial) or $50 (initial for payroll deduction); $50 (additional).

                           o Traditional IRA and Roth IRA:
                             -- $50 (initial and additional).

                           o Inherited IRA
                             -- $5,000 (minimum) $1,000 (additional).

                           A maximum contribution limitation of $1.5 million generally applies.
------------------------------------------------------------------------------------------------------------------------------------
Death benefit protection   The contract provides a death benefit for the beneficiary should the annuitant die. The death benefit is equal to the account value or the minimum death benefit, whichever is higher. However, if you elect the optional ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever is higher.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money       o Lump sum withdrawals
                           o Several withdrawal options on a periodic basis
                           o Contract surrender
                           You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
------------------------------------------------------------------------------------------------------------------------------------
Payout options             o Fixed annuity payout options
                           o Variable annuity payout options
------------------------------------------------------------------------------------------------------------------------------------


8 EQUI-VEST(R) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features   o    Dollar-cost averaging by automatic transfers
                           -- Interest sweep option
                           -- Fixed-dollar option
                      o    Automatic investment program
                      o    Account value rebalancing (quarterly, semiannually, and annually)
                      o    Principal assurance allocation
                      o    No charge on transfers among investment options
                      o    Waiver of withdrawal charge under certain circumstances
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges      o    Daily charges on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 1.20% (2.00% maximum).

                      o    If your account value at the end of the contract year is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts), we deduct an annual administrative charge equal to $30 ($65 maximum) or during the first two contract years 2% of your account value, plus any amounts previously withdrawn during the contract year, if less; thereafter, $30 per year. If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge. For individuals who own multiple contracts with combined account values of over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses," later in this prospectus.

                      o    Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company) -- $25 current ($65 maximum) per occurrence.

                      o    No sales charge deducted at the time you make contributions.

                      o    We deduct a charge equal to 6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years. There is no charge in any contract year in which the amount withdrawn does not exceed 15% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this prospectus. In addition there is no withdrawal charge if the annuitant is age 86 or older when the contract is issued. Certain other exemptions apply.

------------------------------------------------------------------------------------------------------------------------------------
                      The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
------------------------------------------------------------------------------------------------------------------------------------

                      o    We deduct an annual charge equal to 0.15% of the account value on each contract date anniversary if you elect the optional ratcheted death benefit.

                      o    We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                      o    We deduct a $350 annuity administrative fee from amounts applied to a Variable Immediate
                           Annuity payout option.

                      o    Annual expenses of the Trusts portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually, 12b-1 fees of 0.25% annually, and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   0 - 90 (0 - 70 for Inherited IRA)
------------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


                                      EQUI-VEST(R) at a glance -- key features 9

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 EQUI-VEST(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions withdrawn (deducted
if you surrender your contract or make certain withdrawals).(1)                            6.00%
Charge if you elect a Variable Immediate Annuity payout option                             $350
Charge for third-party transfer or exchange                                                $65 maximum for each occurrence;
                                                                                           currently $25 for each occurrence.

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Maximum     Current
                                                                                           ----        ----
Mortality and expense risk(2)                                                              1.65%       0.95%
Other expenses                                                                             0.35%       0.25%
                                                                                           ----        ----
Total Separate Account A annual expenses                                                   2.00%       1.20%

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge:
  If your account value is less than $25,000 for NQ contracts (or less than $20,000
  for IRA contracts) on the last day of your contract year                                 $65 ($30 current)(3)
  If your account value is $25,000 or more for NQ contracts (or $20,000 or more            $  0
  for IRA contracts) on the last day of your contract year

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
  Ratcheted death benefit charge (as a percentage of your account value). (This
  charge is deducted annually on each contract date anniversary until age 90.)             0.15%
------------------------------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted             Lowest     Highest
from portfolio assets including management fees, 12b-1 fees, service fees, and/or          ------     -------
other expenses)(4)                                                                         0.57%      3.77%



                                                                    Fee table 11

Notes:

(1) This charge applies to any contribution withdrawn attributable to the current and five prior contract years measured from the date of the withdrawal. This charge is deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(2)  A portion of this charge is for providing the death benefit.

(3) During the first two contract years, this charge, if it applies, is equal to the lesser of $30 or 2% of your account value plus any amount previously withdrawn during the contract year.

(4) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust portfolio and each AXA VIP Trust portfolio pays is used to reduce the portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:



--------------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from     Lowest     Highest
   portfolio assets including management         ------     -------
   fees, 12b-1 fees, service fees, and/or other  0.57%      1.85%
   expenses) after expense cap
--------------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   portfolio assets including management
   fees, 12b-1 fees, service fees, and/or other
   expenses) after expense cap and after a       0.43%      1.82%
   portion of the brokerage commissions that
   the portfolio pays is used to reduce the
   portfolio's expenses
--------------------------------------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the optional ratcheted death benefit) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an esti mated administrative charge for the purpose of this example of $6.71 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete descrip tion of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a with drawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:

                             1 year       3 years        5 years        10 years
Lowest                       $   813.04   $ 1,438.12     $ 2,089.41     $ 3,213.36
Highest                      $ 1,131.69   $ 2,351.25     $ 3,539.74     $ 5,931.90


12 Fee table

If you annuitize at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $ 642.45     $ 1,245.70     $ 1,874.24     $ 3,563.36
Highest   $ 978.23     $ 2,210.62     $ 3,411.61     $ 6,281.90

If you do not surrender your contract at the end of the applicable time period:


          1 year       3 years      5 years        10 years
Lowest    $ 292.45     $   895.70   $ 1,524.24     $ 3,213.36
Highest   $ 628.23     $ 1,860.62   $ 3,061.61     $ 5,931.90

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2002.



                                                                    Fee table 13

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type of contract purchased. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                    Available for annuitant  Minimum               Source of                        Limitations on
Contract type       issue ages               contributions         contributions                    contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ                  0 through 90             $1,000 (initial),     o After-tax money.               o For annuitants up to age 83
                                             $50 (additional)                                         at contract issue, additional
                                                                   o Paid to us by check or           contributions may be made
                                                                     transfer of contract value in    up to age 84.
                                                                     a tax deferred exchange
                                                                     under Section 1035 of the      o For annuitants age 84 up to
                                                                     Internal Revenue Code.           age 88 at contract issue,
                                                                                                      additional contributions may
                                                                   o Paid to us by an employer        be made up to one year
                                                                     who establishes a payroll        beyond the annuitant's issue
                                                                     deduction program.               age.

                                                                                                    o For annuitants age 89 to 90
                                                                                                      at contract issue, no addi-
                                                                                                      tional contribution(s) may
                                                                                                      be made.
------------------------------------------------------------------------------------------------------------------------------------


14 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                 Available for annuitant  Minimum                   Source of                        Limitations on
Contract type    issue ages               contributions             contributions                    contributions
------------------------------------------------------------------------------------------------------------------------------------
Traditional IRA  0 through 90             $50 (initial and          o "Regular" traditional IRA      o For annuitants ages 70-1/2 to
                                            additional)               contributions either made        83 at contract issue, addi-
                                                                      by you or paid to us by an       tional rollover contributions
                                                                      employer who establishes a       may be made up to age 84.
                                                                      payroll deduction program.
                                                                                                     o For annuitants age 84 up to
                                                                    o Additional catch-up              age 88 at contract issue,
                                                                      contributions.                   additional rollover contribu-
                                                                                                       tions may be made up to
                                                                    o Eligible rollover distribu-      one year beyond the annu-
                                                                      tions from TSA contracts or      itant's issue age.
                                                                      other 403(b) arrangements,
                                                                      qualified plans and govern     o For annuitants age 89 to 90
                                                                      mental EDC plans.                at contract issue, no addi-
                                                                                                       tional rollover contributions
                                                                    o Rollovers from another           may be made.
                                                                      traditional individual
                                                                      retirement arrangement.        o Regular IRA contributions
                                                                                                       may not exceed $3,000 for
                                                                    o Direct custodian-to-             either 2003 or 2004.
                                                                      custodian transfers from
                                                                      other traditional              o No regular IRA contribution
                                                                      individual retirement            in the calendar year you turn
                                                                      arrangements.                    age 70-1/2 and thereafter.

                                                                                                     o Rollover and direct transfer
                                                                                                       contributions after age
                                                                                                       70-1/2 must be net of
                                                                                                       required minimum
                                                                                                       distributions.

                                                                                                     o Additional catch-up contri-
                                                                                                       butions of up to $500 can
                                                                                                       be made for the calendar
                                                                                                       year 2003 or 2004 if the
                                                                                                       owner is at least age 50 but
                                                                                                       under age 70-1/2 at any time
                                                                                                       during the calendar year for
                                                                                                       which the contribution is
                                                                                                       made.
------------------------------------------------------------------------------------------------------------------------------------


                                           Contract features and benefits 15

------------------------------------------------------------------------------------------------------------------------------------
                Available for annuitant  Minimum                     Source of                      Limitations on
Contract type   issue ages               contributions               contributions                  contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth IRA        0 through 90             $50 (initial and additional) o Regular after-tax           o For annuitants up to age 83
                                                                        contributions either made     at contract issue, additional
                                                                        by you or paid to us by an    contributions may be made
                                                                        employer who establishes a    up to age 84.
                                                                        payroll deduction program.
                                                                                                    o For annuitants age 84 up to
                                                                      o Rollovers from another        age 88 at contract issue,
                                                                        Roth IRA.                     additional contributions may
                                                                                                      be made up to one year
                                                                      o Conversion rollovers from a   beyond the annuitant's issue
                                                                        traditional IRA.              age.

                                                                      o Direct transfers from       o For annuitants age 89 to 90
                                                                        another Roth IRA.             at contract issue, no addi-
                                                                                                      tional contributions may be
                                                                      o Additional catch-up           made.
                                                                        contributions.
                                                                                                    o Regular Roth IRA contribu-
                                                                                                      tions may not exceed
                                                                                                      $3,000 for either 2003 or
                                                                                                      2004.

                                                                                                    o Contributions are subject to
                                                                                                      income limits and other tax
                                                                                                      rules. See "Contributions to
                                                                                                      Roth IRAs -- Tax
                                                                                                      information" later in this
                                                                                                      prospectus.

                                                                                                    o Additional catch-up contri-
                                                                                                      butions of up to $500 can
                                                                                                      be made for the calendar
                                                                                                      year 2003 or 2004 if the
                                                                                                      owner is at least age 50 at
                                                                                                      any time during the calendar
                                                                                                      year for which the contribu-
                                                                                                      tion is made.
------------------------------------------------------------------------------------------------------------------------------------



16 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                Available for annuitant  Source of                              Limitations on
Contract type   issue ages               contributions                          contributions
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA   0 through 70             o (If contract is traditional          o Any additional contributions
(traditional IRA                           IRA) Direct custodian-to-custodian     must be from same type of
or Roth IRA)                               transfers of your interest as          IRA of same deceased
                                           death beneficiary of the               owner.
                                           deceased owner's traditional
                                           individual retirement
                                           arrangement.

                                         o (If contract is Roth IRA)
                                           Direct custodian-to-custodian
                                           transfers of your interest as death
                                           beneficiary of the deceased
                                           owner's Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited, see "Dates and prices at which contract events occur" under "More information" later in this prospectus.



                                               Contract features and benefits 17

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under traditional and Roth IRA contracts, the owner and annuitant must be the same person. For owner and annuitant requirements for Inherited IRA, see "Inherited IRA beneficiary continuation contract" later in this prospectus.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The method of payment is discussed in detail under "About other methods of payment" in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.


--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------



18  Contract features and benefits

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(R). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                          Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND      Seeks a balance of a high current income and       o BlackRock Advisors, Inc.
                               capital appreciation, consistent with a            o Pacific Investment Management Company
                               prudent level of risk                                LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE    Seeks long-term growth of capital                  o A I M Capital Management, Inc.
                                                                                  o Dresdner RCM Global Investors LLC
                                                                                  o Wellington Management Company, LLP

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital                   o Alliance Capital Management L.P., through its
  INTERNATIONAL EQUITY                                                              Bernstein Investment Research and Management
                                                                                    Unit
                                                                                  o Bank of Ireland Asset Management (U.S.) Limited
                                                                                  o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Seeks long-term growth of capital                  o Alliance Capital Management L.P., through its
  CORE EQUITY                                                                       Bernstein Investment Research and Manage-
                                                                                    ment Unit
                                                                                  o Janus Capital Management LLC
                                                                                  o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Seeks long-term growth of capital                  o Alliance Capital Management L.P.
  GROWTH                                                                          o Dresdner RCM Global Investors LLC
                                                                                  o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Seeks long-term growth of capital                  o Alliance Capital Management L.P.
  VALUE                                                                           o MFS Investment Management
                                                                                  o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID      Seeks long-term growth of capital                  o Alliance Capital Management L.P.
  CAP GROWTH                                                                      o Provident Investment Counsel, Inc.
                                                                                  o RS Investment Management, LP

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID      Seeks long-term growth of capital                  o AXA Rosenberg Investment Management LLC
  CAP VALUE                                                                       o Wellington Management Company, LLP
                                                                                  o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY     Seeks long-term growth of capital                  o Alliance Capital Management L.P.
                                                                                  o Dresdner RCM Global Investors LLC
                                                                                  o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------




                                               Contract features and benefits 19

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective                                          Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
                                                                                  o MFS Investment Management
                                                                                  o Marsico Capital Management, LLC
                                                                                  o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.            o Alliance Capital Management L.P.
  INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent  o Alliance Capital Management L.P.
  GOVERNMENT SECURITIES          with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent  o Alliance Capital Management L.P.
                                 with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
  GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital.    o Alliance Capital Management L.P.
                                 Current income is incidental to the Portfolio's
                                 objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return through both      o Alliance Capital Management L.P.
                                 appreciation of capital and current income.      o Capital Guardian Trust Company
                                                                                  o Mercury Advisors
                                                                                  o Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                      o Alliance Capital Management L.P.,
                                                                                    through its Bernstein Investment Research
                                                                                    and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.            o Calvert Asset Management Company Inc.
  RESPONSIBLE                                                                       and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.          o Capital Guardian Trust Company
  INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.          o Capital Guardian Trust Company
  RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         To achieve long-term growth of capital.          o Capital Guardian Trust Company
  EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       Seeks long-term capital appreciation.            o Morgan Stanley Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that        o Alliance Capital Management L.P.
                                 approximates the total return performance of
                                 the S&P 500 Index, including reinvestment of
                                 dividends, at a risk level consistent with
                                 that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective                                               Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                         Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a combina-    o Alliance Capital Management L.P.
                            tion of current income and capital appreciation.           o Pacific Investment Management Company
                                                                                         LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent with mod-  o J.P. Morgan Investment Management Inc.
                            erate risk of capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                                o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.        o Mercury Advisors
  EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.                 o MFS Investment Management
  COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary objec-    o MFS Investment Management
                            tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve   o Alliance Capital Management L.P.
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary        o Putnam Investment Management, LLC
  VALUE                     objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                                o Putnam Investment Management, LLC
  EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                            income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the      o Alliance Capital Management L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


                                               Contract features and benefits 21

GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this prospectus.


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period.

Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The minimum yearly guaranteed interest rate is 3% for 2003. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland. For contracts issued in New York, see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.


On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2004 through 2013. Not all of these fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o    the rate to maturity is 3%; or

o    the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next (or another investment option if we are required to do so by any state regulation). As of February 14, 2003, the next available maturity date was June 15, 2008 (see "About our fixed maturity options" in "More Information," later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


22  Contract features and benefits

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.



SELECTING YOUR INVESTMENT METHOD

You must choose one of the following methods for selecting your investment options:

o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

o TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions that apply to your investment method, amounts that are in any investment options that are not available under your investment method can remain in these options, but you will not be permitted to allocate new contributions or make additional transfers (including through our rebalancing program) into these options.



--------------------------------------------------------------------------------
             Investment Options
--------------------------------------------------------------------------------
                                        A
--------------------------------------------------------------------------------
o Guaranteed Interest Option
--------------------------------------------------------------------------------
 Domestic stocks                        International stocks
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care           o AXA Premier VIP International Equity
o AXA Premier VIP Large Cap Core        o EQ/Alliance International
  Equity                                o EQ/Capital Guardian International
o AXA Premier VIP Large Cap Growth      o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Value       o EQ/Putnam International Equity
o AXA Premier VIP Small/Mid Cap
  Growth
o AXA Premier VIP Small/Mid Cap Value
o AXA Premier VIP Technology
o EQ/Aggressive Stock
o EQ/Alliance Common Stock
o EQ/Alliance Growth and Income
o EQ/Alliance Premier Growth
o EQ/Alliance Small Cap Growth
o EQ/Alliance Technology
o EQ/Bernstein Diversified Value
o EQ/Calvert Socially Responsible
o EQ/Capital Guardian Research
o EQ/Capital Guardian U.S. Equity
o EQ/Equity 500 Index
o EQ/Evergreen Omega
o EQ/FI Mid Cap
o EQ/FI Small/Mid Cap
o EQ/Janus Large Cap Growth
o EQ/Lazard Small Cap Value
o EQ/Marsico Focus
o EQ/Mercury Basic Value Equity
o EQ/MFS Emerging Growth Companies
o EQ/MFS Investors Trust
o EQ/Putnam Growth & Income Value
o EQ/Putnam Voyager
o EQ/Small Company Index
--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o EQ/Balanced
--------------------------------------------------------------------------------
                                        B
--------------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond             o EQ/High Yield
o EQ/Alliance Intermediate Government   o EQ/J.P. Morgan Core Bond
  Securities                            o EQ/Money Market
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
 Fixed maturity options
--------------------------------------------------------------------------------
 Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
--------------------------------------------------------------------------------




                                              Contract features and benefits  23

ALLOCATING YOUR CONTRIBUTIONS


Once you have made your investment method choice, you may allocate your contributions to one or more, or all, of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value," later in this prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this prospectus.

o PRINCIPAL ASSURANCE ALLOCATION Under this allocation program, you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 14, 2003 you chose the fixed maturity option with a maturity date of June 15, 2012, since the rate to maturity was 4.45% on February 14, 2003, we would have allocated $6,659 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an Equitable Life traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."



DEATH BENEFIT


Your contract provides a death benefit. If you do not elect the ratcheted death benefit described below, the death benefit is equal to the greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, less withdrawals and any withdrawal charges, and any taxes that apply.


If you elect the ratcheted death benefit, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or the ratcheted death benefit on the date of the annuitant's death, less any subsequent withdrawals, withdrawal charges and taxes that apply, whichever provides the highest amount. You should note that in certain circumstances, where you have made withdrawals from your contract, the minimum death benefit will provide a higher benefit than the ratcheted death benefit.


RATCHETED DEATH BENEFIT

For an additional fee, you may elect the ratcheted death benefit. On the contract date, your ratcheted death benefit equals your initial contribution. Then, on each third contract date anniversary, until the annuitant is age 90, we will determine your ratcheted death benefit by comparing your current ratcheted death benefit to your account value on that third contract date anniversary. If your account value is higher than your ratcheted death benefit, we will increase your ratcheted


24  Contract features and benefits
death benefit to equal your account value. On the other hand, if your account value on the third contract date anniversary is less than your ratcheted death benefit, we will not adjust your ratcheted death benefit either up or down.

If you make additional contributions, we will increase your current ratcheted death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your death benefit on the date you take the withdrawal.


Each withdrawal you make will reduce the amount of your current ratcheted death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current ratcheted death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your ratcheted death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new ratcheted death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). You may only elect the ratcheted death benefit at the time you apply for a contract if the annuitant is not older than age 87 when the contract is issued. Once you elect this benefit, you may not cancel it as long as the contract is in effect.

See Appendix III at the end of this prospectus for an example of how we calculate the death benefit.

Inherited IRA beneficiary continuation contract

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable Life. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" in "Payment of the death benefit" later in this prospectus. You should discuss with your tax advisor your own personal situation. This contract may not be available in all states. Please contact our processing office for this information.

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax advisor when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and must be at least $5,000.

o Subsequent contributions of at least $1,000 are permitted, but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable Life, where the deceased owner is the same as under the original IRA contract.

o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described under "Withdrawal charge" in "Charges and expenses," later in this prospectus.

o The following features mentioned in the prospectus are not available under the inherited IRA beneficiary continuation contract: successor owner/annuitant, automatic investment program and systematic withdrawals.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected the optional ratcheted death benefit, it will no longer be in effect and charges for such benefit will stop.



                                              Contract features and benefits  25

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) guaranteed interest option; and (iii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less (i) any withdrawal charge that may apply and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:


(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge, third-party transfer or exchange charge, or the ratcheted death benefit charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.


o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.


o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
     (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options.


You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2)  the dollar amounts to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the EQUI-VEST(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kind of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


AUTOMATIC TRANSFER OPTIONS


INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the


                            Transferring your money among investment options  27
date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

The fixed-dollar option and the interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or in the fixed maturity options.

If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.


28  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.




--------------------------------------------------------------------------------
                             Method of Withdrawal
--------------------------------------------------------------------------------
                                                   Minimum
      Contract        Lump sum      Systematic   distribution
--------------------------------------------------------------------------------
NQ                     Yes            Yes             No
--------------------------------------------------------------------------------
Traditional IRA        Yes            Yes            Yes
--------------------------------------------------------------------------------
Roth IRA               Yes            Yes             No
--------------------------------------------------------------------------------

LUMP SUM WITHDRAWALS
(All Contracts)

You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.


Lump sum withdrawals in excess of the 15% free withdrawal amount may be subject to a withdrawal charge (see "15% free withdrawal amount" in "Charges and expenses" later in this prospectus).



SYSTEMATIC WITHDRAWALS
(All Contracts)


If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.


If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)  you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.


LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS

(Traditional IRA contracts -- See "Tax information" later in this prospectus)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" under "Individual retirement arrangements ("IRAs") in "Tax information" later in this prospectus.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 15% free withdrawal amount.


--------------------------------------------------------------------------------

We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s). A market value adjustment will apply if withdrawals are taken from the fixed maturity options.



AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.



                                                        Accessing your money  29

Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST(R) NQ or Roth IRA or an existing EQUI-VEST(R) Express(SM) NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information" later in this prospectus.



DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you live, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.


SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.



TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


ANNUITY PAYOUT OPTIONS



--------------------------------------------------------------------------------
Fixed annuity payout options        o Life annuity
                                    o Life annuity with period
                                      certain
                                    o Life annuity with refund
                                      certain
                                    o Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout   o Life annuity (not available in
   options                            New York)
                                    o Life annuity with period
                                      certain
--------------------------------------------------------------------------------



o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The


30  Accessing your money
     period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.


o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


We also make the variable annuity payout options available to owners of our single premium deferred annuity ("SPDA") contract and certain other combination fixed and variable annuity contracts. We may offer other payout options not outlined here. Your financial professional can provide details.

SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin any time before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option.

The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday and for contracts issued in New York is:

(i) The contract date anniversary that follows the annuitant's 90th birthday if the annuitant was not older than age 80 when the contract was issued;

(ii) The contract date anniversary that is 10 years after the date the contract was issued if the annuitant was ages 81 through 85 when the contract was issued; and

(iii) The contract date anniversary that follows the annuitant's 95th birthday if the annuitant was ages 86 through 90 when the contract was issued.


The above may be different in some states.


Before the last date by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable annuity is selected.


The amount of the annuity payments will depend on:

(1)  the amount applied to purchase the annuity;


(2)  the type of annuity chosen, and whether it is fixed or variable;


(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)  in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


                                                        Accessing your money  31

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year -- an annual administrative charge, if applicable

o    Charge for third-party transfer or exchange

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o    A ratcheted death benefit charge, if you elect the benefit

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below.

We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


CHARGES UNDER THE CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of 0.95% (1.65% maximum) of the net assets in each variable investment option.


The mortality risk we assume is that annuitants (as a group) will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is that it will cost us more to issue and administer contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.


CHARGE FOR OTHER EXPENSES


We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is currently equivalent to an annual rate of 0.25% (0.35% maximum) of net assets in each variable investment option.



TOTAL MAXIMUM SEPARATE ACCOUNT A CHARGES

The total annual rate for Separate Account A charges is 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. Any increase will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfair or discriminatory.


ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA and contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three or later.


The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in


32  Charges and expenses
the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.


We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual, basis.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.


WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options in order of the earliest maturity date(s) first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.


The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal. In the case of surrenders, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.


For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus.


Any change would not be unfairly discriminatory. We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.

The withdrawal charge does not apply in the circumstances described below.

ANNUITANT AGES 86 THROUGH 90 WHEN THE CONTRACT IS ISSUED. The withdrawal charge does not apply under the contract if the annuitant is age 86 or older when the contract is issued.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

o    the annuitant dies and a death benefit is payable to the beneficiary.

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      -- it provides continuous room and board to three or more persons;

      -- it is supervised by a registered nurse or licensed practical nurse;

      -- it keeps daily medical records of each patient;

      -- it controls and records all medications dispensed; and

      -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted, or if the condition began within the 12 month period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances,


                                                        Charges and expenses  33
or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For traditional IRA and Roth IRA contracts, the withdrawal charge also does not apply:

o    after six contract years and the annuitant is at least age 59-1/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.


CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.



--------------------------------------------------------------------------------
   Declining scale            Alternative scale
--------------------------------------------------------------------------------
  Year of investment    Year of transfer within fixed
  in fixed maturity               maturity
       option*                     option*
--------------------------------------------------------------------------------
  Within year 1   6%          Within year 1        5%
--------------------------------------------------------------------------------
        2         6%                2              4%
--------------------------------------------------------------------------------
        3         5%                3              3%
--------------------------------------------------------------------------------
        4         4%                4              2%
--------------------------------------------------------------------------------
        5         3%                5              1%
--------------------------------------------------------------------------------
        6         2%          After year 5         0%
--------------------------------------------------------------------------------
   After year 6   0%   Not to exceed 1% times
                       the number of years
                       remaining in the fixed
                       maturity option, rounded
                       to the higher number of
                       years. In other words, if
                       4.3 years remain, it would
                       be a 5% charge.
--------------------------------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ or Traditional IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.


For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.


The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to purchase a Variable Immediate Annuity payout option.


OPTIONAL RATCHETED DEATH BENEFIT CHARGE


If you elect the optional ratcheted death benefit, we deduct a charge annually from your account value on each contract date anniversary until the contract date anniversary following the annuitant's 90th birthday. The charge is equal to 0.15% of your account value on the contract date anniversary.



34  Charges and expenses

We will deduct this charge from your investment options pro rata from the guaranteed interest option and the variable investment options. If you do not have sufficient value in those options, we will deduct the required amounts from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply if we deduct the charge from the fixed maturity options.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o    Investment advisory fees ranging from 0.25% to 1.20%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the attached prospectus for each Trust.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.


                                                        Charges and expenses  35

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.


We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. We describe the death benefit in "Contract features and benefits" earlier in this prospectus.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as discussed below under "Successor owner and annuitant." Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your ratcheted (or minimum) death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the ratcheted death benefit, if elected, will continue to grow, and to determine if contributions are permitted we will use your surviving spouse's age as of the date the successor owner and annuitant feature is effected.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed under "Beneficiary continuation option" below.



HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the


36  Payment of death benefit
proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account(TM) until the account is closed.



BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please contact our processing office for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary must elect this feature by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The minimum death benefit or the ratcheted death benefit, if applicable under the contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.



                                                    Payment of death benefit  37

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The minimum death benefit or the ratcheted death benefit, if applicable under your contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this prospectus.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value.

o    No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The account value will not be reset to the death benefit amount.

o The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" earlier in this prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.



38  Payment of death benefit

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an annuity contract such as this one, or an IRA or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R)'s choice of death benefits, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity


                                                             Tax information  39
payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the EQUI-VEST(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the EQUI-VEST(R) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion of the beneficiary continuation option for NQ contracts earlier in this prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.



OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to a particular portfolio within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying


40  Tax information
shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract if necessary to attempt to prevent you from being considered the owner of the assets of Separate Account A for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/ or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o "Traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans.

o    Roth IRAs, funded on an after-tax basis. EQUI-VEST(R) Roth IRA is a Roth
     IRA.



Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

We are applying for an opinion letter from the IRS to approve the respective forms of the EQUI-VEST(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(R) traditional and Roth IRA contracts.

The IRA inherited beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.



CANCELLATION


You can cancel any version of the EQUI-VEST(R) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(R) Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST(R) traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

                                                             Tax information  41

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS.


LIMITS ON CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for taxable year 2003. This amount stays the same for 2004. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70-1/2 or any taxable year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $500 to your traditional IRA. This amount is the same for both taxable years 2003 and 2004.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $3,000, married individuals filing jointly can contribute up to $6,000 for taxable year 2003 to any combination of traditional IRAs and Roth IRAs. This amount stays the same for 2004. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $3,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $3,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is being made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed above under "Limits on contributions." That is, for each of taxable years 2003 and 2004, your fully deductible contribution can be up to $3,000, or if less, your earned income. (The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions.)

If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $40,000 and $50,000 in 2003 and AGI between $45,000 and $55,000 in 2004. In 2005 the deduction will phase out for AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $60,000 and $70,000 in 2003 and AGI between $65,000 and $75,000 in 2004. This range will increase every year until 2007 when the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2003, for example, you determine AGI and subtract $40,000 if you are single, or $60,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



 ($10,000-excess AGI)     times  $3,000 (or earned   Equals  the adjusted
 --------------------       x    income, if less,      =     deductible
 divided by $10,000              or $3,500,                  contribution
                                 if applicable)              limit


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take



42  Tax information
or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $3,000 per person limit for the applicable tax year (2003 or 2004). The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;


o    governmental 457(b) plans, also referred to as "governmental EDC plans";


o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.


There are two ways to do rollovers:

o Do it yourself
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental 457(b) plan are eligible rollover distributions, unless the distribution is:

o    "required minimum distributions" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    a hardship withdrawal; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.



ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental 457(b) plan) may be rolled over to a tradi-



                                                             Tax information  43
tional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of payments" later in this prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental
457(b) plan.



ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:


o regular contributions of more than $3,000 for the applicable tax year, 2003 or 2004 (or $3,500 if you are age 50-70-1/2); or

o regular contributions of more than earned income for the year, if that amount is under $3,000 for the applicable tax year, 2003 or 2004 (or $3,500 if you are age 50-70-1/2); or


o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)


44  Tax information

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations apply beginning in January 2003. The 2002 final Regulations include Temporary Regulations applicable to annuity contracts. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have been suspended for 2003. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your tax adviser concerning applicability of these complex rules to your situation.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.
The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."



ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. We will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you



                                                             Tax information  45
are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or


o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.



46  Tax information

ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."


The EQUI-VEST(R) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.



CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from Traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for taxable year 2003. This amount stays the same for 2004. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totalling up to $500 can be made for the taxable year. This amount is the same for both taxable years 2003 and 2004.


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS?  Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds) in a taxable "conversion" rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code or a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.


                                                             Tax information  47

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the Traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.


Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).


To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in certain cases to distributions from qualified plans.


The following distributions from Roth IRAs are free of income tax:

o    Rollovers from a Roth IRA to another Roth IRA;

48  Tax information

o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from a Roth IRA; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.


QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:


o    you are age 59-1/2 or older; or


o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).


You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).



NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b) Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain - with any custodian or issuer - are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2003 and the conversion contribution is made in 2004, the conversion contribution is treated as contributed prior to the other conversion contributions made in 2004.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.


Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.



REQUIRED MINIMUM DISTRIBUTIONS

Lifetime required minimum distributions do not apply.


REQUIRED MINIMUM DISTRIBUTION AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 70-1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

                                                             Tax information  49

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. In Table II we assume a single initial contribution of $1,000, and no additional contributions. The 3% guaranteed interest rate is in the contract.

The account values shown reflect no withdrawal charges. The cash values shown reflect the withdrawal charge that applies if you surrender your contract for its cash value. In all cases we assume no transfers.

These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.


50  Tax information

                                    TABLE I
                         ACCOUNT VALUES AND CASH VALUES
                  (assuming $1,000 contributions made annually
                    at the beginning of the contract year)




--------------------------------------------------------------------------------
                      3% Minimum Guarantee
Contract Year End     Account Value            Cash Value
--------------------------------------------------------------------------------
        1             $   1,009.40             $     954.89
        2             $   2,039.68             $   1,929.54
        3             $   3,100.87             $   2,933.43
        4             $   4,193.90             $   3,967.43
        5             $   5,319.72             $   5,032.45
        6             $   6,479.31             $   6,129.42
        7             $   7,673.69             $   7,313.69
        8             $   8,903.90             $   8,543.90
        9             $  10,171.01             $   9,811.01
        10            $  11,476.14             $  11,116.14
        11            $  12,820.43             $  12,460.43
        12            $  14,205.04             $  13,845.04
        13            $  15,631.19             $  15,271.19
        14            $  17,100.13             $  16,740.13
        15            $  18,613.13             $  18,253.13
        16            $  20,201.53             $  19,841.53
        17            $  21,837.57             $  21,477.57
        18            $  23,522.70             $  23,162.70
        19            $  25,258.38             $  24,898.38
        20            $  27,046.13             $  26,686.13
        21            $  28,887.52             $  28,527.52
        22            $  30,784.14             $  30,424.14
        23            $  32,737.67             $  32,377.67
        24            $  34,749.80             $  34,389.80
        25            $  36,822.29             $  36,462.29
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                      3% Minimum Guarantee
Contract Year End     Account Value            Cash Value
--------------------------------------------------------------------------------
        26            $  38,956.96             $  38,596.96
        27            $  41,155.67             $  40,795.67
        28            $  43,420.34             $  43,060.34
        29            $  45,752.95             $  45,392.95
        30            $  48,155.53             $  47,795.53
        31            $  50,630.20             $  50,270.20
        32            $  53,179.11             $  52,819.11
        33            $  55,804.48             $  55,444.48
        34            $  58,508.61             $  58,148.61
        35            $  61,293.87             $  60,933.87
        36            $  64,162.69             $  63,802.69
        37            $  67,117.57             $  66,757.57
        38            $  70,161.10             $  69,801.10
        39            $  73,295.93             $  72,935.93
        40            $  76,524.81             $  76,164.81
        41            $  79,850.55             $  79,490.55
        42            $  83,276.07             $  82,916.07
        43            $  86,804.35             $  86,444.35
        44            $  90,438.48             $  90,078.48
        45            $  94,181.64             $  93,821.64
        46            $  98,037.08             $  97,677.08
        47            $ 102,008.20             $ 101,648.20
        48            $ 106,098.44             $ 105,738.44
        49            $ 110,311.40             $ 109,951.40
        50            $ 114,650.74             $ 114,290.74
--------------------------------------------------------------------------------


                                                             Tax information  51

                                   TABLE II
                         ACCOUNT VALUES AND CASH VALUES
                 (assuming a single contribution of $1,000 and
                           no further contribution)



--------------------------------------------------------------------------------
                      3% Minimum Guarantee
Contract Year End     Account Value            Cash Value
--------------------------------------------------------------------------------
        1             $ 1,009.40               $   954.89
        2             $ 1,018.89               $   963.87
        3             $ 1,019.46               $   964.40
        4             $ 1,020.04               $   964.96
        5             $ 1,020.64               $   965.53
        6             $ 1,021.26               $   966.11
        7             $ 1,021.90               $ 1,021.90
        8             $ 1,022.55               $ 1,022.55
        9             $ 1,023.23               $ 1,023.23
        10            $ 1,023.93               $ 1,023.93
        11            $ 1,024.65               $ 1,024.65
        12            $ 1,025.38               $ 1,025.38
        13            $ 1,026.15               $ 1,026.15
        14            $ 1,026.93               $ 1,026.93
        15            $ 1,027.74               $ 1,027.74
        16            $ 1,028.57               $ 1,028.57
        17            $ 1,029.43               $ 1,029.43
        18            $ 1,030.31               $ 1,030.31
        19            $ 1,031.22               $ 1,031.22
        20            $ 1,032.16               $ 1,032.16
        21            $ 1,033.12               $ 1,033.12
        22            $ 1,034.11               $ 1,034.11
        23            $ 1,035.14               $ 1,035.14
        24            $ 1,036.19               $ 1,036.19
        25            $ 1,037.28               $ 1,037.28
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      3% Minimum Guarantee
Contract Year End     Account Value            Cash Value
--------------------------------------------------------------------------------
        26            $ 1,038.40               $ 1,038.40
        27            $ 1,039.55               $ 1,039.55
        28            $ 1,040.73               $ 1,040.73
        29            $ 1,041.96               $ 1,041.96
        30            $ 1,043.22               $ 1,043.22
        31            $ 1,044.51               $ 1,044.51
        32            $ 1,045.85               $ 1,045.85
        33            $ 1,047.22               $ 1,047.22
        34            $ 1,048.64               $ 1,048.64
        35            $ 1,050.10               $ 1,050.10
        36            $ 1,051.60               $ 1,051.60
        37            $ 1,053.15               $ 1,053.15
        38            $ 1,054.74               $ 1,054.74
        39            $ 1,056.39               $ 1,056.39
        40            $ 1,058.08               $ 1,058.08
        41            $ 1,059.82               $ 1,059.82
        42            $ 1,061.61               $ 1,061.61
        43            $ 1,063.46               $ 1,063.46
        44            $ 1,065.37               $ 1,065.37
        45            $ 1,067.33               $ 1,067.33
        46            $ 1,069.35               $ 1,069.35
        47            $ 1,071.43               $ 1,071.43
        48            $ 1,073.57               $ 1,073.57
        49            $ 1,075.78               $ 1,075.78
        50            $ 1,078.05               $ 1,078.05
--------------------------------------------------------------------------------


52  Tax information

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any required transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  53

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A
Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)  to deregister Separate Account A under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each of its portfolios.


Equitable Life serves as the investment manager of the Trusts. As such Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to the Class IB/B shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.

The rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as shown below.




--------------------------------------------------------------------------------
  Fixed Maturity Options
     With June 15th
    Maturity Date of       Rate to Maturity as of      Price Per $100 of
      Maturity Year          February 14, 2003         Maturity Value
--------------------------------------------------------------------------------
           2003                   3.00%*                    $ 99.02
           2004                   3.00%*                    $ 96.13
           2005                   3.00%*                    $ 93.33
           2006                   3.00%*                    $ 90.61
           2007                   3.00%*                    $ 87.98
           2008                   3.35%                     $ 83.87
           2009                   3.70%                     $ 79.43
           2010                   4.00%                     $ 74.99
           2011                   4.25%                     $ 70.68
           2012                   4.45%                     $ 66.59
--------------------------------------------------------------------------------



* Since these rates to maturity were 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


54  More information

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS



You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Traditional IRA, or Roth IRA contract on a monthly basis. For all forms of IRAs, your contribu-


                                                            More information  55
tions are subject to the limits and conditions on contributions described in "Tax information" earlier in this prospectus.


AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, IRA or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.


WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS, TRANSFERS. WITHDRAWALS AND SURRENDERS


o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.



ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages



56  More information
because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002, incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING


You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement, under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge if one applies.



DISTRIBUTION OF THE CONTRACTS

AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104.

The contracts are sold by financial professionals who are registered representatives of AXA Advisors and its affiliates, who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.


                                                            More information  57

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the withdrawal charge, the annual administrative charge and the optional ratcheted death benefit charge, if applicable but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state if applicable, or any applicable annuity administrative fee. The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated charge for the purpose of the table of $0.671 per $1,000.


The results shown under "Length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "Length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available.


For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

The performance information shown below and the performance information that we advertise reflect past performance and do not indicate how the variable investment options may perform in the future. Such information also does not represent the results earned by any particular investor. Your results will differ.


58  Investment performance

                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002:

------------------------------------------------------------------------------------------------------------------------------------
                                                     Length of option period                       Length of portfolio period
                                                  ----------------------------------------------------------------------------------
                                                                                                                           Since
                                                                          Since option                                   portfolio
Variable investment options                          1 Year     5 Years   inception+*  3 Years   5 Years    10 Years    inception+**
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                              --         --          --          --         --          --           1.56%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                            --         --          --          --         --          --         (26.20)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                   --         --          --          --         --          --         (27.11)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                  --         --          --          --         --          --         (28.74)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                       --         --          --          --         --          --         (37.31)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                        --         --          --          --         --          --         (26.09)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                   --         --          --          --         --          --         (43.18)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                    --         --          --          --         --          --         (31.48)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                             --         --          --          --         --          --         (48.54)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                             (35.00)%   (14.47)%     6.31%      (26.92)%   (14.47)%     (0.62)%        6.31%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                        (39.40)%    (6.48)%    10.12%      (24.09)%    (6.48)%      6.28%         8.66%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                   (27.49)%     1.36%      7.90%       (8.89)%     1.36%       --            7.54%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***    1.96%      4.14%      4.85%        5.42%      4.14%       4.60%         5.15%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International ***                       (16.49)%    (6.97)%    (2.98)%     (23.03)%    (6.97)%       --          (2.19)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                          (37.25)%      --      (22.50)%     (29.01)%      --          --         (20.50)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                          1.04%      4.17%      4.85%        5.95%      4.17%        --           4.58%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                        (36.34)%    (6.12)%    (3.23)%     (15.29)%    (6.12)%       --          (1.32)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                              (46.74)%      --      (37.87)%         --         --         --         (36.10)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced ***                                     (19.07)%     0.67%      6.88%       (8.97)%     0.67%      4.73%          6.88%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                      (19.96)%      --       (7.47)%      (7.74)%      --          --          (0.92)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                     (32.61)%      --      (15.32)%     (18.96)%      --          --         (15.32)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                   (21.35)%      --      (13.28)%     (22.28)%      --          --         (10.13)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                        (30.85)%      --       (8.10)%     (11.30)%      --          --          (7.76)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                     (29.86)%      --       (9.61)%     (11.58)%      --          --          (8.85)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                          (12.35)%    (7.97)%   (11.70)%     (22.76)%    (7.97)%       --         (11.70)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                             (28.61)%    (3.70)%     7.58%      (18.68)%    (3.70)%       --           7.22%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                  (30.21)%      --      (17.93)%     (21.60)%      --          --         (14.86)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                       (24.73)%      --      (17.73)%         --        --          --         (17.73)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                           (21.02)%    (5.73)%    (3.29)%      (5.55)%    (5.73)%       --          (2.07)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield ***                                    (9.43)%    (6.75)%     2.05%       (7.09)%    (6.75)%     3.85%          5.08%
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                               --         --          --         6.64%      --           --           4.85%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           (36.42)%      --      (33.51)%         --       --           --         (33.51)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                           (20.19)%      --        2.45%        3.27%      --           --           0.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                    (17.92)%      --      (11.92)%         --       --           --          (4.72)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                       (22.94)%     3.11%      4.29%       (3.76)%     3.11%        --           5.57%
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                    (40.37)%    (6.50)%    (3.84)%     (34.19)%    (6.50)%       --          (2.28)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                              (27.25)%      --      (13.54)%     (16.60)%      --          --         (11.07)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market ***                                  (5.29)%     1.71%      4.81%        0.47%      1.71%      2.81%          4.81%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                     (25.31)%    (4.75)%    (2.59)%     (10.34)%    (4.75)%       --          (1.64)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                      (22.93)%    (0.56)%   (10.31)      (20.73)%    (0.56)%       --           0.91%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                   (32.51)%    (6.75)%   (19.30)%     (27.14)%    (6.75)%       --          (2.38)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                                 --         --          --       (11.39)%      --          --          (4.24)%
------------------------------------------------------------------------------------------------------------------------------------


+ Unannualized (including Since Inception values if time since inception is less than one year)


* The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Growth and Income, EQ/High Yield and EQ/Alliance Quality Bond (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/FI Small/ Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager; (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Pre-Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager; (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Pre-


                                                       Investment performance 59
     mier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14,
     2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

** The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Growth and Income (10/1/93); EQ/High Yield (1/2/87); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance International (4/3/95); EQ/Money Market (7/13/81); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Health Care, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** The inception dates for the footnoted portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.



60 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's
Morningstar's Variable Annuity
  Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning

Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------------------------------------------------

From time to time we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks therefore may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST(R) performance relative to other variable annuity products . The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the annual administrative charge, optional ratcheted death benefit charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "EQ/Money Market Option yield information" and "Other yield information" in the SAI.


                                                      Investment performance  61

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2002, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


62  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below, as of December 31, 2002, are for contracts offered under Separate Account A with the same asset based charge of 1.20%.



SERIES 800 CONTRACTS
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002



-----------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                -----------------------------------------------------------------
                                                      1998           1999      2000     2001      2002
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
-----------------------------------------------------------------------------------------------------------------
  Unit value                                         --             --        --       --         $106.88
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --             --        --       --              83
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
-----------------------------------------------------------------------------------------------------------------
  Unit value                                         --             --        --       --         $ 79.09
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --             --        --       --              17
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                         --             --        --       --         $ 78.18
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --             --        --       --              17
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                         --             --        --       --         $ 76.54
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --             --        --       --              21
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                         --             --        --       --         $ 67.96
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --             --        --       --              32
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                         --             --        --       --         $ 79.20
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --             --        --       --              32
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                         --             --        --       --         $ 62.08
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --             --        --       --              43
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                         --             --        --       --         $ 73.80
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --             --        --       --              36
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
-----------------------------------------------------------------------------------------------------------------
  Unit value                                         --             --        --       --         $ 56.71
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --             --        --       --               9
-----------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock
-----------------------------------------------------------------------------------------------------------------
  Unit value                                     $ 90.25        $105.70   $ 90.50   $ 66.90       $ 47.01
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --              17        71       100            95
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
-----------------------------------------------------------------------------------------------------------------
  Unit value                                     $102.87        $126.92   $107.54   $ 94.83       $ 62.46
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --             105       702       944           905
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
-----------------------------------------------------------------------------------------------------------------
  Unit value                                     $102.73        $120.14   $129.01   $125.48       $ 97.62
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --              37       262       526           600
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------
  Unit value                                     $103.32        $101.97   $109.71   $116.93       $125.45
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --               1        16       112           193
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance International
-----------------------------------------------------------------------------------------------------------------
  Unit value                                     $ 93.00        $126.30   $ 95.90   $ 72.66       $ 64.53
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --               3        36        45           272
-----------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)



-----------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                -----------------------------------------------------------------
                                                      1998      1999      2000     2001      2002
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          --       $116.42   $ 93.88  $ 70.52   $ 47.97
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            36       350      438       383
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $103.62      $100.07   $110.03  $117.42   $124.90
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --             4        27      112       158
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $ 86.94      $109.62   $123.09  $105.51   $ 72.72
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --             2        98      166       206
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          --            --   $ 66.17  $ 49.39   $ 28.90
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            --       128      196       191
-----------------------------------------------------------------------------------------------------------------
EQ/Balanced
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $102.39      $118.86   $115.59  $111.79   $ 96.39
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            11       101      287       488
-----------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          --            --        --  $ 94.71   $ 80.81
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            --        --       71       173
-----------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          --       $107.64   $103.26  $ 87.02   $ 63.23
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            --        --       --         3
-----------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          --            --        --       --   $ 67.97
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            --        --       --        12
-----------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          --       $106.84   $111.80  $108.22   $ 80.55
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --             1         9       31       130
-----------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          --       $101.69   $104.08  $100.76   $ 75.99
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --             1        11       21        63
-----------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $ 81.49      $157.61   $ 93.36  $ 87.48   $ 81.32
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --             5        42       44        54
-----------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $103.69      $123.02   $109.63  $ 95.13   $ 72.94
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            50       258      367       451
-----------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          --       $106.63   $ 93.02  $ 76.26   $ 57.25
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            --         3       10        16
-----------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          --            --   $100.02  $ 85.57   $ 68.93
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            --         9      106       195
-----------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $ 82.88      $ 83.36   $ 86.60  $ 88.97   $ 74.98
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --             1        14      126       261
-----------------------------------------------------------------------------------------------------------------
EQ/High Yield
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $ 89.20      $ 84.97   $ 76.49  $ 76.09   $ 72.96
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --             5        28       49        69
-----------------------------------------------------------------------------------------------------------------
EQ/International Equity Index
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          --            --        --       --   $ 80.76
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            --        --       --         5
-----------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2002 (CONTINUED)



-----------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                -----------------------------------------------------------------
                                                      1998      1999      2000     2001      2002
-----------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        --             --        --       --    $107.19
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --             --        --       --         45
-----------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        --             --    $ 83.99  $ 63.92   $ 44.01
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --             --         12      119       162
-----------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        --             --        --       --    $112.91
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --             --        --       --         27
-----------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        --             --        --   $105.94   $ 92.57
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --             --        --       --         47
-----------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $ 97.91     $115.06    $127.11  $132.52   $109.12
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --              7         41      119       183
-----------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $103.53     $177.65    $142.46  $ 92.82   $ 60.23
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --             36        288      316       265
-----------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        --        $104.53    $102.57  $ 85.14   $ 66.44
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --              2         17       21        26
-----------------------------------------------------------------------------------------------------------------
EQ/Money Market
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $101.68     $105.21    $110.19  $112.74   $112.77
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --             17         57      125       107
-----------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                      $100.60     $ 98.04    $103.43  $ 95.23   $ 76.16
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --              3         17       32        35
-----------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        --             --        --       --    $ 75.88
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --             --        --       --         74
-----------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        --             --        --       --    $ 54.11
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --             --        --       --          5
-----------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        --             --        --       --    $ 81.65
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --             --        --       --         18
-----------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

                      (This page intentionally left blank)

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 15, 2004 to a fixed maturity option with a maturity date of June 15, 2013 (i.e., nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2008.





--------------------------------------------------------------------------------------------------------------------
                                                                            Hypothetical assumed Rate to maturity
                                                                                     on June 15, 2008
                                                                                   5.00%        9.00%
--------------------------------------------------------------------------------------------------------------------
 AS OF JUNE 15, 2008 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                         $144,048     $ 119,487
--------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                          $131,080     $ 131,080
--------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                             $ 12,968     $ (11,593)
--------------------------------------------------------------------------------------------------------------------
 ON JUNE 15, 2008 (AFTER WITHDRAWAL)
--------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal: (3) x
    [$50,000/(1)]                                                                  $  4,501     $  (4,851)
--------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount [$50,000 - (4)]                             $ 45,499     $  54,851
--------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount (2) - (5)                                                $ 85,581     $  76,229
--------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                                 $120,032     $ 106,915
--------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                                  $ 94,048     $  69,487
--------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.


                                Appendix II: Market value adjustment example B-1

                      (This page intentionally left blank)

Appendix III: Death benefit example

--------------------------------------------------------------------------------

If you do not elect the optional ratcheted death benefit, the death benefit is equal to the account value or the minimum death benefit (contributions, less withdrawals, and any withdrawal charges and taxes that may apply), whichever provides the highest amount. If you elect the ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever provides the highest amount.

The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no withdrawals, the death benefit for an annuitant age 45 would be calculated as follows:



--------------------------------------------------------------------------------------------------
  End of contract year       Account value(1)        Contribution      Ratcheted death benefit
--------------------------------------------------------------------------------------------------
            1                $105,000(2)          $100,000              $100,000
--------------------------------------------------------------------------------------------------
            2                $115,500(2)                                $100,000
--------------------------------------------------------------------------------------------------
            3                $129,360(2)                                $129,360(2)
--------------------------------------------------------------------------------------------------
            4                $103,488                                   $129,360(3)
--------------------------------------------------------------------------------------------------
            5                $113,837                                   $129,360(3)
--------------------------------------------------------------------------------------------------
            6                $127,497                                   $129,360(3)
--------------------------------------------------------------------------------------------------
            7                $127,497                                   $129,360(3)
--------------------------------------------------------------------------------------------------
            8                $133,872(2)                                $129,360
--------------------------------------------------------------------------------------------------
            9                $147,259                                   $147,259(4)
--------------------------------------------------------------------------------------------------

The account values for contract years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00%, 0.00%, 5%
and 10%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1) If the optional ratcheted death benefit was not elected, the death benefit on each contract date anniversary would be equal to the account value, since it is higher than the contribution.

(2) If the optional ratcheted death benefit was elected at the end of contract years 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in year 3, the ratcheted death benefit is increased to equal the account value.

(3) At the end of contract years 4, 5, 6 and 7, the death benefit would be equal to the ratcheted death benefit since it is higher than the account value. Also, at the end of contract year six, no adjustment would be made to the ratcheted death benefit, since the ratcheted death benefit is higher than the account value.

(4) At the end of contract year 9, the ratcheted death benefit would be increased to the account value, since the account value on the contract date anniversary is higher than the current ratcheted death benefit.


                                         Appendix III: Death benefit example C-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Unit Values                                                                  2
Calculation of Annuity Payments                                              2
The Reorganization                                                           2
Custodian and Independent Accountants                                        3
EQ/Money Market Option Yield Information                                     3
Other Yield Information                                                      3
Distribution of the Contracts                                                4
Financial Statements                                                         4



HOW TO OBTAIN AN EQUI-VEST(R) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE
 ACCOUNT A

Call 1-800-628-6673 or send this request form to:
  EQUI-VEST(R)
  Processing Office
  The Equitable Life
  P.O. Box 2996
  New York, NY 10116-2996

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2003.
(Combination variable and fixed deferred annuity)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







SAI (05/03)

EQUI-VEST(R) Express(SM)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2003


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust which contain important information about their portfolios.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(R) EXPRESS(SM)?

EQUI-VEST(R) EXPRESS(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
 Fixed income:
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond              o EQ/High Yield
o EQ/Alliance Intermediate Government    o EQ/J.P. Morgan Core Bond
  Securities                             o EQ/Money Market
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
 Domestic stocks
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care            o EQ/Calvert Socially Responsible
o AXA Premier VIP Large Cap Core         o EQ/Capital Guardian Research
  Equity                                 o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Growth       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap          o EQ/FI Mid Cap
  Growth                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/Janus Large Cap Growth
o AXA Premier VIP Technology             o EQ/Lazard Small Cap Value
o EQ/Aggressive Stock                    o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/MFS Emerging Growth Companies
o EQ/Alliance Premier Growth             o EQ/MFS Investors Trust
o EQ/Alliance Small Cap Growth           o EQ/Putnam Growth & Income Value
o EQ/Alliance Technology                 o EQ/Putnam Voyager
o EQ/Bernstein Diversified Value         o EQ/Small Company Index
--------------------------------------------------------------------------------
 International stocks
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity   o EQ/Emerging Markets Equity
o EQ/Alliance International              o EQ/Putnam International Equity
o EQ/Capital Guardian International
--------------------------------------------------------------------------------
  Balanced/hybrid
--------------------------------------------------------------------------------
o EQ/Balanced
--------------------------------------------------------------------------------



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only


o An individual retirement annuity ("IRA"), either Traditional IRA or Roth IRA or Inherited IRA beneficiary continuation contract ("Inherited IRA").

A minimum contribution of $50 ($5,000 for Inherited IRA) is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2003, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X00470

                                                                     Series 700
                                                                        (R-4/15)

Contents of this prospectus
--------------------------------------------------------------------



EQUI-VEST(R) EXPRESS SM
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equi-Vest(R) EXPRESS(SM) at a glance -- key features                         8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------

Example                                                                     11

Condensed financial information                                             12



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           13
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        13
Owner and annuitant requirements                                            15
How you can make your contributions                                         15
What are your investment options under the contract?                        15
Allocating your contributions                                               19
Your right to cancel within a certain number of days                        20

Inherited IRA beneficiary continuation contract                             20




--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        22
--------------------------------------------------------------------------------
Your account value and cash value                                           22
Your contract's value in the variable investment options                    22
Your contract's value in the fixed maturity options                         22



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         23
--------------------------------------------------------------------------------
Transferring your account value                                             23
Disruptive transfer activity                                                23
Automatic transfer options                                                  23
Rebalancing your account value                                              23



--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     25
--------------------------------------------------------------------------------
Withdrawing your account value                                              25
How withdrawals are taken from your account value                           25
Surrender of your contract to receive its cash value                        26
Termination                                                                 26
When to expect payments                                                     26
Your annuity payout options                                                 26

---------------------
"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     28
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         28
Charges under the contracts                                                 28
Charges that the Trusts deduct                                              29
Group or sponsored arrangements                                             29
Other distribution arrangements                                             30



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 31
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     31
How death benefit payment is made                                           31
Beneficiary continuation option                                             32



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          34
--------------------------------------------------------------------------------
Overview                                                                    34
Buying a contract to fund a retirement arrangement                          34
Transfers among investment options                                          34
Taxation of nonqualified annuities                                          34
Individual retirement arrangements ("IRAs")                                 36
Roth individual retirement annuities ("Roth IRAs")                          42
Federal and state income tax withholding and
     information reporting                                                  45
Impact of taxes to Equitable Life                                           45



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         46
--------------------------------------------------------------------------------
About our Separate Account A                                                46
About the Trusts                                                            46
About our fixed maturity options                                            46
About the general account                                                   47
About other methods of payment                                              47
Dates and prices at which contract events occur                             48
About your voting rights                                                    48
About legal proceedings                                                     49
About our independent accountants                                           49
Financial statements                                                        49
Transfers of ownership, collateral assignments, loans,
     and borrowing                                                          49
Distribution of the contracts                                               49



--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   50
--------------------------------------------------------------------------------
Communicating performance data                                              53

--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         55
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I -- Condensed financial information                                       I-1
II -- Market value adjustment example                                     II-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases
--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.






                                         Page

   account value                           22
   annuitant                               13
   annuity payout options                  26
   beneficiary                             31
   business day                            48
   cash value                              22
   conduit IRA                             40
   contract date                            9
   contract date anniversary                9
   contract year                            9
   contributions                           13
   contributions to Roth IRAs              42
      regular contributions                42
      rollovers and direct transfers       42
      conversion contributions             43
   contributions to Traditional IRAs       36
      regular contributions                37
      rollovers and transfers              38
   disruptive transfer activity            23
   EQAccess                                 6
   financial professional                  49
   fixed maturity options                  19
   IRA                                  cover



                                         Page

   IRS                                     34
   Inherited IRA                        cover
   investment options                      15
   market adjusted amount                  19
   market timing                           23
   market value adjustment                  0
   maturity value                          19
   NQ                                   cover
   portfolio                            cover
   processing office                        6
   rate to maturity                        19
   regular contribution                    37
   Required Beginning Date                 41
   Roth IRA                             cover
   SAI                                  cover
   SEC                                  cover
   TOPS                                     6
   Traditional IRA                      cover
   Trusts                               cover
   unit                                    22
   unit investment trust                   46
   variable investment options             15



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



--------------------------------------------------------------------------------
 Prospectus                     Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation unit
  unit value                    Accumulation unit value

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDI-
 VIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R) EXPRESS(SM)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459


--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDI-
 VIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R) EXPRESS(SM)
P.O. Box 2996
New York, NY 10116-2996



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R) EXPRESS(SM)
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R) EXPRESS(SM)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463


--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options;

o change your TOPS personal identification number ("PIN") (not available through EQAccess); and


o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http://www.AXAonline.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or wilful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


6  Who is Equitable Life?

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.


--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------


You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) conversion of your traditional IRA contract to a Roth IRA contract;

(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;

(3) election of the automatic investment program;

(4) election of general dollar-cost averaging;

(5) election of the rebalancing program;


(6) election of the automatic deposit service;

(7) election of required minimum distribution automatic withdrawal option;


(8) election of beneficiary continuation option;

(9) election of the principal assurance allocation; and

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers among investment options;

(4) change of ownership; and

(5) contract surrender and withdrawal requests.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar-cost averaging;

(3) rebalancing program;

(4) systematic withdrawals; and

(5) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

EQUI-VEST(R) EXPRESS(SM) at a glance -- key features



------------------------------------------------------------------------------------------------------------------------------------
Professional investment   EQUI-VEST(R) EXPRESS(SM) variable investment options invest in different portfolios managed by
management                professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.

                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          ---------------------------------------------------------------------------------------------------------
                           If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages            o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                            contract                  payments.
                          o On transfers inside the   No tax on transfers among investment options.
                            contract
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity
                          (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in this prospectus.)
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o NQ, Traditional IRA and Roth IRA: Minimum: $50 initial and additional ($20 under our automatic investment program)
                          o Inherited IRA
                            $5,000 (minimum)
                            $1,000 (additional)
                          o A maximum contribution limitation of $1.5 million generally applies.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money      o Lump sum withdrawals
                          o Several withdrawal options on a periodic basis
                          o Contract surrender
                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
------------------------------------------------------------------------------------------------------------------------------------
Payout options            o Fixed annuity payout options
                          o Variable annuity payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features       o General dollar-cost averaging
                          o Automatic investment program
                          o Account value rebalancing (quarterly, semiannually and annually)
                          o Principal assurance allocation
                          o No charge on transfers among investment options
                          o Minimum death benefit


8 EQUI-VEST(R) EXPRESS(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Fees and charges          o    Daily charges on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.95%
                               (2.00% maximum).

                          o    If your account value at the end of the contract year is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts), we deduct an annual administrative charge equal to $30 ($65 maximum), or, during the first two contract years, 2% of your account value, if less; thereafter,
                               $30 per year. If your account value is $25,000 or more for NQ contracts (or
                               $20,000 or more for IRA contracts), we will not deduct the charge. For individuals who own multiple contracts with combined account values of over
                               $100,000, this charge may be waived. See "Annual administrative charge" in
                               "Charges and expenses" later in this prospectus.

                          o    Charge for third-party transfer (such as in the case of a
                               trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company):
                               $25 currently ($65 maximum) per occurrence.

                          o    No sales charge deducted at the time you make contributions.

                          o    During the first seven contract years following each contribution, a charge will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value on the date of the withdrawal to calculate the 10% amount available. The charge begins at 7% in the first contract year following each contribution. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.

                          ----------------------------------------------------------------------------------
                          The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                          -----------------------------------------------------------------------------------

                          o    We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                          o    We deduct a $350 annuity administrative fee from amounts applied to purchase a Variable Immediate Annuity payout option.

                          o    Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually, 12b-1 fees of
                               0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages      o    0-83 (0-70 for Inherited IRA)
------------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


                         EQUI-VEST(R) EXPRESS(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions withdrawn (deducted
if you surrender your contract or make certain withdrawals).(1)                            7.00%

Charge if you elect a Variable Immediate Annuity payout option                             $350

Charge for third-party transfer or exchange                                                $65 maximum for each occurrence;
                                                                                           currently $25 for each
                                                                                           occurrence.


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.



------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
                                           Maximum     Current
                                           ----        ----
Mortality and expense risk(2)              1.65%       0.70%
Other expenses                             0.35%       0.25%
                                           ----        ----
Total Separate Account A annual expenses   2.00%       0.95%




------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge:

  If your account value on the last day of your contract year is less than $25,000
  for NQ contracts (or less than $20,000 for IRA contracts)                                $65 ($30 current)(3)

  If your account value on the last day of your contract year is $25,000 or more for
  NQ contracts (or $20,000 or more for IRA contracts)                                      $0


You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the invest- ment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.



------------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted     Lowest     Highest
                                                                                   ------     -------
from portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(4)                                                                 0.57%      3.77%






10 Fee table

Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.



  The withdrawal charge percentage we use is determined by the contract year       Contract
  in which you make the withdrawal or surrender your contract. For each contri-    Year
  bution, we consider the contract year in which we receive that contribution to   1 ........................  7.00%
  be "contract year 1")                                                            2 ........................  6.00%
                                                                                   3 ........................  5.00%
                                                                                   4 ........................  4.00%
                                                                                   5 ........................  3.00%
                                                                                   6 ........................  2.00%
                                                                                   7 ........................  1.00%
                                                                                   8+ .......................  0.00%



(2) A portion of this charge is for providing the death benefit.

(3) During the first two contract years, this charge is equal to the lesser of $30 or 2% of your account value if it applies.

(4) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust portfolio and each AXA VIP Trust portfolio pays is used to reduce the portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:



--------------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses     Lowest    Highest
   for 2002 (expenses that are deducted from    --------------------------------
   portfolio assets including management         0.57%      1.85%
   fees, 12b-1 fees, service fees, and/or other
   expenses) after expense cap
--------------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   portfolio assets including management         0.43%      1.82%
   fees, 12b-1 fees, service fees, and/or other
   expenses) after expense cap and after a
   portion of the brokerage commissions that
   the portfolio pays is used to reduce the
   portfolio's expenses.
--------------------------------------------------------------------------------



EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.


The example below shows the expenses that a hypothetical contract owner would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.69 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus. For a complete descrip tion of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                   Fee table  11

If you surrender your contract at the end of the applicable time period:


          1 year       3 years        5 years        10 years
Lowest    $   920.76   $ 1,329.58     $ 1,746.65     $ 3,062.20
Highest   $ 1,235.38   $ 2,251.81     $ 3,249.39     $ 5,823.83



If you annuitize at the end of the applicable time period:



          1 year       3 years        5 years        10 years
Lowest    $ 626.69     $ 1,198.76     $ 1,796.65     $ 3,412.20
Highest   $ 962.47     $ 2,166.82     $ 3,344.23     $ 6,173.83



If you do not surrender your contract at the end of the applicable time period:




          1 year       3 years      5 years        10 years
Lowest    $ 276.69     $   848.76   $ 1,446.65     $ 3,062.20
Highest   $ 612.47     $ 1,816.82   $ 2,994.23     $ 5,823.83


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2002.



12 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $50 to purchase a contract. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Contract          Available for         Source of                                          Limitations on
type              annuitant issue ages  contributions                                      contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 83          o  After-tax money.                                o Additional contributions can be made up
                                                                                             to age 84.
                                        o  Paid to us by check or transfer of contract
                                           value in a tax deferred exchange under
                                           Section 1035 of the Internal Revenue Code.

                                        o  Paid to us by an employer who establishes a
                                           payroll deduction program.

------------------------------------------------------------------------------------------------------------------------------------
Traditional IRA   0 through 83          o  "Regular" traditional IRA contributions        o Additional rollover contributions can be
                                           either made by you or paid to us by an           made up to age 84.
                                           employer who establishes a payroll deduc-
                                           tion program.                                  o Regular contributions may not exceed
                                                                                            $3,000 for either 2003 or 2004.
                                        o  Additional catch-up contributions.
                                                                                          o No regular IRA contributions in the
                                        o  Eligible rollover distributions from TSA con-    calendar year you turn age 70-1/2 and
                                           tracts or other 403(b) arrangements,             thereafter.
                                           qualified plans and governmental EDC
                                           plans.                                         o Rollover and direct transfer
                                                                                            contributions after age 70-1/2 must be
                                        o  Rollovers from another traditional individual    net of required minimum distributions.
                                           retirement arrangement.
                                                                                          o Although we accept rollover and direct
                                        o  Direct custodian-to-custodian transfers from     transfer contributions under the
                                           other traditional individual retirement          Tradititional IRA contracts, we intend
                                           arrangements.                                    that these contracts be used for ongoing
                                                                                            regular contributions.

                                                                                          o Additional catch-up contributions of up
                                                                                            to $500 can be made for the calendar
                                                                                            year 2003 or 2004 where the owner is at
                                                                                            least age 50 but under age 70-1/2 at any
                                                                                            time during the calendar year for which
                                                                                            the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 13

------------------------------------------------------------------------------------------------------------------------------------
Contract   Available for          Source of                                      Limitations on
type       annuitant issue ages   contributions                                  contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth IRA   0 through 83           o Regular after-tax contributions either made   o Additional contributions can be made up to
                                    by you or paid to us by an employer who         age 84.
                                    establishes a payroll deduction program.
                                                                                  o Regular Roth IRA contributions may not
                                  o Additional catch-up contributions               exceed $3,000 for either 2003 or 2004.

                                  o Rollovers from another Roth IRA.              o Contributions are subject to income limits
                                                                                    and other tax rules. See "Contributions to
                                  o Conversion rollovers from a traditional IRA.    Roth IRAs" in "Tax information" later in this
                                                                                    prospectus.

                                  o Direct transfers from another Roth IRA.       o Additional catch-up contributions of up to
                                                                                    $500 can be made for the calendar year
                                                                                    2003 or 2004 where the owner is at least
                                                                                    age 50 at any time during the calendar year
                                                                                    for which the contribution is made.



------------------------------------------------------------------------------------------------------------------------------------
Contract        Available for          Source of                                      Limitations on
type            annuitant issue ages   contributions                                  contributions
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA    0-70                  o (If contract is traditional IRA) Direct         o Any additional contributions must be from
(traditional IRA                         custodian-to-custodian transfers of your          same type of IRA of same deceased owner
or Roth IRA)                             interest as death beneficiary of the
                                         deceased owner's traditional individual
                                         retirement arrangement.

                                       o (If contract is Roth IRA) Direct custodian-to-
                                         custodian transfers of your interest as death
                                         beneficiary of the deceased owner's Roth
                                         IRA.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited, see "Dates and prices at which contract events occur" in "More information" later in this prospectus.




14 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under traditional and Roth IRA contracts, the owner and annuitant must be the same person. For owner and annuitant requirements for Inherited IRA, see "Inherited IRA beneficiary continuation contract" later in this prospectus.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


Additional contributions may also be made by wire transfer or our automatic investment program. The method of payment is discussed in detail under "About other methods of payment" in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contributions. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.


--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.


--------------------------------------------------------------------------------
You can choose from among the variable investment options and fixed maturity options.
--------------------------------------------------------------------------------


                                              Contract features and benefits  15

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(R) EXPRESS(SM). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                             Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and capital  o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital                     o A I M Capital Management, Inc.
                                                                                    o Dresdner RCM Global Investors LLC
                                                                                    o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital                     o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY                                                                 Bernstein Investment Research and Manage-
                                                                                      ment Unit
                                                                                    o Bank of Ireland Asset Management
                                                                                      (U.S.) Limited
                                                                                    o OppenheimerFunds, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                     o Alliance Capital Management L.P., through its
 CORE EQUITY                                                                          Bernstein Investment Research and Manage-
                                                                                      ment Unit
                                                                                    o Janus Capital Management LLC
                                                                                    o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                     o Alliance Capital Management L.P.
 GROWTH                                                                             o Dresdner RCM Global Investors LLC
                                                                                    o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                     o Alliance Capital Management L.P.
 VALUE                                                                              o MFS Investment Management
                                                                                    o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                     o Alliance Capital Management L.P.
 CAP GROWTH                                                                         o Provident Investment Counsel, Inc.
                                                                                    o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID     Seeks long-term growth of capital                     o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                          o Wellington Management Company, LLP
                                                                                    o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Seeks long-term growth of capital                     o Alliance Capital Management L.P.
                                                                                    o Dresdner RCM Global Investors LLC
                                                                                    o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


16 Contract features and benefits

Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective                                                 Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
                                                                                           o MFS Investment Management
                                                                                           o Marsico Capital Management, LLC
                                                                                           o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                     o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with      o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.                   o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with      o Alliance Capital Management L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital. Current     o Alliance Capital Management L.P.
                                 income is incidental to the Portfolio's objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return through both appreciation  o Alliance Capital Management L.P.
                                 of capital and current income.                            o Capital Guardian Trust Company
                                                                                           o Mercury Advisors
                                                                                           o Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                               o Alliance Capital Management L.P.,
                                                                                             through its Bernstein Investment
                                                                                             Research and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                     o Calvert Asset Management Company Inc.
 RESPONSIBLE                                                                                 and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                   o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                   o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         To achieve long-term growth of capital.                   o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY       Seeks long-term capital appreciation.                     o Morgan Stanley Investment Management,
                                                                                             Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that approximates    o Alliance Capital Management L.P.
                                 the total return performance of the S&P 500 Index,
                                 including reinvestment of dividends, at a risk level
                                 consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name              Objective                                                Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA          Seeks long-term capital growth.                          o Evergreen Investment Management
                                                                                       Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term growth of capital.                       o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE   Seeks long-term capital appreciation.
                                                                                     o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD               Seeks to achieve a high total return through a           o Alliance Capital Management L.P.
                            combination of current income and capital appreciation.  o Pacific Investment Management Company
                                                                                       LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent with     o J.P. Morgan Investment Management Inc.
                            moderate risk of capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                       o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                              o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                       o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.      o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.               o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary         o MFS Investment Management
                            objective to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve o Alliance Capital Management L.P.
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary      o Putnam Investment Management, LLC
 VALUE                      objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL     Seeks capital appreciation.                              o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any increased      o Putnam Investment Management, LLC
                            income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the    o Alliance Capital Management L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


18 Contract features and benefits

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.


--------------------------------------------------------------------------------

Fixed maturity options generally range from one to ten years to maturity.

--------------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2004 through 2013. Not all of the fixed maturity options will be available for annuitants ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o the rate to maturity is 3%; or

o the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next (or another investment option if we are required to do so by any state regulation). As of February 14, 2003 the next available maturity date was June 15, 2008 (see "About our fixed maturity options" in "More information" later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among two ways to allocate your contributions: self-directed and principal assurance.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all of the investment options. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value" later in this prospectus.



PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program, you select a fixed maturity option and we specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the


                                              Contract features and benefits  19
fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 14, 2003 you chose the fixed maturity option with a maturity date of June 15, 2012, since the rate to maturity was 4.45% on February 14, 2003, we would have allocated $6,659 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an Equitable Life traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds, are sufficient to meet your required minimum distributions. See "Tax information" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If, for any reason, you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right, you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."

Inherited IRA beneficiary continuation contract

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable Life. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" in "Payment of the death benefit" later in this prospectus. You should discuss with your tax adviser your own personal situation. This contract may not be available in all states. Please contact our processing office for this information.

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

UNDER THE INHERITED IRA BENEFICIARY CONTINUATION CONTRACT:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and must be at least $5,000.

o Subsequent contributions of at least $1,000 are permitted, but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable Life, where the deceased owner is the same as under the original IRA contract.


20  Contract features and benefits

o You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described under "Withdrawal charge" in "Charges and expenses," later in this prospectus.

o The following features mentioned in the prospectus are not available under the inherited IRA beneficiary continuation contract: successor owner/annuitant, automatic investment program and systematic withdrawals.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the minimum death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply.



                                              Contract features and benefits  21

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options and (ii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)     increased to reflect additional contributions;

(ii)    decreased to reflect a withdrawal (plus applicable withdrawal charges);
        or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge or third-party transfer or exchange charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


22  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o you must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o you may not transfer to a fixed maturity option in which you already have value.


o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

o if the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less.

o you may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o if you make transfers out of a fixed maturity option other than at its maturity date, the transfer will cause a market value adjustment.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options.


You may request a transfer in writing, or by telephone using TOPS or on line using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the EQUI-VEST(R) EXPRESS(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kind of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.

AUTOMATIC TRANSFER OPTIONS

GENERAL DOLLAR-COST AVERAGING

Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


The general dollar-cost averaging feature allows you to have amounts automatically transferred from the EQ/Money Market option to the other variable investment options on a monthly basis. In order to elect the general dollar-cost averaging option you must have a minimum of $2,000 in the EQ/Money Market option on the date we receive your election form at our processing office. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each month is $50. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. General dollar-cost averaging will then end. You may change the transfer amount once each contract year, or cancel this program at any time.


You may not elect dollar-cost averaging if you are participating in the rebalancing program.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:


                            Transferring your money among investment options  23

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be cancelled in writing.

You may not elect the rebalancing program if you are participating in the dollar-cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.


24  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.




--------------------------------------------------------------
                             Method of Withdrawal
--------------------------------------------------------------
                                                   Minimum
 Contract             Lump sum      Systematic   distribution
--------------------------------------------------------------
NQ                     Yes            Yes             No
Traditional IRA        Yes            Yes            Yes
Roth IRA               Yes            Yes             No

LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.


Lump sum withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge (see "10% free withdrawal amount" in "Charges and expenses" later in this prospectus).



SYSTEMATIC WITHDRAWALS
(All contracts)


If you have at least $20,000 of account value in the variable investment options, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.


You may withdraw a fixed-dollar amount from the variable investment options. You do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.


LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS

(Traditional IRA contracts -- See "Tax information" later in this prospectus.)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 and have account value in the variable investment options of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this prospectus.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.


--------------------------------------------------------------------------------

We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s). A market value adjustment will apply if withdrawals are taken from the fixed maturity options.



AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST(R) NQ or Roth IRA or an existing EQUI-VEST(R) EXPRESS(SM) NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income



                                                        Accessing your money  25
for the year of the contribution to make regular contributions to Roth IRAs.
See "Tax information" later in this prospectus.



SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.



TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(R) EXPRESS(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant's age at contract issue.



ANNUITY PAYOUT OPTIONS





--------------------------------------------------------------------------------
Fixed annuity payout options       o Life annuity
                                   o Life annuity with period
                                     certain
                                   o Life annuity with refund
                                     certain
                                   o Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout  o Life annuity (not available in
   options                           New York)
                                   o Life annuity with period
                                     certain


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.



o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.



o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.


26  Accessing your money

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

We may offer other payout options not outlined here. Your financial professional can provide details.



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable annuity is selected.


The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;


(2) the type of annuity chosen, and whether it is fixed or variable;


(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4) in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


                                                        Accessing your money  27

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o on the last day of the contract year -- an annual administrative charge, if applicable

o charge for third-party transfer or exchange

o at the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o at the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


CHARGES UNDER THE CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of 0.70% (1.65% maximum) of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.


CHARGE FOR OTHER EXPENSES


We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is currently equivalent to an annual rate of 0.25% (0.35% maximum) of net assets in each variable investment option.


The combined charge for mortality and expense risks and for other expenses is guaranteed not to exceed a total annual rate of 2.00%.


ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value. The charge is currently $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually.

The charge is deducted pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals, and as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.



CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee


28  Charges and expenses
transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                         Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution    7%    6%    5%    4%    3%    2%    1%    0%


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus. In the case of contract surrender, the free withdrawal amount is taken into account when calculating the amount of the withdrawal.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options in order of the earliest maturities first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.


The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OF THE ANNUITANT. The withdrawal charge does not apply if the annuitant dies and a death benefit is payable to the beneficiary.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to the Variable Immediate Annuity payout option.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:
o investment advisory fees ranging from 0.25% to 1.20%.

o 12b-1 fees of 0.25%.

o operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the attached prospectuses for each Trust.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


                                                        Charges and expenses  29

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.


30  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.



DEATH BENEFIT

The death benefit is equal to greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, and any taxes that apply.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as discussed below under "Successor owner and annuitant." Only a spouse who is the sole primary beneficiary can be successor owner/annuitant. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your minimum death benefit if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. The minimum death benefit will continue to apply.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions, the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o the cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o the successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed under "Beneficiary continuation option" below.



HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



                                                    Payment of death benefit  31

Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account(TM) until the account is closed.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please contact our processing office for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o   The minimum death benefit will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.



32  Payment of death benefit

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o   The minimum death benefit will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this prospectus.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value.

o   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The account value will not be reset to the death benefit amount.

o The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" earlier in this prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.



                                                    Payment of death benefit  33

7. Tax information

--------------------------------------------------------------------------------
OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) EXPRESS(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of variable investment options and fixed maturity options and choices of payout options of EQUI-VEST(R) EXPRESS(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios you elect.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity


34  Tax information
payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the EQUI-VEST(R) EXPRESS(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in your contract of the source contract carries over to the EQUI-VEST(R) EXPRESS(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreements between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion of the beneficiary continuation option for NQ contracts earlier in this prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any future rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.



DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.



OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines


                                                             Tax information  35
prescribing the circumstances in which your ability to direct your investment to a particular portfolio within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of Separate Account A for tax purposes.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE IRAs, issued and funded in connection with employer-sponsored retirement plans.

o Roth IRAs, funded on an after-tax basis. EQUI-VEST(R) EXPRESS(SM) Roth IRA is a Roth IRA.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

We are applying for an opinion letter from the IRS to approve the respective forms of the EQUI-VEST(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(R) traditional and Roth IRA contracts.

The inherited beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.


CANCELLATION


You can cancel any version of the EQUI-VEST(R) EXPRESS(SM) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(R) EXPRESS(SM) Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST(R) traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:



36  Tax information

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for taxable year 2003. This amount stays the same for 2004. When your earnings are below $3,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70-1/2 or any taxable year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $500 to your traditional IRA. This amount is the same for both taxable years 2003 and 2004.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $3,000, married individuals filing jointly can contribute up to $6,000 for 2003 to any combination of traditional IRAs and Roth IRAs. This amount stays the same for 2004. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $3,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $3,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is being made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed above under "Limits on contributions". That is, for each of taxable years 2003 and 2004, your fully deductible contribution can be up to $3,000, or if less, your earned income. (The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions.)

If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $40,000 and $50,000 in 2003 and AGI between $45,000 and $55,000 in 2004. In 2005 the deduction will phase out for AGI between $50,000 and $60,000.


If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $60,000 and $70,000 in 2003 and AGI between $65,000 and $75,000 in 2004. This range will increase every year until 2007 when the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2003 for example, you determine AGI and subtract $40,000 if you are single, or $60,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



 ($10,000-excess AGI)     times  $3,000 (or earned   Equals    the adjusted
-----------------------     x     income, if less,     =       deductible
divided by $10,000                  or $3,500,                 contribution
                                  if applicable)               limit


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your con-



                                                             Tax information  37
tribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $3,000 per person limit for the applicable tax year (2003 or 2004). The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;


o governmental 457(b) plans, also referred to as "governmental EDC plans";


o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

There are two ways to do rollovers:


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.


o Do it yourself
  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover
  You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental 457(b) plan are eligible rollover distributions, unless the distribution is:

o "required minimum distributions" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o a hardship withdrawal; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if



38  Tax information
you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.



ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental 457(b) plan.



ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:


o regular contributions of more than $3,000 for the applicable taxable year, 2003 or 2004, (or $3,500 if you are ages 50-70-1/2); or

o regular contributions of more than earned income for the year, if that amount is under $3,000 for the applicable taxable year, 2003 or 2004 (or $3,500 if you are ages 50-70-1/2); or


o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.


TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


                                                             Tax information  39

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTION Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations apply beginning in January 2003. The 2002 final Regulations include Temporary Regulations applicable to annuity contracts. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have been suspended for 2003. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your tax adviser concerning applicability of these complex rules to your situation.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.
The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."



ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. We will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribu-


40  Tax information
tion amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.



SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition -- there is a $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or


                                                             Tax information  41

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


ROTH INDIVIDUAL RETIREMENT ANNUITIES
("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."


The EQUI-VEST(R) EXPRESS(SM) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.



CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o regular after-tax contributions out of earnings; or

o taxable rollover contributions from Traditional IRAs ("conversion" contributions); or

o tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for taxable year 2003. This amount stays the same for 2004. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totalling up to $500 can be made for the taxable year. This amount is the same for both taxable years 2003 and 2004.


With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds) in a taxable "conversion" rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds.
Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a


42  Tax information
year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.



                                                             Tax information  43

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in certain limited cases to distributions from qualified plans.


The following distributions from Roth IRAs are free of income tax:

o Rollovers from a Roth IRA to another Roth IRA;

o Direct transfers from a Roth IRA to another Roth IRA;

o "Qualified distributions" from Roth IRAs; and

o return of excess contributions or amounts recharacterized to a traditional
  IRA.


QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:


o you are age 59-1/2 or older; or


o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).


You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- within any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules in the case of any conversion in which the conversion distribution is made in 2003 and the conversion contribution is made in 2004, the conversion contribution is treated as contributed prior to other conversion contributions made in 2004.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.


Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.



REQUIRED MINIMUM DISTRIBUTIONS

Lifetime minimum distribution requirements do not apply.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


44  Tax information

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o we might have to withhold and/or report on amounts we pay under a free look or cancellation.

o we are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.


o we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,840 in periodic annuity payments in 2003 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  45

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each of its portfolios.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.


The rates to maturity for new allocations as of February 14, 2003 and the related price per $100 of maturity value were as shown below.





--------------------------------------------------------------------------------
    Fixed Maturity
      Options
   With June 15
   Maturity Date     Rate to Maturity as
        of                   of             Price Per $100 of
   Maturity Year     February 14, 2003      Maturity Value
--------------------------------------------------------------------------------
        2003         3.00%*              $ 99.02
        2004         3.00%*              $ 96.13
        2005         3.00%*              $ 93.33
        2006         3.00%*              $ 90.61
        2007         3.00%*              $ 87.98
        2008         3.35%               $ 83.87
        2009         3.70%               $ 79.43
        2010         4.00%               $ 74.99
        2011         4.25%               $ 70.68
        2012         4.45%               $ 66.59




* Since these rates to maturity were 3%, no amounts could have been allocated to these options.



HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


46  More information

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) we determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) we determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c) we determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) we determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Traditional IRA, or Roth IRA contract on a monthly basis. Contributions to all forms of IRAs are



                                                            More information  47
subject to the limitations and requirements discussed in "Tax information" earlier in this prospectus.


AIP additional contributions may be allocated to any of the variable investment options but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, IRA and Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.


WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day is generally any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.



CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For general dollar-cost averaging, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.


o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.



ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees; or

o the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



48  More information

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2002 and 2001, and for the three years ended December 31, 2002, incorporated in this prospectus by reference to the 2002 Annual Report on Form 10-K, are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING


You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Traditional IRA or Roth IRA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge if one applies.



DISTRIBUTION OF THE CONTRACTS

AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104.

The contracts are sold by financial professionals who are registered representatives of AXA Advisors and its affiliates, who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.


                                                            More information  49

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the withdrawal charge and the annual administrative charge but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated charge for the purpose of the table of $0.669 per $1,000.


The results shown under "Length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "Length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available.


For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


The performance information shown below and the performance information that we advertise reflect past performance and do not indicate how the variable investment options may perform in the future. Such information also does not represent the results earned by any particular investor. Your results will differ.


50  Investment performance

                                                     TABLE
                 AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                            Length of option period              Length of portfolio period
------------------------------------------------------------------------------------------------------------------------------------
                                                                            Since     |                                    Since
                                                                            option    |                                  portfolio
 Variable Investment options                          1 year     5 years  inception+* |  3 years    5 years  10 years   inception+**
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      |
AXA Premier VIP Core Bond                                --          --         --    |    --       --          --            0.79%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                              --          --         --    |    --       --          --          (27.07)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                     --          --         --    |    --       --          --          (27.99)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                    --          --         --    |    --       --          --          (29.64)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                         --          --         --    |    --       --          --          (38.23)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                          --          --         --    |    --       --          --          (26.96)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                     --          --         --    |    --       --          --          (44.13)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                      --          --         --    |    --       --          --          (32.38)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                               --          --         --    |    --       --          --          (49.51)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (35.92)%    (13.22)%     6.74%   |  (26.22)%  (13.22)%   (0.22)%         6.74%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (40.33)%     (5.47)%    10.54%   |  (23.41)%   (5.47)%    6.69%          9.11%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                    (28.38)%      2.19%      8.31%   |   (8.26)%    2.19%      --            7.96%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***     1.20%       4.98%      5.28%   |    6.04%     4.98%     5.03%          5.58%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International ***                        (17.33)%     (5.95)%    (2.59)%  |  (22.35)%   (5.95)%     --           (1.80)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (38.17)%        --     (21.35)%  |  (28.29)%     --        --          (19.40)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                           0.28%       5.01%      5.28%   |    6.57%     5.01%      --            5.01%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (37.27)%     (5.11)%    (2.16)%  |  (14.65)%   (5.11)%     --           (0.29)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               (47.71)%        --     (37.09)%  |      --       --        --          (35.32)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced ***                                      (19.93)%      1.55%      7.31%   |   (8.33)%    1.55%    5.16%           7.31%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                       (20.83)%        --      (6.54)%  |   (7.11)%     --        --           (0.02)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (33.52)%        --     (14.19)%  |  (18.30)%     --        --          (14.19)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (22.22)%        --     (12.16)%  |  (21.61)%     --        --           (9.20)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (31.75)%        --      (7.17)%  |  (10.66)%     --        --           (6.86)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (30.76)%        --      (8.65)%  |  (10.95)%     --        --           (7.94)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (13.16)%     (6.92)%   (10.30)%  |  (22.08)%   (6.92)%     --          (10.30)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (29.51)%     (2.76)%     8.00%   |  (18.03)%   (2.76)%     --            7.65%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (31.11)%        --     (16.87)%  |  (20.93)%     --        --          (13.89)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        (25.61)%        --     (17.04)%  |      --       --        --          (17.04)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                            (21.88)%     (4.74)%    (2.22)%  |    (4.92)%  (4.74)%     --           (1.03)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield ***                                    (10.24)%     (5.75)%     2.46%   |    (6.47)%  (5.75)%   4.27%           5.51%
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                                 --          --         --    |    7.27%      --        --            5.68%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            (37.35)%        --     (32.76)%  |      --       --        --          (32.76)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                            (21.03)%        --       3.38%   |    3.89%      --        --            0.98%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                     (18.76)%        --     (11.81)%  |      --       --        --           (4.57)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                        (23.82)%      3.95%      5.20%   |    (3.14)%   3.95%      --            6.45%
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (41.31)%     (5.49)%    (2.75)%  |   (33.41)%   (5.49)%    --           (1.23)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (28.13)%        --     (12.54)%  |   (15.95)%    --        --          (10.16)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market ***                                   (6.09)%      2.57%      5.24%   |     1.09%    2.57%    3.23%           5.24%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (26.19)%     (3.78)%    (1.52)%  |    (9.71)%   (3.78)%    --           (0.61)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (23.79)%      0.34%     (9.21)%  |   (20.06)%   0.34%      --            1.88%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (33.41)%     (5.73)%   (18.18)%  |   (26.44)%   (5.73)%    --           (1.43)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                                   --          --         --    |   (10.74)%    --        --           (3.27)%
------------------------------------------------------------------------------------------------------------------------------------



 + Unannualized (including Since Inception values if time since inception is less than one year)


 * The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/ 94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA




                                                       Investment performance 51

  Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14,
  2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

 ** The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced
    (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Growth and Income (10/1/93); EQ/High Yield (1/2/87); EQ/Alliance International (4/3/95); EQ/Money Market (7/13/81); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Health Care, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

 *** The inception dates for the portfolios footnoted are for portfolios of The
     Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.




52 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's
Money Management Letter
Morningstar's Variable Annuity
     Sourcebook
Investment Dealers Digest
National Underwriter
Business Week
Pension & Investments
Forbes
USA Today
Fortune

Investor's Business Daily
Institutional Investor
The New York Times
Money
The Wall Street Journal
Kiplinger's Personal Finance
The Los Angeles Times
Financial Planning
The Chicago Tribune
Investment Adviser
Investment Management Weekly
--------------------------------------------------------------------------------


From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge or any withdrawal charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST(R) EXPRESS(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and, therefore, reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the annual administrative charge, withdrawal charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "EQ/Money Market option yield information" and "Other yield information" in the SAI.


                                                      Investment performance  53

                      (This page intentionally left blank)

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K, for the year ended December 31, 2002, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  55

                      (This page intentionally left blank)

Appendix I: Condensed financial information
--------------------------------------------------------------------




THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2002.

------------------------------------------------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                    1999         2000        2001        2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $ 107.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           64
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP HEALTH CARE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  79.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           10
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  78.38
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           24
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  76.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           11
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP LARGE CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  68.14
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           32
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  79.40
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           33
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP SMALL/MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  62.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           43
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  73.99
  Number of units outstanding (000's)                  --          --          --           33
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  56.86
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --            4
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     $ 112.33    $  96.42    $  71.46     $  50.34
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   3          28          33           30
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     $ 111.02    $  94.30    $  83.37     $  55.05
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  25         296         387          365
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     $ 103.87    $ 111.81    $ 109.04     $  85.04
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  14         145         300          316
------------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     $ 100.40    $ 108.29    $ 115.71     $ 124.46
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   3          10          68          145
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     $ 126.71    $  96.46    $  73.27     $  65.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1          33          48          189
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     $ 116.53    $  94.20    $  70.94     $  48.38
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  21         242         305          265
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     $  99.28    $ 109.43    $ 117.07     $ 124.85
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   4          26         113          132
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     $ 130.79    $ 147.23    $ 126.52     $  87.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1          63         129          150


                                 Appendix I: Condensed financial information I-1


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2002.

------------------------------------------------------------------------------------------------------------------------------------
                                               For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                             1999         2000        2001        2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --    $  66.29    $  49.61    $  29.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --          92         168         166
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 108.71    $ 105.98    $ 102.76    $  88.83
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            2          34         136         231
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --          --    $ 101.04    $  86.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --          --          45          98
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --          --          --    $  81.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --          --          --           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --          --          --    $  84.22
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --          --          --           5
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 106.94    $ 112.19    $ 108.87    $  81.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           4           9          59
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 101.79    $ 104.44    $ 101.37    $  76.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           3           9          31
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 147.71    $  87.72    $  82.40    $  76.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1          28          35          39
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 106.17    $  94.85    $  82.52    $  63.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            9          78         139         183
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 106.73    $  93.34    $  76.72    $  57.74
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           1           3           6
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --    $ 100.11    $  85.86    $  69.34
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           7          77         119
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 106.09    $ 110.49    $ 113.81    $  96.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1          13         105         163
------------------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  99.34    $  89.64    $  89.40    $  85.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            4          23          51          66
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --          --          --    $  80.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --          --          --           4
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. MORGAN CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --          --          --    $ 107.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --          --          --          35
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --    $  84.05    $  64.14    $  44.27
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --          12          82         108
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LAZARD SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --          --          --    $  89.87
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --          --          --          24
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --          --    $ 106.00    $  92.86
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --          --           1          33
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  97.22    $ 107.68    $ 112.55    $  92.90
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            5          31          88         131
------------------------------------------------------------------------------------------------------------------------------------


I-2 Appendix I: Condensed financial information


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.95%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2002.
------------------------------------------------------------------------------------------------------------------------------------
                                                For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                             1999         2000         2001        2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 157.69     $ 126.78    $  82.81    $  53.87
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           17          181         204         169
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 104.63     $ 102.92    $  85.65    $  67.01
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1           12          17          19
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 101.49     $ 106.56    $ 109.30    $ 109.60
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           43          139         270         279
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  92.44     $  97.78    $  90.25    $  72.36
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            6          13          16
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --           --          --    $  76.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --          --          97
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM VOYAGER
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --           --          --    $  54.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --          --           4
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                    --           --          --    $  81.88
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --          --           9
------------------------------------------------------------------------------------------------------------------------------------




                                 Appendix I: Condensed financial information I-3

                      (This page intentionally left blank)

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 15, 2004 to a fixed maturity option with a maturity date of June 15, 2013 (i.e., nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2008.





---------------------------------------------------------------------------------------
                                                            Hypothetical assumed
                                                             rate to maturity on
                                                                June 15, 2008
---------------------------------------------------------------------------------------
                                                               5.00%        9.00%
---------------------------------------------------------------------------------------
 As of June 15, 2008 (before withdrawal)
---------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048     $ 119,487
(2) Fixed maturity amount                                  $131,080     $ 131,080
(3) Market value adjustment: (1) - (2)                     $ 12,968     $ (11,593)
---------------------------------------------------------------------------------------
 On June 15, 2008 (after withdrawal)
---------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                      $  4,501     $  (4,851)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499     $  54,851
(6) Fixed maturity amount: (2) - (5)                       $ 85,581     $  76,229
(7) Maturity value                                         $120,032     $ 106,915
(8) Market adjusted amount of (7)                          $ 94,048     $  69,487


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.


                               Appendix II: Market value adjustment example II-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Unit Values                                                                  2
Calculation of Annuity Payments                                              2

The Reorganization                                                           2
Custodian and Independent Accountants                                        3
EQ/Money Market Option Yield Information                                     3
Other Yield Information                                                      3
Distribution of the Contracts                                                4
Financial Statements                                                         4



How to obtain an EQUI-VEST(R) EXPRESS(SM) Statement of Additional Information for Separate Account A

Call 1-800-628-6673 or send this request form to:
     EQUI-VEST(R) EXPRESS(SM)
     Processing Office
     The Equitable Life
     P.O. Box 2996
     New York, NY 10116-2996

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an EQUI-VEST(R) EXPRESS(SM) Statement of Additional Information dated May 1, 2003.

(Combination variable and fixed deferred annuity)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







888-1298  (5/03)

Supplement dated May 1, 2003 to EQUI-VEST(R) Prospectus and EQUI-VEST(R) Employer-Sponsored Retirement Programs Prospectus

Combination Variable and Fixed Deferred Annuity Contracts Issued By The Equitable Life Assurance Society of the United States


--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference.


We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 2003. If you do not presently have a copy of the prospectus and prior supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 2996, New York, NY, 10116-2996, or calling (800) 628-6673. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this supplement. The SAI has been incorporated by reference into this supplement.

In this Supplement, we provide information on (1) how to reach us; (2) contributions; (3) combination of certain investment options; (4) investment options; (5) the Trusts' annual expenses and expense examples; (6) transferring your account value; (7) payment of death benefit; (8) the annual administrative charge; (9) tax information; (10) Equitable Life; (11) investment performance; and (12) condensed financial information.


                                                                          X00483

--------------------------------------------------------------------------------

(1) HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

FOR EQUI-VEST(R) CONTRACTS:

--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDI-
 VIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459


--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDI-
 VIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463


--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

FOR EQUI-VEST(R) EMPLOYER-SPONSORED CONTRACTS:


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, NJ 07188-0463



--------------------------------------------------------------------------------
 FOR TSA, GOVERNMENTAL EDC AND CORPORATE TRUSTEED
 LOAN REPAYMENTS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
Loan Repayment
EQUI-VEST(R) Lockbox
P.O. Box 13496
Newark, NJ 07188-0496



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard
3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
200 Plaza Drive
2nd Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o  written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options;

o  elect the investment simplifier (not available through EQAccess);

o change your TOPS personal identification number ("PIN") (not available through EQAccess); and


o  change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http://www.AXAonline.com and clicking on EQAccess.

Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or wilful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m. and Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.


--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

(2) CONTRIBUTIONS


EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS





--------------------------------------------------------------------------------
 Contract type                            Contributions
--------------------------------------------------------------------------------
SEP               o Annual employer contributions up to the lesser of $40,000 or
                    25% of employee compensation.

                  o Limits on contributions after age 70-1/2.
--------------------------------------------------------------------------------
SARSEP            o Annual employer contributions up to the lesser of $40,000 or
                    25% of employee compensation.

                  o Maximum salary reduction contribution is $12,000 for 2003.

                  o If plan permits, an individual at least age 50 at any time during 2003 can make up to $2,000 additional salary reduction "catch-up" contributions.

                  o Limits on contributions after age 70-1/2.
--------------------------------------------------------------------------------
SIMPLE IRA        o Salary reduction contributions up to $8,000 for 2003;
                    employer matching contributions up to 3% of employee
                    compensation.

                  o If plan permits, an individual at least age 50 at any time during 2003 can make up to $1,000 additional salary reduction "catch-up" contributions.

                  o Limits on contributions after age 70-1/2.
--------------------------------------------------------------------------------
Unincorporated    o For 2003, maximum amount of employer and employee
and Corporate       contributions is generally the lesser of $40,000 or 100% of
Trusteed            compensation, with maximum salary reduction contribution of
                    $12,000.

                  o If employer's plan permits, an individual at least age 50 at any time during 2003 can make up to $2,000 additional salary reduction "catch-up" contributions.
--------------------------------------------------------------------------------
TSA and           o For 2003 maximum amount of employer and employee
University TSA      contributions is generally the lesser of $40,000 or 100% of compensation, with maximum salary reduction contribution of
                    $12,000.

                  o If employer's plan permits, an individual at least age 50 at any time during 2003 can make up to $2,000 additional salary reduction "catch-up" contributions.

                  o Rollover or direct transfer contributions after age 70-1/2 must be net of required minimum distributions.

                  o Different sources of contributions and earnings may be
                    subject to withdrawal restrictions.
--------------------------------------------------------------------------------
EDC               o Contributions subject to plan limits. Maximum contribution for 2003 is lesser of $12,000 or 100% of includible
                    compensation.

                  o If plan permits, an individual may make catch-up
                    contributions for 3 years of service preceding plan retirement age, 2003 maximum is $24,000.

                  o If governmental EDC plan permits, an individual at least age
                    50 at any time during 2003 can make up to $2,000 additional salary reduction "catch-up" contribution. This must be
                    coordinated with the "catch-up" contributions for 3 years of service preceding plan retirement age.
--------------------------------------------------------------------------------



EQUI-VEST(R)





--------------------------------------------------------------------------------
 Contract type                             Contributions
--------------------------------------------------------------------------------
Traditional IRA   o Regular contributions may not exceed $3,000 for either 2003
and Roth IRA        or 2004.

                  o Additional "catch-up" contributions of up to $500 can be made for the calendar year 2003 or 2004 where the owner is at least age 50 (and under age 70-1/2 for traditional IRAs) at any time during the calendar year for which the contribution is made.

(3) COMBINATION OF CERTAIN INVESTMENT OPTIONS

Interests in the EQ/Alliance International investment option (the "surviving option") will replace interests in the EQ/International Equity Index investment option (the "replaced option"), and this option will no longer be available. At the time of the replacement, all the assets that are in the replaced option are moved into the surviving option. After the replacement, any allocation elections to the replaced option will then be considered as allocation election to the surviving option. The effective date for the replacement of the EQ/International Equity Index investment option will be on or about May 2, 2003, subject to shareholder vote.


(4) INVESTMENT OPTIONS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain retail funds that are purchased directly rather than under a variable insurance product such as a EQUI-VEST(R) or EQUI-VEST(R) Employer-Sponsored Retirement Programs variable annuity. These funds may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                      Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND         Seeks a balance of a high current income and   o BlackRock Advisors, Inc.
                                  capital appreciation, consistent with a        o Pacific Investment Management Company
                                  prudent level of risk                            LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE       Seeks long-term growth of capital              o A I M Capital Management, Inc.
                                                                                 o Dresdner RCM Global Investors LLC
                                                                                 o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP                   Seeks long-term growth of capital              o Alliance Capital Management L.P., through its
INTERNATIONAL EQUITY                                                               Bernstein Investment Research and Manage-
                                                                                   ment Unit
                                                                                 o Bank of Ireland Asset Management
                                                                                   (U.S.) Limited
                                                                                 o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP         Seeks long-term growth of capital              o Alliance Capital Management L.P., through its
CORE EQUITY                                                                        Bernstein Investment Research and Manage-
                                                                                   ment Unit
                                                                                 o Janus Capital Management LLC
                                                                                 o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP         Seeks long-term growth of capital              o Alliance Capital Management L.P.
GROWTH                                                                           o Dresdner RCM Global Investors LLC
                                                                                 o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP         Seeks long-term growth of capital              o Alliance Capital Management L.P.
VALUE                                                                            o MFS Investment Management
                                                                                 o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID         Seeks long-term growth of capital              o Alliance Capital Management L.P.
CAP GROWTH                                                                       o Provident Investment Counsel, Inc.
                                                                                 o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                      Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID         Seeks long-term growth of capital              o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                       o Wellington Management Company, LLP
                                                                                 o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY        Seeks long-term growth of capital              o Alliance Capital Management L.P.
                                                                                 o Dresdner RCM Global Investors LLC
                                                                                 o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                      Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.   o Alliance Capital Management L.P.
                                                                                 o MFS Investment Management
                                                                                 o Marsico Capital Management, LLC
                                                                                 o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.   o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.           o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.   o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.         o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent o Alliance Capital Management L.P.
                                 with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.   o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital.   o Alliance Capital Management L.P.
                                 Current income is incidental to the Portfolio's
                                 objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return                  o Alliance Capital Management L.P.
                                 through both appreciation of capital and        o Capital Guardian Trust Company
                                 current income.                                 o Mercury Advisors
                                                                                 o Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                     o Alliance Capital Management L.P.
                                                                                   through its Bernstein Investment Research
                                                                                   and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.           o Calvert Asset Management Company Inc.
 RESPONSIBLE                                                                       and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.         o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective                                          Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          To achieve long-term growth of capital.             o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.     To achieve long-term growth of capital.             o Capital Guardian Trust Company
 EQUITY

------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.               o Morgan Stanley Investment Management,
                                                                                   Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that           o Alliance Capital Management L.P.
                             approximates the total return performance of the
                             S&P 500 Index, including reinvestment of dividends,
                             at a risk level consistent with that of the S&P
                             500 Index.

------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.                     o Evergreen Investment Management
                                                                                   Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.                  o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.               o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD                Seeks to achieve a high total return through a      o Alliance Capital Management L.P.
                             combination of current income and capital           o Pacific Investment Management Company
                             appreciation.                                         LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY      Seeks to replicate as closely as possible (before   o Alliance Capital Management L.P.
 INDEX                       deduction of Portfolio expenses) the total return
                             of the MSCI EAFE index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent     o J.P. Morgan Investment Management Inc.
                             with moderate risk of capital and maintenance of
                             liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.                  o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.                         o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.                  o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income. o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.          o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary    o MFS Investment Management
                             objective to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income,     o Alliance Capital Management L.P
                             preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary o Putnam Investment Management, LLC
 VALUE                       objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL      Seeks capital appreciation.                         o Putnam Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            Seeks long-term growth of capital and any increased o Putnam Investment Management, LLC income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name            Objective                                                 Adviser
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX   Seeks to replicate as closely as possible (before the   o Alliance Capital Management L.P.
                         deduction of Portfolio expenses) the total return of
                         the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the Prospectuses for each Trust attached at the end of this Supplement.


(5) THE TRUSTS' ANNUAL EXPENSES AND EXPENSE EXAMPLE

The following table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.




--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses
for 2002 (expenses that are deducted from    Lowest      Highest
portfolio assets including management        ------      -------
fees, 12b-1 fees, service fees,              0.57%      3.77%
and/or other expenses)*
--------------------------------------------------------------------------------


* Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the pro spectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust portfolio and each AXA VIP Trust portfolio pays is used to reduce the portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and high est figures would be as shown in the table below:

--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses
for 2002 (expenses that are deducted from       Lowest  Highest
portfolio assets including management          -------- -------
fees, 12b-1 fees, service fees, and/or          0.57%    1.85%
other expenses) after expense cap.
--------------------------------------------------------------------------------
Total Annual Portfolio Operating
Expenses For 2002 (expenses that are
deducted from portfolio assets including
management fees, service fees, and/or           0.43%    1.82%
other expenses) after expense cap
and after a portion of the brokerage
commissions that the portfolio pays is
used to reduce the portfolio's expenses.
--------------------------------------------------------------------------------

EXAMPLE: EQUI-VEST(R) SERIES 300 CONTRACTS

This example is intended to help you compare the cost of investing in each type of series 300 contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.84 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" in the prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:


          1 year       3 years        5 years        10 years
Lowest    $   739.56   $ 1,157.90     $ 1,571.86     $ 2,108.17
Highest   $ 1,082.02   $ 2,158.84     $ 3,226.11     $ 5,336.61

If you annuitize at the end of the applicable time period:

          1 year       3 years      5 years        10 years
Lowest    $ 532.41     $   914.80   $ 1,321.86     $ 2,458.17
Highest   $ 894.41     $ 1,976.00   $ 3,048.00     $ 5,686.61

If you do not surrender your contract at the end of the applicable time period:


          1 year       3 years      5 years      10 years
Lowest    $ 182.41     $   564.80   $   971.86   $ 2,108.17
Highest   $ 544.41     $ 1,626.00   $ 2,698.00   $ 5,336.61

EXAMPLE: EQUI-VEST(R) SERIES 400 CONTRACTS

This example is intended to help you compare the cost of investing in each type of series 400 contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.


The example below shows the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.84 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" in the prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third-party transfer and exchange charge and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $   804.08   $ 1,352.17     $ 1,917.15     $ 2,806.95
Highest   $ 1,146.54   $ 2,339.19     $ 3,505.14     $ 5,824.86

If you annuitize at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $ 600.62     $ 1,120.75     $ 1,667.15     $ 3,156.95
Highest   $ 962.62     $ 2,167.23     $ 3,344.87     $ 6,174.86

If you do not surrender your contract at the end of the applicable time period:


          1 year       3 years      5 years        10 years
Lowest    $ 250.62     $   770.75   $ 1,317.15     $ 2,806.95
Highest   $ 612.62     $ 1,817.23   $ 2,994.87     $ 5,824.86

EXAMPLE: EQUI-VEST(R) SERIES 500 CONTRACTS

This example is intended to help you compare the cost of investing in the series 500 Roth Advantage contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.84 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" in the prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $   749.49   $ 1,187.96     $ 1,625.61     $ 2,218.68
Highest   $ 1,091.94   $ 2,186.75     $ 3,269.57     $ 5,413.95

If you annuitize at the end of the applicable time period:

          1 year       3 years      5 years        10 years
Lowest    $ 542.90     $   946.67   $ 1,375.61     $ 2,568.68
Highest   $ 904.91     $ 2,005.60   $ 3,094.23     $ 5,763.95

If you do not surrender your contract at the end of the applicable time period:


          1 year       3 years      5 years        10 years
Lowest    $ 192.90     $   596.67   $ 1,025.61     $ 2,218.68
Highest   $ 554.91     $ 1,655.60   $ 2,744.23     $ 5,413.95

EXAMPLE: EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS

This example is intended to help you compare the cost of investing in each type of series 100 and 200 contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.84 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" in the prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


FOR IRA (TRADITIONAL, ROTH, AND CERTAIN QP IRA(1)) SEP, SARSEP, EDC, AND ANNUITANT-OWNED HR-10 CONTRACTS:

If you surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $   800.48   $ 1,220.81     $ 1,598.17     $ 2,466.53
Highest   $ 1,140.76   $ 2,215.26     $ 3,221.76     $ 5,587.35

FOR TSA AND UNIVERSITY TSA CONTRACTS AND FOR QP IRA(2) CONTRACTS (WHERE THE FREE WITHDRAWAL AMOUNT APPLIES IN THE FIRST CONTRACT YEAR):*

If you surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $   738.57   $ 1,154.89     $ 1,598.17     $ 2,466.53
Highest   $ 1,081.02   $ 2,156.04     $ 3,221.76     $ 5,587.35

FOR NQ CONTRACTS AND ALL SERIES 200 TRUSTEED CONTRACTS:

If you surrender your contract at the end of the applicable time period:

          1 year       3 years        5 years        10 years
Lowest    $   738.57   $ 1,154.89     $ 1,566.47     $ 2,097.05
Highest   $ 1,081.02   $ 2,156.04     $ 3,221.76     $ 5,328.83

FOR ALL SERIES 100 AND 200 CONTRACTS:

If you annuitize at the end of the applicable time period:

          1 year       3 years      5 years        10 years
Lowest    $ 531.36     $   911.61   $ 1,316.47     $ 2,447.05
Highest   $ 893.36     $ 1,973.04   $ 3,043.36     $ 5,678.83

If you do not surrender your contract at the end of the applicable time period:


          1 year       3 years      5 years      10 years
Lowest    $ 181.36     $   561.61   $   966.47   $ 2,097.05
Highest   $ 543.36     $ 1,623.04   $ 2,693.36   $ 5,328.83

* This surrender charge schedule applies to EDC contracts issued in certain states.

(1) These expenses also apply to a QP IRA with the number 119331 in the lower left corner of the first page of your contract, or those QP IRA contracts issued in Oregon.

(2) These expenses apply only to a QP IRA with the number 92 QPI in the lower left corner of the first page of your contract.


(6) TRANSFERRING YOUR ACCOUNT VALUE

The discussion in the prospectus is amended by adding the following third bullet point under "Transferring your account value."

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


(7) PAYMENT OF DEATH BENEFIT

BENEFICIARY CONTINUATION OPTION FOR SERIES 400 NQ CONTRACTS ONLY. Subject to state availability this feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" in this section of the prospectus. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for series 400 NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o    The minimum death benefit under your contract will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" in the prospectus.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit if such minimum death benefit is greater than such account value.

o    No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The account value will not be reset to the minimum death benefit amount.

o The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" in the prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section of the prospectus.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section of the prospectus.


(8) ANNUAL ADMINISTRATIVE CHARGE

The discussion in the prospectus is amended by deleting the first sentence of the second paragraph in its entirety and replacing it with the following sentence:

Under series 300 and 400 contracts, during the first two contract years the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year.


(9) TAX INFORMATION

Deemed IRAs under certain employer plans

For plan years beginning after December 31, 2002, a qualified plan, TSA or governmental EDC plan may allow employees to make voluntary employee contributions to a separate individual retirement account or individual retirement annuity or Roth individual retirement account or Roth individual retirement annuity under the plan. There is currently very little guidance on the mechanics of this provision.

Required Minimum Distributions

Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations apply beginning in January 2003. The 2002 final Regulations include Temporary Regulations applicable to annuity contracts used to fund plans. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have been suspended for 2003. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your plan administrator and tax adviser concerning applicability of these complex rules to your situation.

Beneficiary Continuation Option (BCO)

Upon your death under a Traditional IRA, Roth IRA, or TSA contract, your beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. The beneficiary continuation option may not be available in your state. Check with your financial professional or our processing office regarding availability in your state.

This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. If you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" in the prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o    The minimum death benefit will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum.

The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

Beneficiary continuation option

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion of the beneficiary continuation option for series 400 NQ contracts in the prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section of the prospectus. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any future rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisors the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


(10) EQUITABLE LIFE

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


(11) INVESTMENT PERFORMANCE


The tables below show the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The tables take into account all fees and charges under the contracts including the withdrawal charge and annual administrative charge but do not reflect the charges designed to approximate certain taxes that may be imposed on us such as premium taxes in your state, or the annuity administrative fee, if applicable. The performance shown reflects the highest charges applicable under any contract to which this supplement applies. The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated charge for the purpose of the tables of $0.684 per $1,000.

The results shown under "length of option period" are based on the actual historical investment experience of the variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the portfolio had not yet commenced operations. For those periods, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available.

Finally, the results shown for the EQ/Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information. EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH PERFORMANCE ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

EQUI-VEST(R) EMPLOYER SPONSORED



                                      TABLE
  AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002

------------------------------------------------------------------------------------------------------------------------------------
                                                                 Length of option period           Length of portfolio period
                                                    -----------------------------------------------------------------------------
                                                                                                                       Since
                                                                           Since option                                portfolio
Variable investment options                          1 year      5 years   inception+*  3 years    5 years   10 years  inception+**
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                               --          --        --           --         --        --        1.27%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                             --          --        --           --         --        --     (26.49)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                    --          --        --           --         --        --     (27.40)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                   --          --        --           --         --        --     (29.04)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                        --          --        --           --         --        --     (37.60)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                         --          --        --           --         --        --     (26.39)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                    --          --        --           --         --        --     (43.47)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                     --          --        --           --         --        --     (31.77)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                              --          --        --           --         --        --     (48.84)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (35.12)%    (14.28)%      6.69%     (26.86)%   (14.28)%  (0.50)%     6.69%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (39.53)%     (6.28)%     10.45%     (24.02)%    (6.28)%    6.39%     9.01%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                    (27.59)%       1.57%      7.95%      (8.77)%      1.57%    --        7.65%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***      1.94%       4.38%      4.83%        5.62%      4.38%    4.69%     5.37%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International ***                        (16.58)%     (6.75)%     (3.45)%    (22.93)%    (6.75)%    --      (2.59)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (37.54)%       --       (22.66)%    (29.21)%     --        --     (20.64)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                            1.03%       4.39%      4.84%        6.13%      4.39%    --        4.64%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (36.48)%     (5.93)%     (2.98)%    (15.18)%    (5.93)%    --      (1.07)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               (47.06)%       --       (38.13)%      --         --        --     (36.33)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced ***                                      (19.17)%       0.91%      7.18%      (8.81)%      0.91%    4.90%     7.18%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                       (20.28)%       --        (7.57)%     (7.86)%     --        --      (0.98)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (32.91)%       --       (15.44)%    (19.11)%     --        --     (15.44)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (21.65)%       --       (13.25)%    (22.41)%     --        --     (10.19)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (31.15)%       --        (8.21)%    (11.43)%     --        --      (7.84)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (30.16)%       --        (9.71)%    (11.70)%     --        --      (8.95)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (12.64)%     (8.04)%    (11.71)%    (22.92)%    (8.04)%    --     (11.71)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (28.72)%     (3.51)%      7.60%     (18.61)%    (3.51)%    --        7.25%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (30.51)%       --       (18.07)%    (21.75)%     --        --     (14.98)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        (25.03)%       --       (17.89)%      --         --        --     (17.89)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                            (21.31)%     (5.80)%     (3.29)%     (5.65)%    (5.80)%    --      (2.08)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield ***                                     (9.48)%     (6.58)%      1.96%      (6.95)%    (6.58)%    3.91%     5.34%
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index                           --          --        --         (24.57)%     --        --      (7.79)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                                --          --        --            6.59%     --        --        4.84%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            (36.72)%       --       (33.73)%      --         --        --     (33.73)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                            (20.47)%       --         2.43%        3.20%     --        --        0.08%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                     (18.21)%       --       (12.16)%      --         --        --      (4.93)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                        (23.24)%       3.06%      4.29%      (3.86)%      3.06%    --        5.57%
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (40.67)%     (6.58)%     (3.86)%    (34.41)%    (6.58)%    --      (2.30)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (27.53)%      --        (13.66)%    (16.74)%     --        --     (11.17)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market ***                                   (5.35)%       1.90%      5.07%        0.63%     1.90%     2.85%     5.07%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (25.61)%     (4.82)%     (2.59)%    (10.47)%   (4.82)%     --      (1.65)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (23.22)%     (0.58)%    (10.36)%    (20.85)%   (0.58)%     --        0.90%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (32.81)%     (6.78)%    (19.37)%    (27.28)%   (6.78)%     --      (2.39)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                                 --           --        --         (11.48)%     --        --      (4.26)%
------------------------------------------------------------------------------------------------------------------------------------

+    Unannualized if time since inception is less than one year.

* The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Growth and Income, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance

     International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/FI Small/ Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity, EQ/Putnam Voyager (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (10/22/ 01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

** The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Growth and Income (10/1/93); EQ/High Yield (1/2/87); EQ/Alliance International (4/3/95); EQ/Money Market (7/13/81); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/ 99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Health Care, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** The inception dates for the footnoted portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

EQUI-VEST(R) SERIES 100-500 (INDIVIDUAL):



                                      TABLE
  AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002


------------------------------------------------------------------------------------------------------------------------------------
                                                                    Length of option period           Length of portfolio period
                                                    --------------------------------------------------------------------------------
                                                                                                                          Since
                                                                              Since option                                portfolio
Variable investment options                          1 year      5 years   inception+** 3 years    5 years   10 years  inception+***
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                               --          --        --           --         --        --           1.15%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                             --          --        --           --         --        --        (26.58)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                    --          --        --           --         --        --        (27.49)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                   --          --        --           --         --        --        (29.13)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                        --          --        --           --         --        --        (37.68)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                         --          --        --           --         --        --        (26.47)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                    --          --        --           --         --        --        (43.54)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                     --          --        --           --         --        --        (31.85)%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                              --          --        --           --         --        --        (48.90)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                              (35.19)%    (14.38)%     6.58%      (26.94)%   (14.38)%  (0.50)%        6.58%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                         (39.61)%     (6.37)%    10.35%      (24.10)%    (6.37)%    6.39%        8.90%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                    (27.68)%       1.49%     7.95%       (8.84)%      1.49%    --           7.65%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities ***      1.83%       4.28%     4.83%         5.52%      4.28%    4.69%        5.34%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International ***                        (16.69)%     (6.81)%   (3.45)%      (22.98)%    (6.81)%    --         (2.59)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           (37.62)%       --     (22.68)%      (29.26)%      --       --        (20.69)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                            0.92%       4.31%     4.84%         6.02%      4.31%    --           4.64%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                         (36.56)%     (6.00)%   (3.09)%      (15.26)%    (6.00)%    --         (1.18)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               (47.11)%       --     (38.13)%        --          --       --        (36.38)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced ***                                      (19.25)%       0.80%     7.08%       (8.91)%      0.80%    4.90%        7.08%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                       (20.37)%       --      (7.63)%       (7.94)%      --       --         (1.06)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      (32.98)%       --     (15.44)%      (19.17)%      --       --        (15.44)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    (21.75)%       --     (13.32)%      (22.50)%      --       --        (10.30)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         (31.23)%       --      (8.26)%      (11.49)%      --       --         (7.93)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      (30.25)%       --      (9.76)%      (11.78)%      --       --         (9.03)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                           (12.75)%     (8.10)%  (11.82)%      (22.98)%    (8.10)%    --        (11.82)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                              (28.79)%     (3.59)%     7.60%      (18.67)%    (3.59)%    --           7.25%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   (30.60)%       --     (18.11)%      (21.82)%      --       --        (15.04)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        (25.11)%       --     (17.97)%        --          --       --        (17.97)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                            (21.41)%     (5.87)%   (3.40)%       (5.74)%    (5.87)%    --         (2.19)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield ***                                    (9.58)%      (6.63)%     1.96%       (7.04)%    (6.63)%    3.91%        5.26%
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index                           --          --        --         (24.67)%      --       --         (7.90)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                                --          --        --            6.47%      --       --           4.72%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            (36.80)%       --     (33.79)%        --          --       --        (33.79)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                            (20.58)%       --        2.37%         3.08%      --       --         (0.30)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                     (18.31)%       --     (12.27)%        --          --       --         (5.03)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                        (23.34)%       2.97%     4.17%       (3.95)%      2.97%    --           5.44%
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                     (40.75)%     (6.65)%   (3.98)%      (34.44)%    (6.65)%    --         (2.41)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               (27.62)%       --     (13.70)%      (16.81)%      --       --        (11.24)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market ***                                   (5.44)%       1.84%     4.99%         0.55%      1.84%    2.85%        4.99%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                      (25.70)%     (4.89)%   (2.71)%      (10.54)%    (4.89)%    --         (1.77)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                       (23.31)%     (0.70)%  (10.36)%      (20.94)%    (0.70)%    --           0.78%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                    (32.88)%     (6.89)%  (19.44)%      (27.38)%    (6.89)%    --         (2.51)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                                  --          --        --         (11.59)%      --       --         (4.59)%
------------------------------------------------------------------------------------------------------------------------------------

+ Unannualized (including Since Inception values if time since inception is less than one year)

* The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Growth and Income, EQ/Alliance High Yield and EQ/Alliance Quality Bond (1/4/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity, EQ/Putnam Voyager and EQ/Calvert Socially Responsible (8/30/99); EQ/Alliance Technology (5/22/

     00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

** The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Growth and Income (10/1/93); EQ/High Yield (1/2/87); EQ/Alliance International (4/3/95); EQ/Money Market (7/13/81); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Health Care, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** The inception dates for the footnoted portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

(12) CONDENSED FINANCIAL INFORMATION

The following tables set forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2002. The tables also show the total number of units outstanding for all contracts to which this supplement relates.





SERIES 300 AND 400 CONTRACTS

------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                             ---------------------------------------------------------------------------------------
                                                 1994     1995     1996      1997      1998      1999      2000     2001      2002
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --        --        --       --    $106.73
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --        --        --       --        264
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --        --        --       --    $ 78.98
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --        --        --       --        101
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --        --        --       --    $ 78.07
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --        --        --       --         82
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --        --        --       --    $ 76.43
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --        --        --       --         91
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --        --        --       --    $ 67.87
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --        --        --       --        138
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --        --        --       --    $ 79.08
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --        --        --       --        127
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --        --        --       --    $ 62.00
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --        --        --       --        211
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --        --        --       --    $ 73.70
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --        --        --       --        214
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --        --        --       --    $ 56.63
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --        --        --       --         53
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                       $95.45   $123.95  $149.41   $163.33   $161.59   $189.44   $162.34  $120.13  $ 84.51
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 664     1,310    2,468     3,226     3,342     2,980     2,607    2,242    1,841
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                       $97.03   $126.78  $155.42   $198.12   $252.88   $312.31   $264.88  $233.80  $154.15
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 948     1,989    3,457     4,765     5,808     6,502     6,233    5,579    4,418
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                       $98.86   $121.02  $143.37   $179.30   $213.81   $250.31   $269.09  $262.05  $204.07
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 210       498      975     1,800     2,475     3,095     3,352    3,789    3,455
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                       $98.19   $109.80  $112.40   $118.98   $126.48   $124.96   $134.60  $143.62  $154.25
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  32        89       146      202       314       360       309      587      915
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --    $104.15  $112.83   $107.92   $117.72   $160.04   $121.54  $ 92.48  $ 82.20
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --        141      763       968       971       926     1,028      945    5,013
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --     $116.36   $ 93.70  $ 70.28  $ 47.74
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --         887     2,596    2,788    2,376
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                       $93.87   $108.38  $112.65   $121.30   $130.07   $125.76   $138.33  $147.79  $157.39
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  53       135      196       283       557       622       566      899      950
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --     $125.55   $118.57   $149.64   $168.29  $144.40  $ 99.61
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --         488     1,101       976     1,895    1,988    1,955
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                          --       --       --        --        --        --     $ 66.10  $ 49.27  $ 28.78
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 --       --       --        --        --        --       1,313    1,757    1,713
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                       $91.64   $108.26  $119.26   $135.29   $157.63   $183.18   $178.32  $172.66  $149.01
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                 289       386      548       655       752       854       846    1,334    2,689
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                             ---------------------------------------------------------------------------------------
                                               1994       1995     1996      1997      1998      1999      2000     2001      2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --        --        --     $ 94.39   $ 80.42
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --        --        --       1,544     1,981
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --      $107.58   $103.06  $ 86.73   $ 62.93
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --            4        15       33        57
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --        --        --       --      $ 67.65
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --        --        --       --           61
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --      $106.78   $111.59  $107.86   $ 80.17
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --            8        44       95     1,211
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --      $101.64   $103.88  $100.43   $ 75.63
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --           13        34       96       375
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --     $ 79.41   $ 57.18    $110.43   $ 65.32  $ 61.12   $ 56.74
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --         109       217        590       926      850       895
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  $100.95    $135.94  $164.12    $214.66   $271.24    $322.15   $287.40  $249.66   $191.65
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)              47        592    1,486      2,686     3,805      4,579     4,346    4,083     3,648
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --      $106.57   $ 92.84  $ 76.01   $ 56.98
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --            5        18       33        55
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --        --      $ 99.98  $ 85.41   $ 68.70
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --        --           86      420       738
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --     $118.06   $104.82    $105.28   $109.21  $112.05   $ 94.29
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --         577       859        721       628    1,238     1,835
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  $ 95.88    $113.44  $137.53    $160.74   $150.42    $143.43   $129.28  $128.74   $123.58
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)              99        209      444        831     1,164        998       800      770       696
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --        --        --       --      $ 80.64
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --        --        --       --           25
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --        --        --       --      $107.03
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --        --        --       --          207
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --        --     $ 83.95   $ 63.80   $ 43.86
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --        --         165       464       590
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --        --        --       --      $112.38
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --        --        --       --          239
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --        --        --     $105.89   $ 92.40
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --        --        --       --         337
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --     $115.97   $127.67    $149.82   $165.28  $172.07   $141.48
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --         145       444        617       634    1,044     1,282
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --     $161.04   $275.93    $220.97  $143.76   $ 93.15
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --       1,090     2,427      3,720    3,422     2,890
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --        --        --     $104.48    $102.37  $ 84.85   $ 66.13
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --        --        --         18          68       87       118
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  $102.61    $107.04  $111.21    $115.66   $120.19   $124.47    $130.47  $133.66   $133.83
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)              63         81      165        146       262       360        297      395       342
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                             ---------------------------------------------------------------------------------------
                                               1994       1995     1996     1997       1998      1999      2000     2001      2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --     $115.17    $128.20   $124.76   $131.45  $120.85   $96.50
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --         250        581       648       521      532      484
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --       --         --        --        --       --      $75.52
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --       --         --        --        --       --         928
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --       --         --        --        --       --      $53.85
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --       --         --        --        --       --          19
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                      --         --       --       --         --        --        --       --      $81.53
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)             --         --       --       --         --        --        --       --          72
------------------------------------------------------------------------------------------------------------------------------------

SERIES 500 CONTRACTS

                                                                   For the years ending December 31,
                                                ------------------------------------------------------------------------------------
                                                   1998            1999             2000                2001          2002
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --              --               --                 --           $106.61
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --              --               --                 --           $ 78.89
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --              --               --                 --           $ 77.98
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --              --               --                 --           $ 76.34
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --              --               --                 --           $ 67.79
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --              --               --                 --           $ 79.00
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --              --               --                 --           $ 61.93
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --              --               --                 --           $ 73.62
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --              --               --                 --           $ 56.57
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                 --              --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         $ 90.25         $105.69          $ 90.49          $ 66.89          $ 47.01
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                      1               4                4                5                5
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         $102.87         $126.91          $107.53          $ 94.82          $ 62.45
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                      5              19               24               27               27
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         $102.73         $120.13          $129.00          $125.48          $ 97.61
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                      1               4                5                6                7
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         $103.22         $101.96          $109.70          $116.92          $125.44
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                  --                1
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         $ 93.00         $126.29          $ 95.81          $ 72.82          $ 64.65
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --                  1                1                1                4
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --            $116.32          $ 93.56          $ 70.10          $ 47.56
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --                   1                2                2
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         $103.62         $100.08          $109.96          $117.34          $124.83
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --               --                  --                1
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         $ 86.93         $109.59          $123.11          $105.52          $ 72.71
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                      1               1                2               --                3
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                           --              --             $ 66.05          $ 49.18          $ 28.70
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --              --                   1                1                1
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         $102.39         $118.86          $115.59          $111.81          $ 96.40
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  --                  2                2                4                6
------------------------------------------------------------------------------------------------------------------------------------

SERIES 500 CONTRACTS

------------------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                ------------------------------------------------------------------------------------
                                                  1998             1999             2000                   2001        2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --               --               --                $100.70       $ 85.70
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                      1             1
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --               --               --                   --         $ 81.26
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                   --            --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --               --               --                   --         $ 83.76
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                   --            --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --            $106.74          $111.42               $107.58      $ 79.87
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                   --               3
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --            $101.60          $103.72               $100.16      $ 75.34
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                   --            --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                     $ 81.40           $157.03          $ 92.78               $ 86.72      $ 80.41
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --                  1                     1            1
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                     $103.68           $123.01          $109.62               $ 95.12      $ 72.93
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  2                 9               10                    11           12
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --            $106.53          $ 93.33               $ 75.81      $ 56.76
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                     --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --               --            $ 99.95               $ 85.28      $ 68.53
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                      13         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                     $ 82.78           $ 83.05          $ 86.06               $ 88.20      $ 74.14
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --                  1                1                     1            2
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                     $ 89.20           $ 84.96          $ 76.49               $ 76.09      $ 72.96
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --                  1                1                     1            1
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --               --               --                     --       $ 80.54
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                     --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --               --               --                     --       $106.90
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                     --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --               --            $ 83.92               $ 63.71      $ 43.75
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                     --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --               --               --                     --       $ 87.78
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                     --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --               --               --                 $105.94      $ 92.27
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                     --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                     $ 97.80           $114.64          $126.32               $131.37      $107.89
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --                  1                1                     2            2
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                     $103.41           $177.00          $141.58               $ 92.01      $ 59.55
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                  1                 6                9                     9            9
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --            $104.44          $102.22               $ 84.63      $ 65.88
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                     --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                     $101.68           $105.20          $110.16               $112.74      $112.77
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --               --               --                     --          --
------------------------------------------------------------------------------------------------------------------------------------

SERIES 500 CONTRACTS

------------------------------------------------------------------------------------------------------------------------------------
                                                                        For the years ending December 31,
                                               -------------------------------------------------------------------------------------
                                                 1998               1999            2000              2001       2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                       $100.48            $97.68          $102.80           $94.40     $75.30
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --                    1               1                 2          2
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --                 --              --                --        $82.38
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --                 --              --                --             1
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --                 --              --                --        $72.13
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --                 --              --                --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                         --                 --              --                --        $81.43
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                --                 --              --                --         --
------------------------------------------------------------------------------------------------------------------------------------

SERIES 100 AND 200 CONTRACTS

------------------------------------------------------------------------------------------------------------------------------------
                                           1992     1993    1994    1995     1996    1997    1998    1999     2000    2001    2002
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --       --      --    $106.73
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      --        264
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --       --      --    $ 78.98
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      --        101
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --       --      --    $ 78.07
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      --         82
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --       --      --    $ 76.43
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      --         91
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --       --      --    $ 67.87
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      --        138
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --       --      --    $ 79.08
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      --        127
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --       --      --    $ 62.00
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      --        211
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --       --      --    $ 73.70
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      --        214
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --       --      --    $ 56.63
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      --         53
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                $ 48.30  $ 55.68 $ 52.88 $ 68.73  $ 82.91 $ 90.75 $ 89.92 $105.59  $ 90.70 $ 67.13 $ 47.48
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        17,986   21,496  24,787  25,821   27,945  28,030  25,634  20,946   18,138  16,058  13,832
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                $104.63  $128.81 $124.32 $162.42  $199.05 $253.68 $323.75 $399.74  $339.28 $299.82 $197.84
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        11,841   13,917  15,749  16,292   16,933  17,386  17,231  16,705   15,685  14,197  11,899
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --    $ 98.86 $121.02  $143.37 $179.30 $213.81 $250.31  $269.09 $262.05 $204.07
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --        210     498      975   1,800   2,475   3,095    3,352   3,789   3,455
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --    $ 98.19 $109.80  $112.40 $118.98 $126.48 $124.96  $134.60 $143.62 $154.25
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --         32      89      146     202     314     360      309     587     915
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --    $104.15  $112.83 $107.92 $117.72 $160.04  $121.54 $ 92.48 $ 82.20
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --        141      763     968     971     926    1,028     945   5,013
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --    $116.36  $ 93.70 $ 70.28 $ 47.74
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --        887    2,596   2,788   2,376
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --    $ 93.87 $108.38  $112.65 $121.30 $130.07 $125.76  $138.33 $147.79 $157.39
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --         53     135      196     283     557     622      566     899     950
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --    $125.55 $118.57 $149.64  $168.29 $144.40 $ 99.61
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --        488   1,101     976    1,895   1,988   1,955
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --     $ 66.10 $ 49.27 $ 28.78
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       1,313   1,757   1,713
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced
------------------------------------------------------------------------------------------------------------------------------------
Unit Value                                $ 26.04  $ 28.85 $ 26.18 $ 30.92  $ 34.06 $ 38.66 $ 45.07 $ 52.39  $ 51.10 $ 49.61 $ 42.91
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        25,975   31,259  32,664  30,212   28,319  26,036  24,361  22,434   20,413  19,822  23,382
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
Unit Value                                  --       --      --      --       --      --      --      --       --    $ 94.39 $ 80.42
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      1,544   1,981
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --    $107.58  $103.06 $ 86.73 $ 62.93
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --          4       15      33      57
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --      --       --      --    $ 67.65
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --      --       --      --         61
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --    $106.78  $111.59 $107.86 $ 80.17
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --          8       44      95   1,211
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                  --       --      --      --       --      --      --    $101.64  $103.88 $100.43 $ 75.63
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)         --       --      --      --       --      --      --         13       34      96     375
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         1992     1993    1994    1995     1996    1997    1998    1999     2000    2001    2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --    $ 79.41 $ 57.18 $110.43  $ 65.32 $ 61.12  $ 56.74
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --        109     217     590      926     850      895
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --   $100.95  $135.94  $164.12 $214.66 $271.24 $322.15  $287.40 $249.66  $191.65
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --        47      592    1,486   2,686   3,805   4,579    4,346   4,083    3,648
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --    $106.57  $ 92.84 $ 76.01  $ 56.98
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --          5       18      33       55
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --      --     $ 99.98 $ 85.41  $ 68.70
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --      --          86     420      738
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --    $118.06 $104.82 $105.28  $109.21 $112.05  $ 94.29
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --        577     859     721      628   1,238    1,835
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --   $ 95.88  $113.44  $137.53 $160.74 $150.42 $143.43  $129.28 $128.74  $123.58
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --        99      209      444     831   1,164     998      800     770      696
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --      --       --      --     $ 80.64
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --      --       --      --          25
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --      --       --      --     $107.03
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --      --       --      --         207
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --      --     $ 83.95 $ 63.80  $ 43.86
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --      --         165     464      590
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --      --       --      --     $112.38
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --      --       --      --         239
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --      --       --    $105.89  $ 92.41
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --      --       --      --         337
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --    $115.97 $127.67 $149.82  $165.28 $172.07  $141.48
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --        145     444     617      634   1,044    1,282
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --    $161.04 $275.93  $220.97 $143.76  $ 93.15
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      1,090   2,427    3,720   3,422    2,890
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --    $104.48  $102.37 $ 84.85  $ 66.13
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --         18       68      87      118
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
Unit value                               $25.01   $25.41 $ 26.08  $ 27.22  $ 28.28 $ 29.41 $ 30.55 $ 31.63  $ 33.15 $ 33.96  $ 34.00
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)       1,201    1,065   1,000    1,021    1,013     973   1,261   1,516    1,458   1,796    1,816
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth and Income Value
------------------------------------------------------------------------------------------------------------------------------------
Unit Value                                 --       --      --      --       --    $115.17 $128.20 $124.26  $131.45 $120.85  $ 96.50
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --        250     581     648      521     532      484
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --      --       --      --     $ 75.52
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --      --       --      --         928
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --      --       --      --     $ 53.85
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --      --       --      --          19
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                 --       --      --      --       --      --      --      --       --      --     $ 81.53
------------------------------------------------------------------------------------------------------------------------------------
Number of units outstanding (000's)        --       --      --      --       --      --      --      --       --      --          72
------------------------------------------------------------------------------------------------------------------------------------

Appendix



--------------------------------------------------------------------------------

Dates of previous Prospectuses and Supplements:


------------------------------------------------------------------------------------------------------------------------------------
 Product Name                                            Prospectus Dates    Supplement Dates
------------------------------------------------------------------------------------------------------------------------------------
o EQUI-VEST(R)                                          5/1/00; 5/1/01;     5/19/01; 6/23/00; 9/1/00; 1/5/01; 2/9/01; 12/17/01;
                                                        5/1/02              1/14/02; 7/15/02; 8/20/02; 1/6/03
o EQUI-VEST(R) Employer-Sponsored Retirement Programs   5/1/00; 5/1/01;     5/19/01; 6/23/00; 9/1/00; 1/5/01; 2/9/01; 12/17/01;
                                                        5/1/02              1/14/02; 7/15/02; 8/20/02; 12/2/02; 1/6/03
------------------------------------------------------------------------------------------------------------------------------------

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS FOR EQUI-VEST(R)
                                                                            Page


Unit Values                                                                  2
Calculation of Annuity Payments                                              2
The Reorganization                                                           2
Custodian and Independent Accountants                                        3
EQ/Money Market Option Yield Information                                     3
Other Yield Information                                                      3
Distribution of the Contracts                                                4
Financial Statements                                                         4


TABLE OF CONTENTS FOR EQUI-VEST(R) EMPLOYER SPONSORED PROGRAMS
                                                                            Page


Unit Values                                                                  2
Calculation of Annuity Payments                                              2
The Reorganization                                                           2
Custodian and Independent Accountants                                        3
EQ/Money Market Option Yield Information                                     3
Other Yield Information                                                      3
Distribution of the Contracts                                                4
Financial Statements                                                         4


How to Obtain an EQUI-VEST(R) Statement of Additional Information for Separate Account A

Call 1-800-628-6673 or send this request form to:
 EQUI-VEST(R)
 Employer Sponsored Programs/Combination variable fixed deferred annuity (as applicable)
 Processing Office
 The Equitable Life
 P.O. Box 2996
 New York, NY 10116-2996
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2003

Check one:
Employer-Sponsored Retirement Programs          [ ]
Combination variable and fixed deferred annuity [ ]

--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City           State    Zip



888-1297 (5/03)

SUPPLEMENT, DATED MAY 1, 2003, TO THE
EQUI-VEST(R) EXPRESS(SM) PROSPECTUS AND
EQUI-VEST(R) PROSPECTUS

COMBINATION VARIABLE AND FIXED DEFERRED
ANNUITY CONTRACTS ISSUED BY THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference.


We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 2003. If you do not presently have a copy of the prospectus and prior supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 2996, New York, NY 10116-2996, or calling (800) 628-6673. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement.

In this Supplement, we provide information on (1) how to reach us; (2) contributions; (3) combination of certain investment options; (4) investment options; (5) the Trusts' annual expenses and expense examples; (6) transferring your account value; (7) payment of the death benefit; (8) tax information; (9) Equitable Life; (10) investment performance; and (11) condensed financial information.








                                                                          X00484
                                                                         700/800

(1) HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459



--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463



--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options;

o elect investment simplifier (not available through EQAccess);

o change your TOPS personal identification number ("PIN") (not available through EQAccess); and


o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http:// www.AXAonline.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or wil-ful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m. and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.



--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

(2) CONTRIBUTIONS

For traditional IRA and Roth IRA contracts regular contributions may not exceed $3,000 for either 2003 or 2004. Additional catch-up contributions of up to $500 can be made for the calendar year 2003 or 2004 where the owner is at least age 50 (and under age 701/2 for traditional IRAs) at any time during the calendar year for which the contribution is made.


(3) COMBINATION OF CERTAIN INVESTMENT OPTIONS

Interests in the EQ/Alliance International investment option (the "surviving option") will replace interests in the EQ/International Equity Index investment option (the "replaced option"), and this option will no longer be available. At the time of the replacement, all the assets that are in the replaced option are moved into the surviving option. After the replacement, any allocation elections to the replaced option will then be considered as allocation elections to the surviving option. The effective date for the replacement of EQ/International Equity Index investment option will be on or about May 2, 2003, subject to shareholder vote.


(4) INVESTMENT OPTIONS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain retail funds that are purchased directly rather than under a variable insurance product such as the EQUI-VEST(R) or EQUI-VEST(R) Express(SM) variable annuity. These funds may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.




-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                               Adviser
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk    o Pacific Investment Management Company LLC
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital                        o AIM Capital Management, Inc.
                                                                                       o Dresdner RCM Global Investors LLC
                                                                                       o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP INTERNA-      Seeks long-term growth of capital                        o Alliance Capital Management L.P., through
 TIONAL EQUITY                                                                           its Bernstein Investment Research and
                                                                                         Management Unit
                                                                                       o Bank of Ireland Asset Management
                                                                                         (U.S.) Limited
                                                                                       o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                        o Alliance Capital Management L.P., through
 CORE EQUITY                                                                             its Bernstein Investment Research and
                                                                                         Management Unit
                                                                                       o Janus Capital Management LLC
                                                                                       o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                        o Alliance Capital Management L.P.
 GROWTH                                                                                o Dresdner RCM Global Investors LLC
                                                                                       o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital                        o Alliance Capital Management L.P.
 VALUE                                                                                 o MFS Investment Management
                                                                                       o Institutional Capital Corporation
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                          Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID    Seeks long-term growth of capital  o Alliance Capital Management L.P.
 CAP GROWTH                                                     o Provident Investment Counsel, Inc.
                                                                o RS Investment Management, LP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID    Seeks long-term growth of capital  o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                      o Wellington Management Company, LLP
                                                                o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY   Seeks long-term growth of capital  o Alliance Capital Management L.P.
                                                                o Dresdner RCM Global Investors LLC
                                                                o Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective
--------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.
 INCOME
--------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with
 GOVERNMENT SECURITIES           relative stability of principal.
--------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       To achieve long-term growth of capital.
--------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with
                                 moderate risk to capital.
--------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.
 GROWTH
--------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           Seeks to achieve long-term growth of capital. Current
                                 income is incidental to the portfolio's objective.
--------------------------------------------------------------------------------------
EQ/BALANCED                      Seeks to achieve a high return through both appreciation
                                 of capital and current income.
--------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.
--------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.
 RESPONSIBLE
--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Adviser
--------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK              o Alliance Capital Management L.P.
                                 o MFS Investment Management
                                 o Marsico Capital Management, LLC
                                 o Provident Investment Counsel, Inc.
--------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           o Alliance Capital Management L.P.
 INCOME
--------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES
--------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH
                                 o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            o Alliance Capital Management L.P.
 GROWTH
--------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY           o Alliance Capital Management L.P.
--------------------------------------------------------------------------------------
EQ/BALANCED                      o Alliance Capital Management L.P.
                                 o Capital Guardian Trust Company
                                 o Mercury Advisors
                                 o Jennison Associates LLC
--------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   o Alliance Capital Management L.P.,
                                   through its Bernstein Investment Research
                                   and Management Unit
--------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              o Calvert Asset Management Company Inc.
 RESPONSIBLE                       and Brown Capital Management, Inc.
--------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective
---------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          To achieve long-term growth of capital.
 INTERNATIONAL
---------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          To achieve long-term growth of capital.
 RESEARCH
---------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.     To achieve long-term growth of capital.
 EQUITY
---------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.
---------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk level consis-
                             tent with that of the S&P 500 Index.
---------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.
---------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.
---------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.
---------------------------------------------------------------------------------------
EQ/HIGH YIELD                Seeks to achieve a high total return through a combina-
                             tion of current income and capital appreciation.
---------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY      Seeks to replicate as closely as possible (before deduction
 INDEX                       of Portfolio expenses) the total return of the MSCI EAFE
                             Index.
---------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent with mod-
                             erate risk of capital and maintenance of liquidity.
---------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.
---------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.
---------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.
---------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.
 EQUITY
---------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.
 COMPANIES
---------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary objec-
                             tive to seek reasonable current income.
---------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve
                             its assets and maintain liquidity.
---------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary
 VALUE                       objective.
---------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL      Seeks capital appreciation.
 EQUITY
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Adviser
---------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          o Capital Guardian Trust Company
 INTERNATIONAL
---------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          o Capital Guardian Trust Company
 RESEARCH
---------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.     o Capital Guardian Trust Company
 EQUITY
---------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   o Morgan Stanley Investment Management,
                               Inc.
---------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          o Alliance Capital Management L.P.
---------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           o Evergreen Investment Management
                               Company, LLC
---------------------------------------------------------------------------------------
EQ/FI MID CAP                o Fidelity Management & Research Company
---------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    o Fidelity Management & Research Company
---------------------------------------------------------------------------------------
EQ/HIGH YIELD                o Alliance Capital Management L.P.
---------------------------------------------------------------------------------------
                             o Pacific Investment Management Company
                               LLC (PIMCO)
---------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY      o Alliance Capital Management L.P.
 INDEX
---------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     o J.P. Morgan Investment Management Inc.
---------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    o Janus Capital Management LLC
---------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    o Lazard Asset Management, LLC
---------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             o Marsico Capital Management, LLC
---------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       o Mercury Advisors
 EQUITY
---------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       o MFS Investment Management
 COMPANIES
---------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       o MFS Investment Management
---------------------------------------------------------------------------------------
EQ/MONEY MARKET              o Alliance Capital Management L.P.
---------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    o Putnam Investment Management, LLC
 VALUE
---------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL      o Putnam Investment Management, LLC
 EQUITY
---------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name            Objective                                                 Adviser
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER        Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                         income that results from this growth.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX   Seeks to replicate as closely as possible (before the      o Alliance Capital Management L.P.
                         deduction of portfolio expenses) the total return of the
                         Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------




Other important information about the portfolios is included in the prospectus for each Trust attached at the end of this prospectus.


(5) THE TRUSTS' ANNUAL EXPENSES AND EXPENSE EXAMPLES

The following table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. The fees and expenses are expressed as an annual percentage of the portfolio's daily average net assets. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.



--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses      Lowest     Highest
for 2002 (expenses that are deducted from
portfolio assets including management           0.57%      3.77%
fees, 12b-1 fees, service fees, and/or other
expenses)*
--------------------------------------------------------------------------------



* Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisers Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the pro spectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust portfolio and each AXA VIP Trust portfolio pays is used to reduce the portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and high est figures would be as shown in the table below:




-------------------------------------------------------------------------------
 Total Annual Portfolio Operating Expenses for 2002      Lowest   Highest
 (expenses that are deducted from Lowest Highest         ------   -------
 portfolio assets including management 0.57% 1.85%        0.57%     1.85%
 fees, 12b-1 fees, service fees, and/or other
 expenses) after expense cap
-------------------------------------------------------------------------------
 Total Annual Portfolio Operating Expenses for 2002       0.43      1.82%
 (expenses that are deducted from portfolio assets
 including management fees, 12b-1 fees, service
 fees, and/or other 0.43% 1.82% expenses) after
 expense cap and after a portion of the brokerage
 commissions that the portfolio pays is used to
 reduce the portfolio's expenses.
-------------------------------------------------------------------------------

EQUI-VEST(R)


EXAMPLE

This example is intended to help you compare the cost of investing in the EQUI-VEST(R) contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.


The example below shows the expenses that a hypothetical contract owner (who has elected the optional ratcheted death benefit charge) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.71 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" in the prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:



          1 year       3 years        5 years        10 years
Lowest    $   813.04   $ 1,438.12     $ 2,089.41     $ 3,213.36
Highest   $ 1,131.69   $ 2,351.25     $ 3,539.74     $ 5,931.90



If you annuitize at the end of the applicable time period:



          1 year       3 years        5 years        10 years
Lowest    $ 642.45     $ 1,245.70     $ 1,874.24     $ 3,563.36
Highest   $ 978.23     $ 2,210.62     $ 3,411.61     $ 6,281.90



If you do not surrender your contract at the end of the applicable time period:




          1 year       3 years      5 years        10 years
Lowest    $ 292.45     $   895.70   $ 1,524.24     $ 3,213.36
Highest   $ 628.23     $ 1,860.62   $ 3,061.61     $ 5,931.90

EQUI-VEST(R) EXPRESS(SM)


EXAMPLE

This example is intended to help you compare the cost of investing in the EQUI-VEST(R) Express(SM) contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.69 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" in the prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The fixed maturity options are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:



          1 year       3 years        5 years        10 years
Lowest    $   920.76   $ 1,329.58     $ 1,746.65     $ 3,062.20
Highest   $ 1,235.38   $ 2,251.81     $ 3,249.39     $ 5,823.83



If you annuitize at the end of the applicable time period:



          1 year       3 years        5 years        10 years
Lowest    $ 626.69     $ 1,198.76     $ 1,796.65     $ 3,412.20
Highest   $ 962.47     $ 2,166.82     $ 3,344.23     $ 6,173.83



If you do not surrender your contract at the end of the applicable time period:




          1 year       3 years      5 years        10 years
Lowest    $ 276.69     $   848.76   $ 1,446.65     $ 3,062.20
Highest   $ 612.47     $ 1,816.82   $ 2,994.23     $ 5,823.83



(6) TRANSFERRING YOUR ACCOUNT VALUE

The discussion in the prospectus is amended by adding the following third bullet point under "Transferring your account value."

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


(7) PAYMENT OF DEATH BENEFIT

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. Subject to state availability, this feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" in this section of the prospectus. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The minimum death benefit or the ratcheted death benefit, if applicable under your contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" in the prospectus.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value.

o    No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The account value will not be reset to the death benefit amount.

o The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" in the prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section of the prospectus.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section of the prospectus.


(8) TAX INFORMATION

Beneficiary continuation option

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion of the beneficiary continuation option for NQ contracts in the prospectus. Among other things, the IRS rules that:

 o Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

 o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only o be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

 o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on o scheduled payments. See "Annuity payments" earlier in this section of the prospectus. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any future rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

Required Minimum Distributions

Distributions must be made according to rules contained in the Code and Treasury Regulations and the terms of the plan. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations apply beginning in January 2003. The 2002 final Regulations include Temporary Regulations applicable to annuity contracts used to fund plans. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have been suspended for 2003. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your plan administrator and tax adviser concerning applicability of these complex rules to your situation.



(9) EQUITABLE LIFE
We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $415.31 billion in assets as of December 31, 2002. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


(10) INVESTMENT PERFORMANCE
The tables below show the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The tables take into account all fees and charges under the contracts, including the withdrawal charges, the annual administrative charge and the optional enhanced death benefit charge, if applicable, but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state if applicable. The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated charge for the purpose of the tables of $0.669 per $1,000 for Equi-Vest Express and $0.671 per $1,000 for Equi-Vest.

The results shown under "length of option period" are based on the actual historical investment experience of the variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.

EQ Advisors Trust commenced operations on May 1, 1997. AXA Premier VIP Trust commenced operations on December 31, 2001.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

The performance information shown below and the performance information that we advertise reflect past performance and do not indicate how the variable investment options may perform in the future. Such information also does not represent the results earned by any particular investor. Your results will differ.

                                      TABLE
  AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002

EQUI-VEST(R) Express(SM):

-------------------------------------------------------------------------------------------
                                                           Length of option period
                                                   ----------------------------------------
                                                                            Since option
Variable Investment Options                         1  year      5 years      inception+*
-------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                              --           --           --
-------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                            --           --           --
-------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                   --           --           --
-------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                  --           --           --
-------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                       --           --           --
-------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                        --           --           --
-------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                   --           --           --
-------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                    --           --           --
-------------------------------------------------------------------------------------------
AXA Premier VIP Technology                             --           --           --
-------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                             (35.92)%     (13.22)%      6.74%
-------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                        (40.33)%     (5.47)%      10.54%
-------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                   (28.38)%      2.19%        8.31%
-------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities
***                                                  1.20%        4.98%        5.28%
-------------------------------------------------------------------------------------------
EQ/Alliance International ***                       (17.33)%     (5.95)%      (2.59)%
-------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                          (38.17)%        --        (21.35)%
-------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                         0.28%        5.01%        5.28%
-------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                        (37.27)%     (5.11)%      (2.16)%
-------------------------------------------------------------------------------------------
EQ/Alliance Technology                              (47.71)%        --        (37.09)%
-------------------------------------------------------------------------------------------
EQ/Balanced ***                                     (19.93)%      1.55%        7.31%
-------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                      (20.83)%        --        (6.54)%
-------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                     (33.52)%        --        (14.19)%
-------------------------------------------------------------------------------------------
EQ/Capital Guardian International                   (22.22)%        --        (12.16)%
-------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                        (31.75)%        --        (7.17)%
-------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                     (30.76)%        --        (8.65)%
-------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                          (13.16)%     (6.92)%      (10.30)%
-------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                             (29.51)%     (2.76)%       8.00%
-------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                  (31.11)%        --        (16.87)%
-------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                       (25.61)%        --        (17.04)%
-------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                           (21.88)%     (4.74)%      (2.22)%
-------------------------------------------------------------------------------------------
EQ/High Yield ***                                   (10.24)%     (5.75)%       2.46%
-------------------------------------------------------------------------------------------
EQ/International Equity Index                          --           --           --
-------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                               --           --           --
-------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           (37.35)%        --        (32.76)%
-------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                           (21.03)%        --         3.38%
-------------------------------------------------------------------------------------------
EQ/Marsico Focus                                    (18.76)%        --        (11.81)%
-------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                       (23.82)%      3.95%        5.20%
-------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                    (41.31)%     (5.49)%      (2.75)%
-------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                              (28.13)%        --        (12.54)%
-------------------------------------------------------------------------------------------
EQ/Money Market ***                                 (6.09)%       2.57%        5.24%
-------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                     (26.19)%     (3.78)%      (1.52)%
-------------------------------------------------------------------------------------------
EQ/Putnam International Equity                      (23.79)%      0.34%       (9.21)%
-------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                   (33.41)%     (5.73)%      (18.18)%
-------------------------------------------------------------------------------------------
EQ/Small Company Index                                 --           --           --
-------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
                                                        Length of portfolio period
                                               ----------------------------------------------------
                                                                                         Since
                                                                                        portfolio
 Variable investment options                      3 years        5 years     10 years  inception+**
---------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                              --           --           --        0.79%
---------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                            --           --           --       (27.07)%
---------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                   --           --           --       (27.99)%
---------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                  --           --           --       (29.64)%
---------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                       --           --           --       (38.23)%
---------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                        --           --           --       (26.96)%
---------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                   --           --           --       (44.13)%
---------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                    --           --           --       (32.38)%
---------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                             --           --           --       (49.51)%
---------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                             (26.22)%     (13.22)%     (0.22)%      6.74%
---------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                        (23.41)%     (5.47)%       6.69%       9.11%
---------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                   (8.26)%       2.19%          --        7.96%
---------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities
***                                                  6.04%        4.98%        5.03%       5.58%
---------------------------------------------------------------------------------------------------
EQ/Alliance International ***                       (22.35)%     (5.95)%         --       (1.80)%
---------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                          (28.29)%        --           --       (19.40)%
---------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                         6.57%        5.01%          --        5.01%
---------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                        (14.65)%     (5.11)%         --       (0.29)%
---------------------------------------------------------------------------------------------------
EQ/Alliance Technology                                 --           --           --       (35.32)%
---------------------------------------------------------------------------------------------------
EQ/Balanced ***                                     (8.33)%       1.55%        5.16%       7.31%
---------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                      (7.11)%         --           --       (0.02)%
---------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                     (18.30)%        --           --       (14.19)%
---------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                   (21.61)%        --           --       (9.20)%
---------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                        (10.66)%        --           --       (6.86)%
---------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                     (10.95)%        --           --       (7.94)%
---------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                          (22.08)%     (6.92)%         --       (10.30)%
---------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                             (18.03)%     (2.76)%         --        7.65%
---------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                  (20.93)%        --           --       (13.89)%
---------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                          --           --           --       (17.04)%
---------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                           (4.92)%      (4.74)%         --       (1.03)%
---------------------------------------------------------------------------------------------------
EQ/High Yield ***                                   (6.47)%      (5.75)%       4.27%       5.51%
---------------------------------------------------------------------------------------------------
EQ/International Equity Index                       (23.75)%        --           --       (6.72)%
---------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                             7.27%          --           --        5.68%
---------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                              --           --           --       (32.76)%
---------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                            3.89%          --           --        0.98%
---------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                       --           --           --       (4.57)%
---------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                       (3.14)%       3.95%          --        6.45%
---------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                    (33.41)%     (5.49)%         --       (1.23)%
---------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                              (15.95)%        --           --       (10.16)%
---------------------------------------------------------------------------------------------------
EQ/Money Market ***                                  1.09%        2.57%        3.23%       5.24%
---------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                     (9.71)%      (3.78)%         --       (0.61)%
---------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                      (20.06)%      0.34%          --        1.88%
---------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                   (26.44)%     (5.73)%         --       (1.43)%
---------------------------------------------------------------------------------------------------
EQ/Small Company Index                              (10.74)%        --           --       (3.27)%
---------------------------------------------------------------------------------------------------



 + Unannualized if time since inception is less than one year

 * The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Growth and Income, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/FI Small/

     Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (10/ 22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

** The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Growth and Income (10/1/93); EQ/High Yield (1/2/87); EQ/Alliance International (4/3/95); EQ/Money Market (7/13/81); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Health Care, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** The inception dates for the portfolios footnoted are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

--------------------------------------------------------------------------------------------
                                                   TABLE
               AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2002
--------------------------------------------------------------------------------------------
EQUI-VEST(R):
                                                            Length of option period
                                                    ----------------------------------------
                                                                             Since option
 Variable investment options                         1 year     5 years      inception+*
--------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                              --           --           --
--------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                            --           --           --
--------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                   --           --           --
--------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                  --           --           --
--------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                       --           --           --
--------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                        --           --           --
--------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                   --           --           --
--------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                    --           --           --
--------------------------------------------------------------------------------------------
AXA Premier VIP Technology                             --           --           --
--------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                             (35.00)%     (14.47)%      6.31%
--------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                        (39.40)%     (6.48)%      10.12%
--------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                   (27.49)%      1.36%        7.90%
--------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities
***                                                  1.96%        4.14%        4.85%
--------------------------------------------------------------------------------------------
EQ/Alliance International ***                       (16.49)%     (6.97)%      (2.98)%
--------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                          (37.25)%        --        (22.50)%
--------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                         1.04%        4.17%        4.85%
--------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                        (36.34)%     (6.12)%      (3.23)%
--------------------------------------------------------------------------------------------
EQ/Alliance Technology                              (46.74)%        --        (37.87)%
--------------------------------------------------------------------------------------------
EQ/Balanced ***                                     (19.07)%      0.67%        6.88%
--------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                      (19.96)%        --        (7.47)%
--------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                     (32.61)%        --        (15.32)%
--------------------------------------------------------------------------------------------
EQ/Capital Guardian International                   (21.35)%        --        (13.28)%
--------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                        (30.85)%        --        (8.10)%
--------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                     (29.86)%        --        (9.61)%
--------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                          (12.35)%     (7.97)%      (11.70)%
--------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                             (28.61)%     (3.70)%       7.58%
--------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                  (30.21)%        --        (17.93)%
--------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                       (24.73)%        --        (17.73)%
--------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                           (21.02)%     (5.73)%      (3.29)%
--------------------------------------------------------------------------------------------
EQ/High Yield ***                                   (9.43)%      (6.75)%       2.05%
--------------------------------------------------------------------------------------------
EQ/International Equity Index                          --           --           --
--------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                               --           --           --
--------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                           (36.42)%        --        (33.51)%
--------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                           (20.19)%        --         2.45%
--------------------------------------------------------------------------------------------
EQ/Marsico Focus                                    (17.92)%        --        (11.92)%
--------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                       (22.94)%      3.11%        4.29%
--------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                    (40.37)%     (6.50)%      (3.84)%
--------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                              (27.25)%        --        (13.54)%
--------------------------------------------------------------------------------------------
EQ/Money Market ***                                 (5.29)%       1.71%        4.81%
--------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                     (25.31)%     (4.75)%      (2.59)%
--------------------------------------------------------------------------------------------
EQ/Putnam International Equity                      (22.93)%     (0.56)%      (10.31)%
--------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                   (32.51)%     (6.75)%      (19.30)%
--------------------------------------------------------------------------------------------
EQ/Small Company Index                                 --           --           --
--------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------
                                                               Length of portfolio period
                                                   ----------------------------------------------------
                                                                                             Since
                                                                                            portfolio
 Variable investment options                       3 years     5 years         10 years    inception+**
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                              --           --           --        1.56%
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                            --           --           --       (26.20)%
-------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                   --           --           --       (27.11)%
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                  --           --           --       (28.74)%
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                       --           --           --       (37.31)%
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                        --           --           --       (26.09)%
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                   --           --           --       (43.18)%
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value                    --           --           --       (31.48)%
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                             --           --           --       (48.54)%
-------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock ***                             (26.92)%     (14.47)%     (0.62)%      6.31%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock ***                        (24.09)%     (6.48)%       6.28%       8.66%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income ***                   (8.89)%       1.36%          --        7.54%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities
***                                                  5.42%        4.14%        4.60%       5.15%
-------------------------------------------------------------------------------------------------------
EQ/Alliance International ***                       (23.03)%     (6.97)%         --       (2.19)%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                          (29.01)%        --           --       (20.50)%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond ***                         5.95%        4.17%          --        4.58%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                        (15.29)%     (6.12)%         --       (1.32)%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                                 --           --           --       (36.10)%
-------------------------------------------------------------------------------------------------------
EQ/Balanced ***                                     (8.97)%       0.67%        4.73%       6.88%
-------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                      (7.74)%         --           --       (0.92)%
-------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                     (18.96)%        --           --       (15.32)%
-------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                   (22.28)%        --           --       (10.13)%
-------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                        (11.30)%        --           --       (7.76)%
-------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                     (11.58)%        --           --       (8.85)%
-------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                          (22.76)%     (7.97)%         --       (11.70)%
-------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index ***                             (18.68)%     (3.70)%         --        7.22%
-------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                  (21.60)%        --           --       (14.86)%
-------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                          --           --           --       (17.73)%
-------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                           (5.55)%      (5.73)%         --       (2.07)%
-------------------------------------------------------------------------------------------------------
EQ/High Yield ***                                   (7.09)%      (6.75)%       3.85%       5.08%
-------------------------------------------------------------------------------------------------------
EQ/International Equity Index                       (24.44)%        --           --       (7.76)%
-------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                             6.64%          --           --        4.85%
-------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                              --           --           --       (33.51)%
-------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                            3.27%          --           --        0.09%
-------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                                       --           --           --       (4.72)%
-------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                       (3.76)%       3.11%          --        5.57%
-------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                    (34.19)%     (6.50)%         --       (2.28)%
-------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                              (16.60)%        --           --       (11.07)%
-------------------------------------------------------------------------------------------------------
EQ/Money Market ***                                  0.47%        1.71%        2.81%       4.81%
-------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                     (10.34)%     (4.75)%         --       (1.64)%
-------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                      (20.73)%     (0.56)%         --        0.91%
-------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                   (27.14)%     (6.75)%         --       (2.38)%
-------------------------------------------------------------------------------------------------------
EQ/Small Company Index                              (11.39)%        --           --       (4.24)%
-------------------------------------------------------------------------------------------------------



  +  Unannualized if time since inception is less than one year

  * The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Growth and Income, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/FI Small/

     Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (10/ 22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

** The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Growth and Income (10/1/93); EQ/ High Yield (1/2/87); EQ/Alliance International (4/3/95); EQ/Money Market (7/13/81); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/ 99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth and EQ/FI Mid Cap (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Health Care, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2001.

*** The inception dates for the footnoted portfolios are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

(11) CONDENSED FINANCIAL INFORMATION







EQUI-VEST(R) Contracts

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2002 are for contracts offered under Separate Account A with the same asset based charge of 1.20%

--------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                               ---------------------------------------------------------------
                                                       1998         1999       2000          2001      2002
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --          --          --     $ 106.88
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --          --          --           83
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --          --          --     $  79.09
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --          --          --           17
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --          --          --     $  78.18
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --          --          --           17
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --          --          --     $  76.54
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --          --          --           21
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --          --          --     $  67.96
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --          --          --           32
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --          --          --     $  79.20
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --          --          --           32
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --          --          --     $  62.08
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --          --          --           43
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --          --          --     $  73.80
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --          --          --           36
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --          --          --     $  56.71
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --          --          --            9
--------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
--------------------------------------------------------------------------------------------------------------
  Unit value                                      $  90.25     $ 105.70    $  90.50    $  66.90     $  47.01
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           17          71         100           95
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------
  Unit value                                      $ 102.87     $ 126.92    $ 107.54    $  94.83     $  62.46
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          105         702         944          905
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------
  Unit value                                      $ 102.73     $ 120.14    $ 129.01    $ 125.48     $  97.62
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           37         262         526          600
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------
  Unit value                                      $ 103.32     $ 101.97    $ 109.71    $ 116.93     $ 125.45
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --            1          16         112          193
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------
  Unit value                                      $  93.00     $ 126.30    $  95.90    $  72.66     $  64.53
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --            3          36          45          272
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                            --     $ 116.42    $  93.88    $  70.52     $  47.97
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           36         350         438          383
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                      $ 103.62     $ 100.07    $ 110.03    $ 117.42     $ 124.90
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --            4          27         112          158
--------------------------------------------------------------------------------------------------------------

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2002 are for contracts offered under Separate Account A with the same asset based charge of 1.20% (continued)

-----------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                   --------------------------------------------------------------------
                                                       1998         1999       2000             2001          2002
-----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  86.94     $ 109.62     $ 123.09           $ 105.51    $  72.72
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --            2           98                166         206
-----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                             --           --     $  66.17           $  49.39    $  28.90
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --          128                196         191
-----------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                       $ 102.39     $ 118.86     $ 115.59           $ 111.79    $  96.39
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           11          101                287         488
-----------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                             --           --           --           $  94.71    $  80.81
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --           --                 71         173
-----------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                             --     $ 107.64     $ 103.26           $  87.02    $  63.23
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --           --                 --           3
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                             --           --           --                 --    $  67.97
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --           --                 --          12
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                             --     $ 106.84     $ 111.80           $ 108.22    $  80.55
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --            1            9                 31         130
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                             --     $ 101.69     $ 104.08           $ 100.76    $  75.99
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --            1           11                 21          63
-----------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  81.49     $ 157.61     $  93.36           $  87.48    $  81.32
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --            5           42                 44          54
-----------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                       $ 103.69     $ 123.02     $ 109.63           $  95.13    $  72.94
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           50          258                367         451
-----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                             --     $ 106.63     $  93.02           $  76.26    $  57.25
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --            3                 10          16
-----------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                             --           --     $ 100.02           $  85.57    $  68.93
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --            9                106         195
-----------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  82.88     $  83.36     $  86.60           $  88.97    $  74.98
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --            1           14                126         261
-----------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  89.20     $  84.97     $  76.49           $  76.09    $  72.96
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --            5           28                 49          69
-----------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                             --           --           --                 --    $  80.76
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --           --                 --           5
-----------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                             --           --           --                 --    $ 107.19
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --           --                 --          45
-----------------------------------------------------------------------------------------------------------------------

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2002 are for contracts offered under Separate Account A with the same asset based charge of 1.20% (continued)

---------------------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                                     ----------------------------------------------------------
                                                       1998         1999        2000        2001        2002
---------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
---------------------------------------------------------------------------------------------------------------
  Unit value                                               --           --    $  83.99    $  63.92    $  44.01
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --          12         119         162
---------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
---------------------------------------------------------------------------------------------------------------
  Unit value                                               --           --          --          --    $ 112.91
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --          --          --          27
---------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
---------------------------------------------------------------------------------------------------------------
  Unit value                                               --           --          --    $ 105.94    $  92.57
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --          --          --          47
---------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
---------------------------------------------------------------------------------------------------------------
  Unit value                                         $  97.91     $ 115.06    $ 127.11    $ 132.52    $ 109.12
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --            7          41         119         183
---------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
---------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 103.53     $ 177.65    $ 142.46    $  92.82    $  60.23
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           36         288         316         265
---------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
---------------------------------------------------------------------------------------------------------------
  Unit value                                               --     $ 104.53    $ 102.57    $  85.14    $  66.44
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --            2          17          21          26
---------------------------------------------------------------------------------------------------------------
 EQ/Money Market
---------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 101.68     $ 105.21    $ 110.19    $ 112.74    $ 112.77
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           17          57         125         107
---------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
---------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 100.60     $  98.04    $ 103.43    $  95.23    $  76.16
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --            3          17          32          35
---------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
---------------------------------------------------------------------------------------------------------------
  Unit value                                               --           --          --          --    $  75.88
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --          --          --          74
---------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
---------------------------------------------------------------------------------------------------------------
  Unit value                                               --           --          --          --    $  54.11
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --          --          --           5
---------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------------------------------------
  Unit value                                               --           --          --          --    $  81.65
---------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --          --          --          18
---------------------------------------------------------------------------------------------------------------

                                                                              19

EQUI-VEST(R) Express(SM) Contracts

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2002 are for contracts offered under Separate Account A with the same asset based charge of 0.95%


---------------------------------------------------------------------------------------------------
                                                          For the years ending December 31,
                                               ----------------------------------------------------
                                                   1999        2000        2001         2002
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
---------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $ 107.15
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           64
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
---------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  79.29
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           10
---------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
---------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  78.38
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           24
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
---------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  76.73
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           11
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
---------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  68.14
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           33
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
---------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  79.40
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           21
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
---------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  62.24
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           43
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
---------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  73.99
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --           32
---------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
---------------------------------------------------------------------------------------------------
  Unit value                                           --          --          --     $  56.86
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --          --            4
---------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
---------------------------------------------------------------------------------------------------
  Unit value                                     $ 112.33    $  96.42    $  71.46     $  50.34
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   3          28          33           30
---------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
---------------------------------------------------------------------------------------------------
  Unit value                                     $ 111.02    $  94.30    $  83.37     $  55.05
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  25         296         387          365
---------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
---------------------------------------------------------------------------------------------------
  Unit value                                     $ 103.87    $ 111.81    $ 109.04     $  85.04
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  14         145         300          316
---------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
---------------------------------------------------------------------------------------------------
  Unit value                                     $ 100.40    $ 108.29    $ 115.71     $ 124.46
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   3          10          68          145
---------------------------------------------------------------------------------------------------
 EQ/Alliance International
---------------------------------------------------------------------------------------------------
  Unit value                                     $ 126.71    $  96.46    $  73.27     $  65.24
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1          33          48          189
---------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
---------------------------------------------------------------------------------------------------
  Unit value                                     $ 116.53    $  94.20    $  70.94     $  48.38
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  21         242         305          265
---------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
---------------------------------------------------------------------------------------------------
  Unit value                                     $  99.28    $ 109.43    $ 117.07     $ 124.85
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   4          26         113          132
---------------------------------------------------------------------------------------------------

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2002 are for contracts offered under Separate Account A with the same asset based charge of 0.95% (continued)

---------------------------------------------------------------------------------------------
                                                For the years ending December 31,
                                        -----------------------------------------------------
                                          1999         2000         2001         2002
---------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                              $ 130.79     $ 147.23     $ 126.52    $  87.42
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1           63          129         150
---------------------------------------------------------------------------------------------
 EQ/Alliance Technology
---------------------------------------------------------------------------------------------
  Unit value                                    --     $  66.29     $  49.61    $  29.10
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           92          168         166
---------------------------------------------------------------------------------------------
 EQ/Balanced
---------------------------------------------------------------------------------------------
  Unit value                              $ 108.71     $ 105.98     $ 102.76    $  88.83
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            2           34          136         231
---------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
---------------------------------------------------------------------------------------------
  Unit value                                    --           --     $ 101.04    $  86.43
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           45          98
---------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------------------
  Unit value                                    --           --           --    $  81.77
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           1
---------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
---------------------------------------------------------------------------------------------
  Unit value                                    --           --           --    $  84.22
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           5
---------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------------------
  Unit value                              $ 106.94     $ 112.19     $ 108.87    $  81.24
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            4            9          59
---------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
---------------------------------------------------------------------------------------------
  Unit value                              $ 101.79     $ 104.44     $ 101.37    $  76.64
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            3            9          31
---------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
---------------------------------------------------------------------------------------------
  Unit value                              $ 147.71     $  87.72     $  82.40    $  76.80
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1           28           35          39
---------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
---------------------------------------------------------------------------------------------
  Unit value                              $ 106.17     $  94.85     $  82.52    $  63.43
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            9           78          139         183
---------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------------------
  Unit value                              $ 106.73     $  93.34     $  76.72    $  57.74
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1            3           6
---------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
---------------------------------------------------------------------------------------------
  Unit value                                    --     $ 100.11     $  85.86    $  69.34
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            7           77         119
---------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
---------------------------------------------------------------------------------------------
  Unit value                              $ 106.09     $ 110.49     $ 113.81    $  96.15
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1           13          105         163
---------------------------------------------------------------------------------------------
 EQ/High Yield
---------------------------------------------------------------------------------------------
  Unit value                              $  99.34     $  89.64     $  89.40    $  85.94
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            4           23           51          66
---------------------------------------------------------------------------------------------
 EQ/International Equity Index
---------------------------------------------------------------------------------------------
  Unit value                                    --           --           --    $  80.98
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           4
---------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
---------------------------------------------------------------------------------------------
  Unit value                                    --           --           --    $ 107.49
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --          35
---------------------------------------------------------------------------------------------

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2002 are for contracts offered under Separate Account A with the same asset based charge of 0.95% (continued)


---------------------------------------------------------------------------------------------
                                               For the years ending December 31,
---------------------------------------------------------------------------------------------
                                           1999        2000        2001        2002
---------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
---------------------------------------------------------------------------------------------
  Unit value                                   --    $  84.05    $  64.14    $  44.27
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          12          82         108
---------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
---------------------------------------------------------------------------------------------
  Unit value                                   --          --          --    $  89.87
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --          24
---------------------------------------------------------------------------------------------
 EQ/Marsico Focus
---------------------------------------------------------------------------------------------
  Unit value                                   --          --    $ 106.00    $  92.86
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --           1          33
---------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
---------------------------------------------------------------------------------------------
  Unit value                             $  97.22    $ 107.68    $ 112.55    $  92.90
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           5          31          88         131
---------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
---------------------------------------------------------------------------------------------
  Unit value                             $ 157.69    $ 126.78    $  82.81    $  53.87
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          17         181         204         169
---------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
---------------------------------------------------------------------------------------------
  Unit value                             $ 104.63    $ 102.92    $  85.65    $  67.01
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1          12          17          19
---------------------------------------------------------------------------------------------
 EQ/Money Market
---------------------------------------------------------------------------------------------
  Unit value                             $ 101.49    $ 106.56    $ 109.30    $ 109.60
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          43         139         270         279
---------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
---------------------------------------------------------------------------------------------
  Unit value                             $  92.44    $  97.78    $  90.25    $  72.36
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --           6          13          16
---------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
---------------------------------------------------------------------------------------------
  Unit value                                   --          --          --    $  76.53
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --          97
---------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
---------------------------------------------------------------------------------------------
  Unit value                                   --          --          --    $  54.57
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --           4
---------------------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------------------
  Unit value                                   --          --          --    $  81.88
---------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --           9
---------------------------------------------------------------------------------------------

Appendix



--------------------------------------------------------------------------------

Dates of previous Prospectuses and Supplements:


----------------------------------------------------------------------------------------------------------------------------------
 Product Name               Prospectus Dates         Supplement Dates
----------------------------------------------------------------------------------------------------------------------------------
o EQUI-VEST(R) Express(SM) 5/1/00; 5/1/01; 5/1/02   6/23/00; 9/1/00; 1/5/01; 2/9/01; 8/3/01; 9/1/01; 1/14/02; 7/15/02;
                                                    8/20/02; 1/6/03; 3/6/03
o EQUI-VEST(R)             5/1/00; 5/1/01; 5/1/02   6/23/00; 9/1/00; 1/5/01; 2/9/01; 8/3/01; 9/1/01; 1/14/02; 7/15/02;
                                                    8/20/02; 1/6/03; 3/6/03
----------------------------------------------------------------------------------------------------------------------------------

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Unit Values                                                                 2
Calculation of Annuity Payments                                             2

The Reorganization                                                          2
Custodian and Independent Accountants                                       3
EQ/Money Market Option Yield Information                                    3
Other Yield Information                                                     3
Distribution of the Contracts                                               4
Financial Statements                                                        4



How to Obtain an EQUI-VEST(R) Statement of Additional Information for Separate
 Account A

Call 1-800-628-6673 or send this request form to:
 EQUI-VEST(R)
 Processing Office
 The Equitable Life
 P.O. Box 2996
 New York, NY 10116-2996




Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2003.



Check one:
EQUI-VEST(R) Express(SM)
EQUI-VEST(R) combination variable and fixed deferred annuity
--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City            State    Zip







888-1297 (5/03)

EQUI-VEST(R)
Employer-Sponsored Retirement Programs
TSA ADVANTAGE(SM)


SUPPLEMENT DATED MAY 1, 2003
TO THE PROSPECTUS DATED MAY 1, 2003

--------------------------------------------------------------------------------


This supplement adds and modifies certain information contained in the prospectus dated May 1, 2003 for the EQUI-VEST(R) deferred variable annuity contract issued by The Equitable Life Assurance Society of the United States.


We offer the series 600 TSA Advantage(SM) contract to fund all Section 403(b) plans sponsored by Section 501(c)(3) tax-exempt organizations, except those plans sponsored by primary or secondary schools. It is also available to post-secondary public educational institutions described in Section 403(b)(1)(A)(ii) of the Internal Revenue Code with more than 500 employees eligible to participate. For plans sponsored by a hospital or other health care organization qualified or intended to qualify under Section 501(c)(3) of the Internal Revenue Code, the TSA Advantage(SM) contract will be available only when the employer makes contributions to the 403(b) plan (whether on a matching or non-elective contribution basis) or makes a contribution to a plan qualified under 401(a) of the Internal Revenue Code, matching employee elective deferrals in the 403(b) plan. Under the TSA Advantage(SM) contract, contributions including rollover contributions and direct transfer contributions from existing
Section 403(b) plans (programs or arrangements), may be accepted only if the contributions are fully vested under the existing TSA plan. The TSA Advantage(SM) contract may not currently be available in your state. Your financial professional can provide information about state availability.

Currently, no new units will be permitted to enroll in the TSA Advantage (Series
600) product. New participants, however, can be enrolled into existing TSA Advantage units.

For Section 403(b) plans offered for hospital and health care facility employees, non-salary reduction (employer contributions) must be made. TSA Advantage(SM) is available only to employees of employers that currently have, or within the first contract year are expected to have, at least 50 participants. Employees in Section 403(b) plans that do not meet these requirements are only eligible for TSA series 100 and 200 contracts. Subject to a written agreement between Equitable Life and an employer sponsoring a 403(b) plan that uses an EQUI-VEST(R) TSA Advantage(SM) contract as a funding vehicle for plan assets, Equitable Life may reimburse that employer for certain expenses associated with that employer's plan, for example recordkeeping or other administrative services. Any such reimbursement will not exceed ten dollars for each EQUI-VEST(R) TSA Advantage(SM) contract issued to a participant of that employer's 403(b) plan.

--------------------------------------------------------------------------------
A participant is an individual who participates in an employer's plan funded by an EQUI-VEST(R) contract. The participant is also the annuitant who is the measuring life for determining annuity benefits.
--------------------------------------------------------------------------------

We may at some future time, under certain circumstances and subject to applicable law, allow a current owner of a series 100 or series 200 TSA contract to exchange it for a TSA Advantage(SM) contract. An exchange for a TSA Advantage(SM) contract may or may not be advantageous to you, based on all the circumstances, including a comparison of contractual terms and conditions and charges and deductions. We will provide additional information upon request at such time as exchanges may be permitted.

                        ------------------------------

See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We offer the EQUI-VEST(R) TSA Advantage(SM) contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to the EQUI-VEST(R) series 100 and 200 TSA contracts, except for certain material differences. Terms we use in this supplement have the same meaning as in the prospectus, unless we indicate otherwise.

Material differences between TSA Advantage(SM) and the provisions of the EQUI-VEST(R) TSA series 100 and 200 contracts described in the Prospectus include the information, above as well as the following:

Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information," in the Prospectus).


                                                                          X00492

--------------------------------------------------------------------------------
The following is added to "EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features" in "Fees and charges" in the Prospectus:

Fees and charges under series 600   o Daily charge on amounts invested in
                                      variable investment options for mortality
                                      and expense risks and other expenses at a
                                      current annual rate of 1.20% currently (2%
                                      maximum).

                                    o Annual administrative charge: $30
                                      currently or 2% of the account value, if less ($65 maximum).

                                    o Charge for third-party transfer (such as
                                      in the case of a direct rollover to a
                                      traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company): none currently ($65 maximum).

                                    o No sales charge deducted at the time you
                                      make contributions.

                                    o Withdrawal charge: We deduct a charge
                                      equal to 6% of the amount withdrawn or the defaulted loan amount in the first six contract years. The total of all withdrawal charges may not exceed 8% of all contributions made in the first six contract years. Under certain circumstances, the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this supplement.

                                    o We deduct a charge designed to
                                      approximate certain taxes that may be
                                      imposed on us, such as premium taxes in
                                      your state. The charge is generally
                                      deducted from the amount applied to an
                                      annuity payout option.

                                    o We deduct a $350 annuity administrative
                                      fee from amounts applied to a variable
                                      annuity payout option.

                                    o Annual expenses of the Trusts'
                                      portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually, 12b-1 fees of 0.25% annually, and other expenses.

2

Fee table
--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Series 600 TSA Advantage contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

EQUI-VEST(R) SERIES 600 CONTRACTS




Charges we deduct from your account value at the time you request certain transactions
Maximum withdrawal charge as a percentage of the amount withdrawn (deducted if
you surrender your contract or make certain withdrawals)(1)                              6%

Charge if you elect a Variable Immediate Annuity payout option                           $350

Charge for third-party transfer or exchange                                              $65 maximum per occurrence; currently, none

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.



Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets

                                           Maximum     Current
                                           ----        ----
Mortality and expense risk(2)              1.75%       0.95%
Other expenses                             0.25%       0.25%
                                           ----        ----
Total Separate Account A annual expenses   2.00        1.20%



Charges we deduct from your account value on each contract date anniversary
Annual administrative charge                                                 $65 maximum (currently $30) or 2% of your account
                                                                             value, if less



You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.



Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted       Lowest     Highest
from portfolio assets including management fees, 12b-1 fees, service fees, and/or    ------     ------
other expenses)(3)                                                                   0.57%      3.77%


Notes:

(1) Important exceptions and limitations may eliminate or reduce this charge.

(2) A portion of this charge is for providing the death benefit.

(3) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust portfolio and each AXA VIP Trust portfolio pays is used to reduce the portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:


                                                                     Fee table 3

   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   portfolio assets including management          Lowest     Highest
   fees, 12b-1 fees, service fees, and/or         0.57%      1.85%
   other expenses) after expense cap
   Total Annual Portfolio Operating
   Expenses for 2002 (expenses that are
   deducted from portfolio assets including
   management fees, service fees, and/or
   other expenses) after expense cap and          0.43%      1.82%
   after a portion of the brokerage
   commissions that the portfolio pays is
   used to reduce the portfolio's expenses


EXAMPLE: EQUI-VEST SERIES 600 CONTRACTS
This example is intended to help you compare the cost of investing in the Series 600 TSA Advantage contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underly ing Trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of this example of $6.84 per $10,000.

We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" below in this Supplement. The Series 600 Con tracts were first offered in July 1998. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the third party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) may apply as a result of a with drawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:


                                             1 year       3 years        5 years        10 years
Lowest                                       $   828.90   $ 1,426.18     $ 2,050.41     $ 3,063.69
Highest                                      $ 1,146.54   $ 2,339.19     $ 3,505.14     $ 5,824.86


If you annuitize at the end of the applicable time period:



                                             1 year       3 years        5 years        10 years
Lowest                                       $ 626.85     $ 1,199.21     $ 1,797.41     $ 3,413.69
Highest                                      $ 962.62     $ 2,167.23     $ 3,344.87     $ 6,174.86


If you do not surrender your contract at the end of the applicable time period:



                                             1 year       3 years      5 years        10 years
Lowest                                       $ 276.85     $   849.21   $ 1,447.41     $ 3,063.69
Highest                                      $ 612.62     $ 1,817.23   $ 2,994.87     $ 5,824.86



CONDENSED FINANCIAL INFORMATION

Please see the Appendix at the end of this Supplement for unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2002.


4 Fee table

THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS" IN "CHARGES AND EXPENSES" IN THE
PROSPECTUS:


Charges and expenses
--------------------------------------------------------------------------------

CHARGES UNDER SERIES 600 CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to a current annual rate of 0.95% (1.75% maximum) of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of the net assets in each variable investment option.

MAXIMUM TOTAL CHARGES. The total annual rate for the above charges is currently 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last day of the contract year is less than $25,000 for TSA Advantage(SM) contracts. If your account value on such date is $25,000 or more for TSA Advantage contracts, we do not deduct the charge. The current charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during that contract year.

We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Also, we may reduce or eliminate the administrative charge when a TSA Advantage(SM) contract is used by an employer and administrative services are performed by us at a modified or minimum level. Any reduction or waiver we make will not be unfairly discriminatory.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If these amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.


We currently waive the annual administration charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

There currently is no third-party transfer (such as in the case of direct rollover to a traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company) charge for series 600 contracts. We reserve the right to impose this charge in the future, but it may not exceed a maximum of $65 per occurrence, subject to any law that applies.

WITHDRAWAL CHARGE FOR SERIES 600 CONTRACTS

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you terminate your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest

                                                         Charges and expenses  5
option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options with the earliest maturity date(s) first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. The amount of the withdrawal charge we deduct is equal to 6% of the amount withdrawn or the defaulted loan amount during the first six contract years. In the case of a surrender, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, or (ii) the free withdrawal amount plus 94% of the remaining account value.

Also, the total of all withdrawal charges assessed will not exceed 8% of all contributions made in the first six contract years.



10% FREE WITHDRAWAL AMOUNT. Each contract year, you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

EXCEPTIONS TO THE WITHDRAWAL CHARGE. A withdrawal charge will not apply upon any of the events listed below:

o The annuitant retires under the terms of the TSA plan, or separates from service;

o The annuitant reaches age 591/2 and completes at least five contract years;

o The annuitant dies and a death benefit is payable to the beneficiary;

o We receive a properly completed election form providing for the account value to be used to buy a life annuity;

o The annuitant reaches age 55 and completes at least five contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity. The period certain annuity must extend beyond the annuitant's age 591/2 and must not permit any prepayment of the unpaid principal before the annuitant reaches age 591/2;

o The annuitant completes at least three contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity of at least 10 years which does not permit any prepayment of the unpaid principal;

o A request is made for a refund of an excess contribution within one month of the date on which the contribution is made;

o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

o We receive proof satisfactory to us that the annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

o The annuitant has been confined to a nursing home for more than 90 days (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
  Guam) and meets all of the following:

  -- its main function is to provide skilled, intermediate, or custodial nursing care;

  -- it provides continuous room and board to three or more persons;

  -- it is supervised by a registered nurse or licensed practical nurse;

  -- it keeps daily medical records of each patient;

  -- it controls and records all medications dispensed; and

  -- its primary service is other than to provide housing for residents.

o The annuitant elects a withdrawal that qualifies as a hardship withdrawal under the federal income tax rules.

6  Charges and expenses

Appendix I: Condensed financial information
--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charges of 1.20%.



SERIES 600 CONTRACTS
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING
OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.

                                                       For the years ending December 31,
                                             1998         1999        2000        2001         2002
 AXA Premier VIP Core Bond
  Unit value                                    --           --          --          --     $ 106.88
  Number of units outstanding (000's)           --           --          --          --           83

 AXA Premier VIP Health Care
  Unit value                                    --           --          --          --     $  79.09
  Number of units outstanding (000's)           --           --          --          --           17

 AXA Premier VIP International Equity
  Unit value                                    --           --          --          --     $  78.18
  Number of units outstanding (000's)           --           --          --          --           17

 AXA Premier VIP Large Cap Core Equity
  Unit value                                    --           --          --          --     $  76.54
  Number of units outstanding (000's)           --           --          --          --           21

 AXA Premier VIP Large Cap Growth
  Unit value                                    --           --          --          --     $  67.96
  Number of units outstanding (000's)           --           --          --          --           32

 AXA Premier VIP Large Cap Value
  Unit value                                    --           --          --          --     $  79.20
  Number of units outstanding (000's)           --           --          --          --           32

 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                    --           --          --          --     $  62.08
  Number of units outstanding (000's)           --           --          --          --           43

 AXA Premier VIP Small/Mid Cap Value
  Unit value                                    --           --          --          --     $  73.80
  Number of units outstanding (000's)           --           --          --          --           36

 AXA Premier VIP Technology
  Unit value                                    --           --          --          --     $  56.71
  Number of units outstanding (000's)           --           --          --          --            9

 EQ/Aggressive Stock
  Unit value                              $  90.25     $ 105.70    $  90.50    $  66.90     $  47.01
  Number of units outstanding (000's)           --           17          71         100           95

 EQ/Alliance Common Stock
  Unit value                              $ 102.87     $ 126.92    $ 107.54    $  94.83     $  62.46
  Number of units outstanding (000's)           --          105         702         944          905

 EQ/Alliance Growth and Income
  Unit value                              $ 102.73     $ 120.14    $ 129.01    $ 125.48     $  97.62
  Number of units outstanding (000's)           --           37         262         526          600

 EQ/Alliance Intermediate Government Securities
  Unit value                              $ 103.32     $ 101.97    $ 109.71    $ 116.93     $ 125.45
  Number of units outstanding (000's)           --            1          16         112          193


                                 Appendix I: Condensed financial information 1-1


SERIES 600 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING
OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.

                                                     For the years ending December 31,
                                            1998         1999        2000        2001        2002
 EQ/Alliance International
  Unit value                             $  93.00     $ 126.30    $  95.90    $  72.66    $  64.53
  Number of units outstanding (000's)          --            3          36          45         272

 EQ/Alliance Premier Growth
  Unit value                                   --     $ 116.42    $  93.88    $  70.52    $  47.97
  Number of units outstanding (000's)          --           36         350         438         383

 EQ/Alliance Quality Bond
  Unit value                             $ 103.62     $ 100.07    $ 110.03    $ 117.42    $ 124.90
  Number of units outstanding (000's)          --            4          27         112         158

 EQ/Alliance Small Cap Growth
  Unit value                             $  86.94     $ 109.62    $ 123.09    $ 105.51    $  72.72
  Number of units outstanding (000's)          --            2          98         166         206

 EQ/Alliance Technology
  Unit value                                   --           --    $  66.17    $  49.39    $  28.90
  Number of units outstanding (000's)          --           --         128         196         191

 EQ/Balanced
  Unit value                             $ 102.39     $ 118.86    $ 115.59    $ 111.79    $  96.39
  Number of units outstanding (000's)          --           11         101         287         488

 EQ/Bernstein Diversified Value
  Unit value                                   --           --          --    $  94.71    $  80.81
  Number of units outstanding (000's)          --           --          --          71         173

 EQ/Calvert Socially Responsible
  Unit value                                   --     $ 107.64    $ 103.26    $  87.02    $  63.23
  Number of units outstanding (000's)          --           --          --          --           3

 EQ/Capital Guardian International
  Unit value                                   --           --          --          --    $  67.97
  Number of units outstanding (000's)          --           --          --          --          12

 EQ/Capital Guardian Research
  Unit value                                   --     $ 106.84    $ 111.80    $ 108.22    $  80.55
  Number of units outstanding (000's)          --            1           9          31         130

 EQ/Capital Guardian U.S. Equity
  Unit value                                   --     $ 101.69    $ 104.08    $ 100.76    $  75.99
  Number of units outstanding (000's)          --            1          11          21          63

 EQ/Emerging Markets Equity
  Unit value                             $  81.49     $ 157.61    $  93.36    $  87.48    $  81,32
  Number of units outstanding (000's)          --            5          42          44          54

 EQ/Equity 500 Index
  Unit value                             $ 103.69     $ 123.02    $ 109.63    $  95.13    $  72.94
  Number of units outstanding (000's)          --           50         258         367         451

 EQ/Evergreen Omega
  Unit value                                   --     $ 106.63    $  93.02    $  76.26    $  57.25
  Number of units outstanding (000's)          --           --           3          10          16

 EQ/FI Mid Cap
  Unit value                                   --           --    $ 100.02    $  85.57    $  68.93
  Number of units outstanding (000's)          --           --           9         106         195

 EQ/FI Small/Mid Cap Value
  Unit value                             $  82.88     $  83.36    $  86.60    $  88.97    $  74.98
  Number of units outstanding (000's)          --            1          14         126         261


1-2 Appendix I: Condensed financial information


SERIES 600 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING
OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.

                                                     For the years ending December 31,
                                            1998        1999        2000        2001        2002
 EQ/High Yield
  Unit value                             $  89.20    $  84.97    $  76.49    $  76.09    $  72.96
  Number of units outstanding (000's)          --           5          28          49          69

 EQ/International Equity Index
  Unit value                                   --          --          --          --    $  80.76
  Number of units outstanding (000's)          --          --          --          --           5

 EQ/J.P. Morgan Core Bond
  Unit value                                   --          --          --          --    $ 107.19
  Number of units outstanding (000's)          --          --          --          --          45

 EQ/Janus Large Cap Growth
  Unit value                                   --          --    $  83.99    $  63.92    $  44.01
  Number of units outstanding (000's)          --          --          12         119         162

 EQ/Lazard Small Cap Value
  Unit value                                   --          --          --          --    $ 112.91
  Number of units outstanding (000's)          --          --          --          --          27

 EQ/Marsico Focus
  Unit value                                   --          --          --    $ 105.94    $  92.57
  Number of units outstanding (000's)          --          --          --          --          47

 EQ/Mercury Basic Value Equity
  Unit value                             $  97.91    $ 115.06    $ 127.11    $ 132.52    $ 109.12
  Number of units outstanding (000's)          --           7          41         119         183

 EQ/MFS Emerging Growth Companies
  Unit value                             $ 103.53    $ 177.65    $ 142.46    $  92.82    $  60.23
  Number of units outstanding (000's)          --          36         288         316         265

 EQ/MFS Investors Trust
  Unit value                                   --    $ 104.53    $ 102.57    $  85.14    $  66.44
  Number of units outstanding (000's)          --           2          17          21          26

 EQ/Money Market
  Unit value                             $ 101.68    $ 105.21    $ 110.19    $ 112.74    $ 112.77
  Number of units outstanding (000's)          --          17          57         125         107

 EQ/Putnam Growth & Income Value
  Unit value                             $ 100.60    $  98.04    $ 103.43    $  95.23    $  76.16
  Number of units outstanding (000's)          --           3          17          32          35

 EQ/Putnam International Equity
  Unit value                                   --          --          --          --    $  75.88
  Number of units outstanding (000's)          --          --          --          --          74

 EQ/Putnam Voyager
  Unit value                                   --          --          --          --    $  54.11
  Number of units outstanding (000's)          --          --          --          --           5

 EQ/Small Company Index
  Unit value                                   --          --          --          --    $  81.65
  Number of units outstanding (000's)          --          --          --          --          18

                                 Appendix I: Condensed financial information 1-3

EQUI-VEST(R) Employer-Sponsored Retirement Programs


SUPPLEMENT DATED MAY 1, 2003 TO THE EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2003

     EQUI-VEST(R) VANTAGE(SM)
--------------------------------------------------------------------------------



This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2003, for the EQUI-VEST(R) Employer-Sponsored Retirement Programs offered by The Equitable Life Assurance Society of the United States ("Prospectus").


We offer the EQUI-VEST(R) VANTAGE(SM) contract to fund certain Section 403(b) plans ("plans"). The EQUI-VEST(R) VANTAGE(SM) contract is available to plans that meet our requirements, which may include requirements regarding plan vesting provisions. The EQUI-VEST(R) VANTAGE(SM) contract may not currently be available in every state. Your financial professional can provide information about state availability.

EQUI-VEST(R) VANTAGE(SM) is a group variable deferred annuity contract. Either the plan trustee or the employer will be the EQUI-VEST(R) VANTAGE(SM) contract holder. Certain rights may be exercised by employees covered under an employer`s plan (the "participants"). These rights will be set forth in a participation certificate provided to each participant. The participant will also be the annuitant. The 12-month period beginning on the participant`s participation date and each 12-month period thereafter is a "participation year." The "participation date" is the date we receive a participant`s properly completed and signed enrollment form and any other required documents at our processing office. "Contract date" is the date following our acceptance of a properly completed and signed application (and other required documents) on which the first participant is enrolled in the contract. The 12-month period beginning on a contract date and each 12-month period after that is a "contract year." The end of each 12-month period is the "contract anniversary." Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus.(1)


We offer the EQUI-VEST(R) VANTAGE(SM) contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to EQUI-VEST(R) Series 100 and 200 contracts, except for certain material differences described in this Supplement. This Supplement should be read together with the Prospectus. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST(R) VANTAGE(SM), does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in EQUI-VEST(R) VANTAGE(SM) TSA, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).

                                  ----------

See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We may at some future time, under certain conditions and subject to applicable law, allow a current owner of an EQUI-VEST(R) series 100, series 200, or series 600 TSA contract to exchange it for participation in an EQUI-VEST(R) VANTAGE(SM) contract. An exchange for participation in an EQUI-VEST(R) VANTAGE(SM) contract may or may not be advantageous, based on all of the circumstances, including a comparison of contractual terms and conditions, and charges and deductions. We will provide additional information upon request at such time as exchanges may be permitted.

Material differences between EQUI-VEST(R) VANTAGE(SM) and the provisions of the EQUI-VEST(R) series 100 and 200 contracts described in the Prospectus include the information above as well as the following:

-------
(1) This Supplement distinguishes between "contract" and "participation certificate" as well as "contract holder" and "participant" when describing the EQUI-VEST(R) VANTAGE(SM) product. The Prospectus does not make these distinctions and generally uses the terms "you" and "your" when referring to the person who has the right and to "contract" when referring to the participation certificate or contract that includes the right.

                                                                          X00493

1. THE FOLLOWING IS ADDED AS A NEW HEADING TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" BEFORE "PAYOUT OPTIONS" ON PAGE 9 OF THE PROSPECTUS:



  EQUI-VEST(R) VANTAGE(SM)
  DEATH BENEFIT PROTECTION    The contract provides a death benefit for the
                              beneficiary should the annuitant die. The death benefit is equal to the account value under the contract attributable to the participant or the minimum death benefit, whichever is higher.
                              However, if you elect the optional enhanced death benefit, the death benefit is equal to the account value under the contract attributable to the participant or the enhanced death benefit, whichever is higher.


2. THE FOLLOWING IS ADDED TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" UNDER "FEES AND CHARGES" ON PAGE 10 OF THE PROSPECTUS:


--------------------------------------------------------------------------------

FEES AND CHARGES FOR        o Separate account charge deducted daily on
EQUI-VEST(R) VANTAGE(SM)      amounts invested in variable investment options:
                              Varies by employer group, annual rate ranges between 0.50% -- 0.90%.


                            o Annual administrative charge: There is no annual
                              administrative charge.

                            o Charge for third-party transfer (such as in the
                              case of a direct transfer of the account value to another 403(b) arrangement ("employer-designated funding vehicle") or a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or
                              Section 403(b)(7) of the Internal Revenue Code respectively or such other qualified plan or arrangement as permitted by applicable law, or a direct rollover to a traditional IRA contract):
                              $25 current ($65 maximum) per occurrence per participant.

                            o No sales charge deducted at the time
                              contributions are made.

                            o Withdrawal charge: We deduct a charge of up to
                              6% of the amount withdrawn from the account value under the contract attributable to the participant for whom the withdrawal is made (or of the defaulted loan amount, if applicable) in the first five contract years or participation years, depending upon the employer's group. The total of all withdrawal charges may not exceed 8% of all contributions attributable to the participant in the first five contract or participation years (as applicable) that are permitted to be withdrawn.

                            o We deduct a charge designed to approximate
                              certain taxes that may be imposed on us, such as premium taxes in a participant`s state. The charge is generally deducted from the amount applied to an annuity payout option.

                            o We deduct an annual charge equal to 0.15% of the
                              account value on each participation date anniversary if you elect the optional enhanced death benefit.

                            o We deduct a $350 annuity administrative fee from
                              amounts applied to a variable annuity payout option.

                            o Annual expenses of EQ Advisors Trust and AXA
                              Premier VIP Trust (the "Trusts") portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually, 12b-1 fees of 0.25%
                              annually, and other expenses.

--------------------------------------------------------------------------------
3. VARIABLE INVESTMENT OPTIONS

The Variable Investment Options for which information is provided in Section 4 below are available under the contract, subject to state regulatory approval and availability under your employer's plan.

4. THE FOLLOWING TABLE AND EXAMPLE ARE ADDED BEFORE "CONDENSED FINANCIAL INFORMATION" ON PAGE 16 OF THE PROSPECTUS:

FEE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the EQUI-VEST(R) VANTAGE(SM) contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you make certain withdrawals, surrender the contract, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



--------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage
of the amount withdrawn (deducted when you
surrender your contract or make certain
withdrawals)                                 6%

Charge if you elect a Variable
Immediate Annuity payout option              $350

Charge for third-party transfer or           $65 maximum per participant for
direct rollover                              each occurrence; currently $25 per
                                             participant for each occurrence.



The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.



--------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Separate account charge(1)                   0.50% to 0.90% maximum

--------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------
Maximum annual administrative charge         $0

--------------------------------------------------------------------------------
Charges we deduct from the account value each year if a participant elects the optional enhanced death benefit
--------------------------------------------------------------------------------
Optional enhanced death benefit charge
(as a percentage of the account value
attributable to the participant) is
deducted annually on each participation
date anniversary until age 85                0.15%



You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.



--------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Total Annual Portfolio Operating
Expenses for 2002 (expenses that
are deducted from portfolio assets           Lowest     Highest
including management fees, 12b-1             ------     -------
fees, service fees, and/or other             0.57%      3.77%
expenses)(2)



Notes:

(1) For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.

(2) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust Portfolio and each AXA VIP Trust portfolio pays is used to reduce the portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below.

----------------------------------------------------------------------

   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from      Lowest     Highest
   portfolio assets including management          ------     -------
   fees, 12b-1 fees, service fees, and/or other   0.57%      1.85%
   expenses) after expense cap
----------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   portfolio assets including management
   fees, 12b-1 fees, service fees, and/or other   0.43%      1.82%
   expenses) after expense cap and after a
   portion of the brokerage commissions that
   the portfolio pays is used to reduce the
   portfolio's expenses.
----------------------------------------------------------------------



EXAMPLE: EQUI-VEST(R) VANTAGE(SM) CONTRACTS

This example is intended to help you compare the cost of investing in the EQUI-VEST(R) VANTAGE(SM) contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.

The example below shows the expenses that a hypothetical certificate holder would pay in the situations illustrated.

We assume there is no waiver of the withdrawal charge, that the optional enhanced death benefit has been elected, and that the Contract Year and Participation Year are the same. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and expenses" later in this Supplement. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the withdrawal charge, the optional enhanced death benefit charge, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

Please note that the charges that would apply under your contract may be lower if: (i) your participation is under a contract with lower Separate
Account A charges; (ii) your participation is under a contract that either no longer has a withdrawal charge, or has a lesser percentage withdrawal charge, or has a shorter withdrawal charge period associated with it than is used in the example; or (iii) you have not elected the optional enhanced death benefit. The EQUI-VEST(R) VANTAGE(SM) contracts were first offered on January 14, 2002.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:



                        1 year        3 years        5 years        10 years
                        ------        -------        -------        --------
Lowest                  $   804.70    $ 1,233.59     $ 1,573.13     $ 2,144.50
Highest                 $ 1,120.54    $ 2,158.21     $ 3,092.43     $ 5,167.49



If you annuitize at the end of the applicable time period:



                         1 year       3 years        5 years        10 years
                         ------       -------        -------        --------
Lowest                   $ 535.85     $   925.25     $ 1,339.50     $ 2,494.50
Highest                  $ 871.85     $ 1,912.13     $ 2,947.87     $ 5,517.49



If you do not surrender your contract at the end of the applicable time period:



                         1 year       3 years        5 years        10 years
                         ------       -------        -------        --------
Lowest                   $ 185.85     $   575.25     $   989.50     $ 2,144.50
Highest                  $ 521.85     $ 1,562.13     $ 2,597.87     $ 5,167.49

CONDENSED FINANCIAL INFORMATION

Please see the Appendix at the end of this Supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2002.

5. THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 17:



------------------------------------------------------------------------------------------------------------------------------------
 Contract type    Source of contributions                                Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
EQUI-VEST(R)     o Employer Contributions: Contributions made by the     o For 2003, maximum amount of employer and employee
VANTAGE(SM)        Employer under the Plan, other than those               contributions is generally the lesser of $40,000 or
                   described in the items below.                           100% of compensation, with maximum salary
                 o Employer Matching Contributions: Employer               reduction contribution of $12,000.
                   Contributions matching Salary Reduction               o Rollover or direct transfer contributions after age
                   Contributions under the terms of the Plan.              70-1/2 must be net of required minimum distributions.
                 o Qualified Non-Elective and Qualified Matching         o Aggregate direct rollover and direct transfer
                   Contributions: Contributions made by the Employer       contributions must meet Equitable Life`s anticipated
                   to meet the requirements of the nondiscrimination       minimum contribution requirements or meet minimum
                   tests set forth in the Code.                            plan participation requirements.
                 o Salary Reduction Contributions (Elective Deferral     o If your employer`s plan permits, additional salary
                   Contributions): Contributions under a salary            reduction catch-up contributions totalling up to $2,000
                   reduction agreement that an employee enters into        can be made where you are at least age 50 at any time
                   with the Employer under the Plan.                       during 2003.
                 o Rollover Contributions: Contributions of eligible     o Different sources of contributions and earnings may be
                   rollover distributions directly or indirectly from      subject to withdrawal restrictions.
                   another eligible retirement arrangement.              o We currently do not accept rollovers of after tax funds
                 o After Tax Contributions: Amounts reported by the        except as direct rollovers from 403(b) plans (we
                   Employer as having after-tax consequences under         separately account for these rollover contributions).
                   the Code.
                 o Direct Transfer Contributions: Amounts directly
                   transferred from another 403(b) arrangement
                   pursuant to Revenue Ruling 90-24.
                 o Additional "catch-up" contributions.
------------------------------------------------------------------------------------------------------------------------------------



6. THE LAST SENTENCE OF THE SECOND PARAGRAPH FOLLOWING THE CHART UNDER "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 18 IS REPLACED IN ITS ENTIRETY BY THE
   FOLLOWING:


We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life accumulation annuities in which a participant has an interest would then total more than $2,500,000.


7. THE FIRST PARAGRAPH UNDER "OWNER AND ANNUITANT REQUIREMENTS" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 19 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:


For the following employer-funded programs, the employee must be the owner and the annuitant on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA (other than EQUI-VEST(R) VANTAGE(SM) contracts) and Annuitant HR-10.


8. THE FOLLOWING IS ADDED AS A NEW SECTION AFTER "DEATH BENEFIT" IN "PAYMENT OF DEATH BENEFIT" AT PAGE 39 IN THE PROSPECTUS:


EQUI-VEST(R) VANTAGE(SM) DEATH BENEFIT


The Equi-Vest(R) VANTAGE(SM) contract provides a Death Benefit. If you do not elect the enhanced death benefit described below, the death benefit is equal to the account value attributable to your participation under the contract as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, less any outstanding loan or the minimum death benefit, whichever provides the highest amount. The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, any taxes that apply and less any outstanding loan balances plus accrued interest.

If you elect the enhanced death benefit, the death benefit is equal to the account value attributable to your participation under the contract as of the date we receive satisfactory proof of the annuitant`s death, any required instructions for the method of payment, information and forms necessary to effect payment, less any outstanding loan or the enhanced death benefit on the date of the annuitant`s death, adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply, less any outstanding loan whichever provides the highest amount. You should note that in certain circumstances, where you have made withdrawals, the minimum death benefit will provide a higher benefit than the enhanced death benefit.



EQUI-VEST(R) VANTAGE(SM) OPTIONAL ENHANCED DEATH BENEFIT


For an additional annual fee you may elect the enhanced death benefit.


On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until the annuitant is age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value on that third contract date anniversary. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third contract date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.

If you make additional contributions, we will increase your current enhanced death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from the account value attributable to your participation under the contract we will adjust your death benefit on the date you take the withdrawal.

HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT AND THE ENHANCED DEATH BENEFIT

Each withdrawal you make will reduce the amount of your current minimum death benefit or enhanced death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit or enhanced death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your enhanced death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new enhanced death benefit after the withdrawal would be $24,000 ($40,000-$16,000).

You may elect the enhanced death benefit only at the time you apply to participate under the EQUI-VEST(R) VANTAGE(SM) contract. Additionally, to elect this benefit, the annuitant must have been less than age 80 when participation under the contract begins. Once you elect this benefit, you may not cancel it as long as you continue participation in the contract, and the minimum death benefit described in your participation certificate no longer applies.


9. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 29:


Except as set forth in the following sentence, EQUI-VEST(R) VANTAGE(SM) participants may only withdraw amounts from their participant account values that are 100% vested. A participant may, however, transfer any non-vested account value attributable to such participant under the contract to another annuity contract, employer designated funding vehicle or other funding vehicle permitted by the employer and permitted under the tax law. Any participant withdrawal requests require contract holder approval. In addition, in many instances when a participant is under age 59-1/2,the participant`s ability to withdraw funds from an EQUI-VEST(R) VANTAGE(SM) contract may be limited by the plan and section 403(b) of the Code. For example, amounts attributable to salary reduction contributions may not be withdrawn unless due to a participant`s death, disability, severance from employment with the employer who provided the funds. Also, a participant may be able to withdraw salary reduction contributions only (that is, no earnings) on account of hardship under federal income tax rules.


10. THE FOLLOWING IS ADDED AS A NEW SECTION FOLLOWING "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 29:


FORFEITURES

A plan may have a vesting schedule applicable to some or all employer contributions. Forfeitures can arise when a participant who is not fully vested under a plan separates from service. Participants should consult the plan administrator to learn more about the vesting schedule. When a forfeiture occurs, we will withdraw any unvested portion of a participant`s cash value and deposit such amount in a forfeiture account. The plan administrator must tell us the unvested balance. We allocate amounts in the forfeiture account to the guaranteed interest option, unless otherwise agreed to by the contract holder and us.

Forfeited account values may be reallocated to active plan participants in accordance with the terms of the plan. Special rules apply to how the withdrawal charge will apply when forfeitures have occurred. See "Withdrawal Charge for EQUI-VEST(R) VANTAGE(SM) contracts" under "Charges and expenses" in the Prospectus Supplement.

11. THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER "LOANS UNDER TSA, GOVERNMENTAL EDC AND CORPORATE TRUSTEED CONTRACTS" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 30:


Any participant loan requests require contract holder approval.


12. THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED "TERMINATION" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 30:


EQUI-VEST(R) VANTAGE(SM) TERMINATION OF PARTICIPATION


We may terminate the participant`s participation under the EQUI-VEST(R) VANTAGE(SM) contract and pay that participant the account value attributable to his or her participation under the contract if:


(1) the account value attributable to a participant under the contract is less than $500 and that participant has not made contributions under the contract for a period of three years;

(2) a participant requests a partial withdrawal that reduces the account value attributable to a participant under the contract to an amount of less than $500;

(3) a participant has not made any contributions under the contract within 120 days from his or her participation date; or

(4) the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST(R) VANTAGE(SM) contract is terminated by us.

We will deduct the amount of any outstanding loan balance (including any applicable withdrawal charge), any applicable market value adjustment on amounts allocated to the fixed maturity options and any applicable withdrawal charge from the account value when we terminate a participant`s participation under the contract.

The contract holder may discontinue an EQUI-VEST(R) VANTAGE(SM) contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferral or employer contributions to be made under the contract. If an EQUI-VEST(R) VANTAGE(SM) contract is discontinued the contract holder may withdraw any cash value in the forfeiture account, as well as any portion of the account value attributable to a participant that is not vested and: (i) transfer or directly roll over such amounts to another employer-designated funding vehicle; or (ii) transfer, distribute or directly roll over such amounts in any other manner permitted under section 403(b) of the Code. If an EQUI-VEST(R) VANTAGE(SM) contract is discontinued, the participant may withdraw any portion of the account value attributable to the participant under the contract that is vested and: (i) transfer or directly roll over such amounts to the employer-designated funding vehicle or permit the contract holder to do so; (ii) directly transfer such amounts to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively; (iii) directly roll over such amounts to another eligible retirement plan (iv) retain such amounts, if permitted under federal tax law; or (v) maintain such account value with us. If the account value remains with us, such amounts will continue to be subject to withdrawal charges based upon the contract holder`s original withdrawal charge schedule.

An EQUI-VEST(R) VANTAGE(SM) contract may be terminated only after all participation under the contract is terminated.


13. THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS" IN "CHARGES AND EXPENSES" IN THE PROSPECTUS AT PAGE 36:


CHARGES UNDER EQUI-VEST(R) VANTAGE(SM) CONTRACTS

CHARGE AGAINST THE SEPARATE ACCOUNT


We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate that can vary by group between 0.50% to 0.90% of daily net assets attributable to all under the group contract. Differences in this charge are due to variations in group characteristics which may include:


o the factors on which the mortality and expense risks charge and administration charges are based,

o the extent to which certain administrative functions in connection with the TSA contracts are to be performed by us or by the contract holder,

o the total amount of Plan assets

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant`s participation certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) VANTAGE(SM) contracts.

CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER

We deduct a charge for third-party transfer (such as in the case of (i) a direct transfer of the account value to another employer-designated funding vehicle or (ii) a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively or (iii) a direct rollover to another eligible retirement plan. This charge is currently $25 ($65 maximum) per occurrence per participant. In addition, this charge will be imposed on each third-party transfer out of the contract`s forfeiture account into another eligible funding vehicle. This charge does not apply to reallocations from the forfeiture account to participant annuity accounts under the contract.


CHARGE FOR OPTIONAL ENHANCED DEATH BENEFIT


If a participant elects the optional enhanced death benefit we deduct a charge annually from the account value attributable to such participant on each participation date until the participant is age 85. The charge is equal to 0.15% of the account value attributable to the participant on the participation date anniversary.

We deduct this charge pro rata from the variable investment options and the Guaranteed Interest Option. If these amounts are insufficient we will make up the required amounts from the Fixed Maturity Option in order of the earliest maturity date(s) first to the extent you have values in those options.

WITHDRAWAL CHARGE FOR EQUI-VEST(R) VANTAGE(SM) CONTRACTS

A withdrawal charge will apply during either the first 5 contract years or the first 5 participation years, as set forth in the contract and participation certificate. Differences in the period for which and circumstances under which this charge applies are due to variations in group characteristics including the total amount of Plan assets. We will determine the period of and circumstances under which the withdrawal charge applies pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) VANTAGE(SM) contracts.

If you participate in a contract where the withdrawal is on a contract year basis, rather than a participant year basis, a withdrawal charge will apply to amounts withdrawn from the contract during the first 5 contract years only if:
(i) a participant transfers or directly rolls over any account value attributable to the participant under the contract to another annuity contract, employer designated funding vehicle or other funding vehicle permitted under the tax law; or (ii) the contract holder withdraws amounts from the contract and transfers or directly rolls over amounts to another 403(b) employer-designated funding vehicle or transfers or distributes amounts in any other manner permitted under section 403(b) of the Code during the withdrawal charge period.

If you participate in a contract where the withdrawal is on a participant year basis, rather than a contract year basis, a withdrawal charge will apply except when:

(1) The participant withdraws no more than 10% of the vested account value each participation year attributable to that participant under the contract.

(2) The participant has reached age 55 and retired or has severed from employment with the employer.

(3) The withdrawal is made to satisfy minimum distribution requirements.

(4) The participant elects a withdrawal that qualifies as a hardship withdrawal under the Code.

(5) The participant dies and a death benefit is payable to the Beneficiary.

(6) The withdrawal is made to provide an annuity from Equitable requested by the Employer.

(7) The participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or the participant is totally disabled. Total disability is the participant's incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and the participant must continue to be deemed totally disabled.

    Written notice of claim must be given to us during the participant`s lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, the participant must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that the participant meets the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Provided such proof is furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

(8) We receive proof satisfactory to us that the participant`s life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(9) The participant is confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
    Guam) and meets all of the following:

  -- its main function is to provide skilled, intermediate, or custodial nursing care;

  -- it provides continuous room and board to three or more persons;

  -- it is supervised by a registered nurse or licensed practical nurse;

  -- it keeps daily medical records of each patient;

  -- it controls and records all medications dispensed; and

  -- its primary service is other than to provide housing for residents.

The withdrawal charge will apply if the condition as described in items 7 through 9 above existed at the time participation under the contract began or if the condition began within the 12 month period following the such participation.

In instances where a withdrawal charge applies, other than where the participant`s participation under the contract is terminated, in order to give a participant the exact dollar amount of the withdrawal requested, we deduct the amount of the withdrawal and the amount of the withdrawal charges from the account value attributable to a participant under the contract. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed investment option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options in order of the earliest maturity date(s). If we make up the required amounts from the fixed maturity options, a market value adjustment will apply. In the case a participant terminates participation under the contract, we will pay the account value attributable to the participant under the contract after the withdrawal charge has been imposed (cash value).

The withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from the account value attributable to a participant under the contract during the first four contract or participation years, as applicable and 5% of the amount withdrawn (or the defaulted loan amount) from the account value attributable to a participant under the contract during the fifth contract or participation year, as applicable. The total of all withdrawal charges will never exceed 8% of all contributions made by the participant during the first five contract or participation years, as applicable, that are permitted to be withdrawn.

FORFEITED ANNUITY ACCOUNT VALUE. If a portion of a participant`s annuity account value is forfeited under the terms of the plan, a withdrawal charge will be assessed only against the vested contribution amounts. If the contract holder withdraws the forfeited amount from the contract, a withdrawal charge, if applicable, will be imposed at that time.


14. THE FIRST BULLET UNDER "CONTRIBUTIONS TO TSAS" IN "TAX INFORMATION" UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)" IN THE PROSPECTUS AT PAGE 42 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

o Annual contributions made through the employer`s payroll, which may include a participant`s salary reduction contributions and employer contributions.
  Some employer contributions may be subject to forfeiture under an employer`s plan.


15. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS" IN THE PROSPECTUS AT PAGE 43:


The plan may also impose withdrawal restrictions on employer contributions and related earnings.

16. THE SECOND PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS" IN THE PROSPECTUS AT PAGE 43 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:


For amounts that were directly transferred to this contract in a Revenue Ruling 90-24 transfer from another annuity contract, these withdrawal restrictions will not apply to 403(b) account values attributable to salary reduction contributions to the contract and earnings on December 31, 1988 or to account values attributable to employer contributions if properly reported to us at the time of the transfer.


17. INVESTMENT PERFORMANCE. Page 61 of the Prospectus describes certain measurements of investment performance of the variable investment options and/or the portfolios in which they invest. The table following that discussion may be of general interest. Since charges under the EQUI-VEST(R) VANTAGE(SM) contract, as well as the series of contracts described in the Prospectus, vary, the table on page 62 of the Prospectus assume for the highest charges that might apply. The maximum charges that might apply under the EQUI-VEST(R) VANTAGE(SM) contract (including the charge for the optional enhanced death benefit) are lower than the charges used in computing the investment performance in the Prospectus table.

Appendix I: Condensed financial information
--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same asset based charge of 0.90%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

EQUIVEST VANTAGE CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                       -------------------------------------------------
                                                           1999          2000        2001        2002
--------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP CORE BOND
  Unit value                                                  --           --          --     $ 107.20
  Number of units outstanding (000's)                         --           --          --           --
 AXA PREMIER VIP HEALTH CARE
  Unit value                                                  --           --          --     $  79.33
  Number of units outstanding (000's)                         --           --          --           --
 AXA PREMIER VIP INTERNATIONAL EQUITY
  Unit value                                                  --           --          --     $  78.42
  Number of units outstanding (000's)                         --           --          --           --
 AXA PREMIER VIP LARGE CAP CORE EQUITY
  Unit value                                                  --           --          --     $  76.77
  Number of units outstanding (000's)                         --           --          --           --
 AXA PREMIER VIP LARGE CAP GROWTH
  Unit value                                                  --           --          --     $  68.17
  Number of units outstanding (000's)                         --           --          --           --
 AXA PREMIER VIP LARGE CAP VALUE
  Unit value                                                  --           --          --     $  79.44
  Number of units outstanding (000's)                         --           --          --           --
 AXA PREMIER VIP SMALL/MID CAP GROWTH
  Unit value                                                  --           --          --     $  62.27
  Number of units outstanding (000's)                         --           --          --           --
 AXA PREMIER VIP SMALL/MID CAP VALUE
  Unit value                                                  --           --          --     $  74.03
  Number of units outstanding (000's)                         --           --          --           --
 AXA PREMIER VIP TECHNOLOGY
  Unit value                                                  --           --          --     $  56.89
  Number of units outstanding (000's)                         --           --          --           --
 EQ/AGGRESSIVE STOCK
  Unit value                                            $ 106.50     $  91.46    $  67.82     $  47.80
  Number of units outstanding (000's)                         --           --          --           --
 EQ/ALLIANCE COMMON STOCK
  Unit value                                            $ 130.14     $ 110.60    $  97.85     $  64.63
  Number of units outstanding (000's)                         --           --          --           --
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                                            $ 122.29     $ 131.71    $ 128.51     $ 100.27
  Number of units outstanding (000's)                         --           --          --           --
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
  Unit value                                            $ 102.33     $ 110.43    $ 118.06     $ 127.05
  Number of units outstanding (000's)                         --           --          --           --
 EQ/ALLIANCE INTERNATIONAL
  Unit value                                            $ 131.34     $ 100.03    $  76.02     $  67.72
  Number of units outstanding (000's)                         --           --          --           --
 EQ/ALLIANCE PREMIER GROWTH
  Unit value                                            $ 116.55     $  94.27    $  70.28     $  48.46
  Number of units outstanding (000's)                         --           --          --           --
 EQ/ALLIANCE QUALITY BOND
  Unit value                                            $ 100.33     $ 110.65    $ 118.44     $ 126.38
  Number of units outstanding (000's)                         --           --          --           --

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                       -------------------------------------------------
                                                           1999          2000        2001        2002
--------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                                            $ 110.37     $ 124.31     $ 106.88    $  73.89
  Number of units outstanding (000's)                         --           --           --          --
 EQ/ALLIANCE TECHNOLOGY
  Unit value                                                  --     $  66.31     $  49.65    $  29.14
  Number of units outstanding (000's)                         --           --           --          --
 EQ/BALANCED
  Unit value                                            $ 121.00     $ 118.02     $ 114.50    $  99.02
  Number of units outstanding (000's)                         --           --           --          --
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                                  --           --     $  95.39    $  81.63
  Number of units outstanding (000's)                         --           --           --          --
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit value                                            $ 107.76     $ 103.69     $  87.65    $  63.89
  Number of units outstanding (000's)                         --           --           --          --
 EQ/CAPITAL GUARDIAN INTERNATIONAL
  Unit value                                                  --           --           --    $  68.67
  Number of units outstanding (000's)                         --           --           --          --
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                            $ 106.96     $ 112.26     $ 109.00    $  81.38
  Number of units outstanding (000's)                         --           --           --          --
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                            $ 101.79     $ 104.51     $ 101.25    $  76.77
  Number of units outstanding (000's)                         --           --           --          --
 EQ/EMERGING MARKETS EQUITY
  Unit value                                            $ 198.84     $ 118.14     $ 111.05    $ 103.54
  Number of units outstanding (000's)                         --           --           --          --
 EQ/EQUITY 500 INDEX
  Unit value                                            $ 125.64     $ 112.30     $  97.75    $  75.18
  Number of units outstanding (000's)                         --           --           --          --
 EQ/EVERGREEN OMEGA
  Unit value                                            $ 106.75     $  93.40     $  76.81    $  57.84
  Number of units outstanding (000's)                         --           --           --          --
 EQ/FI MID CAP
  Unit value                                                  --     $ 100.13     $  85.92    $  69.42
  Number of units outstanding (000's)                         --           --           --          --
 EQ/FI SMALL/MID CAP VALUE
  Unit value                                            $ 103.94     $ 108.31     $ 111.62    $  94.35
  Number of units outstanding (000's)                         --           --           --          --
 EQ/HIGH YIELD
  Unit value                                            $  85.66     $  77.34     $  77.17    $  74.22
  Number of units outstanding (000's)                         --           --           --          --
 EQ/INTERNATIONAL EQUITY INDEX
  Unit value                                                  --           --           --    $  81.02
  Number of units outstanding (000's)                         --           --           --          --
 EQ/J.P. MORGAN CORE BOND
  Unit value                                                  --           --           --    $ 107.54
  Number of units outstanding (000's)                         --           --           --          --
 EQ/JANUS LARGE CAP GROWTH
  Unit value                                                  --     $  84.07     $  64.18    $  44.32
  Number of units outstanding (000's)                         --           --           --          --
 EQ/LAZARD SMALL CAP VALUE
  Unit value                                                  --           --           --    $ 114.07
  Number of units outstanding (000's)                         --           --           --          --
 EQ/MARSICO FOCUS
  Unit value                                                  --           --     $ 105.94    $  92.92
  Number of units outstanding (000's)                         --           --           --          --
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                                            $ 113.77     $ 126.07     $ 131.84    $ 108.89
  Number of units outstanding (000's)                         --           --           --          --

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                       -------------------------------------------------
                                                           1999          2000        2001        2002
--------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                                            $ 166.37     $ 133.82    $  87.46     $ 56.92
  Number of units outstanding (000's)                         --           --          --           4
 EQ/MFS INVESTORS TRUST
  Unit value                                            $ 104.65     $ 102.99    $  85.75     $ 67.12
  Number of units outstanding (000's)                         --           --          --          --
 EQ/MONEY MARKET
  Unit value                                            $ 105.79     $ 111.13    $ 114.06      114.42
  Number of units outstanding (000's)                         --           --          --          --
 EQ/PUTNAM GROWTH & INCOME VALUE
  Unit value                                            $  98.44     $ 104.17    $  96.20     $ 77.17
  Number of units outstanding (000's)                         --           --          --          --
 EQ/PUTNAM INTERNATIONAL EQUITY
  Unit value                                                  --           --          --     $ 76.66
  Number of units outstanding (000's)                         --           --          --          --
 EQ/PUTNAM VOYAGER
  Unit value                                                  --           --          --     $ 54.67
  Number of units outstanding (000's)                         --           --          --          --
 EQ/SMALL COMPANY INDEX
  Unit value                                                  --           --          --     $ 81.92
  Number of units outstanding (000's)                         --           --          --          --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                       --------------------------------
                                                                      2002
--------------------------------------------------------------------------------------------
 AXA PREMIER VIP CORE BOND
  UNIT VALUE                                                        $ 107.42
  NUMBER OF UNITS OUTSTANDING (000'S)                                     --
 AXA PREMIER VIP HEALTH CARE
  Unit value                                                        $  79.50
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP INTERNATIONAL EQUITY
  Unit value                                                        $  78.58
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP LARGE CAP CORE EQUITY
  Unit value                                                        $  76.92
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP LARGE CAP GROWTH
  Unit value                                                        $  68.31
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP LARGE CAP VALUE
  Unit value                                                        $  79.60
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP SMALL/MID CAP GROWTH
  Unit value                                                        $  62.40
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP SMALL/MID CAP VALUE
  Unit value                                                        $  74.18
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP TECHNOLOGY
  Unit value                                                        $  57.00
  Number of units outstanding (000's)                                     --
 EQ/AGGRESSIVE STOCK
  Unit value                                                        $  50.77
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE COMMON STOCK
  Unit value                                                        $  55.52
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                                                        $  85.76
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
  Unit value                                                        $ 125.51
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE INTERNATIONAL
  Unit value                                                        $  65.79
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE PREMIER GROWTH
  Unit value                                                        $  48.79
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE QUALITY BOND
  Unit value                                                        $ 125.91
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                                                        $  88.17
  Number of units outstanding (000's)                                     --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                       --------------------------------
                                                                      2002
--------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
  Unit value                                                        $ 29.30
  Number of units outstanding (000's)                                    --
 EQ/BALANCED
  Unit value                                                        $ 89.58
  Number of units outstanding (000's)                                    --
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                                        $ 82.19
  Number of units outstanding (000's)                                    --
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit value                                                        $ 64.32
  Number of units outstanding (000's)                                    --
 EQ/CAPITAL GUARDIAN INTERNATIONAL
  Unit value                                                        $ 69.13
  Number of units outstanding (000's)                                    --
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                                        $ 81.93
  Number of units outstanding (000's)                                    --
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                                        $ 77.29
  Number of units outstanding (000's)                                    --
 EQ/EMERGING MARKETS EQUITY
  Unit value                                                        $ 88.09
  Number of units outstanding (000's)                                    --
 EQ/EQUITY 500 INDEX
  Unit value                                                        $ 63.97
  Number of units outstanding (000's)                                    --
 EQ/EVERGREEN OMEGA
  Unit value                                                        $ 58.23
  Number of units outstanding (000's)                                    --
 EQ/FI MID CAP
  Unit value                                                        $ 69.75
  Number of units outstanding (000's)                                    --
 EQ/FI SMALL/MID CAP VALUE
  Unit value                                                        $ 76.93
  Number of units outstanding (000's)                                    --
 EQ/HIGH YIELD
  Unit value                                                        $ 86.67
  Number of units outstanding (000's)                                    --
 EQ/INTERNATIONAL EQUITY INDEX
  Unit value                                                        $ 81.20
  Number of units outstanding (000's)                                    --
 EQ/J.P. MORGAN CORE BOND
  Unit value                                                        $107.78
  Number of units outstanding (000's)                                    --
 EQ/JANUS LARGE CAP GROWTH
  Unit value                                                        $ 44.53
  Number of units outstanding (000's)                                    --
 EQ/LAZARD SMALL CAP VALUE
  Unit value                                                        $114.85
  Number of units outstanding (000's)                                    --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                       --------------------------------
                                                                      2002
--------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
  Unit value                                                        $ 93.15
  Number of units outstanding (000's)                                    --
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                                                        $112.46
  Number of units outstanding (000's)                                    --
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                                                        $ 64.15
  Number of units outstanding (000's)                                    --
 EQ/MFS INVESTORS TRUST
  Unit value                                                        $ 67.58
  Number of units outstanding (000's)                                    --
 EQ/MONEY MARKET
  Unit value                                                        $110.53
  Number of units outstanding (000's)                                    --
 EQ/PUTNAM GROWTH & INCOME VALUE
  Unit value                                                        $ 78.73
  Number of units outstanding (000's)                                    --
 EQ/PUTNAM INTERNATIONAL EQUITY
  Unit value                                                        $ 77.18
  Number of units outstanding (000's)                                    --
 EQ/PUTNAM VOYAGER
  Unit value                                                        $ 55.04
  Number of units outstanding (000's)                                    --
 EQ/SMALL COMPANY INDEX
  Unit value                                                        $ 82.10
  Number of units outstanding (000's)



                                      --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                       --------------------------------
                                                                      2002
--------------------------------------------------------------------------------------------
 AXA PREMIER VIP CORE BOND
  Unit value                                                        $ 107.64
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP HEALTH CARE
  Unit value                                                        $  79.66
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP INTERNATIONAL EQUITY
  Unit value                                                        $  78.74
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP LARGE CAP CORE EQUITY
  Unit value                                                        $  77.08
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP LARGE CAP GROWTH
  Unit value                                                        $  68.45
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP LARGE CAP VALUE
  Unit value                                                        $  79.76
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP SMALL/MID CAP GROWTH
  Unit value                                                        $  62.53
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP SMALL/MID CAP VALUE
  Unit value                                                        $  74.33
  Number of units outstanding (000's)                                     --
 AXA PREMIER VIP TECHNOLOGY
  Unit value                                                        $  57.12
  Number of units outstanding (000's)                                     --
 EQ/AGGRESSIVE STOCK
  Unit value                                                        $  46.48
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE COMMON STOCK
  Unit value                                                        $  52.86
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                                                        $  75.41
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
  Unit value                                                        $ 120.24
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE INTERNATIONAL
  Unit value                                                        $  62.95
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE PREMIER GROWTH
  Unit value                                                        $  44.22
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE QUALITY BOND
  Unit value                                                        $ 120.40
  Number of units outstanding (000's)                                     --
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                                                        $  52.55
  Number of units outstanding (000's)                                     --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                       --------------------------------
                                                                      2002
--------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
  Unit value                                                        $  33.73
  Number of units outstanding (000's)                                     --
 EQ/BALANCED
  Unit value                                                        $  82.10
  Number of units outstanding (000's)                                     --
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                                        $  89.18
  Number of units outstanding (000's)                                     --
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit value                                                        $  57.22
  Number of units outstanding (000's)                                     --
 EQ/CAPITAL GUARDIAN INTERNATIONAL
  Unit value                                                        $  61.65
  Number of units outstanding (000's)                                     --
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                                        $  73.83
  Number of units outstanding (000's)                                     --
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                                        $  74.48
  Number of units outstanding (000's)                                     --
 EQ/EMERGING MARKETS EQUITY
  Unit value                                                        $  70.62
  Number of units outstanding (000's)                                     --
 EQ/EQUITY 500 INDEX
  Unit value                                                        $  62.27
  Number of units outstanding (000's)                                     --
 EQ/EVERGREEN OMEGA
  Unit value                                                        $  56.66
  Number of units outstanding (000's)                                     --
 EQ/FI MID CAP
  Unit value                                                        $  71.73
  Number of units outstanding (000's)                                     --
 EQ/FI SMALL/MID CAP VALUE
  Unit value                                                        $  95.25
  Number of units outstanding (000's)                                     --
 EQ/HIGH YIELD
  Unit value                                                        $  91.03
  Number of units outstanding (000's)                                     --
 EQ/INTERNATIONAL EQUITY INDEX
  Unit value                                                        $  81.37
  Number of units outstanding (000's)                                     --
 EQ/J.P. MORGAN CORE BOND
  Unit value                                                        $ 108.01
  Number of units outstanding (000's)                                     --
 EQ/JANUS LARGE CAP GROWTH
  Unit value                                                        $  47.68
  Number of units outstanding (000's)                                     --
 EQ/LAZARD SMALL CAP VALUE
  Unit value                                                          108.77
  Number of units outstanding (000's)                                     --

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.



--------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                       --------------------------------
                                                                      2002
--------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
  Unit value                                                        $ 93.38
  Number of units outstanding (000's)                                    --
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                                                        $ 88.81
  Number of units outstanding (000's)                                    --
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                                                        $ 35.99
  Number of units outstanding (000's)                                    --
 EQ/MFS INVESTORS TRUST
  Unit value                                                        $ 64.03
  Number of units outstanding (000's)                                    --
 EQ/MONEY MARKET
  Unit value                                                        $105.22
  Number of units outstanding (000's)                                    --
 EQ/PUTNAM GROWTH & INCOME VALUE
  Unit value                                                        $ 78.07
  Number of units outstanding (000's)                                    --
 EQ/PUTNAM INTERNATIONAL EQUITY
  Unit value                                                        $ 62.51
  Number of units outstanding (000's)                                    --
 EQ/PUTNAM VOYAGER
  Unit value                                                        $ 47.88
  Number of units outstanding (000's)                                    --
 EQ/SMALL COMPANY INDEX
  Unit value                                                        $ 82.28
  Number of units outstanding (000's)                                    --

                      (This page intentionally left blank)

The Equitable Life Assurance Society of the United States

SUPPLEMENT DATED MAY 1, 2003, TO THE EQUI-VEST ("SERIES 800") AND EQUI-VEST EXPRESS PROSPECTUSES
--------------------------------------------------------------------------------

This supplement, which is for use in the state of Washington ONLY, modifies certain information in the above-referenced Prospectuses. Unless otherwise indicated, all other information in the Prospectuses remains unchanged. The modifications are as follows:

(1) APPLICABLE TO SERIES 800 AND EQUI-VEST EXPRESS CONTRACTS:

    o All references to the "Fixed Maturity Options ("FMOs")" are deleted in their entirety. The contracts described in the above-referenced Prospectuses and Supplement do not offer FMOs.

(2)   APPLICABLE TO SERIES 800 CONTRACTS ONLY:

    o All references to the "ratcheted death benefit" are deleted in their entirety. The contract described in the Series 800 Prospectus does not offer the ratcheted death benefit feature.

    o In "EQUI-VEST at a glance -- key features" under "Annuitant issue ages," all references to age "90" are changed to "85."

    o In "Contract features and benefits" under "How you can purchase and contribute to your contract," note the following changes:

     (1) Under each column heading entitled "Available for annuitant issue ages," the information presented is deleted in its entirety and replaced with the following:

           0 through 85

     (2) Under each column heading entitled "Limitations on contributions," the second and third bullets are deleted in their and entirety and replaced with the following single bullet:

           For annuitants age 84 through 85 at contract issue, additional contributions may be made up to one year beyond the annuitant's issue age.

     (3) The footnote, which is marked with an asterisk, immediately following the chart is deleted in its entirety and replaced with the following:

           * For traditional IRA contracts, the maximum issue age is 70, but we will issue up to age 85 if the contribution is a rollover contribution.

    o In "Accessing your money" under "Selecting an annuity payout option," paragraphs (i)-(iv) are deleted in their entirety and replaced with the following two paragraphs:

     (i) if the annuitant was not older than age 80 when the contract was issued, the contract anniversary that follows the annuitant's 90th birthday;

     (ii) if the annuitant was age 81 through 85 when the contract was issued, the contract anniversary that follows the annuitant's 95th birthday.

    o In "Charges and expenses" under "Annual administrative charge," the second paragraph is deleted in its entirety and replaced with the following:

      The charge is deducted pro rata from the variable investment options. If your account value is allocated 100% to the guaranteed interest option, the charge will be waived.

    o In "Charges and expenses" under "Withdrawal charges," the second sentence of the third paragraph is deleted and replaced with the following:

      In the case of surrenders, we will pay you the greater of (i) the cash value, or (ii) the free withdrawal amount plus 94% (95% in the fifth contract year if the annuitant was age 60 or over when the contract was issued) of the remaining account value.

                    FOR USE IN THE STATE OF WASHINGTON ONLY

Form Number 888-1326                                       Catalog Number 129481

                                                                          X00485

   o In "Charges and expenses" the section entitled "Annuitant ages 86 through 90 when the contract is issued" is deleted in its entirety.

   o In "Charges and expenses" under "Disability, terminal illness, or confinement to nursing home," the last paragraph and two bullets are deleted in their entirety and replaced with the following heading and two bullets:

     For NQ, Traditional IRA, QP IRA and Roth IRA contracts, the withdrawal charge also does not apply in the following circumstances:

     o after five contract years and the annuitant is at least age 591/2; or

     o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.














































                    FOR USE IN THE STATE OF WASHINGTON ONLY

The Equitable Life Assurance Society of the United States


SUPPLEMENT DATED MAY 1, 2003, TO EQUI-VEST(R) SERIES 100 AND SERIES 200, EMPLOYER-SPONSORED RETIREMENT PROGRAMS, PROSPECTUS DATED MAY 1, 2003
--------------------------------------------------------------------------------



This supplement modifies certain information in the prospectus or supplements to prospectus dated May 1, 2003 (the "Prospectus") for EQUI-VEST(R) Employer-Sponsored Retirement programs, deferred variable annuity contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). Equitable Life will offer its EQUI-VEST(R) Series 100 and Series 200 EDC contracts modified with riders 2002EDC-WC-MI and PF 10,962, as applicable, (the "Modified EDC Agreement") only to participants in the EDC plan for Wayne County, Michigan. This Supplement describes the material differences between the Modified EDC Agreement and the EQUI-VEST(R) Series 100 and Series 200 EDC contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.


1. Exceptions to the Withdrawal Charge. Under the section titled, "For SEP, SARSEP, SIMPLE IRA, TSA, EDC and Annuitant-Owned HR-10 contracts," in "Withdrawal charge for series 100 and 200 contracts," the following exceptions are added:

    o   the Participant retires pursuant to terms of the Plan; or

    o   the Participant separates from service; or

    o the Participant elects a hardship withdrawal that qualifies as an unforeseeable emergency as defined under the Internal Revenue Code and o approved by the Plan; or

    o we receive proof satisfactory to us that the Participant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

    o the Participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled. Total disability is the Participant's incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and the Participant must continue to be deemed totally disabled.

        Written notice of claim must be given to us during the Participant's lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, the Participant must submit acceptable proof of disability. Such proof of disability must be either
        (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that the Participant meets the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to do so, and, in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

        The withdrawal charge will apply if the conditions, as described in the last two items above, existed at the time the Certificate was issued or if the condition began within the 12 month period following the issuance of the Certificate.

2. Annual Administrative Charge. The following is added to the sixth paragraph in the section, "Annual administrative charge," under "Charges under the contracts," in the Prospectus:

        For EDC contracts issued to participants in the Wayne County, Michigan, EDC plan, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year.


             FOR USE ONLY WITH WAYNE COUNTY, MICHIGAN EDC CONTRACTS

x00481

EQUI-VEST(R)


Supplement dated May 1, 2003
to EQUI-VEST(R) Employer-Sponsored
Retirement Programs

SUPPLEMENT PROSPECTUS DATED MAY 1, 2003


EQUI-VEST(R)TSA contracts (Series 100) offered to Employees of certain non-profit organizations within the State of Oregon

THE EQUITABLE LIFE ASSURANCE SOCIETY
OF THE UNITED STATES
1290 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10104
--------------------------------------------------------------------------------


This Supplement adds to and modifies certain information contained in the Prospectus or Supplement to Prospectus dated May 1, 2003 ("Prospectus") for the EQUI-VEST(R) Employer-Sponsored Retirement Programs deferred variable annuity contracts issued by The Equitable Life Assurance Society of the United States ("Equitable Life").


We will offer the EQUI-VEST(R) series 100 contracts, as described below ("Modified Oregon TSA Contracts"), to fund plans that meet the requirements of Internal Revenue Code Section 403(b) ("Section 403(b) plans") sponsored by certain Section 501(c)(3) non-profit organizations, within the State of Oregon ("employer"). Modified Oregon TSA Contracts will be available only when an employer (i) makes contributions to a Section 403(b) plan; (ii) has entered into an agreement with us that permits us to offer Modified Oregon TSA Contracts as a funding vehicle for its 403(b) plan; and (iii) has at least $10 million in existing assets to fund Modified Oregon TSA Contracts in its 403(b) plan.


This Supplement describes the material differences between the series 100 contracts described in the Prospectus and the Modified Oregon TSA Contracts. Certain of the modifications relate to the separate account asset-based charges for the variable investment options under Modified Oregon TSA Contracts. These charges are lowered from a maximum of 1.49% on certain variable investment options to 0.90% on all variable investment options. The Class IB/B shares of EQ Advisors Trust and AXA Premier VIP Trust (the "Trusts") available under Modified Oregon TSA Contracts include 12b-1 fees among their charges. The series 100 contracts described in the Prospectus include Class IA shares, which are not subject to 12b-1 fees and are not offered under Modified Oregon TSA Contracts.


This Supplement should be read together with the Prospectus. For purposes of this Supplement, the term "annuitant" refers to holders of current contracts (contract number 11947CT-I and certificate number 11934T) and the Modified Oregon TSA Contracts offered hereunder. Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus. Modified Oregon TSA Contracts became available on February 9, 2001.


Because you are purchasing an annuity contract as a Tax Sheltered Annuity
(TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus.)


The first bullet in "Fees and charges" under "EQUI-VEST(R) employer-sponsored retirement programs at a glance - key features" section in the Prospectus has been modified for Oregon TSA Contracts, as follows:

We deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.90%.



                                                                          X00510


                      FOR USE ONLY IN THE STATE OF OREGON

Fee Table
--------------------------------------------------------------------------------

The following tables are applicable to Modified Oregon TSA Contracts and describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Please also see the discussion of the modifications to "charges and expenses" as set forth later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the amount withdrawn (deducted if
you surrender your contract or make certain withdrawals).(1)                         6%

Charge if you elect a Variable Immediate Annuity payout option                       $350

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risk(2)                                                        0.65%
Other expenses(3)                                                                    0.25%
                                                                                     ----
Total Separate Account A annual expenses(4)                                          0.90%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge:
  If your account value is less than $25,000                                         $30 or 2% of your account value, plus any prior
  on the last day of your contract year                                              withdrawals during the contract year, if less

  If your account value is $25,000 or more                                           $0
  on the last day of your contract year
------------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a
"portfolio" that corresponds to any variable investment option you are using.
This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.
------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted       Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or    ------     -------
other expenses)(5)                                                                   0.57%      3.77%




Notes:

(1) This charge is 6% generally declining for the first through 12 contract years. The total of all withdrawal charges may not exceed 8% of all withdrawn contributions that were made in the current and nine prior years. This charge is deducted upon a withdrawal of amounts, or defaulted loan amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(2) A portion of this charge is for providing the death benefit.

(3) This charge is for financial accounting and other administrative services relating to the contract.

(4) Total Separate Account A charges annual expenses of the variable investment options (not including the Trusts' fees and other expenses) are guaranteed not to exceed a total annual rate of .90%.

(5) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust portfolio and each AXA VIP Trust portfolio pays is used to reduce the portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below:



--------------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses for 2002    Lowest     Highest
   (expenses that are deducted from portfolio assets     ------     -------
   including management fees, 12b-1 fees, service fees,  0.57%      1.85%
   and/or other expenses) after expense cap
--------------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses for 2002
   (expenses that are deducted from portfolio assets
   including management fees, 12b-1 fees, service fees,  0.43%      1.82%
   and/or other expenses) after expense cap and after a
   portion of the brokerage commissions that the portfolio
   pays is used to reduce the portfolio's expenses
--------------------------------------------------------------------------------





The prospectuses for each Trust are attached at the end of the Prospectus.

The section entitled "Charges under the contracts" under "Charges and expenses"
section in the Prospectus has been modified as follows:

MORTALITY AND EXPENSE RISKS CHARGE. The following information replaces the first paragraph of this section.

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit. The daily charge is equivalent to an annual rate of 0.65% of the net assets in each of the variable investment options.

CHARGE FOR OTHER EXPENSES. The following information replaces this section in its entirety:

We deduct this daily charge from the net assets in each variable investment option. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. The charge is to reimburse us for the cost of financial accounting services we provide under the contracts.

WITHDRAWAL CHARGE FOR SERIES 100 CONTRACTS. In addition to the exceptions to the withdrawal charges applicable to TSA contracts discussed under "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in the above-noted section in the Prospectus, the following will apply under Modified Oregon TSA Contracts:

o the annuitant retires pursuant to the terms of the Plan or separates from service;

o the annuitant has been diagnosed and certified in writing, by each of a United States licensed attending physician and independent physician, to be unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last a continuous period of not less than 12 months; or in the case of an individual who has turned age 55 and is blind, inability by reason of blindness, to engage in substantial gainful activity requiring skills, or abilities comparable to those of any gainful activity in which he has previously engaged with some regularity and over a substantial period of time. The term "blindness" shall mean the central visual keenness of 20/200 or less in the better eye with use of a correcting lens. An eye which is accompanied by a limitation in the fields of vision, such that the wider diameter of the visual field beneath an angle no greater than 20 degrees, shall be considered for purposes of this paragraph as having a central visual keenness of 20/200 or less; or

o we receive proof satisfactory to us that the annuitant's life expectancy is six months or less (this proof must include certification by a licensed physician in the United States); or

o the annuitant elects a withdrawal that qualifies as a hardship withdrawal under federal income tax rules. A hardship withdrawal is a distribution that is made on account of an immediate and heavy financial need of the annuitant and the distribution is not in excess of the amount necessary to satisfy such financial need; or

o the annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a physician licensed in the United States. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located. It must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam and meets all of the following:

o its main function is to provide skilled, intermediate or custodial nursing care;

o   it provides continuous room and board to three or more persons;

o   it is supervised by a registered nurse or a practical nurse;

o   it keeps daily medical records of each patient;

o   it controls and records all medications dispensed; and

o   its primary service is other than to provide housing for residents.

Condensed financial information


The unit values and number of units outstanding shown below, as of December 31, 2002, are for contracts offered under Separate Account A with the same asset based charge of 0.90%





EQUI-VEST(R) MODIFIED OREGON TSA CONTRACTS
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR
THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.
-----------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
                                                                                 -------------------------------------------
                                                                                                2001        2002
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP CORE BOND
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --     $ 107.20
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           --
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP HEALTH CARE
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --     $  79.33
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           --
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --     $  78.42
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           --
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP LARGE CAP CORE EQUITY
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --     $  76.77
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           --
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP LARGE CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --     $  68.17
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           --
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP LARGE CAP VALUE
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --     $  79.44
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           --
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP SMALL/MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --     $  62.27
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           --
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP SMALL/MID CAP VALUE
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --     $  74.03
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           --
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TECHNOLOGY
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --     $  56.89
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 55.54     $  39.17
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            35           34
-----------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 87.42     $  57.75
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            54           51
-----------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $128.51     $ 100.27
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             5            7
-----------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $118.06     $ 127.05
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --            1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 76.02     $  67.72
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             1            8
-----------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 71.03     $  48.46
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             1            1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $118.44     $ 126.38
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             1            2
-----------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $106.88     $  73.89
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             2            2
-----------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 49.65     $  29.14
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             2            2
-----------------------------------------------------------------------------------------------------------------------------

EQUI-VEST(R) MODIFIED OREGON TSA CONTRACTS (CONTINUED)
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR
THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.
-----------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
                                                                                 -------------------------------------------
                                                                                                2001        2002
-----------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 99.46    $  86.02
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            22          24
-----------------------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 95.39    $  81.63
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             1           2
-----------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 87.65    $  63.89
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN INTERNATIONAL
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --    $  68.67
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $109.00    $  81.38
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $101.25    $  76.77
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $111.05    $ 103.54
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 97.75    $  75.18
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             7           7
-----------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 76.81    $  57.84
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 85.92    $  69.42
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $111.62    $  94.35
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             1           2
-----------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 77.17    $  74.22
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             1           1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --    $  81.02
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. MORGAN CORE BOND
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --    $ 107.54
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --           1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 64.18    $  44.32
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/LAZARD SMALL CAP VALUE
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --    $ 114.07
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $105.94    $  92.92
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $131.84    $ 108.89
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             1           2
-----------------------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 87.46    $  56.92
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             3           4
-----------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 85.75    $  67.12
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --          --
-----------------------------------------------------------------------------------------------------------------------------

EQUI-VEST(R) MODIFIED OREGON TSA CONTRACTS (CONTINUED)
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR
THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.
-----------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
                                                                                 -------------------------------------------
                                                                                                2001        2002
-----------------------------------------------------------------------------------------------------------------------------
  EQ/MONEY MARKET
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 103.17     $ 103.51
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1            1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  96.20     $  77.17
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  76.66
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM VOYAGER
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  54.67
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  81.92
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-----------------------------------------------------------------------------------------------------------------------------

The Equitable Life Assurance Society of the United States


SUPPLEMENT DATED MAY 1, 2003 TO EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2003

For Employees of Employers Associated with Realty One
--------------------------------------------------------------------------------


This Supplement modifies certain information contained in the prospectus or supplement to prospectus dated May 1, 2003 ("Prospectus") as it relates to certain series 200 Trusteed Contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). The Series 200 Trusteed Contracts, modified as described below (the "Modified Trusteed Contracts"), are offered to employees of employers associated with Realty One, a real estate brokerage firm, on the basis described in the Prospectus, except that the Withdrawal Charge applicable to the Modified Trusteed Contracts will be waived for all plan assets invested under such Contracts, except for any withdrawal of plan assets which were invested in the guaranteed interest option less than 120 days prior to such withdrawal. Except as modified above, the discussion under "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses" with respect to Trusteed Contracts is applicable to the Modified Trusteed Contracts.


The annual administrative charge is waived.


Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).
































                                                                          x00476

The Equitable Life Assurance Society of the United States


SUPPLEMENT DATED MAY 1, 2003 TO EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2003

EQUI-VEST(R) TSA Contracts
(Series 100 and Series 200) Offered to Certain Public School Employees Within the State of Indiana
--------------------------------------------------------------------------------


This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2003 ("Prospectus") for Equi-Vest(R) Employer-Sponsored Retirement Programs deferred variable annuity contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). Equitable Life will offer its EQUI-VEST(R) Series 100 and Series 200 TSA Contracts, as described below ("Modified TSA Contracts"), to certain participants in plans that meet the requirements of Internal Revenue Code
Section 403(b) (referred to as Section 403(b) Plans) sponsored by a public education institution described in "Tax information" under "Tax-Sheltered annuity arrangements (TSAs)" as Section 403(b) Plans sponsored by a public education institution described in Section 403(b)(1)(A)(ii) of the Code within the State of Indiana ("Employer"). Modified TSA Contracts will be available only when an Employer makes contributions for employees participating in
Section 403(b) Plans (whether in addition to, or instead of, employee salary reduction or elective deferral contributions, as applicable) and has entered into an agreement with Equitable Life that permits Equitable Life to offer to you Modified TSA Contracts as a funding vehicle for your Employer's Section 403(b) Plan ("Modified TSA Agreement"). Terms not otherwise defined in this Supplement have the same meaning as in the Prospectus.


Modified TSA Contracts are offered to participants on the same basis and under the same terms and conditions described in the Prospectus as applicable to the EQUI-VEST(R) TSA Series 100 and Series 200 Contracts, except for certain material differences described in this Supplement.

EXCEPTIONS TO WITHDRAWAL CHARGE. Your Employer may notify us of its termination of a Modified TSA Agreement during the seven-day period ("Employer Window Period") starting on the fifth anniversary of the initial Modified TSA Contract purchased pursuant to a Modified TSA Agreement. If your Employer terminates its Modified TSA Agreement during an Employer Window Period, then you will have a 30-day period ("Annuitant Window Period"), starting on the first business day after the end of an Employer Window Period, during which to notify our Processing Office, in writing, whether you desire to terminate your Modified TSA Contract and transfer your Modified TSA Contract's account value to a successor funding vehicle without a withdrawal charge being applied.

Accordingly, the Prospectus section entitled "Charges under the contracts" in "Charges and expenses" has been revised to add the following waiver:

No charge will be applied to any amount withdrawn from your Modified TSA Contract if your Employer terminates its Modified TSA Agreement with us; and within the 30-day Annuitant Window Period, you choose to transfer the account value under your Modified TSA Contract to a successor funding vehicle.

Your opportunity to transfer your account value without paying a withdrawal charge is wholly dependent upon your Employer providing you with timely notice of the termination of its Modified TSA Agreement with us and notifying you of the Annuitant Window Period.

Equitable Life is not obligated to provide you with information relating to your Employer's decision to terminate its Modified TSA Agreement.

You are not required to make such a transfer and you may decide to continue your Modified TSA Contract even if your Employer terminates its Modified TSA Agreement.

GUARANTEED INTEREST OPTION RATES. Until the start of the Employer Window Period, all Modified TSA Contracts held by Annuitants of one Employer ("Unit") will be credited with a current rate of interest in the Guaranteed Interest Option up to 0.50% lower than the current rate for all other EQUI-VEST(R) Series 100 and Series 200 TSA Contracts purchased on the same date and not purchased pursuant to a Modified TSA Agreement or other modified service agreement Equitable Life has with an Employer. Equitable Life reserves the right to apply different interest percentage rates to Units, at its discretion, based upon variances in Unit experience, expenses and other factors. The current rate credited under Modified TSA Contracts, however, will never be lower than the minimum guaranteed rates under all EQUI-VEST(R) Series 100 and Series 200 TSA Contracts. See "Your contract's value in the guaranteed interest option" under "Determining your contract's value" in the Prospectus.

Once the Employer Window Period begins, the rates for any Modified TSA Contract within a Unit will be the same as the rates in effect for all other EQUI-VEST(R) Series 100 and Series 200 TSA Contracts purchased on the same date and not purchased pursuant to a Modified TSA Agreement or other modified service agreement Equitable Life has with an Employer.


                                                                          x00477

ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge under Modified TSA Contracts may be reduced or waived when participant services are performed at a modified or minimum level under a Modified TSA Agreement. This annual administrative charge may continue to be reduced or waived even if your Employer terminates its Modified TSA Agreement with us. Any reduction or waiver to an annual administrative charge will not be unfairly discriminatory. See "Charges and expenses" in the Prospectus.


Because you are purchasing an annuity contract as a Tax Sheltered Annuity
(TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the Prospectus.)

The Equitable Life Assurance Society of the United States


SUPPLEMENT DATED MAY 1, 2003 TO EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2003
--------------------------------------------------------------------------------



This supplement modifies certain information in the prospectus or supplement to prospectus dated May 1, 2003 (the "Prospectus") for EQUI-VEST(R) Employer-Sponsored Retirement Programs deferred variable annuity contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). Equitable Life will offer a modified version of its EQUI-VEST(R) Series 200 TSA contracts (the "Modified TSA Agreement") only to participants in qualifying retirement programs of certain nonprofit healthcare organizations. This Supplement describes the material differences between the Modified TSA Agreement and the EQUI-VEST(R) Series 200 TSA contract described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.


Material differences between the Modified TSA Agreement and the TSA provisions described in the EQUI-VEST(R) Prospectus include the following:

o WITHDRAWAL CHARGE. The Withdrawal Charge schedule for the Modified TSA Agreement is as follows:


           -------------------------------------------
                Contract Year(s)          Charge
           -------------------------------------------
                     1                       6%
                     2                       5
                     3                       4
                     4                       3
                     5                       2
                     6+                      0
           -------------------------------------------

This table replaces the EQUI-VEST(R) Series 200 Withdrawal Charge table in "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses."

o EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Agreement, the withdrawal charge section in "Charges and expenses" has been revised to add the following waivers:

    No charge will be applied to any amount withdrawn from the Modified TSA Agreement if:

    --  The annuitant has separated from service, or

    -- The annuitant makes a withdrawal at any time and qualifies to receive Social Security disability benefits as certified by the Social Security Administration or any successor agency, or

    -- The annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code.

o ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge for participants under the Modified TSA Agreement is at maximum the charge described in the Prospectus -- that is, it is equal to the lesser of $30 or 2% of the account value on the last business day of each year (adjusted to include any withdrawals made during the year), to be prorated for a fractional year. This charge may be reduced or waived when a Modified TSA Agreement is used by the employer and the required participant services are performed at a modified or minimum level.


Because you are purchasing an annuity contract as a Tax Sheltered Annuity
(TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the prospectus.)









                     FOR USE ONLY IN THE STATE OF ILLINOIS



888-                                                                    x00482

The Equitable Life Assurance Society of the United States


SUPPLEMENT DATED MAY 1, 2003 TO EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2003

--------------------------------------------------------------------------------


This supplement modifies certain information in the prospectus or supplement to prospectus dated May 1, 2003 (the "Prospectus") for EQUI-VEST(R) Employer-Sponsored Retirement Programs deferred variable annuity contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). Equitable Life will offer its EQUI-VEST(R) Series 200 TSA contracts modified with Rider 95MDHOSP (the "Modified TSA Contract") only to employees (age 75 and below) of hospitals and non-profit healthcare organizations doing business in Maryland. This Supplement describes the material differences between the Modified TSA Contract and the EQUI-VEST(R) Series 200 TSA contract described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.


Material differences between the Modified TSA Contract and the TSA provisions described in the EQUI-VEST(R) Prospectus include the following:

o WITHDRAWAL CHARGE. The Withdrawal Charge schedule for the Modified TSA Contract is as follows:


        --------------------------------------------------
                  Contract Year(s)          Charge
        --------------------------------------------------
                       1                      6%
                       2                      5
                       3                      4
                       4                      3
                       5                      2
                       6+                     0
        --------------------------------------------------

This table replaces the EQUI-VEST(R) Series 200 Withdrawal Charge table in "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses" in the Prospectus.

o LOANS. Loans will be available under the Modified TSA Contract when the TSA plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Only one outstanding loan will be permitted at any time. There is a minimum loan amount of $1,000 and a maximum loan amount which varies depending on the participant's account value but may never exceed $50,000. For more complete details and rules on Loans, see "Loans from qualified plans and TSAs" under "Tax information" in the Prospectus.

o EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Contract, the withdrawal charge section in "Charges and expenses" has been revised as follows:

     No charge will be applied to any amount withdrawn from the TSA Contract if:

    --  the annuitant has separated from service, or

    -- the annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code, or

    -- the annuitant makes a withdrawal at any time and qualifies to receive Social Security disability benefits as certified by the Social Security Administration or any successor agency.

    -- the annuitant withdraws funds that were transferred on or after January 18, 1996 into the Modified TSA Contract from another tax sheltered annuity contract qualified under Section 403(b) of the Code and issued by an insurance company other than Equitable Life.

o ANNUAL ADMINISTRATIVE CHARGE. No annual administrative charge will be charged to participants in the Modified TSA Contract.


Because you are purchasing an annuity contract as a Tax Sheltered Annuity
(TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the Prospectus.)



                     FOR USE ONLY IN THE STATE OF MARYLAND

888-

                                                                          x00479

The Equitable Life Assurance Society of the United States


SUPPLEMENT DATED MAY 1, 2003 TO EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2003


FOR EMPLOYEES OF ALLEGHENY COUNTY, PENNSYLVANIA
--------------------------------------------------------------------------------


This Supplement modifies certain information contained in the Prospectus dated May 1, 2003 ("Prospectus") as it relates to the Series 200 EDC Contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). The Series 200 EDC Contracts, modified as described below (the "Modified EDC Contracts"), are offered to employees of Allegheny County, Pennsylvania, on the basis described in the Prospectus, except that the Withdrawal Charge and Annual Administrative Charge applicable to the Modified EDC Contracts will be as follows:


o Withdrawal Charge. The Withdrawal Charge ("WC") schedule for the Modified EDC Contract is as follows:

         ----------------------------------------------
                  Contract Year(s)          WC
         ----------------------------------------------
                       1                    6%
                       2                    5
                       3                    4
                       4                    3
                       5                    2
                       6+                   0
         ----------------------------------------------

This table replaces the table in the Prospectus under "Withdrawal charge for series 100 and 200 contracts" in "Charges and expenses."

No WC will apply in the event of the:
   -- Death
   -- Disability
   -- Separation from service from Allegheny County
   -- Retirement of the participant.

The annual administrative charge is waived.


Because you are purchasing an annuity contract to fund an employer-sponsored retirement arrangement, under Section 457 of the Code, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus.)






                                                                          x00480

The Equitable Life Assurance Society of the United States


SUPPLEMENT DATED MAY 1, 2003, TO THE EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS ("EQUI-VEST(R)") PROSPECTUS AND THE TSA ADVANTAGE SUPPLEMENT ("SERIES 600")
--------------------------------------------------------------------------------


This supplement, which is for use in the state of Washington ONLY, modifies certain information in the above-referenced Prospectus and Supplement. Unless otherwise indicated, all other information in the Prospectus and Supplement remains unchanged. The modifications are as follows:


(1) All references to the "Fixed Maturity Options ("FMOs")" are deleted in their entirety. The contracts described in the above-referenced Prospectus and Supplement do not offer FMOs.**

**The incidental reference to "fixed maturity options" at the top of page 5 in the Series 600 Supplement, however, is not deleted.


(2) In "Charges and Expenses" under "Annual administrative charge," the seventh paragraph in the EQUI-VEST(R) Prospectus and the fourth paragraph in the Series 600 Supplement are deleted in their entirety and replaced with the following:

    The charge is deducted pro rata from the variable investment options. If your account value is allocated 100% to the guaranteed interest option, the charge will be waived.


(3) APPLICABLE TO EQUI-VEST(R) PROSPECTUS CONTRACTS ONLY:


    o All references to "Trusteed (sometimes referred to as "Unincorporated and/or Corporate Trusteed") contracts are deleted in their entirety. These contracts are not available through the above-referenced Prospectus.


    o In "Charges and expenses" under "Withdrawal charge for Series 300 and 400 contracts," the following paragraph is added immediately following the first paragraph:


            For SIMPLE IRA contracts, in the case of surrenders, we will pay you the greater of (i ) the cash value, or (ii) the free withdrawal amount plus 94% of the remaining account value. For issue ages 60 and older, the percentage is 95% in the 5th contract year following a contribution; for issue ages under 60, the percentage is 94.5% in the 6th contract year following a contribution.


    o In "Charges and expenses" under "Disability, terminal illness or confinement to a nursing home," the first bullet in the last paragraph is deleted in its entirety and replaced with the following:


                o after six (for SIMPLE IRA contracts, five) contract years and the annuitant is at least age 59 1/2; or



                     FOR USE IN THE STATE OF WASHINGTON ONLY


Form Number 888-1326A                                Cat No. 129484

                                                                          x00478

The Equitable Life Assurance Society of the United States


SUPPLEMENT DATED MAY 1, 2003, TO THE
EQUI-VEST(R) EMPLOYER SPONSORED RETIREMENT PROGRAMS DATED MAY 1, 2003


EQUI-VEST(R) TSA contracts (Series 100) for New York City Housing Development Corporation
--------------------------------------------------------------------------------


This supplement modifies certain information in the above-referenced Prospectus, Supplement to Prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(R) Employer-Sponsored Retirement Programs offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). Terms in this Supplement have the same meaning as in the Prospectus.

This Supplement describes the material differences between NY Housing TSA Contracts and the EQUI-VEST(R) Series 100 contracts described in the Prospectus as follows:


A. Administrative Charge. The annual administrative charge is waived, therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal Charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed.


1. Under "Fees and charges" in "EQUI-VEST employer-sponsored programs at a glance -- key features," a new bullet is added as the sixth bullet on page 10 of the Prospectus:


    o   Withdrawal charge:
        -- NY Housing TSA contracts under series 100: We deduct a charge equal to 6% of any amount withdrawn above the 10% free corridor.


2. The following chart is added under the chart in "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts." under "Charges and expenses," on page 35 of the Prospectus:


    For NY Housing TSA contracts.


            -----------------------------------
             Contract Year(s)    Charge
            -----------------------------------
              1 through 5        6%
            -----------------------------------
              6 and later        0
            -----------------------------------

C. Current Total Separate Account A annual expenses. The following changes are made to reflect a change in the current Total Separate Account A annual expenses.


1. The following footnote (+), is added to "Total Separate Account A annual expenses" under "Fee Table," on page 12 of the Prospectus:


    + For NY Housing TSA contracts in series 100, the current "Mortality and expense risk charge" is 0.45% and the current "Other expenses" is 0.25%, resulting in the current "Total Separate Account A annual expenses" of 0.70%.


2. The following sentence is added as the last sentence under the first paragraph in "Example: EQUI-VEST(R) series 100 and 200 contracts" under "Fee Table," on page 15 of the Prospectus:

    NY Housing TSA contracts for series 100 have reduced the current Total Separate Account A annual expenses to 0.70% and waived the annual administrative charge. Since the expense example below reflects Total Separate Account A annual expenses ranging from 1.49% (for the EQ/Alliance Common Stock and EQ/Money Market options) to 1.34% (for all other options), and an estimated administrative charge of $6.87 per $10,000, the expenses shown are higher than they currently are for NY Housing TSA contracts.






           The Equitable Life Assurance Society of the United States
                          1290 Avenue of the Americas
                              New York, NY 10104


                  FOR USE ONLY WITH NY HOUSING TSA CONTRACTS.
                                                                          X00511

The Equitable Life Assurance Society of the United States


SUPPLEMENT DATED MAY 1, 2003, TO EQUI-VEST(R) SERIES 100 AND SERIES 200 EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2003


EQUI-VEST(R) TSA and EDC contracts (Series 100 and Series 200)
Offered to Certain Public School Employees Within the State of Virginia
--------------------------------------------------------------------------------


This supplement modifies certain information contained in the May 1, 2003 Prospectus or Supplement to Prospectus (the "Prospectus") for EQUI-VEST(R) group and individual deferred variable annuity contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life").


Equitable Life will offer its EQUI-VEST(R) Series 100 and Series 200 EDC and TSA contracts, modified as described below, (the "Modified EDC and TSA Agreement") only to certain participants in the EDC and TSA plans sponsored by a public education institution within the State of Virginia. This Supplement describes material regarding the annual administrative charge for EDC and TSA contracts. Terms in this Supplement have the same meaning as in the Prospectus.


o Annual Administrative Charge. The following is added to the fifth paragraph in the section, "Annual administrative charge," under "Charges under the contracts," in the Prospectus:

    "For EDC and TSA contracts issued to certain public school participants within the State of Virginia, with EDC and TSA plans, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year."










        FOR USE ONLY WITH EDC AND TSA CONTRACTS IN THE STATE OF VIRGINIA

x00475

The Equitable Life Assurance
Society of the United States

SUPPLEMENT DATED MAY 1, 2003 TO THE EQUI-VEST(R)
EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS ("SERIES 200")
AND THE EQUI-VEST(R) VANTAGE(SM) SUPPLEMENT ("VANTAGE") DATED MAY 1, 2003


EQUI-VEST(R) TSA contracts (Series 200 and Vantage)
Subject to the 403(b) Certification Rules of the Teacher Retirement System of the State of Texas
--------------------------------------------------------------------------------


This Supplement modifies certain information contained in the Prospectus and Supplement to Prospectus dated May 1, 2003 (the "Prospectuses") for EQUI-VEST(R) Employer-Sponsored Retirement Programs offered by The Equitable Life Assurance Society of the United States ("Equitable Life").

On August 1, 2002, Equitable Life began offering its EQUI-VEST(R) Series 200 and EQUI-VEST(R) Vantage(SM) TSA contracts, modified as described below (the "Modified TSA Contracts"), only to employees:


o of school districts and open-enrollment charter schools (Grades K-12) who are eligible to participate in the TSA Plans, the providers of which are subject to the 403(b) certification rules of the Teacher Retirement System of the State of Texas; and


o who enroll in and contribute to the Modified TSA Contracts through a salary reduction agreement.


This Supplement describes the material differences between the Modified TSA Contracts and the EQUI-VEST(R) Series 200 or EQUI-VEST(R) Vantage(SM) contracts described in the Prospectuses. Terms in this Supplement have the same meaning as in the Prospectuses.

Material differences between the Modified TSA Contracts and the TSA provisions described in the EQUI-VEST(R) Series 200 and EQUI-VEST(R) Vantage(SM) Prospectuses include the following:

1.  Total Annual Expenses. The following footnote "+" has been added:

o For Series 200, this footnote is added to "Total Separate Account A annual expenses" under "Fee table."

o For Vantage, this footnote is added to "Separate account charge" under "Fee table."


        + For Series 200 and Vantage TSA contracts, the total Separate Account A annual expenses and total annual expenses of the Trusts, when added together, are not permitted to exceed 2.75% (except for the EQ/Aggressive Stock, EQ/Balanced, EQ/Alliance Common Stock and EQ/ Money Market options in Series 200 which are not permitted to exceed 1.75%), unless a higher rate is permitted by the Teacher Retirement System of Texas. Currently, this expense limitation has the effect of reducing the total expenses applicable to options funded by the AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology and EQ/Emerging Markets Equity portfolios.


2.  Withdrawal Charges.

o   The following are changed in the EQUI-VEST(R) Series 200 Prospectus:


    Under "Fees and charges" in "EQUI-VEST(R) employer-sponsored programs at a glance - key features" all references to the amount of withdrawal charge (with the exception of the free 10% withdrawal amount) are replaced with the following:



        All series 200 contracts: 6% of amount withdrawn, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.



FOR USE ONLY WITH TSA CONTRACTS SUBJECT TO THE 403(B) CERTIFICATION RULES OF THE
                TEACHER RETIREMENT SYSTEM OF THE STATE OF TEXAS
     (SCHOOL DISTRICTS AND OPEN-ENROLLMENT CHARTER SCHOOLS - GRADES K - 12)


                                                                          x00506

 The following table replaces the EQUI-VEST(R) Series 200 withdrawal charge table in "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses" in the Prospectus.


       ----------------------------------------------
                Contract Year(s)         Charge
       ----------------------------------------------
                     1                    6.00%
                     2                    5.75%
                     3                    5.50%
                     4                    5.25%
                     5                    5.00%
                     6                    4.75%
                     7                    4.50%
                     8                    4.25%
                     9                    4.00%
                     10                   3.00%
                     11                   1.00%
                     12                   1.00%
                13 and later              0.00%
       ----------------------------------------------

o   The following are changed in the EQUI-VEST(R) Vantage(SM) Supplement:

    The "Withdrawal charge" paragraph in the "Fee table" is deleted in its entirety and replaced by the following table:



      --------------------------------------------------
          Participant/Contract Year(s)         Charge
      --------------------------------------------------
                     1                          6.00%
                     2                          5.75%
                     3                          5.50%
                     4                          5.25%
                     5                          5.00%
                6 and later                     0.00%
      --------------------------------------------------


    The first sentence in the last paragraph under "Withdrawal Charge for EQUI-VEST(R) Vantage(SM) Contracts" in Section 13, is replaced in its entirety with the following:

        The withdrawal charge equals up to 6% of the amount withdrawn from the account value under the contract attributable to the participant for whom the withdrawal is made (or of the defaulted loan amount, if applicable) in the first five contract or participation years, as applicable. See the "Withdrawal charge" table that appears in the "Fee table."

3.  Condensed financial information

    The unit values and number of units outstanding shown below, as of December 31, 2002 are for contracts offered under Separate Account A with the same asset based charge of 1.34%





EQUIVEST MODIFIED TEXAS TSA CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2002

                                             For the years ending December 31,
                                               1992    1993    1994    1995    1996
 AXA Premier VIP Core Bond
  Unit value                                   --      --      --      --      --
  Number of units outstanding (000's)          --      --      --      --      --
 AXA Premier VIP Health Care
  Unit value                                   --      --      --      --      --
  Number of units outstanding (000's)          --      --      --      --      --
 AXA Premier VIP International Equity
  Unit value                                   --      --      --      --      --
  Number of units outstanding (000's)          --      --      --      --      --
 AXA Premier VIP Large Cap Core
 Equity
  Unit value                                   --      --      --      --      --
  Number of units outstanding (000's)          --      --      --      --      --


                                                 For the years ending December 31,
                                          1997    1998    1999    2000    2001       2002
 AXA Premier VIP Core Bond
  Unit value                              --      --      --      --      --      $ 106.73
  Number of units outstanding (000's)     --      --      --      --      --           264
 AXA Premier VIP Health Care
  Unit value                              --      --      --      --      --      $ 103.48
  Number of units outstanding (000's)     --      --      --      --      --            --
 AXA Premier VIP International Equity
  Unit value                              --      --      --      --      --      $  89.80
  Number of units outstanding (000's)     --      --      --      --      --            --
 AXA Premier VIP Large Cap Core
 Equity
  Unit value                              --      --      --      --      --      $  76.43
  Number of units outstanding (000's)     --      --      --      --      --            91



FOR USE ONLY WITH TSA CONTRACTS SUBJECT TO THE 403(B) CERTIFICATION RULES OF
                                      THE
                TEACHER RETIREMENT SYSTEM OF THE STATE OF TEXAS
     (SCHOOL DISTRICTS AND OPEN-ENROLLMENT CHARTER SCHOOLS - GRADES K - 12)

EQUIVEST MODIFIED TEXAS TSA CONTRACTS (CONTINUED)
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2002
                                                       For the years ending December 31,
                                                 1992        1993        1994        1995        1996
 AXA Premier VIP Large Cap Growth
  Unit value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --
 AXA Premier VIP Large Cap Value
  Unit value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --
 AXA Premier VIP Small/Mid Cap
 Growth
  Unit value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --
 AXA Premier VIP Technology
  Unit value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --
 EQ/Aggressive Stock
  Unit value                                  $  48.30    $  55.68    $  52.88    $  68.73    $  82.91
  Number of units outstanding (000's)           17,986      21,496      24,787      25,821      27,945
 EQ/Alliance Common Stock
  Unit value                                  $ 104.63    $ 128.81    $ 124.32    $ 162.42    $ 199.05
  Number of units outstanding (000's)           11,841      13,917      15,749      16,292      16,933
 EQ/Alliance Growth and Income
  Unit value                                        --          --    $  98.86    $ 121.02    $ 143.37
  Number of units outstanding (000's)               --          --         210         498         975
 EQ/Alliance Intermediate
 Government Securities
  Unit value                                        --          --    $  98.19    $ 109.80    $ 112.40
  Number of units outstanding (000's)               --          --          32          89         146
 EQ/Alliance International
  Unit value                                        --          --          --    $ 104.15    $ 112.83
  Number of units outstanding (000's)               --          --          --         141         763
 EQ/Alliance Premier Growth
  Unit value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --
 EQ/Alliance Quality Bond
  Unit value                                        --          --    $  93.87    $ 108.38    $ 112.65
  Number of units outstanding (000's)               --          --          53         135         196
 EQ/Alliance Small Cap Growth
  Unit value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --
 EQ/Alliance Technology
  Unit value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --
 EQ/Balanced
  Unit Value                                  $  26.04    $  28.85    $  26.18    $  30.92    $  34.06
  Number of units outstanding (000's)           25,975      31,259      32,664      30,212      28,319
 EQ/Bernstein Diversified Value
  Unit Value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --
 EQ/Calvert Socially Responsible
  Unit value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --
 EQ/Capital Guardian International
  Unit value                                        --          --          --          --          --
  Number of units outstanding (000's)               --          --          --          --          --


                                                           For the years ending December 31,
                                            1997        1998         1999        2000        2001        2002
 AXA Premier VIP Large Cap Growth
  Unit value                                   --          --           --          --          --    $  67.87
  Number of units outstanding (000's)          --          --           --          --          --         138
 AXA Premier VIP Large Cap Value
  Unit value                                   --          --           --          --          --    $  79.08
  Number of units outstanding (000's)          --          --           --          --          --         127
 AXA Premier VIP Small/Mid Cap
 Growth
  Unit value                                   --          --           --          --          --    $  93.12
  Number of units outstanding (000's)          --          --           --          --          --          --
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                   --          --           --          --          --    $  94.23
  Number of units outstanding (000's)          --          --           --          --          --          --
 AXA Premier VIP Technology
  Unit value                                   --          --           --          --          --    $  86.91
  Number of units outstanding (000's)          --          --           --          --          --          --
 EQ/Aggressive Stock
  Unit value                             $  90.75    $  89.92     $ 105.59    $  90.70    $  67.13    $  47.48
  Number of units outstanding (000's)      28,030      25,634       20,946      18,138      16,058      13,832
 EQ/Alliance Common Stock
  Unit value                             $ 253.68    $ 323.75     $ 399.74    $ 339.28    $ 299.82    $ 197.84
  Number of units outstanding (000's)      17,386      17,231       16,705      15,685      14,197      11,899
 EQ/Alliance Growth and Income
  Unit value                             $ 179.30    $ 213.81     $ 250.31    $ 269.09    $ 262.05    $ 204.07
  Number of units outstanding (000's)       1,800       2,475        3,095       3,352       3,789       3,455
 EQ/Alliance Intermediate
 Government Securities
  Unit value                             $ 118.98    $ 126.48     $ 124.96    $ 134.60    $ 143.62    $ 154.25
  Number of units outstanding (000's)         202         314          360         309         587         915
 EQ/Alliance International
  Unit value                             $ 107.92    $ 117.72     $ 160.04    $ 121.54    $  92.48    $  82.20
  Number of units outstanding (000's)         968         971          926       1,028         945       5,013
 EQ/Alliance Premier Growth
  Unit value                                   --          --     $ 116.36    $  93.70    $  70.28    $  47.74
  Number of units outstanding (000's)          --          --          887       2,596       2,788       2,376
 EQ/Alliance Quality Bond
  Unit value                             $ 121.30    $ 130.07     $ 125.76    $ 138.33    $ 147.79    $ 157.39
  Number of units outstanding (000's)         283         557          622         566         899         950
 EQ/Alliance Small Cap Growth
  Unit value                             $ 125.55    $ 118.57     $ 149.64    $ 168.29    $ 144.40    $  99.61
  Number of units outstanding (000's)         488       1,101          976       1,895       1,988       1,955
 EQ/Alliance Technology
  Unit value                                   --          --           --    $  66.10    $  49.27    $  28.78
  Number of units outstanding (000's)          --          --           --       1,313       1,757       1,713
 EQ/Balanced
  Unit Value                             $  38.66    $  45.07     $  52.39    $  51.10    $  49.61    $  42.91
  Number of units outstanding (000's)      26,036      24,361       22,434      20,413      19,822      23,382
 EQ/Bernstein Diversified Value
  Unit Value                                   --          --           --          --    $  94.39    $  80.42
  Number of units outstanding (000's)          --          --           --          --       1,544       1,981
 EQ/Calvert Socially Responsible
  Unit value                                   --          --     $ 107.58    $ 103.06    $  86.73    $  62.93
  Number of units outstanding (000's)          --          --            4          15          33          57
 EQ/Capital Guardian International
  Unit value                                   --          --           --          --          --    $  67.65
  Number of units outstanding (000's)          --          --           --          --          --          61

EQUIVEST MODIFIED TEXAS TSA CONTRACTS (CONTINUED)
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2002 (CONTINUED)
                                                         For the years ending December 31,
                                                 1992        1993         1994         1995         1996
 EQ/Capital Guardian Research
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/Capital Guardian U.S. Equity
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/Emerging Markets Equity
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/Equity 500 Index
  Unit value                                        --          --     $ 100.95     $ 135.94     $ 164.12
  Number of units outstanding (000's)               --          --           47          592        1,486
 EQ/Evergreen Omega
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/FI Mid Cap
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/FI Small/Mid Cap Value
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/High Yield
  Unit value                                        --          --     $  95.88     $ 113.44     $ 137.53
  Number of units outstanding (000's)               --          --           99          209          444
 EQ/International Equity Index
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/J.P. Morgan Core Bond
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/Janus Large Cap Growth
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/Lazard Small Cap Value
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/Marsico Focus
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/Mercury Basic Value Equity
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/MFS Emerging Growth
 Companies
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/MFS Investors Trust
  Unit value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --
 EQ/Money Market
  Unit value                                   $ 25.01     $ 25.41     $  26.08     $  27.22     $  28.28
  Number of units outstanding (000's)            1,201       1,065        1,000        1,021        1,013
 EQ/Putnam Growth and Income Value
  Unit Value                                        --          --           --           --           --
  Number of units outstanding (000's)               --          --           --           --           --


                                                            For the years ending December 31,
                                            1997        1998         1999         2000         2001        2002
 EQ/Capital Guardian Research
  Unit value                                   --          --     $ 106.78     $ 111.59     $ 107.86    $  80.17
  Number of units outstanding (000's)          --          --            8           44           95       1,211
 EQ/Capital Guardian U.S. Equity
  Unit value                                   --          --     $ 101.64     $ 103.88     $ 100.43    $  75.63
  Number of units outstanding (000's)          --          --           13           34           96         375
 EQ/Emerging Markets Equity
  Unit value                             $  79.41    $  57.18     $ 110.43     $  65.32     $  61.12    $  56.74
  Number of units outstanding (000's)         109         217          590          926          850         895
 EQ/Equity 500 Index
  Unit value                             $ 214.66    $ 271.24     $ 322.15     $ 287.40     $ 249.66    $ 191.65
  Number of units outstanding (000's)       2,686       3,805        4,579        4,346        4,083       3,648
 EQ/Evergreen Omega
  Unit value                                   --          --     $ 106.57     $  92.84     $  76.01    $  56.98
  Number of units outstanding (000's)          --          --            5           18           33          55
 EQ/FI Mid Cap
  Unit value                                   --          --           --     $  99.98     $  85.41    $  68.70
  Number of units outstanding (000's)          --          --           --           86          420         738
 EQ/FI Small/Mid Cap Value
  Unit value                             $ 118.06    $ 104.82     $ 105.28     $ 109.21     $ 112.05    $  94.29
  Number of units outstanding (000's)         577         859          721          628        1,238       1,835
 EQ/High Yield
  Unit value                             $ 160.74    $ 150.42     $ 143.43     $ 129.28     $ 128.74    $ 123.58
  Number of units outstanding (000's)         831       1,164          998          800          770         696
 EQ/International Equity Index
  Unit value                                   --          --           --           --           --    $  80.64
  Number of units outstanding (000's)          --          --           --           --           --          25
 EQ/J.P. Morgan Core Bond
  Unit value                                   --          --           --           --           --    $ 107.03
  Number of units outstanding (000's)          --          --           --           --           --         207
 EQ/Janus Large Cap Growth
  Unit value                                   --          --           --     $  83.95     $  63.80    $  43.86
  Number of units outstanding (000's)          --          --           --          165          464         581
 EQ/Lazard Small Cap Value
  Unit value                                   --          --           --           --           --    $ 112.38
  Number of units outstanding (000's)          --          --           --           --           --         239
 EQ/Marsico Focus
  Unit value                                   --          --           --           --     $ 105.89    $  92.40
  Number of units outstanding (000's)          --          --           --           --           --         337
 EQ/Mercury Basic Value Equity
  Unit value                             $ 115.97    $ 127.67     $ 149.82     $ 165.27     $ 172.07    $ 141.48
  Number of units outstanding (000's)         145         444          617          634        1,044       1,282
 EQ/MFS Emerging Growth
 Companies
  Unit value                                   --    $ 161.04     $ 275.93     $ 220.97     $ 143.76    $  93.15
  Number of units outstanding (000's)          --       1,090        2,427        3,720        3,422       2,890
 EQ/MFS Investors Trust
  Unit value                                   --          --     $ 104.48     $ 102.37     $  84.85    $  66.13
  Number of units outstanding (000's)          --          --           18           68           87         118
 EQ/Money Market
  Unit value                             $  29.41    $  30.55     $  31.63     $  33.15     $  33.96    $  34.00
  Number of units outstanding (000's)         973       1,261        1,516        1,458        1,796       1,816
 EQ/Putnam Growth and Income Value
  Unit Value                             $ 115.17    $ 128.20     $ 124.76     $ 131.45     $ 120.85    $  96.50
  Number of units outstanding (000's)         250         581          648          521          532         484

EQUIVEST MODIFIED TEXAS TSA CONTRACTS (CONTINUED)
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2002 (CONTINUED)
                                                                                                  For the years
                                                                                               ending December 31,
                                                                                                  1992    1993    1994
 EQ/Putnam International Equity
  Unit value                                                                                      --      --      --
  Number of units outstanding (000's)                                                             --      --      --
 EQ/Putnam Voyager
  Unit value                                                                                      --      --      --
  Number of units outstanding (000's)                                                             --      --      --
 EQ/Small Company Index
  Unit value                                                                                      --      --      --
  Number of units outstanding (000's)                                                             --      --      --


                                                                                              For the years ending December 31,
                                                                                             1995    1996    1997    1998    1999
 EQ/Putnam International Equity
  Unit value                                                                                 --      --      --      --      --
  Number of units outstanding (000's)                                                        --      --      --      --      --
 EQ/Putnam Voyager
  Unit value                                                                                 --      --      --      --      --
  Number of units outstanding (000's)                                                        --      --      --      --      --
 EQ/Small Company Index
  Unit value                                                                                 --      --      --      --      --
  Number of units outstanding (000's)                                                        --      --      --      --      --


                                                                                              For the years ending
                                                                                                  December 31,
                                                                                             2000    2001      2002
 EQ/Putnam International Equity
  Unit value                                                                                 --      --      $ 75.52
  Number of units outstanding (000's)                                                        --      --          928
 EQ/Putnam Voyager
  Unit value                                                                                 --      --      $ 53.85
  Number of units outstanding (000's)                                                        --      --           19
 EQ/Small Company Index
  Unit value                                                                                 --      --      $ 81.53
  Number of units outstanding (000's)                                                        --      --           72

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 15.        Indemnification of Directors and Officers
                -----------------------------------------

                Equitable Life's By-Laws provide, in Article VII, as follows:

                7.4      Indemnification of Directors, Officers and Employees.
                         -----------------------------------------------------
                         (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company

                           (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721 -726; Insurance Law ss.1216}


                The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.


Item 16.        Exhibits
                --------

                Exhibits No.
                ------------


                (1)        (a)      Distribution and Servicing Agreement among
                                    Equico Securities, Inc. (now AXA Advisors,
                                    LLC), Equitable and Equitable Variable
                                    Life Insurance Company, dated as of May 1,
                                    1994, incorporated by reference to Exhibit
                                    3.(c) to Registration Statement File
                                    No. 2-30070, previously filed on February
                                    14, 1995, refiled electronically on July 10,
                                    1998.

                           (b) Sales Agreement dated as of January 1, 1995 by and among Equico Securities, Inc. (now AXA Advisors, LLC), Equitable, Separate Account A, Separate Account No. 301 and Separate Account No. 51, previously filed as
                                    Exhibit 1(c) to this Registration Statement
                                    No. 33-89510 on April 24, 1995, incorporated by reference to Exhibit 3(e) to Registration Statement File No. 2-30070, filed electronically July 10, 1998.

                           (c) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust (File No. 333-17217) on Form N-1A, filed August 28, 1997.

                           (d) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 previously filed with this Registration Statement, File No. 33-89510, on
                                    April 20, 2001.

                           (e) Distribution Agreement for services by AXA Network, LLC to The Equitable Life Assurance Society of the United States dated
                                    January 1, 2000 previously filed with this Registration Statement, File No. 33-89510, on April 20, 2001.

                           (f) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC and AXA Advisors, LLC, previously filed with this Registration Statement File No. 333-64749 on December 5, 2001.



                (2)        Not applicable.


                (4)        (a)      Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement No. 33-89510 on April
                                    24, 1995, incorporated herein by reference to Exhibit 4(f) to Registration Statement
                                    File No. 2-30070, refiled electronically
                                    July 10, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(g) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

                           (c) Forms of endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(h) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Forms of data pages to endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.


                           (e) Form of application used with the annuity contract identified above, previously filed with this Registration Statement No. 33-89510 on April 26, 1996.

                           (f) Form of data pages for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(m) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (g)(i) Form of endorsement for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(n) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (g)(ii) Form of application for use with standard IRA Certificates and Roth Advantage Certificates, incorporated herein by reference to Exhibit No. 5(c) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (h) Form of data pages for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(o) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (i) Form of endorsement for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(p) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (j) Form of data pages for EQUI-VEST Express No. 94ICA/B (8/99), incorporated herein by reference to Exhibit No. 4(g) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

                           (k)(i) Form of data pages for EQUI-VEST Tax Deferred Variable Annuity Application Form #180-1009, incorporated herein by reference to Exhibit No. 5(a) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

                           (k)(ii) Form of EQUI-VEST(R) Tax-Deferred Variable Individual Annuity Application, Form No. 180-1009, incorporated herein by reference to Exhibit No. 5(a) to Registration Statement File No. 333-81501, filed on Form N-4 on June 24, 1999.

                           (l) Form of Guaranteed Death Benefit Rider, Form No. 99GDB, incorporated herein by reference to Exhibit No. 4(g) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

                           (m) Form of EQUI-VEST data pages, Form No. 94ICA/B (8/99), incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

                           (n) Form of endorsement -- EQUI-VEST Beneficiary Continuation Option (for use with IRA contracts) previously filed with this Registration Statement File No. 33-89510 on April 26, 2000.

                           (o) Form of Endorsement (No. 2001 ENJONQ) applicable to Non Qualified Certificates incorporated herein by reference to Exhibit 4(i) to Registration Statement File No. 333-81393 filed on form N-4 on April 19, 2001.

                           (p) Form of Endorsement (No. 2000 ENMVA) applicable to Market Value Adjustment Terms incorporated herein by reference to Exhibit 4(s) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (q) Form of Amendment (No. 2001 BCOTSA6) to Certificate 9412CAIB and Endorsement 96 ENTSAIL and 96 ENTSAILI incorporated herein by reference to Exhibit 4(u) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (r) Form of Amendment (No. 2001 BCOTSA2) to Equivest Series 2000 contract incorporated herein by reference to Exhibit 4(v) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (s) Form of Amendment (No 2001 BCOTSAI) to Certificate issued under Contract No. 11930T incorporated herein by reference to Exhibit 4(t) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (t) Forms of Group Annuity Contract (No. 2001-TSAGAC-TXTRS, Certificate No.
                                    2001TSACERTB-TXTRS and Data Pages,
                                    incorporated herein by reference to Exhibit
                                    No. 4(y) to Registration Statement File No.
                                    2-30070 on Form N-4, filed on July 11, 2002.

                           (u) Forms of Endorsement and Data Pages for series 200 contracts in connection with Texas Teacher Retirement System incorporated herein by reference to Exhibit No. 4(z) to Registration Statement No. 2-30070 on Form N-4, filed on July
                                    11, 2002

                           (v)      Form of data pages for IRA Takeover
                                    Beneficiary Continuation Option, Form No.
                                    2002IRATOBCO-EV, incorporated herein by
                                    reference to Exhibit No. 4(j) to
                                    Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                           (w) Form of Endorsement for Traditional IRA Takeover Beneficiary Continuation Option Form No. 2002IRATOBCO, incorporated herein by reference to Exhibit No. 4(k) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                           (x) Form of Endorsement for Roth IRA Takeover Beneficiary Continuation Option, Form No. 2002ROTHTOBCO, incorporated by reference to Exhibit No. 4(l) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                           (y)      Form of Endorsement Applicable to
                                    Non-Qualified (in-force) Contract/
                                    Certificates with Beneficiary
                                    Continuation Option, Form No. 2002NQBCO, incorporated herein by reference to Exhibit No. 4(m) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                           (z)      Form of Application for EQUI-VEST
                                    Takeover Beneficiary Continuation Option,
                                    Form No. 180-3000BCO, incorporated herein by reference to Exhibit No. 5(b) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                           (a)(a) Form of Endorsement for series 200 EDC plans, No. 2002EDC(10/02), incorporated herein by reference to Exhibit No. 4(a)(a) to Registration Statement File No. 2-30070, filed on Form N-4, on April 17, 2003.

                           (b)(b) Form of Endorsement for series 100 EDC plans, No. 2002EDC-100, incorporated herein by reference to Exhibit No. 4(b)(b) to Registration Statement File No. 2-30070, filed on Form N-4, on April 17, 2003.

                           (c)(c) Form of Group Annuity Contract for series 200 EDCA contracts, No. 2002EDCA, incorporated herein by reference to Exhibit No. 4(c)(c) to Registration Statement File No. 2-30070, filed on Form N-4 on April 17, 2003.

                (5)        (a)      Opinion and Consent of Jonathan E. Gaines,
                                    Esq., Vice President and Associate
                                    General Counsel of Equitable, as to the
                                    legality of the securities being registered, previously filed with this Registration No.
                                    33-89510 on February 14, 1995, refiled
                                    electronically, July 10, 1998.

                           (b) Copies of the Internal Revenue Service determination letters regarding qualification under Section 408 of the Internal Revenue Code, previously filed with this Registration Statement No. 33-89510 on April 26, 1996.

                (8)        Not applicable.

                (12)       Not applicable.

                (15)       Not applicable.

                (23)       Consent of PricewaterhouseCoopers LLP.

                (24)       (a)      Powers of Attorney previously filed with
                                    this Registration Statement, File No.
                                    33-89510 on April 26, 2000.

                           (b) Powers of Attorney incorporated herein by reference to Exhibit No. 27(n)(iii) Registration Statement No. 333-103199, filed on April 4, 2003.


                (26)       Not applicable.

                (27)       Not applicable.

                (28)       Not applicable.


Item 17.          Undertakings
                  ------------

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)        To include any prospectus
                                               required by section 10(a)(3) of
                                               the Securities Act of 1933;

                                    (ii)       to reflect in the Prospectus any
                                               facts or events arising after the
                                               effective date of the
                                               registration statement (or the
                                               most recent post-effective
                                               amendment thereof) which,
                                               individually or in the aggregate,
                                               represent a fundamental change in
                                               the information set forth in the
                                               registration statement;

                                    (iii)      To include any material
                                               information with respect to the
                                               plan distribution not previously
                                               disclosed in the registration
                                               statement of or any material
                                               change to such information in the
                                               registration statement;

                  The directors and officers of Equitable Life are insured under Policies issued by Lloyd's of London, X.L. Insurance Company and Ace Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 17, 2003.



                                  THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                  UNITED STATES
                                  (Registrant)

                                       By: /s/ Robin Wagner
                                           ----------------------
                                               Robin Wagner
                                               Vice President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:

*Christopher M. Condron                   Chairman of the Board, President
                                          Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                         Vice Chairman of the Board,
                                          Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                        Senior Vice President and
                                          Controller

*DIRECTORS:

Bruce W. Calvert           Jean-Rene Fourtou          Christina Johnson
Francoise Colloc'h         John C. Graves             Scott D. Miller
Christopher M. Condron     Donald J. Greene           Joseph H. Moglia
Henri de Castries          Mary R. (Nina) Henderson   Peter J. Tobin
Claus-Michael Dill         James F. Higgins           Stanley B. Tulin
Joseph L. Dionne           W. Edwin Jarmain
Denis Duverne





*By: /s/ Robin Wagner
---------------------------
    Robin Wagner
    Attorney-in-Fact
    April 17, 2003

                                  EXHIBIT LIST

Exhibit No.                                                  TAG VALUE
-----------                                                  ---------

23(a)      Consent of PricewaterhouseCoopers LLP.            EX-99.23a